SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           MCB Financial Corporation
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

        $5,966.68
--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:

        Registration on Form S-4 of Business Bancorp (File No. 333-70080)
--------------------------------------------------------------------------------
(3)     Filing party:

        Business Bancorp
--------------------------------------------------------------------------------
(4)     Date filed:

        September 25, 2001
--------------------------------------------------------------------------------

          Business Bancorp                    MCB Financial Corporation
     140 South Arrowhead Avenue                    1248 Fifth Avenue
  San Bernardino, California 92408           San Rafael, California 94901


                                November 8, 2001


          Business Bancorp and MCB Financial Corporation Shareholders:

     The boards of directors of Business Bancorp and MCB Financial Corporation have agreed on a merger which would result in MCB Financial merging into Business Bancorp, with Business Bancorp being the surviving entity. Simultaneously, Metro Commerce Bank, the principal subsidiary of MCB Financial, will merge into Business Bank of California, the principal subsidiary of Business Bancorp. Each of us will hold special shareholders meetings to consider and vote on the merger proposal. In addition, Business Bancorp shareholders will be asked to approve amendments to the company's Articles of Incorporation to increase the number of authorized shares and to increase the number of board classes from two to three, and amendments to the company's Bylaws to eliminate cumulative voting, change the minimum and maximum number of directors, and delete the reference to the classified board as no longer necessary given that the provision appears in the Articles.

     These proposals are described in the accompanying joint proxy statement/prospectus. The agreement and plan of reorganization relating to the merger, also referred to as the "merger agreement," is attached to this joint proxy statement/prospectus as Annex A.

     In the merger, each share of MCB Financial common stock outstanding at the effective time of the merger will be converted into a number of shares of Business Bancorp common stock based upon a conversion ratio of 1.1763 shares of Business Bancorp for each MCB Financial share.

     The places, dates and times of the special meetings are described in the accompanying notices of the respective special meetings of shareholders of Business Bancorp and MCB Financial. Whether or not you plan to attend your respective special meeting, please sign, date and promptly return the enclosed proxy card.

     We believe the merger is in your best interests as shareholders, and we hope you will support it. Information about the proposed merger is included in the enclosed document. Please give these materials your careful attention. The boards of directors of Business Bancorp and MCB Financial have both unanimously approved the merger and recommend that you vote to approve it as well.

/s/ Alan J. Lane                           /s/ Charles O. Hall
--------------------------------------     -------------------------------------
Alan J. Lane                               Charles O. Hall
President and Chief Executive Officer      President and Chief Executive Officer
Business Bancorp                           MCB Financial


     Business Bancorp common stock is traded on the Nasdaq SmallCap Market under the symbol "BZBC." On October 19, 2001, Business Bancorp common stock closed at $13.00 per share. Based on that closing price, an MCB Financial shareholder would receive Business Bancorp common stock with a value of $15.29 for each share of MCB Financial common stock. Completion of the merger involves certain risks and uncertainties described in the section of the document entitled "Risk Factors" on page 22.

     Neither this transaction nor the securities of Business Bancorp have been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this document. Any representation to the contrary is a criminal offense.

     The shares of Business Bancorp common stock offered by this joint proxy statement/prospectus are not savings accounts, deposits or other obligations of Business Bancorp or MCB Financial or any subsidiary of any of the parties and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     The date of this document is November 8, 2001, and it is first being mailed to shareholders of Business Bancorp and MCB Financial on or about November 8, 2001.

                           MCB FINANCIAL CORPORATION
                               1248 Fifth Avenue
                              San Rafael, CA 94901

                                 ------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held December 10, 2001

                                 ------------

TO THE SHAREHOLDERS OF MCB FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its board of directors, a Special Meeting of Shareholders of MCB Financial Corporation will be held at MCB Financial Corporation, 1248 Fifth Avenue, San Rafael, California 94901, on Monday, December 10, 2001 at 5:30 p.m., for the purpose of considering and voting on the following matters:

   1. Approving   the   merger   agreement  between  Business  Bancorp  and  MCB
      Financial Corporation; and

   2. Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only those shareholders of record at the close of business on October 18, 2001 will be entitled to notice of and to vote at the meeting.

     It is very important that every shareholder vote. We urge you to sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting and wish to vote in person, you may then withdraw your proxy. If you do not attend the meeting, you may revoke the proxy prior to the time it is voted by notifying the Corporate Secretary in writing to that effect or by filing a later dated proxy.

     In order to facilitate the provision of adequate accommodations, please indicate on the proxy whether or not you expect to attend the meeting.

     MCB Financial shareholders may have dissenters' rights of appraisal under Chapter 13 of the California Corporations Code if they vote against the merger and send a written demand for purchase of their shares to the company before the meeting is held, but only if holders of at least 5% of the outstanding shares of common stock of MCB Financial make such demand. See page 48 of the joint proxy statement/prospectus for more information. A copy of Chapter 13 is included as Annex C to the joint proxy statement/prospectus.


Dated: November 8, 2001               By Order of the Board of Directors

                                      /s/ Nancy R. Boatright
                                      ----------------------------------------
                                      Nancy R. Boatright
                                      Corporate Secretary

--------------------------------------------------------------------------------
 WHETHER  OR  NOT  YOU  PLAN  TO  ATTEND  THE  SPECIAL MEETING IN PERSON, PLEASE
 COMPLETE,  DATE,  SIGN  AND  RETURN  THE  ENCLOSED  PROXY  CARD IN THE ENCLOSED
 ENVELOPE. NO POSTAGE IS REQUIRED IF YOU MAIL THE PROXY CARD IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

              Important Notice Regarding Information Incorporated
              Into This Document by Reference to Other Documents

     This document incorporates by reference important business and financial information relating to MCB Financial which is not presented in this document or delivered with it.

     This information is available without charge, excluding all exhibits unless specifically incorporated by reference in this document, by oral or written request to:


   Business Bancorp
   140 South Arrowhead Avenue
   San Bernardino, California 92408
   Attention: Travis Kawelmacher
             (909) 888-2265


             or


   MCB Financial Corporation
   1248 Fifth Avenue
   San Rafael, California 94901
   Attention: Patrick E. Phelan
             (415) 721-2286

     If you would like to request documents, please do so by December 3, 2001 to receive them before the meeting.

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
INFORMATION REGARDING FORWARD LOOKING STATEMENTS .........................................     1
QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT .......................     2
SUMMARY ..................................................................................     5
MCB Financial shareholders will receive 1.1763 shares of Business Bancorp common stock in
 the merger ..............................................................................     5
Operations following the merger ..........................................................     5
Comparative market price and dividend data ...............................................     5
Reasons for the merger ...................................................................     7
The merger is intended to be a tax-free transaction in which Business Bancorp shareholders
 and MCB Financial shareholders will not recognize gain or loss ..........................     7
Business Bancorp and MCB Financial boards recommend shareholder approval .................     7
Financial advisors have given opinions that consideration is fair to Business Bancorp and
 MCB Financial shareholders ..............................................................     8
Business Bancorp shareholders' meeting to be held on December 10, 2001 ...................     8
MCB Financial shareholders' meeting to be held on December 10, 2001 ......................     8
Record date set at October 18, 2001 for Business Bancorp shareholders' meeting; vote
 required for approval of merger .........................................................     8
Record date set at October 18, 2001 for MCB Financial shareholders' meeting; vote required
 for approval of merger ..................................................................     8
Dissenters' rights of appraisal ..........................................................     9
Information regarding Business Bancorp and MCB Financial .................................     9
Business Bancorp to use purchase accounting treatment ....................................     9
Benefits to certain officers and directors in the merger .................................    10
Conditions that must be satisfied for the merger to occur ................................    10
Stock option agreements ..................................................................    10
Regulatory approvals we must obtain for the merger to occur ..............................    10
Termination of the merger agreement ......................................................    11
Expenses; liquidated damages .............................................................    11
RECENT DEVELOPMENTS ......................................................................    12
SELECTED FINANCIAL DATA ..................................................................    16
General ..................................................................................    16
Historical Data ..........................................................................    16
Selected Unaudited Pro Forma Combined Consolidated Financial Data ........................    19
Comparative Per Common Share Data ........................................................    20
RISK FACTORS .............................................................................    22
We may have difficulty integrating MCB Financial and Business Bancorp and in achieving any
 cost savings ............................................................................    22
Certain provisions in Business Bancorp's articles of incorporation and bylaws will have
 antitakeover effects ....................................................................    22
No assurance can be given as to the future returns of the merged entity ..................    22
The historical market performance of MCB Financial's stock has been somewhat more favorable than that of Business Bancorp. No assurance can be given as to the future
 performance of the merged entity. .......................................................    22
Business Bancorp and MCB Financial's combined operations will be concentrated
 geographically in California, and poor economic conditions may cause us to incur losses .    23
The California energy crisis may adversely impact our customers and may worsen the
 downturn in the California economy ......................................................    23
Changes in interest rates could reduce our net earnings ..................................    23

                                                                                             Page
                                                                                             ----
Business Bancorp's loan portfolio could be insufficiently diversified ....................    23
The markets in which Business Bancorp will operate after the merger are subject to the
 risk of earthquakes and other natural disasters .........................................    24
The success of the merger depends on retaining and recruiting certain key management .....    24
The merged entity may not be able to control and manage its future growth opportunities,
 which could adversely affect its operations .............................................    24
Business Bancorp's loan loss reserves may not cover actual loan losses ...................    25
The merger could trigger the change of control provisions in the employment contracts of
 certain MCB Financial executive officers ................................................    25
Additional shares of Business Bancorp common stock could be issued which could result in a
 decline in the market price of the stock ................................................    26
There has been a limited prior market for Business Bancorp's common stock, so its stock
 price may be volatile ...................................................................    26
Business Bank will operate in a highly competitive market for banking services ...........    26
Business Bancorp's income depends on monetary policy and economic conditions .............    27
Business Bancorp and Business Bank are subject to extensive government regulation and
 legislation .............................................................................    27
The directors and executive officers of the merged entity will continue to control a
 substantial portion of its stock ........................................................    27
MCB FINANCIAL AND BUSINESS BANCORP SHAREHOLDER MEETINGS ..................................    28
Date, Time and Place of Meetings .........................................................    28
The Meetings .............................................................................    28
Record Dates and Voting Rights ...........................................................    28
Vote Required ............................................................................    28
Voting By Proxy ..........................................................................    29
Revocability of Proxies ..................................................................    29
Quorum and Adjournments ..................................................................    29
Solicitation of Proxies ..................................................................    29
Other Matters ............................................................................    30
THE MERGER ...............................................................................    31
General ..................................................................................    31
Background of the Merger .................................................................    31
Reasons for the Merger; Recommendations of Boards of Directors ...........................    32
Opinion of Financial Advisors ............................................................    34
Regulatory Approvals We Must Obtain for the Merger to Occur ..............................    43
Nasdaq National Market Listing ...........................................................    44
Interests of Certain Officers and Directors in the Merger ................................    45
Employee Benefit Plans ...................................................................    46
Shareholder Rights Plan ..................................................................    46
Accounting Treatment .....................................................................    46
Certain Federal Income Tax Consequences ..................................................    47
Dissenters' Rights of Appraisal ..........................................................    48
Resales of Business Bancorp Common Stock .................................................    50
THE MERGER AGREEMENT .....................................................................    51
Structure of the Merger; Effective Time ..................................................    51
Conversion of MCB Financial Common Stock .................................................    51
Stock Options ............................................................................    51
Exchange Agent; Exchange Procedure .......................................................    52
Representations and Warranties ...........................................................    52

                                                                                               Page
                                                                                               ----
Conduct of Business Pending the Merger and Other Covenants .................................    53
Conditions to Completion of the Merger .....................................................    55
Additional Agreements ......................................................................    56
Extension; Waiver ..........................................................................    56
Termination ................................................................................    56
Expenses; Liquidated Damages ...............................................................    56
Amendment ..................................................................................    57
STOCK OPTION AGREEMENTS BETWEEN BUSINESS BANCORP AND MCB FINANCIAL .........................    57
Exercise of Stock Options ..................................................................    57
Termination of Stock Options ...............................................................    58
Adjustment of Number of Shares Subject to Options ..........................................    58
Repurchase of Options and Option Shares ....................................................    59
Registration Rights ........................................................................    59
Effect of Stock Option Agreements ..........................................................    59
OPERATIONS FOLLOWING THE MERGER ............................................................    60
Board of Directors .........................................................................    60
Classified Board ...........................................................................    60
Nominating Committees ......................................................................    60
Director Vacancies .........................................................................    61
Director Voting--Supermajority Vote Requirements ...........................................    61
Officers ...................................................................................    62
Offices ....................................................................................    62
BUSINESS BANCORP AND MCB FINANCIAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION ................................................................................    63
REGULATION AND SUPERVISION .................................................................    71
General ....................................................................................    71
Holding Company Regulation .................................................................    71
Bank Regulation ............................................................................    71
Capital Adequacy Requirements ..............................................................    72
Prompt Corrective Action Provisions ........................................................    73
Safety and Soundness Standards .............................................................    74
Premiums for Deposit Insurance .............................................................    74
Dividends ..................................................................................    75
CRA ........................................................................................    76
Other Consumer Protection Laws and Regulations .............................................    76
Interstate Banking and Branching ...........................................................    77
Financial Modernization Act ................................................................    77
Impact of Monetary Policies ................................................................    79
Environmental Regulation ...................................................................    79
Other Pending and Proposed Legislation .....................................................    80
INFORMATION ABOUT BUSINESS BANCORP .........................................................    81
General ....................................................................................    81
Business Bank ..............................................................................    81
Competition ................................................................................    82
Employees ..................................................................................    83
Description of Property ....................................................................    83
Legal Proceedings ..........................................................................    84

                                                                                               Page
                                                                                               ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
BUSINESS BANCORP .........................................................................       85
DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS OF BUSINESS BANCORP .............      118
Principal Shareholders ...................................................................      118
Indentification and Stock Ownership of Directors and Executive Officers ..................      119
Executive Compensation ...................................................................      121
Compensation of Directors ................................................................      123
Certain Transactions .....................................................................      123
DESCRIPTION OF BUSINESS BANCORP STOCK ....................................................      124
MARKET PRICE AND DIVIDEND INFORMATION FOR BUSINESS BANCORP ...............................      125
INFORMATION ABOUT MCB FINANCIAL ..........................................................      127
General ..................................................................................      127
Competition ..............................................................................      128
Insurance ................................................................................      128
Employees ................................................................................      128
Description of Property ..................................................................      128
Legal Proceedings ........................................................................      129
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS OF MCB FINANCIAL ..................................................      130
DESCRIPTION OF MCB FINANCIAL STOCK .......................................................      154
MARKET PRICE AND DIVIDEND INFORMATION FOR MCB FINANCIAL ..................................      155
CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS ............................................      157
Classified Board .........................................................................      157
Cumulative Voting ........................................................................      157
Dissenters' Rights in Mergers and Other Reorganizations ..................................      157
Notice of Nominations ....................................................................      158
ADDITIONAL PROPOSALS SUBMITTED TO BUSINESS BANCORP SPECIAL MEETING .......................      159
Proposal 2: Amendment to Articles of Incorporation of Business Bancorp to Increase
            Number of Authorized Shares of Common and Preferred Stock ....................      159
Proposal 3: Amendment to Bylaws of Business Bancorp to Eliminate Cumulative Voting .......      160
Proposal 4: Amendment to Bylaws of Business Bancorp to Increase Number of Authorized
            Directors ....................................................................      161
Proposal 5: Amendment to Articles of Incorporation of Business Bancorp to Increase Board
            Classes from Two to Three and Amendment to Bylaws to Delete Classification
            Provision ....................................................................      162
OTHER MATTERS ............................................................................      164
EXPERTS ..................................................................................      164
LEGAL MATTERS ............................................................................      164
INFORMATION CONCERNING MCB FINANCIAL'S MANAGEMENT ........................................      164
WHERE YOU CAN FIND MORE INFORMATION ......................................................      165
Business Bancorp
Financial Statements and Supplementary Data ..............................................      F-1
MCB Financial
Financial Statements and Supplementary Data ..............................................      F-36

                                                                                                Page
                                                                                                ----
ANNEXES

Annex A

Agreement and Plan of Reorganization Among MCB Financial Corporation, Metro
Commerce Bank and Business Bancorp, Business Bank of California, dated as of
August 15, 2001 ............................................................................    A-1

   Exhibit A  MCB Financial Stock Option Agreement .........................................    A-32
   Exhibit B  Business Bancorp Stock Option Agreement ......................................    A-42

SCHEDULES

   Schedule 2.3(c)     Directors of the Resulting Institution (BB Bank) ....................    A-51
   Schedule 2.3(d)     Offices of the Resulting Institution (BB Bank) ......................    A-52
   Schedule 3.3        Effects of the Merger ...............................................    A-53
   Schedule 3.10       Board of Directors (BB) .............................................    A-54
   Schedule 7.7(c)     Support Agreements ..................................................    A-55
   Schedule 8.1(a)     Amendment of Bylaws--Cumulative Voting and Number of Directors           A-63
   Schedule 8.1(b)     Amendment of Bylaws--Nominating Committees and Supermajority
                       Board Voting ........................................................    A-65
   Schedule 8.1(d)     Certificate of Amendment of Articles of Incorporation of BB .........    A-69
   Schedule 8.4        Officers Receiving Replacement Employment and/or Severance
                       Agreements ..........................................................    A-71
   Schedule 8.5        Management Structure Following Reorganization .......................    A-72
Annex B-1
Opinion of Baxter Fentriss & Company .......................................................   B-1-1
Annex B-2
Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ..............................   B-2-1
Annex C
Chapter 13 of California Corporations Code .................................................    C-1
Annex D
Text of Proposed Amendments to the Articles of Incorporation of Business Bancorp ...........    D-1
Annex E
Text of Proposed Amendment to Bylaws of Business Bancorp ...................................    E-1

               INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     This document contains certain forward-looking statements with respect to the financial condition, results of operations and business of Business Bancorp and MCB Financial in the future, including statements relating to the cost savings which we expect to realize from the merger, the expected impact of the merger on Business Bancorp's financial performance and the market value of Business Bancorp common stock in the future (see "The Merger--Reasons for the merger; recommendations of the boards of directors" on page 32). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

      *  expected cost savings from the merger cannot be fully realized;

      * deposit attrition, customer loss or revenue loss following the merger is greater than expected;

      *  competitive pressure in the banking industry increases significantly;

      *  completion of the merger may occur later than expected;

      * costs or difficulties related to the integration of the business of Business Bancorp and MCB Financial are greater than expected;

      *  changes in the interest rate environment reduce margins;

      *  general economic conditions,  either nationally or regionally, are less
         favorable   than  expected,   resulting  in,  among  other  things,   a
         deterioration in credit quality; and

      * changes in the regulatory environment, business conditions, inflation and changes in the securities markets may adversely affect any benefits to be expected from the merger.

      QUESTIONS AND ANSWERS ABOUT THE MATTERS DISCUSSED IN THIS DOCUMENT


Q: Whom should I contact with questions or to obtain additional copies of this joint proxy statement/ prospectus or information incorporated by reference into this joint proxy statement/prospectus?

A: You may contact either:

                  Business Bancorp
                  140 South Arrowhead Avenue
                  San Bernardino, California 92408
                  Attention: Travis Kawelmacher
                            (909) 888-2265

                            or

                  MCB Financial Corporation
                  1248 Fifth Avenue
                  San Rafael, California 94901
                  Attention: Patrick E. Phelan
                            (415) 721-2286

          See also "Where Can You Find More Information" on page 165.

Q: Why is this merger proposed?

A: Business Bancorp and MCB Financial are proposing this transaction because their boards of directors have concluded that a combination of the two organizations is in the best interests of the shareholders of both companies and that the combined companies can offer customers of Business Bank and Metro Commerce Bank a broader array of services and products than each could offer on its own.

Q: What risks should I consider?

A: You should carefully read the information set forth in this joint proxy statement/prospectus and also consider other specified risk factors. See "Risk Factors" on page 22.

Q: How do I vote?

A: Simply indicate on your proxy card how you want to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not vote your shares for you unless you provide instructions to your broker on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you fail to instruct your broker how to vote your shares, the effect will be the same as a vote against the merger agreement.

Q. How many votes are needed to approve the merger?

A: The affirmative vote of at least 1,017,035 of the issued and outstanding shares of Business Bancorp and the affirmative vote of at least 796,299 of the issued and outstanding shares of MCB Financial (which represents in each case a majority of the outstanding shares) is required to approve the merger.

Q: Can I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. If your shares are held in your name you may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to MCB Financial if you are an MCB Financial shareholder or Business Bancorp if you are a Business Bancorp shareholder at the address at the top of the Notice of Special Meeting of Shareholders in time so that it is received before the vote at the special meeting. Third, you may attend the meeting and vote in person if you tell the Secretary of the company whose shares you are voting that you want to cancel your proxy and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the meeting.

Q: Should I send in my certificates now?

A: No. After the merger is completed, we will send MCB Financial shareholders written instructions for exchanging your stock certificates. Business Bancorp shareholders will not need to exchange their stock certificates.

Q: When do you expect this merger to be completed?

A: We are working toward completing this merger as quickly as possible. We currently expect to complete this merger by the end of the fourth quarter of 2001.

Q: Why are you proposing to increase the number of authorized shares of Business Bancorp?

A: We are doing so primarily because of the fact that the number of shares to be issued in the merger will reduce the number available for future corporate purposes.

Q: Why are you proposing to eliminate cumulative voting for election of Business Bancorp directors?

A: The Business Bancorp board of directors believes that every director of a publicly-held corporation should represent the interests of a majority of shareholders. It believes that directors elected by a minority shareholder or group of shareholders through cumulative voting are likely to be partisans of the particular interest group that elected them rather than representatives of a majority of shareholders. California law mandates cumulative voting, except for companies whose stock meets certain listing requirements. As a condition to completion of the merger, Business Bancorp has applied to list its common stock on the Nasdaq National Market, which would qualify under the listing requirements of California law and enable Business Bancorp to eliminate cumulative voting.

Q: Why are you proposing to change the minimum and maximum number of Business Bancorp directors?

A: This is necessary to accommodate the directors who will be joining the Business Bancorp board of directors after the merger and who currently serve on the MCB Financial board of directors.

Q: Why are you proposing to increase Business Bancorp's board classes from two to three?

A: Business Bancorp's Bylaws now provide that the board will be split into two classes effective whenever Business Bancorp becomes a "listed corporation." This will occur if Business Bancorp's common stock becomes listed on the Nasdaq National Market, which is expected to occur as a condition of the merger effectiveness. The board of directors believes that a third class will make it more difficult for an outside investor who acquires Business Bancorp stock to quickly replace incumbent directors with his or her own board representatives to the possible disadvantage of the shareholders as a whole. So long as the board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire board instead of two (absent intervening vacancies). By providing additional time to the board of directors and eliminating the possibility of rapid removal of the board, directors will have the necessary time to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, having three classes will make it administratively easier to ensure that the former directors of MCB Financial and their successors will be adequately represented in each board class and to ensure equal representation by the continuing Business Bancorp directors and their successors.

Q: Why have you sent me this document?

A: This joint proxy statement/prospectus contains important information regarding the proposed merger and related proposals to be voted on by Business Bancorp shareholders, as well as important information about Business Bancorp and MCB Financial. It also contains important information about what the
Business Bancorp and MCB Financial boards of directors and management considered in evaluating this proposed merger. We urge you to read this document carefully, including its exhibits and attachments. You may also want to review the documents listed under "Where You Can Find More Information" on page 165.

Q: When can I sell the shares of Business Bancorp common stock that I receive in the merger?

A: You may sell the shares of Business Bancorp common stock you receive in the merger without restriction unless you are considered an "affiliate" of MCB Financial or Business Bancorp.

--------------------------------------------------------------------------------

                                    SUMMARY

     This Summary, together with the "Questions and Answers" on the preceding pages, highlight important selected information from this document. To understand the merger and the other proposals fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other information available to you. See "Where You Can Find More Information" on page 165. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.


MCB Financial shareholders will receive 1.1763 shares of Business Bancorp common stock in the merger (page 31)

     When the merger is completed, you will receive 1.1763 shares of Business Bancorp common stock for each share of MCB Financial common stock that you hold. For example, if you hold 1,000 shares of MCB Financial common stock, you will have the right to receive 1,1763 shares of Business Bancorp common stock in the merger. You will receive cash instead of fractional shares. Therefore, you would only receive 1,176 shares of Business Bancorp common stock. You would also receive a check in an amount equal to 0.3 of a share multiplied by the average of the closing sale prices of Business Bancorp common stock on the Nasdaq SmallCap Market as reported for the five trading days immediately preceding the effective time of the merger.


Operations following the merger (page 60)

     After the merger is completed, the Business Bancorp board of directors will consist of 14 persons, of whom seven will be existing directors of Business Bancorp and seven will be the current members of the MCB Financial board of directors. If the shareholders of Business Bancorp approve certain proposed amendments to Business Bancorp's Bylaws and Articles of Incorporation, the board will be split into three classes commencing with the first annual meeting of shareholders following the merger, with the directors in each class serving staggered terms of three years.

     For a period of two years after the merger Business Bancorp will have two nominating committees, each of which will be equal in number, with specific duties and succession rights specified in the Bylaws of Business Bancorp. We will also make certain other changes in the Bylaws to alter the filling of vacancies and the vote requirements for the board to take certain actions.


Comparative market price and dividend data (pages 125 and 155)

     Business Bancorp common stock is quoted on the Nasdaq SmallCap Market. MCB Financial common stock is traded on the American Stock Exchange.

     The following table sets forth historical per share market values for Business Bancorp common stock and MCB Financial common stock on August 14, 2001 for both companies and on October 19 and 22, 2001, respectively, for Business Bancorp and MCB Financial. It also shows the equivalent pro forma market value for MCB Financial on August 14, 2001, the last trading day prior to public announcement of the merger. The historical values represent the last sale prices on or before the dates indicated. The values for Business Bancorp after the effective time of the merger may be higher or lower than the closing prices of Business Bancorp common stock on the dates shown in the table.

                                       Historical Market Price
                                     ----------------------------
                                      Business                       MCB Financial Equivalent
                                       Bancorp     MCB Financial      Pro Forma Market Value
                                     ----------   ---------------   -------------------------
  August 14, 2001 ................   $ 14.48          $ 13.35                $ 17.03
  October 19, 2001 ...............   $ 13.00
  October 22, 2001 ...............                    $ 14.00


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Business Bancorp's common stock has been traded on the Nasdaq SmallCap Market since February 27, 2001. Trading in Business Bancorp's stock has not been extensive and such trades cannot be characterized as an active public trading market. Management is aware of the following securities dealers which make a market in Business Bancorp's stock: Sutro & Co., Los Angeles, California, Western Financial Corporation, San Diego, California and Gorian Investment Group, Inc., San Bernardino, California. The market makers have no obligation to continue to make such a market and may discontinue making a market at any time. Business Bancorp has filed an application to list its common stock on the Nasdaq National Market which is expected to be approved subject to and effective as of the closing of the merger, although there can be no assurance that will be the case.

     The information in the following table indicates the high and low "bid" and "asked" quotations and approximate volume of trading for the common stock for each quarterly period since January 1, 1999 and on October 19, 2001 and is based upon information provided by the ADP Quotation Services, Historical Data Base. Since Business Bancorp did not acquire the outstanding shares of Business Bank until January, 2000, 1999 information is for the stock of Business Bank. As of the effective date of the holding company reorganization (January 21, 2000), each outstanding share of common stock of Business Bank was converted into one outstanding share of common stock of Business Bancorp. Figures have been retroactively adjusted where appropriate to give effect to the 25% stock distribution declared by Business Bank in July, 1999. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, do not reflect actual transactions and do not include nominal amounts traded directly by shareholders or through other dealers and not through the market makers.




                                   Sale Price of
                                Business Bancorp's          Cash       Approximate     Approximate
                                   Common Stock
                             -------------------------    Dividend       Trading        Number of
Calendar Quarter Ended           High          Low        Declared        Volume       Transactions
---------------------------- -----------   -----------   ----------   -------------   -------------
March 31, 1999 .............  $  12.40      $  10.20     $ 0.00           25,500            34
June 30, 1999 ..............     11.00          9.60     $ 0.00           97,200            27
September 30, 1999 .........     13.50         10.00     $ 0.00           26,960            14
December 31, 1999 ..........     11.00          8.00     $ 0.00           20,400            17
March 31, 2000 .............      9.50          8.62     $ 0.00           49,500            25
June 30, 2000 ..............      9.75          8.00     $ 0.00           48,600            18
September 30, 2000 .........     10.25          8.75     $ 0.00          116,200            17
December 31, 2000 ..........     10.25          8.25     $ 0.00           85,000            28
March 31, 2001 .............     11.75          9.00     $ 0.00          147,208            34
June 30, 2001 ..............     12.63         11.00     $ 0.00           78,302            58
September 30, 2001 .........     14.75         11.75     $ 0.01          113,012           150
October 19, 2001 ...........     13.00         13.00                         300

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     During most of 1999, MCB Financial's common stock traded on the OTC Bulletin Board under the symbol MCBF. On December 28, 1999, MCB Financial's common stock began trading on the American Stock Exchange under the symbol MCB. MCB Financial's stock transfer agent is U.S. Stock Transfer Corporation. There were approximately 340 shareholders of record as of July 31, 2001. The following are the high and low sales prices (for 2000 and 2001) and high and low bid prices (for 1999) as reported by the markets on which the stock was traded for those respective periods and on October 22, 2001. Over-the-counter prices reflect inter-dealer prices which may not include retail markups, markdowns, or commissions. Prices are adjusted to reflect stock dividends and stock splits.

                                  Sale Price of
                                 MCB Financial's          Cash       Approximate     Approximate
                                  Common Stock
                             -----------------------    Dividend       Trading        Number of
Calendar Quarter Ended          High          Low       Declared        Volume       Transactions
---------------------------- ----------   ----------   ----------   -------------   -------------
March 31, 1999 .............  $  9.05      $  7.14     $ 0.00          111,800            18
June 30, 1999 ..............     7.98         6.55     $ 0.00           79,900            26
September 30, 1999 .........     9.25         6.67     $ 0.01           99,200            31
December 31, 1999 ..........    11.75         8.50     $ 0.01          134,400            38
March 31, 2000 .............    11.50         7.38     $ 0.01          138,900           239
June 30, 2000 ..............     8.75         7.56     $ 0.01          142,600           184
September 30, 2000 .........     8.69         7.75     $ 0.01          118,400           136
December 31, 2000 ..........    10.50         8.06     $ 0.01           65,300            99
March 31, 2001 .............    13.70        10.25     $ 0.01           84,000           178
June 30, 2001 ..............    13.25        11.00     $ 0.01           41,900            75
September 30, 2001 .........    15.50        12.28     $ 0.01          110,100           146
October 22, 2001 ...........    14.00        14.00                         100

     Business Bancorp cannot assure you that the price of its stock will be the same or greater than the prices shown in the table at the time of the merger, or at any time after the completion of the merger. Once MCB Financial is acquired by Business Bancorp, there will be no further public market for MCB Financial common stock. However, Business Bancorp has filed an application to list its common stock on the Nasdaq National Market and approval for such listing is a condition to the completion of the merger, unless waived by the parties. There can be no assurance that the liquidity of the market for Business Bancorp stock after the merger will be the same or better than the liquidity which currently exists for either Business Bancorp stock or MCB Financial stock.


Reasons for the merger (page 32)

     Business Bancorp and MCB Financial have entered into the merger agreement because their boards of directors believe that the combined companies will have several advantages over their existing independent operations and that their shareholders will benefit from such advantages.

The Merger is intended to be a tax-free transaction in which Business Bancorp shareholders and MCB Financial shareholders will not recognize gain or loss (page 47)

     The merger is intended to be a tax-free reorganization so that neither Business Bancorp nor MCB Financial nor their respective shareholders will recognize any gain or loes for federal income tax purposes, except for the cash that MCB Financial shareholders will receive instead of fractional shares and except on account of dissenter's rights exercised by shareholders of either company.

Business  Bancorp  and MCB Financial boards recommend shareholder approval (page
32)

     Both Business Bancorp's board of directors and MCB Financial's board of directors believe that the merger is in the best interests of their respective companies and shareholders. Each has unanimously approved the merger agreement and recommends that their shareholders vote "FOR" approval of the merger agreement.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Financial advisors have given opinions that consideration is fair to Business Bancorp and MCB Financial shareholders (page 34)

     Business Bancorp. In deciding to approve the merger, the Business Bancorp board of directors considered the opinion of its financial advisor, Baxter
Fentriss & Company about the fairness of the merger to Business Bancorp's shareholders from a financial point of view. This opinion is attached as Annex B-1 to this document. We encourage you to read it carefully. Under an agreement with Business Bancorp, Baxter Fentriss & Company will receive a fee of $20,000, which is not contingent upon closing.

     MCB Financial. MCB Financial retained two financial advisors in connection with its review of the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated to render an opinion to the MCB Financial board of directors as to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of MCB Financial common stock, and Fox-Pitt, Kelton Inc. to assist in the review and negotiations. In deciding to approve the merger, the MCB Financial board of directors considered the opinion of Merrill Lynch, dated as of August 15, 2001, to the MCB Financial board of directors as to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders MCB Financial common stock. This opinion is attached as Annex B-2 to this document. We encourage you to read it carefully. MCB Financial agreed to pay Merrill Lynch a fee of approximately $500,000 to be paid $15,000 at the beginning of Merrill Lynch's engagement, $35,000 upon signing of the merger agreement and $450,000 upon closing of the merger. Subsequent to performance of its review and analysis and the rendering of Merrill Lynch's opinion, the investment banking team involved in the transaction left Merrill Lynch and joined the firm of Fox-Pitt, Kelton Inc. MCB Financial retained Fox-Pitt, Kelton Inc. to secure the services of these individuals in the future review and negotiation of the merger. Upon closing of the merger Fox-Pitt, Kelton Inc. will receive $350,000 of the $500,000 in fees originally to be paid to Merrill Lynch.


Business  Bancorp  shareholders'  meeting  to be held on December 10, 2001 (page
28)

     Business Bancorp will hold the special meeting of Business Bancorp shareholders at 8:00 a.m. on December 10, 2001, at the Main Office of Business Bank, 505 West Second Street, San Bernardino, California. At the special meeting, Business Bancorp shareholders will be asked to approve the merger agreement. Business Bancorp shareholders will also be asked to approve certain amendments to the Articles of Incorporation and Bylaws of Business Bancorp which are explained in this joint proxy statement/prospectus.


MCB Financial shareholders' meeting to be held on December 10, 2001 (page 28)

     MCB Financial will hold the special meeting of MCB Financial shareholders at 5:30 p.m. on December 10, 2001, at the Main Office of MCB Financial, 1248 Fifth Avenue, San Rafael, California. At the special meeting, MCB Financial shareholders will be asked to approve the merger agreement.


Record date set at October 18, 2001, for Business Bancorp shareholders' meeting; vote required for approval of merger (page 28)

     You can vote at the Business Bancorp special meeting if you owned Business Bancorp common stock at the close of business on October 18, 2001. A majority of the outstanding shares of Business Bancorp common stock must vote to approve the merger agreement in order for the merger to occur.


Record date set at October 18, 2001 for MCB Financial shareholders' meeting; vote required for approval of merger (page 28)

     You can vote at the MCB Financial special meeting if you owned MCB Financial common stock at the close of business on October 18, 2001. A majority of the outstanding shares of MCB Financial common stock must vote to approve the merger agreement in order for the merger to occur.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dissenters' rights of appraisal (page 48 and Annex C)

     Business Bancorp. If you hold Business Bancorp common stock you may be entitled to cash equal to the fair value of your Business Bancorp shares before announcement of the merger if you perfect your dissenters' rights in accordance with Chapter 13 of the California Corporations Code.

     MCB Financial. If you hold MCB Financial common stock you will be entitled to dissenters' rights only if you vote against the merger, you submit an appropriate demand before the meeting is held and holders of at least 5% of the outstanding shares of MCB Financial common stock have perfected their dissenters' rights in accordance with Chapter 13 of the California Corporations Code.


Information Regarding Business Bancorp and MCB Financial (pages 81 and 127)

                Business Bancorp
                140 South Arrowhead Avenue
                San Bernardino, California 92408
                (909) 888-2265
                http://www.businessbank.com

     Business Bancorp is a California corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is headquartered in San Bernardino, California. Business Bancorp was incorporated in October, 1999 and acquired all of the outstanding shares of Business Bank in January, 2000.

     Business Bancorp exists primarily for the purpose of holding the stock of this subsidiary and of such other subsidiaries as it may acquire or establish. Business Bancorp's principal source of income is currently dividends from Business Bank, but Business Bancorp intends to explore alternative sources of income in the future. The expenditures of Business Bancorp, including (but not limited to) the payment of dividends to shareholders, if and when declared by the board of directors, and the cost of servicing debt, are generally paid from such payments made to Business Bancorp by Business Bank. At June 30, 2001, Business Bancorp had consolidated assets of $340.1 million, deposits of $282.2 million and shareholders' equity of $25.4 million.

                MCB Financial Corporation
                1248 Fifth Avenue
                San Rafael, California 94901
                (415) 459-2265
                http://www.mcbf.com

     MCB Financial is a bank holding company registered under the Bank Holding Company Act. MCB Financial was incorporated under the laws of the State of California on January 20, 1993.

     On  October  1,  1993,  MCB  Financial  began  operations as a bank holding company with Metro Commerce Bank as its wholly-owned bank subsidiary. The principal business and activity of MCB Financial is to serve as the bank holding company for Metro Commerce Bank and its principal source of income is dividends paid by Metro Commerce Bank. At June 30, 2001, MCB Financial had consolidated assets of $226.3 million, deposits of $207.1 million and shareholders' equity of $13.9 million.


Business Bancorp to use purchase accounting treatment (page 46)

     Business Bancorp expects to account for the merger as a purchase.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Benefits to certain officers and directors in the merger (page 45)

     In considering the recommendation of the board of directors of MCB Financial to approve the merger agreement, you should be aware that certain officers and directors of MCB Financial have certain interests in, and will receive benefits as a consequence of, the merger that are different from the benefits to MCB Financial shareholders generally. These interests include:

     *   Certain  officers,   employee-directors  and  other  directors  of  MCB
         Financial will receive options to acquire Business Bancorp common stock in place of existing options to acquire MCB Financial common stock;

     * Charles O. Hall and Patrick E. Phelan, each an executive officer of MCB Financial, are parties to existing agreements that would result in substantial payments to them in case the merger is completed and their employment with MCB Financial is terminated. The parties anticipate that Business Bancorp and each of these individuals will enter into new employment agreements prior to the effective time of the merger that will supersede the existing agreements and eliminate the right to these substantial payments regarding this merger. However, the merger agreement provides that if any of these officers is terminated without cause within 12 months following the closing of the merger, upon termination that officer will be entitled to receive any severance and/or change of control payments provided for under his prior agreement. Such termination would require the approval of seventy percent of the authorized number of directors under Business Bancorp's Bylaws to be in effect following the merger. See "Operations Following the Merger--Director Voting--Supermajority Vote Requirements" on page 61.

Conditions that must be satisfied for the merger to occur (page 55)

     We will not complete the merger unless a number of conditions are met. These include:

     * approval of the merger agreement by MCB Financial and Business Bancorp shareholders,

     *   receipt of all required regulatory approvals,

     * approval for listing on the Nasdaq National Market of the shares to be issued to MCB Financial shareholders or waiver of this condition by the parties,

     * absence of material adverse changes in the parties unless and only to the extent that this condition has been waived by the parties, and

     * absence of any orders suspending the effectiveness of the registration statement filed by Business Bancorp to register the shares to be issued to MCB Financial shareholders.

Stock option agreements (page 57)

     When we signed the merger agreement, we also signed two stock option agreements. Under these agreements, Business Bancorp and MCB Financial each have an option to purchase common stock of the other equal to approximately 19.9% of the outstanding shares of common stock of the other under certain circumstances. The options are exercisable at prices based on the market prices of Business Bancorp's stock and MCB Financial's stock on August 14, 2001, the day preceding execution of the merger agreement.

     Business Bancorp and MCB Financial agreed to grant these options to induce each other to enter into the merger agreement. The options could have the effect of discouraging other companies from trying to acquire either of them.

     The stock option agreements are attached as Exhibits A and B to the merger agreement (pages A-32 and A-42) which appears as Annex A to this document.

Regulatory approvals we must obtain for the merger to occur (page 43)

     On September 21, 2001, Business Bank filed an application with the Federal Reserve Board and the California Commissioner of Financial Institutions ("California Commissioner") to approve the merger of Metro Commerce Bank with and into Business Bank. On October 25, 2001 the Federal Reserve Board approved the merger. The approval of the California Commissioner must be received before the merger can be completed.

--------------------------------------------------------------------------------
                                       10

--------------------------------------------------------------------------------

Termination of the merger agreement (page 56)

     One or both of the parties may terminate the merger agreement before completion, before or after the shareholders of Business Bancorp and/or MCB Financial have approved the merger, as follows:

     * if th e boards of Directors of Business Bancorp and MCB Financial mutually agree to do so;

     *   if any required regulatory application is denied;

     * if we fail to gain the approval of Business Bancorp and MCB Financial shareholders;

     * if a party breaches any provision of the agreement and fails to cure the breach within 45 days after written notice from the other party; or

     * after March 31, 2002, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the Agreement.


Expenses; liquidated damages (page 56)

     Business Bancorp and MCB Financial will each bear its respective expenses incurred in connection with the merger agreement and the transactions related to the merger. However, legal fees in connection with drafting the merger agreement, certain fees owing to Merrill Lynch, printing expenses and SEC filing and registration fees will be shared equally between MCB Financial and Busines Bancorp.

     A party to the merger agreement may terminate the agreement and seek $2.0 million in liquidated damages from the other party under the following circumstances:

     * if the other party abandons the transaction for reasons other than those permitted in the merger agreement; or

     * if a party breaches any provision of the agreement and fails to cure the breach within 45 days after written notice from the other party.

--------------------------------------------------------------------------------
                                       11

                              RECENT DEVELOPMENTS

     The following section contains information regarding the operating results and financial condition for Business Bancorp and MCB at September 30, 2001 and 2000 and for the nine month periods then ended.

     Business Bancorp
     For the nine months ended September 30, 2001, Business Bancorp reported net income of $1.9 million, or $.90 per diluted share, compared to $1.7 million, or $.83 per diluted share, for the year earlier period, due to growth in loans partially offset by lower yields, combined with profits from securities sales. For the first nine months of 2001, cash earnings totaled $2.2 million, or $1.05 per diluted share, compared to $1.8 million, or $.91 per diluted share. Revenues grew 23.7% to $15.0 million from $12.1 million in the like period a year ago. Net interest income after provision for loan losses increased 19.0% to $11.9 million from $10.0 million for the first nine months of 2000. Non-interest income increased 45.9% to $2.9 million, compared to $2.0 million in the first nine months of 2000, primarily as a result of gains generated from sales of investment securities of $652,000.

     At September 30, 2001, total assets increased 14.4% to $364.6 million compared with total assets of $318.7 million one year earlier. Loans increased to $195.0 million, a 9.6% increase over the $178.0 million in the loan portfolio a year earlier, due to increases in commercial and construction loans. Total deposits as of September 30, 2001 stood at $296.0 million, representing an increase of 11.9% over deposits of $264.4 million reported at of September 30, 2000. Shareholder's equity increased 19.7% to $26.3 million, or $12.90 per share at September 30, 2001, compared to $21.9 million, or $10.82 per share, a year earlier. Total non-performing assets assets were $2.1 million or 0.57% of total assets, compared to $1.4 million or 0.43% of assets at September 30, 2000. The increase in non-performing assets is due primarily to one real estate loan that was placed on nonaccrual status during the second quarter. This loan is secured by a first trust deed on a commercial real estate building. The allowance for loan losses totaled $2.0 million, or 1.02% of gross loans and 113% of non-performing loans at September 30, 2001, compared to $1.7 million or 0.96% of gross loans and 213% of non-performing loans a year ago.

                                    CONSOLIDATED INCOME STATEMENTS


                                                                    9 Months Ended September 30,
(Dollars in Thousands, except per share data)                       ----------------------------
(Unaudited)                                                             2001           2000
                                                                    ------------   ------------
        Interest Income ...........................................   $ 18,693       $ 15,038
        Interest Expense ..........................................      6,638          4,934
                                                                      --------       --------
          Net Interest Income .....................................     12,055         10,104
        Provision for Loan Losses .................................        200            130
                                                                      --------       --------
          Net Interest Income After Provision .....................     11,855          9,974
        Non-Interest Income .......................................      2,942          2,016
        Amortization of Goodwill/Identifiable Intangibles .........        491            237
        Other Non-Interest Expense ................................     11,388          9,348
                                                                      --------       --------
          Income Before Income Taxes ..............................      2,918          2,405
        Income Taxes ..............................................      1,046            745
                                                                      --------       --------
          Net Income ..............................................   $  1,872       $  1,660
                                                                      ========       ========
                                                                           --             --
                                                                      --------       --------
          Cash Earnings(A) ........................................   $  2,187       $  1,820
                                                                      ========       ========
        Earnings per share:
          GAAP--Basic .............................................   $   0.92       $   0.84
          GAAP--Diluted ...........................................   $   0.90       $   0.83
          Cash Earnings(A)--Basic .................................   $   1.08       $   0.92
          Cash Earnings(A)--Diluted ...............................   $   1.05       $   0.91
        Weighted Avg of Shares Outstanding (000's) ................      2,027          1,985
        Diluted Shares Outstanding (000's) ........................      2,086          2,006

    (A) Net income before amortization of goodwill and identifiable intangibles, net of taxes.


                      CONDENSED BALANCE SHEET INFORMATION


(Dollars in Thousands)                          Sept. 30,      Sept. 30,
(Unaudited)                                        2001          2000
                                               -----------   ------------
        Balances:
  Total Assets .............................    $ 364,639     $ 318,666
  Gross Loans ..............................      194,986       177,980
  Securities ...............................      129,442        92,320
  Interest Earning Assets ..................      324,973       274,664
  Deposits .................................      295,998       264,426
  Shareholders' Equity .....................       26,245        21,928
        Allowance for Loan Losses ..........        1,986         1,718
        YTD Net Charge-Offs ................           57           118
        Non Performing Assets
  Nonaccrual Loans .........................    $   1,754     $     805
  Other Real Estate Owned ..................          313           558
                                                ---------     ---------
  Total Non Performing Assets ..............    $   2,067     $   1,363
                                                =========     =========

     MCB Financial

     For the nine months ended September 30, 2001, MCB earned $2.3 million, or $1.29 per diluted share, compared to $2.3 million, or $1.05 per diluted share. The 23% increase in earnings per diluted share was due to MCB Financial's common stock repurchases during the twelve months ended September 30, 2001. Revenues increased 4% to $10.4 million compared to $10.0 million in the like period of 2000. Net interest income after provision totaled $9.1 million compared to $9.0 million in the first nine months a year ago. Non-interest income year-to-date increased 55% to $929,000, compared to $601,000 in the like period of 2000 primarily due to gains on sale of investment securities.

    At September 30, 2001, total assets were $227 million, up 10% from $206 million at September 30, 2000. Total loans increased 12% to $174 million from $155 million a year ago. Deposits increased 12% to $207 million from $184 million a year ago. Shareholders equity was $14.6 million compared to $16.4 million a year ago. Non-performing assets were zero. Allowances for credit losses totaled $2.2 million or 1.27% of total loans, compared to $1.8 million or 1.18% of loans a year ago. As of September 30, 2001, MCB Financial had reacquired a total of 554,000 shares of stock over the past twelve months for a total cost of $6.3 million, bringing total shares outstanding to 1.6 million.


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                       Nine Months ended Sept. 30,
(Dollars in thousands, except per share data)                         ------------------------------
(Unaudited)                                                                2001            2000
                                                                      -------------   --------------
     Interest Income:
        Loans, including fees .....................................     $  12,002        $11,554
        Federal funds sold ........................................           258            473
        Investment securities .....................................         1,217          1,331
                                                                        ---------        --------
          Total ...................................................        13,477         13,358
                                                                        ---------        --------
     Interest Expense:
        Transaction, savings & time deposits ......................         2,945          3,364
        Time certificates, $100,000 and over ......................         1,058            611
        Other interest ............................................            35             25
                                                                        ---------        --------
          Total ...................................................         4,038          4,000
     Net Interest Income ..........................................         9,439          9,358
     Provision for Loan Losses ....................................           300            320
     Net Interest Income After Provision for
       Loan Losses ................................................         9,139          9,038
                                                                        ---------        --------
     Other Income:
        Gain on sale of loans .....................................            64             47
        Service fees on deposit accounts ..........................           391            356
        Loan servicing fees .......................................            47             41
        Gain (loss) on sale of investment securities--net .........           228               (2)
        Other .....................................................           199            159
                                                                        ---------        ---------
          Total ...................................................           929            601

     Other Expenses:
        Salaries and employee benefits ............................         3,422          3,283
        Occupancy expense .........................................           800            800
        Furniture and equipment expense ...........................           362            343
        Professional services .....................................           252            233
        Supplies ..................................................           171            177
        Promotional expenses ......................................           247            217
        Data processing service fees ..............................           294            270
        Regulatory assessments ....................................            46             46
        Other .....................................................           403            417
                                                                        ---------        ---------
          Total ...................................................         5,997          5,786
                                                                        ---------        ---------
     Income Before Income Taxes ...................................         4,071          3,853
     Provision for Income Taxes ...................................         1,566          1,579
     Dividends paid on trust preferred securities .................           238             21
                                                                        ---------        ---------
     Net Income ...................................................     $   2,267        $ 2,253
                                                                        =========        =========
     Net Income Per Share:
        Basic .....................................................     $    1.36        $  1.10
        Diluted ...................................................     $    1.29        $  1.05


                                       14

                          CONSOLIDATED BALANCE SHEETS


                                                                              Sept. 30       Sept. 30
                                                                                2001           2000
(Dollar amounts in thousands)                                              -------------   ------------
                                                                            (unaudited)     (unaudited)
   Assets

   Cash and due from banks .............................................      $ 20,414       $ 12,476
   Federal funds sold ..................................................             0          6,350
                                                                              --------       --------
        Total cash and cash equivalents ................................        20,414         18,826

   Interest-bearing deposits with banks ................................           286            286
   Investment securities available for sale at fair value ..............        25,963         24,515
   Investment securities held to maturity ..............................             0          2,000
   Loans held for investment (net of allowance for loan losses of $2,236
    in 2001 and $1,849 in 2000) ........................................       173,739        154,570
   Premises and equipment - net ........................................         3,490          3,097
   Accrued interest receivable .........................................         1,104          1,155
   Deferred income taxes ...............................................           644            916
   Other assets ........................................................           938            844
                                                                              --------       --------
   Total assets ........................................................      $226,578       $206,209
                                                                              ========       ========
   Liabilities and Shareholders' Equity

   Liabilities:
      Deposits:
       Noninterest-bearing .............................................      $ 52,612       $ 53,092
       Interest-bearing:
        Transaction accounts ...........................................       118,074        101,230
        Time certificates, $100,000 and over ...........................        24,235         19,133
        Savings and other time deposits ................................        11,581         10,972
                                                                              --------       --------
           Total interest-bearing deposits .............................       153,890        131,335
                                                                              --------       --------
           Total deposits ..............................................       206,502        184,427
        Other borrowings ...............................................           750            750
        Accrued interest payable and other liabilities .................         1,695          1,619
                                                                              --------       --------
           Total liabilities ...........................................       208,947        186,796
                                                                              --------       --------
   Trust preferred securities ..........................................         3,000          3,000
   Shareholders' equity:
      Preferred stock, no par value
      Common stock, no par value .......................................         8,252         10,587
      Accumulated other comprehensive income ...........................           575           (303)
      Retained earnings ................................................         5,804          6,129
                                                                              --------       --------
           Total shareholders' equity ..................................        14,631         16,413
                                                                              --------       --------
   Total liabilities and shareholders' equity ..........................      $226,578       $206,209
                                                                              ========       ========

                            SELECTED FINANCIAL DATA

General

     The following tables show summarized historical financial data for each of the companies and also show similar pro forma information reflecting the merger.


Historical Data

     The selected historical financial data show the financial results actually achieved by Business Bancorp and MCB Financial for the periods indicated. The selected historical financial data should be read in conjunction with the financial statements for Business Bancorp and MCB Financial and the notes thereto appearing elsewhere in this document and, with respect to MCB Financial, incorporated into this document by reference. The selected historical financial data as of and for the six months ended June 30, 2001 and 2000 is unaudited. The selected historical financial data as of and for each of the years in the five years ended December 31, 2000, are derived from Business Bancorp's and MCB Financial's respective audited financial statements for the years then ended. You should read all of the selected financial information we provide in the following tables together with the historical financial information and related notes and together with the more detailed pro forma financial information and related notes we provide in this document, which you can find beginning at page 63. See "Where You Can Find More Information" on page 165 for a description of where you can find this historical information and "Business Bancorp and MCB Financial Unaudited Pro Forma Condensed Combined Financial Information" on page 63.

      Selected Consolidated Historical Financial Data of Business Bancorp


                                                  As of and for the
                                                  Six Months Ended
                                                      June 30,
                                             ---------------------------
                                                  2001          2000
(In thousands, except per share data)        ------------- -------------
CONSOLIDATED SUMMARIES OF
 INCOME
Interest income ............................  $    12,763   $     9,551
Interest expense ...........................        4,516         2,996
                                              -----------   -----------
Net interest income ........................        8,247         6,555
Provision for loan losses ..................          175            80
                                              -----------   -----------
Net interest income after provision for loan
 losses ....................................        8,072         6,475
Noninterest income .........................        1,751         1,447
Noninterest expense ........................        7,889         6,411
                                              -----------   -----------
Income before income taxes .................        1,934         1,511
Income taxes ...............................          693           433
                                              -----------   -----------
Net income .................................  $     1,241   $     1,078
                                              ===========   ===========
PER SHARE DATA
Net income--basic ..........................  $      0.61   $      0.55
Net income--diluted ........................         0.60          0.53
Cash dividends .............................          --            --
Book value .................................        12.55         10.11
Weighted average number of shares
 outstanding--basic ........................    2,026,869     1,977,274
Weighted average number of shares
 outstanding--diluted ......................    2,072,473     2,019,302
Shares outstanding at period end ...........    2,026,869     1,985,679


                                                                       As of and for the
                                                                   Years Ended December 31,
                                             ---------------------------------------------------------------------
                                                  2000          1999          1998          1997          1996
(In thousands, except per share data)        ------------- ------------- ------------- ------------- -------------
CONSOLIDATED SUMMARIES OF
 INCOME
Interest income ............................  $    21,408   $    14,771   $    13,333   $     9,541   $     8,091
Interest expense ...........................        7,027         3,577         3,178         2,057         1,689
                                              -----------   -----------   -----------   -----------   -----------
Net interest income ........................       14,381        11,194        10,155         7,484         6,402
Provision for loan losses ..................          255           180           150           487           917
                                              -----------   -----------   -----------   -----------   -----------
Net interest income after provision for loan
 losses ....................................       14,126        11,014        10,005         6,997         5,485
Noninterest income .........................        2,816         2,356         2,770         1,583         1,961
Noninterest expense ........................       13,577        10,589         9,663         7,336         6,240
                                              -----------   -----------   -----------   -----------   -----------
Income before income taxes .................        3,365         2,781         3,112         1,244         1,206
Income taxes ...............................        1,095           841         1,255           402           373
                                              -----------   -----------   -----------   -----------   -----------
Net income .................................  $     2,270   $     1,940   $     1,857   $       842   $       833
                                              ===========   ===========   ===========   ===========   ===========
PER SHARE DATA
Net income--basic ..........................  $      1.14   $      0.99   $      0.97   $      0.46   $      0.47
Net income--diluted ........................         1.13          0.97          0.93          0.44          0.45
Cash dividends .............................          --            --            --            --            --
Book value .................................        11.62          9.63          8.77          8.06          7.55
Weighted average number of shares
 outstanding--basic ........................    1,995,552     1,955,674     1,923,599     1,824,571     1,786,601
Weighted average number of shares
 outstanding--diluted ......................    2,015,645     1,997,266     2,002,407     1,917,398     1,867,258
Shares outstanding at period end ...........    2,026,869     1,975,961     1,948,969     1,824,571     1,824,571

      Selected Consolidated Historical Financial Data of Business Bancorp


                                                        As of and for the
                                                        Six Months Ended
                                                            June 30,
                                                  -----------------------------
                                                       2001           2000
(In thousands, except per share data)             ------------- ---------------
CONSOLIDATED PERIOD-END
 BALANCE SHEET ITEMS
Assets ..........................................   $ 340,113     $ 255,443
Loans, net of unearned income ...................     181,135       134,251
Deposits ........................................     282,217       192,554
Borrowed funds ..................................      19,825        31,000
Trust preferred securities ......................      10,000        10,000
Shareholders' equity ............................   $  25,430     $  19,987
CONSOLIDATED PERCENTAGES
Return on average assets(1) .....................        0.75%         0.90%
Return on average shareholders' equity(1) .......       10.16         11.11
Dividend payout ratio ...........................        0.00          0.00
Net interest margin(1)(2) .......................        5.60          6.24
Average equity to average assets ................        7.40          8.11
Nonperforming loans to total loans ..............        0.97          0.19
Nonperforming assets to total loans and other
 real estate owned ..............................        1.14          0.58
Allowance for loan losses to loans, net .........        1.08          0.91
Net charge-offs to average loans, net(1) ........        0.05          0.14
Capital ratios Tier 1 capital to total
 risk-weighted assets ...........................       11.00         15.25(3)
Total capital to total risk-weighted assets .....       12.90         17.84(3)
Tier 1 capital to adjusted total assets .........        7.40         10.35(3)


                                                                            As of and for the
                                                                        Years Ended December 31,
                                                  ---------------------------------------------------------------------
                                                       2000          1999          1998          1997          1996
(In thousands, except per share data)             ------------- ------------- ------------- ------------- -------------
CONSOLIDATED PERIOD-END
 BALANCE SHEET ITEMS
Assets ..........................................   $ 311,541     $ 225,443     $ 182,805     $ 152,818     $ 102,458
Loans, net of unearned income ...................     178,525       115,141       104,465        99,554        57,226
Deposits ........................................     264,927       186,808       163,843       136,685        87,783
Borrowed funds ..................................      10,125        18,200             0             0             0
Trust preferred securities ......................      10,000           --            --            --            --
Shareholders' equity ............................   $  23,543     $  19,031     $  17,443     $  15,047     $  14,131
CONSOLIDATED PERCENTAGES
Return on average assets(1) .....................        0.85%         0.98%         1.11%         0.50%         0.50%
Return on average shareholders' equity(1) .......       11.17         11.37         12.32          5.59          5.53
Dividend payout ratio ...........................        0.00          0.00          0.00          0.00          0.00
Net interest margin(1)(2) .......................        6.29          6.64          7.18          7.69          7.51
Average equity to average assets ................        7.63          8.58          8.97         12.40         12.96
Nonperforming loans to total loans ..............        0.95          1.03          2.24          1.68          3.74
Nonperforming assets to total loans and other
 real estate owned ..............................        1.22          1.90          3.21          2.97          6.95
Allowance for loan losses to loans, net .........        1.02          1.06          1.35          1.74          2.20
Net charge-offs to average loans, net(1) ........        0.08           036          0.50          0.81          1.64
Capital ratios Tier 1 capital to total
 risk-weighted assets ...........................        9.70         11.40         11.10          9.90         17.90
Total capital to total risk-weighted assets .....       11.80         12.20         12.20         11.20         19.10
Tier 1 capital to adjusted total assets .........        7.80          7.80          8.30          9.10         12.90

------------
(1) Annualized for the six months ended June 30, 2001 and 2000.
(2) Represents net interest income as a percentage of average interest-earning assets.
(3) The capital ratios at June 30, 2000 reflect the issuance of $10 million of Trust Preferred Securities and were temporarily inflated due to the fact that the assets of Valley Merchants Bank, N.A. were not acquired until August 2000.

       Selected Consolidated Historical Financial Data of MCB Financial




                                              As of and for the
                                              Six Months Ended
                                                  June 30,
                                         ---------------------------
                                              2001          2000
(In thousands, except per share data)    ------------- -------------
CONSOLIDATED SUMMARIES
 OF INCOME
Interest income ........................  $     8,956   $     8,621
Interest expense .......................        2,763         2,584
                                          -----------   -----------
Net interest income ....................        6,193         6,037
Provision for loan losses ..............          100           220
                                          -----------   -----------
Net interest income after provision
 for loan losses .......................        6,093         5,817
Noninterest income .....................          487           419
Noninterest expense ....................        3,899         3,823
                                          -----------   -----------
Income before income taxes and
 dividends paid on trust preferred
 securities ............................        2,681         2,413
Income taxes ...........................        1,034           999
                                          -----------   -----------
Income before dividends paid on
 trust preferred securities ............        1,647         1,414
Dividends paid on trust preferred
 securities ............................          158           --
                                          -----------   -----------
Net income .............................  $     1,489   $     1,414
                                          ===========   ===========
PER SHARE DATA
Net income--basic ......................  $      0.87    $     0.69
Net income--diluted ....................         0.83          0.66
Cash dividends .........................         0.02          0.02
Book value .............................         8.48          7.56
Weighted average number of shares
 outstanding--basic ....................    1,704,243     2,042,158
Weighted average number of shares
 outstanding--diluted ..................    1,789,346     2,146,664
Shares outstanding at period end .......    1,633,516     2,030,181
CONSOLIDATED PERIOD-END
 BALANCE SHEET ITEMS
Assets .................................  $   226,280   $   202,508
Loans, net of unearned income ..........      165,606       145,885
Deposits ...............................      207,051       184,793
Borrowed funds .........................          750           750
Trust preferred securities .............        3,000           --
Shareholders' equity ...................  $    13,855   $    15,343
CONSOLIDATED
 PERCENTAGES
Return on average assets(1) ............         1.39%         1.42%
Return on average shareholders'
 equity(1) .............................        20.81         19.00
Dividend payout ratio ..................         2.41          3.03
Net interest margin(1) .................         6.28          6.57
Average equity to average assets .......         6.70          7.48
Nonperforming loans to total loans .....         0.02          0.11
Nonperforming assets to total loans
 and other real estate owned ...........         0.02          0.11
Allowance for loan losses to loans,
 net ...................................         1.22          1.18
Net charge-offs to average loans,
 net(1) ................................         0.00         -0.04
Capital ratios Tier 1 capital ..........         9.40          9.86
Total capital ..........................        10.56         10.96
Leverage ...............................         7.50          7.69


                                                                   As of and for the
                                                               Years Ended December 31,
                                         ---------------------------------------------------------------------
                                              2000          1999          1998          1997          1996
(In thousands, except per share data)    ------------- ------------- ------------- ------------- -------------
CONSOLIDATED SUMMARIES
 OF INCOME
Interest income ........................  $    18,245   $    15,026   $    13,205   $    11,500   $    10,385
Interest expense .......................        5,515         4,510         4,610         4,253         4,018
                                          -----------   -----------   -----------   -----------   -----------
Net interest income ....................       12,730        10,516         8,595         7,247         6,367
Provision for loan losses ..............          420           365           153           120           220
                                          -----------   -----------   -----------   -----------   -----------
Net interest income after provision
 for loan losses .......................       12,310        10,151         8,442         7,127         6,147
Noninterest income .....................          869           988         1,009           839         2,768
Noninterest expense ....................        7,863         7,169         6,703         5,673         5,565
                                          -----------   -----------   -----------   -----------   -----------
Income before income taxes and
 dividends paid on trust preferred
 securities ............................        5,316         3,970         2,748         2,293         3,350
Income taxes ...........................        2,145         1,637         1,127           943         1,379
                                          -----------   -----------   -----------   -----------   -----------
Income before dividends paid on
 trust preferred securities ............        3,171         2,333         1,621         1,350         1,971
Dividends paid on trust preferred
 securities ............................          101           --            --            --            --
                                          -----------   -----------   -----------   -----------   -----------
Net income .............................  $     3,070   $     2,333   $     1,621   $     1,350   $     1,971
                                          ===========   ===========   ===========   ===========   ===========
PER SHARE DATA
Net income--basic ......................  $      1.52    $     1.12    $     0.75    $     0.64    $     0.95
Net income--diluted ....................         1.45          1.07          0.70          0.61          0.94
Cash dividends .........................         0.04          0.02            --            --            --
Book value .............................         8.23          6.93          6.26          5.56          4.91
Weighted average number of shares
 outstanding--basic ....................    2,022,496     2,074,895     2,158,270     2,113,514     2,078,966
Weighted average number of shares
 outstanding--diluted ..................    2,120,695     2,182,062     2,304,040     2,208,986     2,088,841
Shares outstanding at period end .......    1,834,877     2,078,501     2,088,466     2,152,439     2,073,769
CONSOLIDATED PERIOD-END
 BALANCE SHEET ITEMS
Assets .................................  $   209,254   $   196,119   $   169,496   $   139,877   $   131,504
Loans, net of unearned income ..........      162,884       136,474       109,958        87,179        80,121
Deposits ...............................      188,585       179,784       154,904       126,132       119,858
Borrowed funds .........................          750           750           356           750           447
Trust preferred securities .............        3,000           --            --            --            --
Shareholders' equity ...................  $    15,106   $    14,397   $    13,082   $    11,967   $    10,185
CONSOLIDATED
 PERCENTAGES
Return on average assets(1) ............         1.51%         1.30%         1.03%         0.97%         1.56%
Return on average shareholders'
 equity(1) .............................        19.78         17.12         12.61         12.22         20.97
Dividend payout ratio ..................         2.76          1.87          0.00          0.00          0.00
Net interest margin(1) .................         6.69          6.28          5.89          5.68          5.52
Average equity to average assets .......         7.62          7.58          8.20          7.96          7.44
Nonperforming loans to total loans .....         0.02          1.27          0.87          0.12          0.10
Nonperforming assets to total loans
 and other real estate owned ...........         0.02          1.27          0.87          0.12          0.10
Allowance for loan losses to loans,
 net ...................................         1.18          1.08          1.01          1.14          1.16
Net charge-offs to average loans,
 net(1) ................................        -0.02         -0.01          0.04          0.07          0.04
Capital ratios Tier 1 capital ..........        10.37          9.91         10.17         11.50         10.70
Total capital ..........................        11.50         10.92         11.07         12.40         11.70
Leverage ...............................         8.34          7.37          7.34          8.10          7.60

------------
(1) Annualized for the six months ended June 30, 2001 and 2000.

Selected Unaudited Pro Forma Combined Consolidated Financial Data

     The pro forma information reflects the pro forma effect of accounting for the merger under the purchase method of accounting. Share information was calculated using a pro forma exchange ratio of 1.1763. The pro forma income statement data for the six months ended June 30, 2001 assumes a merger completion date of January 1, 2001. The pro forma income statement data for the year ended December 31, 2000 assumes a merger completion date of January 1, 2000. The pro forma balance sheet data assumes a merger completion date of June 30, 2001.

     The pro forma financial information includes estimated adjustments to record certain assets and liabilities of MCB Financial at their respective fair values. The adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of MCB Financial, principally loans and borrowings, will also be subject to adjustment to their respective fair values. Pending more detailed analyses, no pro forma adjustments are included herein for these assets and liabilities. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these charges, expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the new company would have been had our companies been combined during the periods presented.

     This selected unaudited pro forma combined consolidated financial data should be read in conjunction with the historical financial statements and the related notes of Business Bancorp and MCB Financial included or incorporated by reference in this document and the unaudited pro forma condensed combined financial statements of Business Bancorp and MCB Financial, beginning on page
63. The unaudited pro forma income statement data is not necessarily indicative of operating results which would have been achieved had the merger been consummated as of the beginning of the first period presented and should not be construed as representative of future operations.

                      Selected Pro Forma Condensed Combined Financial Data of
                                Business Bancorp and MCB Financial




                                                                                     Six Months         Year
                                                                                       Ended           Ended
                                                                                      June 30,      December 31,
                                                                                        2001            2000
(In thousands, except per share data)                                              -------------   -------------
CONSOLIDATED SUMMARIES OF INCOME
Interest income ................................................................    $   21,719      $   39,653
Interest expense ...............................................................         6,732          11,684
                                                                                    ----------      ----------
Net interest income ............................................................        14,987          27,969
Provision for loan losses ......................................................           275             675
                                                                                    ----------      ----------
Net interest income after provision for loan losses ............................        14,712          27,294
Noninterest income .............................................................         2,238           3,685
Noninterest expense ............................................................        11,995          21,854
                                                                                    ----------      ----------
Income before income taxes and dividends paid on trust preferred securities ....         4,955           9,125
Income taxes ...................................................................         1,642           3,070
                                                                                    ----------      ----------
Income before dividends paid on trust preferred securities .....................         3,313           6,055
Dividends paid on trust preferred securities ...................................           705             959
                                                                                    ----------      ----------
Net income .....................................................................    $    2,608      $    5,096
                                                                                    ==========      ==========
PER SHARE DATA
Net income--basic ..............................................................    $     0.65       $    1.16
Net income--diluted ............................................................          0.62            1.13
Book value .....................................................................    $    14.00           13.05
Weighted average number of shares outstanding--basic ...........................     4,031,570       4,374,614
Weighted average number of shares outstanding--diluted .........................     4,177,281       4,510,219
Shares outstanding at period end ...............................................     3,948,373       4,185,235
CONSOLIDATED PERIOD-END BALANCE SHEET ITEMS
Assets .........................................................................    $  584,339             --
Loans, net of unearned income ..................................................       350,753             --
Deposits .......................................................................       489,268             --
Borrowed funds .................................................................        20,575             --
Trust preferred securities .....................................................        13,000             --
Shareholders' equity ...........................................................        55,621             --
CONSOLIDATED PERCENTAGES
Return on average assets(1) ....................................................          0.92%           1.04%
Return on average shareholders' equity(1) ......................................          9.50%           9.83%
Nonperforming loans to total loans .............................................          0.52%           0.51%
Nonperforming assets to total loans and other real estate owned ................          0.61%           0.65%
Allowance for loan losses to loans, net ........................................          1.14%           1.10%
Net charge-offs to average loans, net(1) .......................................          0.03%           0.03%

------------
(1) Annualized for the six months ended June 30, 2001


Comparative Per Common Share Data

     We have summarized below the historical per share information for Business Bancorp and MCB Financial and additional information as if the companies had been combined for the periods shown ("pro forma") calculated based on an exchange ratio of 1.1763 shares of Business Bancorp common stock per share of MCB Financial common stock.

     You should read this information with the historical financial statements and related notes contained in this document for Business Bancorp and, in the case of MCB Financial, contained and incorporated by reference in this document. See "Where You Can Find More Information" on page 165.

     MCB Financial equivalent pro forma share amounts are calculated by multiplying the pro forma combined book value per share and net income per share by the exchange ratio so that the per share amounts equate to the respective values for one share of MCB Financial common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have had or the future results that will occur after the merger. The equivalent pro forma data reflects the purchase method of accounting and does not reflect potential cost savings or revenue enhancements that may be achieved.


                                               Six Months
                                                 Ended        Year Ended
                                                June 30,     December 31,
                                                  2001           2000
                                              -----------   -------------
Business Bancorp

Basic earnings per common share:
  Historical ................................  $   0.61       $   1.14
  Pro forma .................................      0.65           1.16
Diluted earnings per common share:
  Historical ................................      0.60           1.13
  Pro forma .................................      0.62           1.13
Dividends declared on common stock:
  Historical ................................      0.00           0.00
  Pro forma .................................      0.00           0.00
Book value per common share:
  Historical ................................     12.55          11.62
  Pro forma .................................     14.00          13.05
Tangible book value per common share:
  Historical ................................      8.96           7.89
  Pro forma .................................      7.61           6.96

MCB Financial

Basic earnings per common share:
  Historical ................................  $   0.87       $   1.52
  Equivalent pro forma ......................      0.76           1.36
Diluted earnings per common share:
  Historical ................................      0.83           1.45
  Equivalent pro forma ......................      0.73           1.33
Dividends declared on common stock:
  Historical ................................      0.02           0.04
  Equivalent pro forma ......................      0.00           0.00
Book value per common share:
  Historical ................................      8.48           8.23
  Equivalent pro forma ......................     16.47          15.35
Tangible book value per common share:
  Historical ................................      8.48           8.23
  Equivalent pro forma ......................      8.95           8.19

                                 RISK FACTORS

     In deciding whether to vote in favor of the merger, shareholders of Business Bancorp and MCB Financial should consider the following risks in addition to the other matters discussed herein:

We may have difficulty integrating MCB Financial and Business Bancorp and in achieving any cost-savings.

     An integration in connection with a merger of equals is difficult. The necessary integration relies on a combination of the management teams of both Business Bancorp and MCB Financial, which may not be able to combine effectively. The merger involves the integration of two banks that have previously operated independently, in two completely different geographic areas. We cannot assure you that Business Bancorp will be able to integrate the operations of Metro Commerce Bank and Business Bank without encountering difficulties. Such difficulties could include interruptions and dislocations associated with the integration of business strategies and disparate business backgrounds and operating cultures of the two banks. Business Bancorp's ability to achieve savings after the merger will depend on successfully integrating information systems and personnel while preserving the benefit of Metro Commerce Bank's goodwill in the community subsequent to the bank merger, when Metro Commerce Bank will cease to exist as a separate institution. We cannot give any assurance that the combined companies will be able to accomplish the integration in a timely manner or in a manner that will result in any significant savings, or that the integration will not cause some disruption to customer relationships.


Certain provisions in Business Bancorp's articles of incorporation and bylaws will have anti-takeover effects.

     These provisions will make it more difficult for another company to acquire Business Bancorp, which could reduce the market price of its common stock and the price that you receive if you sell your shares in the future.
These provisions are different from comparable provisions in MCB Financial's Articles of Incorporation and Bylaws and include the following:

     *   staggered terms of office for members of the board of directors; and

     *   the elimination of cumulative voting in the election of directors.

See "Certain Differences in Rights of Shareholders" and the discussions under Proposal 2, Proposal 3 and Proposal 5 on pages 157, 159, 160 and 162, respectively.


No assurance can be given as to the future returns of the merged entity.

     Business Bancorp's returns on average assets for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 were 0.75%, 0.85% and 0.98%, respectively, while MCB Financial's returns on average assets for those same periods were 1.39%, 1.51% and 1.30%, respectively. Business Bancorp's returns on average equity for the six months ended June 30, 2001 and for the years ended December 31, 2000 and 1999 were 10.16%, 11.17% and 11.37%, respectively, while MCB Financial's returns on average equity for those same periods were 20.81%, 19.78% and 17.12%, respectively. There can be no assurance as to the future business performance and returns of Business Bancorp after the merger. See "Selected Financial Data--Historical Data" on page 16. See also the financial information regarding Business Bancorp and MCB Financial included or incorporated by reference in this document.


The historical market performance of MCB Financial's stock has been somewhat more favorable than that of Business Bancorp. No assurance can be given as to the future performance of the merged entity.

     The stock of MCB Financial has historically performed somewhat more favorably than that of Business Bancorp in terms of the relationship between market price and book value. There can be no assurance as to the future performance of the stock of Business Bancorp after the merger. See "Summary--Comparative market price and dividend data" on page 5, "Market price and dividend information for Business Bancorp" on page 125 and "Market price and dividend information for MCB Financial" on page 155.

Business Bancorp and MCB Financial's combined operations will be concentrated geographically in California, and poor economic conditions may cause us to incur losses.

     Substantially all of Business Bancorp's business is located in California, with a particular concentration in Southern California. Likewise, substantially all of MCB Financial's business is located in California, with a particular concentration in Northern California. After the merger, Business Bancorp's financial condition and operating results will be subject to changes in economic conditions in California. In the early to mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions, including Business Bancorp. Business Bancorp will be subject to changes in economic conditions, including the current economic downturn. We can provide no assurance that conditions in the California economy will not deteriorate in the future and that such deterioration will not adversely effect Business Bancorp.


The California energy crisis may adversely impact our customers and may worsen the downturn in the California economy.

     California has recently experienced severe energy shortages which have resulted in "rolling blackouts" in certain instances in portions of the state. Rolling blackouts could cause substantial disruptions and significant losses to Business Bancorp's businesses customers who are dependent on timely receipt of sufficient energy in connection with their businesses. Poor economic conditions as a result of energy shortages in industries in the areas where such customers are located could adversely affect Business Bancorp's borrower base, and consequently, may negatively impact Business Bancorp's business. In order to ensure future sources of energy for California, it is anticipated that the prices paid by consumers for energy could increase significantly. Significant increases in energy prices could cause Business Bancorp's customers to experience losses or go out of business, which could result in delinquencies and losses on loans made to such customers and in turn have a material adverse effect on Business Bancorp's business. In addition, increases in the price of energy as well as rolling blackouts could cause a general economic downturn in the California economy, which could have a material adverse effect on Business Bancorp's financial condition and results of operations.


Changes in interest rates could reduce our net earnings.

     Business Bancorp's profitability after the merger will continue to be significantly dependent on its net interest income. Net interest income is the difference between its interest income on interest-earning assets, such as loans and leases, and its interest expense on interest-bearing liabilities, such as deposits. Therefore, changes in general market interest rates, whether as a result of changes in the monetary policies of the Federal Reserve or otherwise, can have a significant effect on Business Bancorp's net interest income. Business Bancorp's assets and liabilities may react differently to changes in overall market rates or conditions because of mismatches between the repricing or maturity characteristics of its assets and liabilities. As a result, changes in interest rates can affect Business Bancorp's net interest income in either a positive or a negative way.


Business Bancorp's loan portfolio could be insufficiently diversified.

Business Bancorp's and MCB Financial's loan portfolios are both heavily concentrated in loans secured by real estate, both commercial and residential. At June 30, 2001, approximately 74% of Business Bancorp's loan portfolio and 84% of MCB Financial's loan portfolio was secured by real estate in California, so that on a pro forma basis the concentration of real estate secured loans in the combined portfolios would have been approximately 79%. Conditions in the California real estate market can and historically have strongly influenced the level of Business Bancorp's non-performing loans and results of operations. In the early 1990's, the California economy experienced an economic recession that resulted in increases in the level of delinquencies and losses for Business Bancorp as well as for many of the state's other financial institutions. Another recession in California, particularly with respect to real estate prices, could have a material adverse effect on the operations of Business Bancorp following the merger. The concentration of real estate secured loans could also make Business Bancorp vulnerable in the event of certain natural disasters. See "--The markets in which Business Bancorp will operate after the merger are subject to the risk of earthquakes and other natural disasters."


The markets in which Business Bancorp will operate after the merger are subject to the risk of earthquakes and other natural disasters

     Most of the properties of Business Bancorp after the merger will continue to be located in California. Most of the real and personal properties which currently secure Business Bank's and Metro Commerce Bank's loans are located in California. California is a state which is prone to earthquakes, brush fires, flooding and other natural disasters. In addition to possibly sustaining damage to its own properties, if there is a major earthquake, flood or other natural disaster, Business Bancorp faces the risk that many of its borrowers may experience uninsured property losses, or sustained job interruption and/or loss which may materially impair their ability to meet the terms of their loan obligations. A major earthquake, flood or other natural disaster in California could have a material adverse effect on Business Bancorp's business, financial condition, results of operations and cash flows. Business Bank and Metro Commerce Bank do not currently require their secured loan customers to obtain earthquake insurance on the real property securing such loans as such insurance is often unavailable or prohibitively expensive. Business Bank does not expect to change this practice after the merger.


The success of the merger depends on retaining and recruiting certain key management.

     Business Bancorp's future success depends, in large part, upon the continuing contributions of the key management personnel of Business Bancorp and MCB Financial. If Business Bancorp loses the services of one or more key employees after the merger, Business Bancorp could be adversely affected. The integration challenges in a merger of equals could make it difficult for Business Bancorp to retain the key employees of Business Bancorp and MCB Financial after the merger. Business Bancorp's future success is also dependent upon its continuing ability to attract and retain other highly qualified personnel. Competition for such employees among financial institutions in California is intense. Business Bancorp's inability to attract and retain additional key personnel could adversely affect Business Bancorp. We can provide no assurance that Business Bancorp will be able to retain any of its key officers and employees or attract and retain qualified personnel in the future.

     Mr. Lane, Business Bancorp's President and Chief Executive Officer, has an employment agreement which expires on March 31, 2004. Prior to the effective time of the merger, Business Bancorp expects to enter into new employment agreements with Mr. Lane, as Chief Executive Officer of Business Bancorp; with Charles O. Hall, the President and Chief Executive Officer of MCB Financial, who is expected to become President & Chief Operating Officer of Business Bancorp; and with Patrick E. Phelan, currently the Chief Financial Officer of MCB Financial, who is expected to become the Chief Financial Officer of Business Bancorp.


The merged entity may not be able to control and manage its future growth opportunities, which could adversely affect its operations.

     Business Bancorp completed the acquisition of another bank on August 31, 2000 which increased Business Bancorp's total assets by approximately 23%. The acquisition of MCB Financial will increase Business Bancorp's total assets by approximately 72%. Further, Business Bancorp intends to investigate other opportunities to acquire or combine with additional financial institutions in the future that would complement Business Bancorp's existing business as such opportunities may arise. No assurance can be provided, however, that Business Bancorp will be able to identify additional suitable acquisition targets or consummate any such acquisition.

     Business   Bancorp's  ability  to  manage  its  rapid  growth  will  depend primarily on its ability to:

     *   monitor operations;

     *   control costs;

     *   maintain positive customer relations;

     *   attract, assimilate and retain additional qualified personnel; and

     * successfully integrate operations of other financial institutions acquired.

     If Business Bancorp fails to achieve those objectives in an efficient and timely manner, it may experience interruptions and dislocations in its business. Any such problems could adversely affect Business Bancorp's existing operations, as well as its ability to retain the customers of the acquired businesses or operate any such businesses profitably. In addition, such concerns may cause Business Bancorp's federal and state banking regulators to require Business Bancorp to delay or forgo any proposed acquisition until such problems have been addressed to the satisfaction of those regulators. Business Bancorp's failure to manage its growth effectively would adversely affect Business Bancorp.


Business Bancorp's loan loss reserves may not cover actual loan losses.

     Business Bancorp and MCB Financial believe that the allowances for loan losses maintained by their subsidiary banks right now are at levels adequate to absorb any inherent losses in their respective loan portfolios, and that Business Bancorp's allowance for loan losses immediately after the merger will be at an adequate level. However, changes in economic, operating and other conditions, including changes in interest rates, that are beyond our control, may cause Business Bancorp's actual loan losses to exceed current allowance estimates. If the actual loan losses exceed the amount reserved, it could hurt Business Bancorp's business after the merger. Business Bancorp can provide no assurance that the allowance is sufficient to cover actual loan losses should such losses be realized.

     In addition, the Federal Reserve Board and the California Commissioner, as an integral part of their respective supervisory functions, will periodically review Business Bank's allowance for loan losses. Such regulatory agencies may require Business Bank to increase its provision for loan losses or to recognize further loan charge-offs, based upon judgments different from those of management. Any increase in Business Bank's allowance required by the Federal Reserve Board or the California Commissioner could adversely affect Business Bancorp. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Business Bancorp--Allowance for Loan Losses" on page 93.


The merger could trigger the change of control provisions in the employment contracts of certain MCB financial executive officers.

     MCB Financial has entered into employment agreements with Charles Hall and Patrick Phelan, which agreements contain change of control provisions that would be triggered by this merger. Business Bancorp expects to execute employment agreements with these executive officers as a condition to closing of the merger, which would avoid triggering the change of control provisions of their existing agreements. However, the merger agreement provides that if any of these officers is terminated without cause within 12 months following the closing of the merger (which would require the approval of seventy percent of the authorized number of directors under Business Bancorp's Bylaws to be in effect following the merger), upon termination that officer will be entitled to receive any severance and/or change of control payments provided for under his prior agreement. We cannot provide assurances that these executive officers will remain even if they sign new employment agreements.

     Business Bancorp has entered into employment agreements with Alan J. Lane and certain of Business Bancorp's executive officers, and severance agreements with certain other officers of Business Bancorp and Business Bank, which agreements provide for severance payments if their respective employment arrangements are terminated in connection with a change in control of Business Bancorp or Business Bank. Those provisions may have the effect of increasing the cost of acquiring Business Bancorp, thereby discouraging future attempts to take over Business Bancorp or Business Bank. See "The Merger--Interests of certain officers and directors in the merger" on page 45 and "Directors, Executive Officers and Principal Shareholders of Business Bancorp--Employment agreements" on page 121.

Additional shares of Business Bancorp common stock could be issued which could result in a decline in the market price of the stock.

     Shares  of  Business  Bancorp  common  stock eligible for future sale could have a dilutive effect on the market for Business Bancorp common stock and could adversely affect the market price. The Articles of Incorporation of Business Bancorp authorize the issuance of 10,000,000 shares of common stock, of which 2,026,869 shares were outstanding at July 31, 2001 and 2,000,000 shares of preferred stock, of which no shares were outstanding on that date. In addition, under Proposal 2, shareholders of Business Bancorp are being requested to approve an amendment to the Articles of Incorporation of Business Bancorp to increase the number of authorized common and preferred shares to 20,000,000 common shares and 20,000,000 preferred shares. As of July 31, 2001, Business Bancorp also had outstanding options to purchase an aggregate of 346,490 shares of Business Bancorp common stock and 201,070 shares of Business Bancorp common stock available for option grants under Business Bancorp's stock option plan. The merger agreement does not restrict Business Bancorp's ability to grant additional options under Business Bancorp's stock option plans or with respect to a takeover proposal to which Business Bancorp is a party. Sales of substantial amounts of Business Bancorp common stock in the public market following the merger could adversely affect the market price of Business Bancorp common stock. There are no restrictions in the merger agreement preventing Business Bancorp from issuing additional shares of Business Bancorp common stock after the merger. There can be no assurance given as to the market value of Business Bancorp common stock after the merger.

     Sales of substantial amounts of common stock in the public market pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, or the perception that such sales could occur, may adversely affect prevailing market prices of the common stock. If the prevailing market prices are affected, such sales could impair the future ability of Business Bancorp to raise capital through an offering of its equity securities or to effect acquisitions using shares of common stock.


There has been a limited prior market for Business Bancorp's common stock, so its stock price may be volatile.

     Trading in Business Bancorp's common stock has been limited and cannot be characterized as amounting to an established public trading market. Although Business Bancorp began trading its common stock on Nasdaq's Small Cap Market on February 27, 2001, and intends to change to the Nasdaq National Market System effective as of the completion of the merger, no assurance can be given that an active public market for the common stock will develop or continue if such a market develops. If such a public market develops, the market price of the common stock may be subject to significant fluctuation in response to numerous factors, including variations in the annual or quarterly financial results of Business Bancorp or its competitors, changes by financial research analysts in their financial estimates of Business Bancorp or its competitors, or the failure of Business Bancorp or its competitors to meet such estimates, conditions in the economy in general or the banking industry in particular, or unfavorable publicity affecting Business Bancorp or the banking industry. In addition, the equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have been unrelated to the operating performance of those companies. Any such fluctuations may adversely affect the prevailing market price of Business Bancorp's common stock. If the trading market for our common stock remains limited, that may exaggerate changes in market value, leading to more price volatility than would occur in a more active trading market. As a result, if you want to sell your Business Bancorp common stock, you may encounter delay or have to accept a reduced price.


Business  Bank will operate in a highly competitive market for banking services.

     The banking business in Business Bank's and Metro Commerce Bank's market areas is highly competitive with respect to virtually all products and services. In California generally, major banks dominate the commercial banking industry. By virtue of their larger capital bases, such institutions have substantially greater lending limits than Business Bank and Metro Commerce Bank have and perform certain functions for their customers, including trust services, investment services and international banking, which the merged Business Bank will not be equipped to offer directly, although Business Bank and

Metro Commerce Bank do offer certain of these services through correspondent banks. In Business Bank's and Metro Commerce Bank's primary service areas, major banks and other larger independent banks dominate the commercial banking business. In addition to commercial banks, Business Bank will compete with other financial companies, as well as offerors of money market accounts and other institutions offering financial services, in obtaining lendable funds and in making loans. See "Description of Business--Competition."


Business Bancorp's income depends on monetary policy and economic conditions.

     Business Bancorp's net income depends to a large extent on Business Bank's ability to maintain a favorable differential or "spread" between the rates earned on its loans and other interest-earning assets and the rates paid on its deposits and other interest-bearing liabilities. These rates are highly sensitive to many factors that are beyond Business Bank's control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular the Board of Governors of the Federal Reserve System. In addition, future adverse economic conditions or changes in regulatory policies or procedures could make a higher provision for loan losses prudent and could cause higher loan charge-offs for Business Bank thus adversely affecting Business Bank's net earnings.


Business   Bancorp  and  Business  Bank  are  subject  to  extensive  government regulation and legislation.

     Business Bancorp and Business Bank are subject to extensive state and federal regulation, supervision and legislation, and the laws that govern Business Bancorp and Business Bank and their respective operations are subject to change from time to time. These laws and regulations increase the cost of doing business and have an adverse impact on Business Bancorp's ability to compete efficiently with other financial services providers that are not similarly regulated. Changes in regulatory policies or procedures could result in Business Bancorp determining that a higher provision for loan losses was necessary and could cause higher loan charge-offs, thus adversely affecting Business Bank's net earnings. There can be no assurance that future regulation or legislation will not impose additional requirements and restrictions on Business Bancorp and Business Bank in a manner that could adversely affect their results of operations, cash flows, financial condition and prospects. See "Regulation and Supervision" on page 71.


The directors and executive officers of the merged entity will continue to control a substantial portion of its stock.

     As of July 31, 2001, Business Bancorp's directors and executive officers together with their affiliates beneficially owned approximately 48.5% of the shares of Business Bancorp's voting Common Stock then outstanding. After the merger, the directors and executive officers of the merged entity together with their affiliates will beneficially own at least 34.4% of the shares of voting Common Stock including vested stock options and 28.8% excluding vested stock options. As a result, if such shareholders take a common position, they could control or at least strongly influence the outcome of corporate actions requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, such as a merger or sale of all or substantially all of Business Bancorp's assets. We can provide no assurance that the investment objectives of such shareholders will be the same as Business Bancorp's other shareholders.

            MCB FINANCIAL AND BUSINESS BANCORP SHAREHOLDER MEETINGS


Date, Time and Place of Meetings

     The special meeting of shareholders of MCB Financial will be held on December 10, 2001 at 5:30 p.m. local time at MCB Financial, 1248 Fifth Avenue, San Rafael, California. The special meeting of shareholders of Business Bancorp will be held on December 10, 2001 at the Main Office of Business Bank, 505 West Second Street, San Bernardino, California at 8:00 a.m.


The Meetings

     At the meetings, the shareholders of both companies will be asked to consider and vote on the merger agreement. The merger agreement is included as Annex A to this document and is incorporated in this document by reference. Under the merger agreement:

     *   MCB Financial will merge with Business Bancorp;

     * each share of MCB Financial common stock will be converted into the right to receive 1.1763 shares of common stock of Business Bancorp; and

     * Business Bancorp shareholders will be asked to vote on an amendment to the Articles of Incorporation of Business Bancorp to increase the number of authorized shares and to increase the number of director classes from two to three, and on amendments to the Bylaws of Business Bancorp to eliminate cumulative voting, change the minimum and maximum number of directors, and eliminate the reference to classes in the Bylaws as no longer necessary.

     The boards of directors of MCB Financial and Business Bancorp, each by unanimous vote, approved the merger agreement and recommend a vote FOR approval of the merger agreement. The board of directors of Business Bancorp, by unanimous vote, approved the amendments to the Articles of Incorporation and Bylaws of Business Bancorp and recommends a vote FOR approval of these proposals by the shareholders of Business Bancorp.


Record Dates and Voting Rights

     Only holders of record of MCB Financial common stock at the close of business on October 18, 2001, and of Business Bancorp common stock at the close of business on October 18, 2001 are entitled to notice of and to vote at the meeting.

     At its record date, MCB Financial had approximately 340 shareholders of record and 1,592,596 shares of common stock outstanding and entitled to vote. Directors and executive officers of MCB Financial and their affiliates owned beneficially as of the record date an aggregate of 263,526 shares of MCB Financial common stock (excluding exercisable stock options), or approximately 16.55% of the outstanding MCB Financial common stock. MCB Financial directors holding 262,526 shares, or approximately 16.48% of the outstanding MCB Financial common stock, have agreed to vote their shares in favor of the merger.

     At its record date, Business Bancorp had approximately 283 shareholders of record and 2,034,069 shares of common stock outstanding and entitled to vote. Directors and executive officers of Business Bancorp and their affiliates owned beneficially as of the record date an aggregate of 881,949 shares of Business Bancorp common stock (excluding exercisable stock options), or approximately 43.36% of the outstanding Business Bancorp common stock. Business Bancorp directors holding 870,886 shares, or approximately 42.81% of the outstanding Business Bancorp common stock, have agreed to vote their shares in favor of the merger.

     Each shareholder is entitled to one vote for each share of common stock he or she owns.


Vote Required

     Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of MCB Financial common stock and a majority of the outstanding shares of Business Bancorp common stock. Approval of the amendments to the Articles of Incorporation and Bylaws of Business Bancorp to be submitted to shareholders of Business Bancorp requires the affirmative vote of a majority of the outstanding shares of Business Bancorp.


Voting by Proxy

     Shareholders may use the enclosed proxy if they are unable to attend the meeting in person or wish to have their shares voted by proxy even if they attend the meeting. All proxies that are properly executed and returned, unless revoked, will be voted at the meeting in accordance with the instructions indicated or, if no instruction is indicated, in favor of the merger. The execution of a proxy will not affect the right of a shareholder to attend the meeting and vote in person.


Revocability of Proxies

     A person who has given a proxy may revoke it any time before it is exercised at the meeting by filing with the Secretary of the appropriate company a written notice of revocation or a proxy bearing a later date or by attendance at the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


Quorum and Adjournments

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at each of Business Bancorp's special meeting and MCB Financial's special meeting. Abstentions and broker non-votes (as described below) will be counted solely for the purpose of determining whether a quorum is present. Under the applicable rules of the National Association of Securities Dealers, Inc., brokers or members who hold shares in street name for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote those shares with respect to the approval of the transactions contemplated by the merger agreement in the absence of specific instructions from the customers. We refer to these as "broker non-votes." Abstentions and broker non-votes will not be counted as a vote "FOR" or "AGAINST" any proposal at either the Business Bancorp special meeting or the MCB Financial special meeting but will have the same effect as a vote "AGAINST" any proposal.
Abstentions and broker non-votes will not have the effect of establishing dissenters' rights of MCB Financial shareholders, but may have this effect for Business Bancorp shareholders. See "The Merger--Dissenters' Rights of Appraisal" on page 48.

     The meeting may be adjourned, even if a quorum is not present, by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy. In the absence of a quorum at the meeting, no other business may be transacted at the meeting.

     Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted which might have been transacted at the original meeting.


Solicitation of Proxies

     The board of directors of MCB Financial is soliciting proxies for the MCB Financial meeting, and the board of directors of Business Bancorp is soliciting proxies for the Business Bancorp meeting. The companies will bear the cost of printing and distributing the proxy materials relating to the meeting. MCB Financial and Business Bancorp will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward these proxy solicitation materials to shareholders whose Business Bancorp or MCB Financial common stock is held of record by such entities, and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of MCB Financial and Business Bancorp, who will not receive any additional compensation for such efforts.

Other Matters

     The boards of directors of MCB Financial and Business Bancorp are not aware of any matters to come before the special meetings other than as stated above. If any other matters should be brought before the meeting, or any adjournment thereof, upon which a vote properly may be taken, the proxy holders will vote in their discretion unless otherwise provided in the proxies.

                                  THE MERGER


General

     The boards of directors of MCB Financial and Business Bancorp have each unanimously approved the merger agreement, which provides for the merger of MCB Financial with and into Business Bancorp. This section of the document describes certain aspects of the merger, including the background of the merger and the parties' reasons for the merger.

     In the merger, each outstanding share of MCB Financial common stock, other than shares as to which dissenters' rights have been perfected, will be converted into the right to receive 1.1763 shares of Business Bancorp common stock. MCB Financial and has no plans to issue additional shares or grant additional options pending completion of the merger, except to new employees in the ordinary course of business consistent with past practice.

     Subject to the terms and conditions of the merger agreement, simultaneously with the effective time of the merger, Metro Commerce Bank will be merged with and into Business Bank with Business Bank as the surviving corporation. Thereafter, Business Bank will continue its corporate existence under the laws of the State of California and the separate corporate existence of Metro Commerce Bank will terminate. Based on the number of shares of MCB Financial common stock outstanding on the record date, Business Bancorp will issue approximately 1,873,370 shares of Business Bancorp common stock in the merger (excluding options), representing approximately 47.94% of the number of shares of Business Bancorp common stock that will be outstanding immediately after the merger.


Background of the Merger

     The managements and boards of directors of each of Business Bancorp and MCB Financial have, over time, considered the possibility of acquisitions and strategic combinations with other California financial institutions. Business Bancorp and MCB Financial, through their respective subsidiary banks, conduct general banking operations in the counties of Riverside and San Bernardino, in the case of Business Bancorp, and the cities of San Rafael, San Francisco, South San Francisco, Hayward, Petaluma and Upland, California, in the case of MCB Financial. Business Bancorp and MCB Financial have complimentary business strategies, serving small businesses, mid-market corporations, professionals and individuals. Additionally, each historically has focused on a community-based approach to banking, and each considers itself a California-wide small business bank, yet each wanted to explore growth opportunities. Management of Business Bancorp and MCB Financial have been cognizant of the rapidly changing marketplace in the geographic area that each serves and the impact of rapid consolidation of other independent banks within the region. Business Bancorp has concentrated its internal efforts on achieving growth in asset size and market share while MCB Financial has focused primarily on earnings. Yet each institution believed that it could achieve better balance by finding a strategic partner.

     MCB Financial and Business Bancorp had initially discussed the possibility of a merger of equals with each other in early 1999, but those conversations terminated after preliminary discussions. Meanwhile each chose to pursue its own path while continuing to consider other possible combinations. In March 2001, directors and management of each of MCB Financial and Business Bancorp attended the same bank directors educational conference. During this conference, directors and managements of the parties had discussions indicating a rekindled interest in a possible merger of equals. Following the conference, MCB Financial requested that Merrill Lynch explore whether a combination with Business Bancorp was possible. Merrill Lynch met with Business Bancorp to discuss the idea. On March 21, 2001, MCB Financial and Business Bancorp entered into a confidentiality agreement and the parties exchanged non-public information with each other. At this time Business Bancorp was also holding unrelated discussions with other parties concerning an alternative merger with such parties.

     As the initial exploration of interest progressed, Merrill Lynch brought together representatives of MCB Financial and Business Bancorp to begin examining business terms that would appropriately balance the interests of the parties. Based on these negotiations, Merrill Lynch developed a term sheet in mid-June 2001 that included the organizational structure for the transaction. The term sheet also established an exchange ratio which provided no material premium to either party in light of the merger of equals structure. The respective boards of directors of MCB Financial and Business Bancorp reviewed these terms and negotiated adjustments. From mid-June to early July, representatives of MCB Financial and Business Bancorp met several times to discuss proceeding consistent with this term sheet. By the end of June 2001, Business Bancorp ceased discussions with all other parties.

     In early July 2001, the MCB Financial and Business Bancorp boards voted to authorize their respective managements to commence the process of negotiating a definitive agreement. The companies entered into an exclusivity and cost-sharing agreement on July 9, 2001. The two companies conducted mutual due diligence and on July 20, the parties exchanged the first draft of the merger agreement and the stock option agreements. The companies and their respective legal counsel negotiated the terms of these agreements. In particular, the companies have negotiated the structure of the board and management following closing, composition and powers of dual nominating committees and corporate governance matters, and are negotiating new employment agreements for certain officers and a new stock option plan and an employee stock ownership plan, all to be adopted by the successor.

     At the meeting of MCB Financial's board of directors on August 15, 2001, Merrill Lynch reviewed with the board of directors its financial presentation concerning the proposed merger, and also delivered its opinion to the MCB Financial board of directors to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of MCB Financial common stock. Business Bancorp retained Baxter Fentriss as its investment banker, which likewise delivered a fairness opinion to Business Bancorp's board at its meeting on August 15, 2001. At those board meetings, the board of directors of each of MCB Financial and Business Bancorp approved the definitive agreement.

     Following the board meetings on August 15, 2001, the parties each executed the merger agreement and the stock option agreements and issued a joint press release publicly announcing the proposed merger.

Reasons for the Merger; Recommendations of Boards of Directors

     Business Bancorp

     Business Bancorp believes that the merger will provide it with an attractive opportunity to become part of a larger operation. Business Bancorp believes that MCB Financial's location and business mix complement those of Business Bancorp and will enable the combined company to offer a broader array of products and services to customers.

     The Business Bancorp board believes that the terms of the merger are fair and are in the best interests of Business Bancorp and its shareholders and recommends that the shareholders of Business Bancorp vote FOR approval of the merger.

     In   reaching   its  conclusion,  the  Business  Bancorp  board  considered information provided at its meetings in June, July and August 2001, including, among other things:

     *   information   concerning  the  financial   performance  and  condition,
         business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of MCB Financial;

     * the terms of the merger agreement and other documents to be executed in connection with the merger;

     * the presentation of Baxter Fentriss & Company and the opinion of Baxter Fentriss & Company that the merger is fair to the shareholders of Business Bancorp from a financial point of view;

     * the pro forma financial statements of the combined companies and the capitalization of the combined companies;

     * the complementary nature of MCB Financial's offices and the effect of the combination on Business Bancorp's strategic plan;

     * the advantages of being part of a larger entity, including the potential for operating efficiencies, the heightened ability of a larger institution to compete in the banking environment and to leverage overhead costs, and the effect of a higher lending limit on Business Bancorp's customers and prospective customers;

     * the business strategies, the strength and depth of management of the combined entity;

     *   the ability to retain the Business Bank identity and name;

     *   the  board's   review  with  its  legal  and   financial   advisors  of
         alternatives to the merger, the range of possible values to shareholders obtainable through implementation of alternatives and the timing and likelihood of the same;

     *   the  current  and  prospective   economic  environment  and  increasing
         regulatory and competitive burdens and constraints facing community banks;

     * the anticipated positive effect of the merger on existing shareholders, employees, officers and customers;

     * the consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

     * the anticipated liquidity of Business Bancorp common stock after the merger in trading on the Nasdaq National Market versus trading of Business Bancorp stock on the Nasdaq SmallCap Market prior to the merger (although there can be no assurance that there will be increased liquidity after the merger);

     *   the prospects for enhanced value of the combined entity in the future;

     *   the tax-free nature of the merger;

     * the prospects for Business Bancorp on a stand alone basis and on the basis of alternative stand alone strategies; and

     * the anticipated impact on the communities served by Business Bancorp and MCB Financial in the merger, and the increased ability to serve the communities through a larger banking network.

The board of Business Bancorp did not assign any relative weight to any of the foregoing factors.

For reasons stated above, the Business Bancorp board of directors has unanimously approved the merger agreement as in the best interest of Business Bancorp and its shareholders and unanimously recommends that the Business Bancorp shareholders approve the merger.

     MCB Financial

     MCB Financial believes that the merger will provide it with an attractive opportunity to become part of a larger operation. MCB Financial believes that Business Bancorp's location and business mix complement those of MCB Financial and will enable the combined company to offer a broader array of products and services to customers.

     The MCB Financial board believes that the terms of the merger are fair and are in the best interests of MCB Financial and its shareholders and recommends that the shareholders of MCB Financial vote FOR approval of the merger.

     In reaching its conclusion, the MCB Financial board considered information provided at its meetings in April, May, June, July and August, 2001, including, among other things:

     * info rmation concerning the financial performance and condition, business operations, capital levels, asset quality, loan portfolio breakdown, and prospects of Business Bancorp;

     * the structure of the transaction, including the fact that the MCB Financial shareholders would hold approximately 48% of the outstanding common stock of Business Bancorp outstanding upon completion of the merger;

     * the terms of the merger agreement and other documents to be executed in connection with the merger;

     * the presentation of Merrill Lynch to the board of directors of MCB Financial on August 15, 2001 and the written opinion of Merrill Lynch, dated August 15, 2001, to the board of directors of MCB Financial to the effect that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of MCB common stock;

     * the pro forma financial statements of the combined companies and the capitalization of the combined companies;

     * the geographic distribution of Business Bancorp's offices in relation to MCB Financial's offices and strategic plan;

     * the advantages of being part of a larger entity, including the potential for operating efficiencies, the heightened ability of a larger institution to compete in the banking environment and to leverage overhead costs, and the effect of a higher lending limit on MCB Financial's customers and prospective customers;

     * the business strategies, the strength and depth of management of the combined entity;

     * the ability of Metro Commerce Bank to continue operations as part of Business Bancorp with the same executive officers, which was perceived to be a significant advantage to the shareholders, employees and customers of MCB Financial;

     * the anticipated positive effect of the merger on existing shareholders, employees, officers and customers;

     * the anticipated impact on the communities served by MCB Financial and Business Bancorp in the merger, and the increased ability to serve the communities through a larger banking network;

     * the consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

     *   the prospects for enhanced value of the combined entity in the future;

     *   the tax-free nature of the merger;

     * the anticipated liquidity of Business Bancorp common stock after the merger in trading on the Nasdaq National Market versus trading of Business Bancorp stock on the Nasdaq SmallCap Market prior to the merger and versus the trading of MCB Financial stock on the American Stock Exchange prior to the merger (although there can be no assurance that there will be increased liquidity after the merger); and

     * the prospects for MCB Financial on a stand alone basis and on the basis of alternative stand alone strategies.

     The board of MCB Financial did not assign any relative weight to any of the foregoing factors.

     For reasons stated above, the MCB Financial board of directors has unanimously approved the merger agreement as in the best interest of MCB Financial and its shareholders and unanimously recommends that the MCB Financial shareholders approve the merger.


Opinion of Financial Advisors

     Opinion of Business Bancorp's financial advisor

     Baxter Fentriss has acted as financial advisor to Business Bancorp in connection with the Merger. On August 15, 2001, Baxter Fentriss delivered to Business Bancorp its opinion that as of such date, and on the basis of matters referred to herein, the exchange ratio is fair, from a financial point of view, to the holders of Business Bancorp common stock. In rendering its opinion, Baxter Fentriss consulted with the management of Business Bancorp and MCB Financial; reviewed the merger agreement and certain publicly-available information on the parties; and reviewed certain additional materials made available by the management of the respective banks.

     In addition, Baxter Fentriss discussed with the management of Business Bancorp and MCB Financial their respective businesses and outlook. No limitations were imposed by Business Bancorp's or MCB Financial's boards of directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Annex B-1 to this joint proxy statement/prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to the Business Bancorp's board of directors and is directed only to the fairness, from a financial point of view, of the merger to the shareholders of Business Bancorp. It does not address Business Bancorp's or MCB Financial's underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any Business Bancorp shareholder as to how such shareholder should vote with respect to the merger at the meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by Business Bancorp's board of directors in making its determination to approve the merger agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to Business Bancorp consummating the merger. The opinion of Baxter Fentriss does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Business Bancorp or the effect of any other business combination in which Business Bancorp might engage.

     Baxter   Fentriss,   as   part  of  its  investment  banking  business,  is
continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. Business Bancorp's board of directors selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on bank and thrift transactions, and because of the firm's extensive experience and expertise in transactions similar to the merger. Baxter Fentriss is not affiliated with Business Bancorp or MCB Financial.

     In connection with rendering its opinion to Business Bancorp, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including the following:

     * the historical and current financial condition and results of operations of Business Bancorp and MCB Financial including interest income, interest expense, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the reserve for loan losses and possible tax consequences resulting from the transaction;

     *   the business prospects of Business Bancorp and MCB Financial;

     * the economies of Business Bancorp's and MCB Financial's respective market areas;

     *   the historical and current market for Business  Bancorp's common stock;
         and,

     * the nature and terms of certain other merger transactions that it believed to be relevant.

     Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions in California and throughout the United States.

     In connection with rendering its opinion, Baxter Fentriss reviewed:

     *   the merger agreement;

     * the Annual Reports to shareholders of Business Bancorp including the audited financial statements for the years ended December 31, 1998, 1999 and 2000, Business Bancorp's 2000 Form 10-KSB and March 31, 2001 Form 10-QSB, as well as certain interim reports to shareholders and regulatory agencies;

     * the Annual Reports to shareholders of MCB Financial including the audited financial statements for the years ended December 31, 1998, 1999 and 2000, MCB Financial's 2000 Form 10-KSB and March 31, 2001 Form 10-QSB, as well as certain interim reports to shareholders and regulatory agencies;

     * proforma combined unaudited balance sheets and income statements as of March 31, 2001; and

     * certain additional financial and operating information with respect to the business, operations and prospects of Business Bancorp and MCB Financial as it deemed appropriate.

Baxter Fentriss also:

     * held discussions with members of the senior management of Business Bancorp and MCB Financial regarding the historical and current business operation, financial condition and future prospects of their respective companies;

     * compared the results of operations of Business Bancorp and MCB Financial with those of certain banking companies that it deemed to be relevant;

     *   analyzed  the  pro-forma  financial  impact of the  merger on  Business
         Bancorp,

     *   analyzed the pro forma financial impact of the merger on MCB Financial;
         and

     * conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the merger to holders of Business Bancorp common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Business Bancorp or MCB Financial.

     In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Business Bancorp or MCB Financial. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the merger, on a pro-forma basis, to Business Bancorp or MCB Financial.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

     1. Actual Relative Contribution Analysis. Based on the proposed Exchange Ratio of 1.1763, Business Bancorp would own approximately 52% of the combined institution while MCB Financial would own the remaining 48%. Baxter Fentriss compared these ownership levels to the projected relative equity, tangible equity, earnings, cash earnings and customer base to be contributed by each institution to the combined entity. Business Bancorp is projected to contribute 62.44% of the equity, 53.76% of the tangible equity, 43.00% of the latest twelve months earnings, 47.74% of the latest twelve months cash earnings, and 57.55% of the customer base.

     2. Pro Forma Merger Analysis. Baxter Fentriss used long term forecasts for each institution to evaluate the proforma impact on book value and earnings within a range of relative ownership levels. Baxter Fentriss considered a range of potential costs savings, and growth rates that might be reasonably achieved in the merger. Based on this analysis, Baxter Fentriss concluded that the transaction should have a positive long term impact to the shareholders of Business Bancorp. The actual results achieved by Business Bancorp, MCB
Financial and the combined entity following the merger may vary from the estimated results and the variations may be material based on events beyond the control of both Business Bancorp and MCB Financial.

     3. Discounted Cash Flow - Net Present Value Analysis. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical relative present values for each institution as a long term investment. A long term forecast for each institution was developed. From this forecast appropriate cash flows, dividends and terminal values were extracted. These cash flows were then discounted using a range of appropriate discount rates and the present value of these cash flows were added together to determine the net present value of each institution.

     4. Liquidation Analysis. Baxter Fentriss estimated values based upon the liquidation of the assets and liabilities of each institution. In this analysis it was assumed that fixed assets and loans could be liquidated at stated book value and that there were no extraordinary off-balance sheet items that would cause a significant change in the overall valuation, that securities were liquidated at market value while core deposits were sold at a premium (both of which were impacted for taxes). No adjustments were made for illiquidity.

     5. Comparable Transaction Analysis. Baxter Fentriss analyzed other merger-of-equals transactions to determine average pricing statistics base upon the relative contribution of each institution. Baxter Fentriss reviewed the financial terms of comparable merger-of-equals transactions to determine the average ownership distribution received in the transactions relative to the contribution of earnings and equity made by each institution. Such statistical analysis was then applied to this transaction. Baxter Fentriss concluded that the ownership to be received by Business Bancorp as a result of the merger was within the parameters of the comparable transactions.

     Using publicly available information on Business Bancorp and MCB Financial and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the merger would not materially dilute the capital and earnings capacity of Business Bancorp and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that any and all estimates made by management were reasonably prepared and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Business Bancorp or MCB Financial, and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analysis is identical to Business Bancorp, MCB Financial, or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     Baxter Fentriss has been, or will be, paid a fairness opinion fee of $20,000, and reasonable out-of-pocket expenses for its services. Business Bancorp has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

     Opinion of MCB Financial's financial advisor

     MCB Financial retained Merrill Lynch to act as its financial advisor in connection with the merger. On August 15, 2001, MCB Financial's board of directors held meetings, in which Merrill Lynch participated, to evaluate the proposed merger. At the meeting on August 15, 2001, Merrill Lynch rendered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of MCB common stock.

     The full text of Merrill Lynch's opinion dated August 15, 2001 that describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex B-2 to this document. MCB Financial shareholders are urged to, and should, read Merrill Lynch's opinion carefully and in its entirety.

     Merrill Lynch's opinion is directed to MCB Financial's board and addresses only the fairness, from a financial point of view, of the exchange ratio to the holders of MCB common stock. The opinion does not address any other aspect of the merger or any related transaction, nor does it constitute a recommendation to any shareholder as to how to vote at the meeting on the merger or any related matter. The summary of the fairness opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Merrill Lynch, among other things:

     * reviewed certain publicly available business and financial information relating to MCB Financial and Business Bancorp that Merrill Lynch deemed to be relevant;

     * reviewed certain information including financial forecasts relating to the respective businesses, earnings, assets, liabilities and prospects of MCB Financial and Business Bancorp furnished to Merrill Lynch by MCB Financial's senior management, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the merger furnished to Merrill Lynch by MCB Financial's senior management;

     * conducted discussions with members of senior management and representatives of MCB Financial and Business Bancorp concerning the matters described in the bullet points set forth above, as well as their respective businesses and prospects before and after giving effect to the merger and the expected cost savings, revenue enhancements and related expenses;

     * reviewed the market prices and valuation multiples for MCB Financial common stock and Business Bancorp common stock and compared them with those of certain publicly traded companies;

     * reviewed the respective publicly reported financial condition and results of operations of MCB Financial and Business Bancorp and compared them with those of certain publicly traded companies;

     *   participated   in   certain    discussions   and   negotiations   among
         representatives of MCB Financial and Business Bancorp and their respective financial and legal advisors with respect to the merger;

     *   reviewed the potential pro forma impact of the merger;

     * reviewed a draft of the merger agreement and a draft of the related stock option agreements provided to Merrill Lynch; and

     * reviewed such other financial studies and analyses and took into account such other matters that Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

     In rendering its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, or that was discussed with, or reviewed by or for Merrill Lynch, or that was publicly available. Merrill Lynch also did not assume any responsibility for independently verifying this information or undertake an independent evaluation or appraisal of the assets or liabilities of MCB
Financial or Business Bancorp, and Merrill Lynch has not been furnished any evaluation or appraisal on these matters. Merrill Lynch has also assumed the final form of the Agreement and the final form of the related stock option agreement will be substantially similar to the last drafts reviewed by it.

     Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of MCB Financial or Business Bancorp, nor reviewed any individual credit files of MCB Financial or Business Bancorp nor been requested to conduct such a review. As a result, Merrill Lynch has assumed that the aggregate allowances for loan losses for both MCB Financial and Business Bancorp are adequate to cover such losses and will be adequate on a pro forma basis for the combined company. In addition, Merrill Lynch did not assume any obligation to conduct, and Merrill Lynch did not conduct, any physical inspection of the properties or facilities of MCB Financial or Business Bancorp. With respect to the financial and operating information, including, without limitation, valuations of contingencies and projections regarding under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions and information on the cost savings, revenue enhancements and related expenses expected to result from the merger, in each case furnished to or discussed with Merrill Lynch by MCB Financial or Business Bancorp, Merrill Lynch assumed that the information was reasonably prepared and reflects the best currently available estimates and judgments of the senior management of MCB Financial and Business Bancorp as to the future financial and operating performance of MCB Financial, Business Bancorp or the combined entity, as the case may be, and the expected cost savings, revenue enhancements and related expenses. Merrill Lynch's opinion is based upon market, economic and other conditions as in effect on, and on the information made available to Merrill Lynch as of, the date of its opinion.

     For purposes of rendering its opinion, Merrill Lynch assumed that, in all respects material to its analysis:

     * the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

     * the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

     * MCB Financial and Business Bancorp will perform all of the covenants and agreements required to be performed by them under the merger agreement and any related documents;

     * all conditions to completing the merger will be satisfied without any waivers; and

     * in the course of obtaining any necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of MCB Financial, Business Bancorp or the combined entity, or on the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

     Merrill Lynch also assumed that the merger will be accounted for as a purchase under U.S. generally accepted accounting principles, which we refer to in this document as GAAP, and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch's opinion is not an expression of an opinion as to the prices at which shares of MCB Financial common stock or shares of Business Bancorp common stock will trade following the announcement of the merger, or the prices at which the shares of common stock of the combined entity will trade following the completion of the merger.



Analyses of Merrill Lynch

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, MCB Financial and Business Bancorp. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Merrill Lynch opinion was among several factors taken into consideration by MCB Financial's board in making its determination to adopt the plan of merger contained in the merger agreement and the merger. In addition, MCB Financial's board did not rely on any single analysis in making its determination. Consequently, the analyses described below should not be viewed as determinative of the decision of MCB Financial's board or management with respect to the fairness of the exchange ratio.

     The summary that follows is not a complete description of the analyses underlying the Merrill Lynch opinion or the presentation made by Merrill Lynch to MCB Financial's board but summarizes the material analyses performed and presented in connection with its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.

     In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Merrill Lynch believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

     The following is a summary of the material financial analyses presented by Merrill Lynch to MCB Financial's board at its meeting on August 15, 2001. At the time of this presentation, the exchange ratio proposed by MCB Financial was 1.1763, and Merrill Lynch's analyses were based on that exchange ratio. Merrill Lynch rendered its fairness opinion to MCB Financial's board on August 15, 2001 based on the 1.1763-for-1 exchange ratio.

     Calculation of Transaction Value. Merrill Lynch reviewed the terms of the merger. It noted that the exchange ratio of 1.1763 shares of Business Bancorp common stock for each share of MCB Financial common stock meant that the transaction had a per share value of $15.29 for each share of MCB Financial common stock based upon the closing price of Business Bancorp of $13.00 on August 10, 2001. Merrill Lynch also noted that, based on the exchange ratio, the transaction also had an implied aggregate value of approximately $25 million as of August 10, 2001.

     Contribution/Implied Exchange Ratio Analysis. Merrill Lynch also analyzed selected balance sheet, income statement, and stock market data of MCB Financial and Business Bancorp to determine the estimated pro forma ownership of the combined entity based on each company's contributions. Merrill Lynch then used this data to determine the exchange ratio that would be required to equate pro forma ownership in a combined MCB Financial/Business Bancorp with each institution's contribution of the specified criteria and against which the exchange ratio of 1.1763 could be compared. Merrill Lynch's analysis illustrated that the exchange ratio approximated the implied exchange ratio derived from the analysis for each of the specified criteria. The results of Merrill Lynch's analysis are set forth in the following table.

                                              Pro Forma Ownership                             Implied
                  Factor                         MCB Financial        Business Bancorp     Exchange Ratio
------------------------------------------   ---------------------   ------------------   ---------------
Total Equity .............................            34.3%                  65.7%              0.6469
Tangible Equity ..........................            42.3                   57.7               0.9094
Current Market Capitalization ............            44.7                   55.3               0.9982
90 Day Average Market Capitalization .....            45.7                   54.3               1.0469
2000 Estimated Cash Income ...............            57.5                   42.5               1.6755
2001 Estimated Cash Income ...............            54.5                   45.5               1.4828
2002 Estimated Cash Income ...............            50.8                   49.2               1.2756

     Historical Market-for-Market Exchange Ratio Analysis. Merrill Lynch also analyzed the exchange ratio that existed between MCB Financial common stock and Business Bancorp common stock for certain selected periods during the past year to illustrate the exchange ratio that existed between the companies' common stock for those periods and against which the exchange ratio of 1.1763 could be compared. Merrill Lynch's analysis illustrated that the exchange ratio approximated the historical implied exchange ratio derived from the analysis for the selected periods. The results of Merrill Lynch's analysis are set forth in the following table.


                       Historical Implied Exchange Ratio

  Current (August 10, 2001) .........       1.0031x
  Last 5 Days Average ...............       0.9791x
  Last 10 Days Average ..............       0.9976x
  Last 30 Days Average ..............       1.0361x
  Last 60 Days Average ..............       1.0705x
  Last 3 Months Average .............       1.0442x
  Last 6 Months Average .............       1.0757x
  Last Year Average .................       0.9698x

     Peer Group Stock Trading Multiple Analysis. Merrill Lynch also reviewed and compared selected financial and stock market information of MCB Financial and Business Bancorp to the publicly available corresponding data for the following publicly traded commercial banking organizations located throughout California that Merrill Lynch determined were comparable to MCB Financial and Business Bancorp: * American River Holdings

          * BWC Financial Corp.                 * Foothill Independent Bancorp
          * Capital Corp of the West            * North Valley Bancorp
          * Central Coast Bancorp               * Redwood Empire Bancorp
          * Civic Bancorp                       * Wilshire State Bank


     The following table compares the information for MCB Financial and Business Bancorp with corresponding mean data for the companies listed above for the purpose of evaluating MCB Financial's and Business Bancorp's performance against those companies in the categories listed. The information is based on financial data at June 30, 2001, earnings per share estimates from I/B/E/S Earnings Estimate, and market prices as of August 10, 2001. The calculations of price-to-2001 and price-to-2002 estimated GAAP earnings per share are based on I/B/E/S estimated earnings per share calculated in accordance with GAAP. The calculations of price-to-2001 and price-to-2002 estimated cash earnings per share are based on I/B/E/S estimated earnings per share. I/B/E/S is a recognized data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Merrill Lynch's analysis illustrated that, when considering the stock market and financial data selected, both MCB Financial and Business Bancorp were trading at multiples and values, or had other financial characteristics, approximating the comparable companies.

                                                  Stock          Stock
                                               Price/2001     Price/2002                     Stock
                                   Stock        Estimated      Estimated        Stock        Price/
                                Price/ LTM        GAAP           GAAP          Price/       Tangible
                                 GAAP EPS          EPS            EPS        Book Value       Book
                               ------------   ------------   ------------   ------------   ---------
MCB Financial ................     8.05x           7.28x          6.36x          1.54x        1.54x
Business Bancorp .............    10.92x          10.83x          8.07x          1.06x        1.52x
Merrill Lynch Selected Company
 Average .....................    12.67           11.36x          9.78x          1.74x        1.85x

     No company used in the analyses described above is identical to MCB Financial, Business Bancorp, or the pro forma combined company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading, or other values of the companies to which they are being compared. In addition, mathematical analyses, such as determining the average or median, are not of themselves meaningful methods of using comparable company data.

     Discounted Dividend Analysis--MCB Financial. Merrill Lynch performed a discounted dividend analysis to estimate a range of present values per share of MCB Financial common stock assuming MCB Financial continued to operate as a stand-alone entity. This range was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends that MCB Financial could generate through December 31, 2005, and (2) the present value of the terminal value, which is a representation of the ongoing value of an entity at a specified time in the future, of MCB Financial common stock.

     In calculating a terminal value of MCB Financial common stock, Merrill Lynch applied multiples of 7.0x, 8.0x and 9.0x to year 2005 forecasted cash earnings. These multiples were used to approximate current stock market trading multiples for MCB Financial. In performing this analysis, Merrill Lynch used senior management's earnings per share estimates for 2001 and 2002. For periods after 2002, earnings per share were assumed to increase at a projected average growth rate of 14.0%. The combined dividend stream and terminal value were also then discounted back to June 30, 2001 using a range of discount rates between 13.5% and 15.5%.

     In performing this analysis, Merrill Lynch also assumed an annual asset growth rate for MCB Financial of 12.0%, and further assumed that earnings in excess of those necessary to maintain MCB

Financial's tangible common equity ratio at 6.5% could be paid out as dividends. Based on the foregoing criteria and assumptions, Merrill Lynch determined that the stand-alone present value of the MCB Financial common stock ranged from $16.20 to $20.71 per share. The results of Merrill Lynch's analysis are set forth in the following table.

                                 Terminal Year Price/Cash Earnings
                                              Multiple
                              ---------------------------------------
 Discounted Dividend Rates        7.0X          8.0X          9.0X
---------------------------   -----------   -----------   -----------
  13.5%                        $  17.27      $  18.99      $  20.71
  14.5%                           16.72         18.38         20.03
  15.5%                           16.20         17.79         19.38

     Discounted Dividend Analysis--Business Bancorp. Merrill Lynch also performed a discounted dividend analysis to estimate a range of present values per share of Business Bancorp common stock assuming Business Bancorp continued to operate as a stand-alone entity. As was the analysis performed with regard to MCB Financial, this range was determined by adding (1) the present value of the estimated future dividend stream that Business Bancorp could generate through December 31, 2005, and (2) the present value of the terminal value of Business Bancorp common stock.

     In calculating a terminal value of Business Bancorp common stock, Merrill Lynch applied multiples of 10.0x, 11.0x and 12.0x to year 2005 forecasted cash earnings. These multiples were used to approximate current stock market trading multiples for Business Bancorp. In performing this analysis, Merrill Lynch used senior management's cash earnings per share estimates for 2001 and 2002. For the periods after 2002, cash earnings per share were assumed to growth at average rate of 15.5%. The combined dividend stream and terminal value were also then discounted back to June 30, 2001 using a range of discount rates between 13.5% and 15.5%.

     In performing this analysis, Merrill Lynch also assumed an annual asset growth rate for Business Bancorp of 10.0%, and further assumed that earnings in excess of those necessary to maintain Business Bancorp's tangible common equity ratio at 6.5% could be paid out as dividends. Based on the foregoing criteria and assumptions, Merrill Lynch determined that the stand-alone present value of the Business Bancorp common stock ranged from $14.02 to $17.86 per share. The results of Merrill Lynch's analysis are set forth in the following table.

                                 Terminal Year Price/Cash Earnings
                                              Multiple
                              ---------------------------------------
 Discounted Dividend Rates       10.0X         11.0X         12.0X
---------------------------   -----------   -----------   -----------
  13.5%                        $  15.13      $  16.50      $  17.86
  14.5%                           14.56         15.88         17.19
  15.5%                           14.02         15.28         16.54

     The discounted dividend analyses of MCB Financial and Business Bancorp do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. The discount rates applied to MCB Financial and Business Bancorp referred to in these paragraphs above were based on several factors, including the financial advisor's knowledge of each of MCB Financial and Business Bancorp and the industry in which they operate, the business risk of each company and the overall interest rate environment as of August 10, 2001. The asset growth rates applied for MCB Financial and Business Bancorp took into consideration several factors, including the historical asset growth rate of each of MCB Financial and Business Bancorp as well as projected long-term growth rates. Dividend discount analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

     Pro Forma Financial Impact. Based on the 1.1763-for-1 exchange ratio, Merrill Lynch also analyzed the pro forma per share financial impact of the merger on MCB Financial's and Business Bancorp's cash earnings per share. Merrill Lynch further analyzed the pro forma per share financial impact of the merger on MCB Financial's and Business Bancorp's tangible book value. The analysis indicated that the impact of the merger would be accretive, or additive, for both MCB Financial and Business Bancorp on a cash basis. The analysis further indicated that the merger would be accretive, or additive to MCB Financial's tangible book value per share and dilutive to, or decrease, Business Bancorp's tangible book value per share. The following table sets forth the results of Merrill Lynch's analyses.




 2002 Cash EPS Impact               MCB Financial     Business Bancorp
------------------------------      ---------------   -----------------
                                         +6.1%              +15.3%

  Per Share Impact At Closing       MCB Financial     Business Bancorp
-------------------------------     ---------------   -----------------
Tangible Book Value per Share           +11.9%             -13.4%

     The analysis was based on I/B/E/S earnings estimates for MCB Financial and Business Bancorp, and estimated pre-tax cost savings of $1.2 million realized approximately 100% in 2002. In analyzing the pro forma financial impact of the merger, Merrill Lynch also assumed that there would be an estimated one time, pre-tax restructuring charge of $850,000.

     MCB Financial retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the equity securities of MCB Financial and its affiliates and Business Bancorp and its affiliates for their own account and/or the accounts of their respective customers, and, accordingly, may at any time hold long or short positions in these securities. Merrill Lynch does not hold any of these shares as principal, which means that the voting and disposition power generally is held by the retail owner of the shares.

     Pursuant to a letter agreement between MCB Financial and Merrill Lynch, dated as of August 15, 2001, MCB Financial agreed to pay Merrill Lynch for financial advisory services rendered through the closing of the merger (1) a fee of $15,000 upon the execution of the letter agreement, (2) a fee of $35,000 upon the execution of the merger agreement and (3) a fee of $450,000 payable in cash upon the closing of the merger. MCB Financial also agreed, among other things, to reimburse Merrill Lynch for certain expenses incurred in connection with the services provided by Merrill Lynch, and to indemnify Merrill Lynch and its affiliates from and against certain liabilities and expenses, which may include certain liabilities under federal securities laws, in connection with its engagement. MCB Financial also retained another financial advisor in connection with its review of the merger, Fox-Pitt, Kelton Inc. to assist in the negotiations. Subsequent to performance of its review and analysis and the rendering of Merrill Lynch's opinion, the investment banking team involved in the transaction left Merrill Lynch and joined the firm of Fox-Pitt, Kelton Inc. MCB Financial retained Fox-Pitt, Kelton Inc. to secure the services of these individuals in the future review and negotiation of the merger. Upon closing of the merger Fox-Pitt, Kelton Inc. will receive $350,000 of the $500,000 in fees originally to be paid to Merrill Lynch.


Regulatory Approvals We Must Obtain For The Merger To Occur

     The merger and the bank merger are subject to receipt of the following regulatory approvals:

     * the bank merger requires the approval of the Federal Reserve Board under the Bank Merger Act which we received on October 25, 2001; and

     *   the California Commissioner must approve the merger.

     The merger and the bank merger of Metro Commerce Bank and Business Bank are subject to the approval of (a) the Federal Reserve Board under the Bank Merger Act; and (b) the California Commissioner under the California Financial Code.

     Under the Bank Merger Act, the Federal Reserve Board must withhold approval of the merger or the bank merger, as the case may be, if it finds that the transaction would tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that any such anti-competitive effects of the merger or the bank merger are clearly outweighed in the public interest by the probable effects of the merger or the bank merger in meeting the convenience and needs of the communities to be served. Also, the merger and the bank merger may not be consummated for 30 days from the date of approval, during which time it could be challenged by the United States Department of Justice on antitrust grounds. With the approval of the Department of Justice, however, this waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve Board approval of the merger or the bank merger unless a court specifically ordered otherwise.

     In deciding whether to approve the merger and the bank merger, the Federal Reserve Board will also take into consideration the financial and managerial resources and future prospects of the banking subsidiaries following the transactions. The Federal Reserve Board has indicated that it will not approve a significant acquisition unless the resulting institution has sufficient capitalization, taking into account, among other things, asset quality.

     In addition, under the Community Reinvestment Act of 1977 ("CRA"), the Federal Reserve Board must take into account the record of performance of each insured depository institution subsidiary of Business Bancorp, including Business Bank, in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company. As part of the review process for the merger and the bank merger, the Federal Reserve Board will solicit public comments regarding the applications. The Federal Reserve Board frequently receives, in merger transactions, protests from community groups and others regarding various aspects of the proposal and, in particular, the extent to which the applicants are complying with CRA and fair lending laws. Business Bank and Metro Commerce Bank have received, respectively, CRA ratings of "outstanding" and "satisfactory" in their most recent CRA examinations by their respective federal regulators.

     The Federal Reserve Board is also authorized (but generally not required) to hold a public hearing or meeting in connection with an application for approval of a merger under the Bank Merger Act if it determines that such a hearing or meeting would be appropriate. A decision by the Federal Reserve Board to hold a public hearing or meeting regarding any such application could prolong the period during which that application is subject to review by the Federal Reserve Board.

     Business Bancorp and Business Bank filed an application seeking approval of the merger and the bank merger with the Federal Reserve Board on September 21, 2001. The Federal Reserve Board approved the application on October 25, 2001.

     The merger and bank merger will also be subject to the prior approval of the California Commissioner. The factors that the California Commissioner will consider in determining whether to grant his approval include the competitive effects of the merger and the bank merger, the principles of sound banking and the public interest and the needs of the communities served by the banks.

     Business Bancorp and Business Bank filed an application seeking approval of the merger and the bank merger with the California Commissioner on September 21, 2001. The parties anticipate that the California Commissioner will act on and approve the application by the end of the fourth quarter of 2001.

     Based on current precedents, MCB Financial and Business Bancorp believe that the merger will be approved by the appropriate regulatory agencies and will not be subject to challenge by the Department of Justice under the antitrust laws. However, no assurance can be provided that the regulatory agencies or the Department of Justice will concur in this assessment or that any approval by the regulatory agencies will not contain conditions which are materially burdensome to MCB Financial or Business Bancorp.

     Also, there can be no assurance as to whether or when any of the above-described regulatory approvals required for consummation of the merger and the bank merger will be obtained or as to any conditions that may be imposed in connection with the granting of such approvals. See "The Merger Agreement--Conditions to the Completion of Merger" on page 55.


Nasdaq National Market Listing

     Business Bancorp has filed an application for listing of its common stock on the Nasdaq National Market which is expected to become effective on the closing date of the merger. There can be no assurance that Business Bancorp's application for listing on the Nasdaq National Market will be granted by Nasdaq or that, if granted, Business Bancorp will continue to meet the requirements for maintaining that listing. Business Bancorp's common stock is currently traded on the Nasdaq SmallCap Market.

Interests of Certain Officers and Directors in the Merger

     Certain directors and officers of MCB Financial may receive benefits from the merger that are different from or in addition to the benefits received by other shareholders. These benefits include the following:

     Executive officers/employee-directors/other directors of MCB Financial hold options to acquire 95,549 shares of MCB Financial common stock. In the merger, these options will be replaced by options to acquire Business Bancorp common stock, with the number of shares and exercise price adjusted to reflect the exchange ratio.

     As of October 18, 2001, the directors and executive officers of MCB Financial owned an aggregate of 263,526 shares of MCB Financial common stock (not including 95,549 shares subject to options exercisable currently or within 60 days of October 18, 2001) which, if owned by them at the effective date, will be converted into shares of Business Bancorp common stock with an approximate aggregate market value of $4,029,813 (based on the $13 per share closing price of Business Bancorp common stock on the Nasdaq SmallCap Market on October 19, 2001).

     Under the merger agreement, Business Bancorp has agreed to appoint the seven current directors of MCB Financial to the Business Bancorp and Business Bank boards of directors. These appointees will be entitled to receive the directors' fees and benefits that Business Bancorp and Business Bank extend to their respective directors. Currently, Business Bancorp does not pay fees to its directors and Business Bank pays certain cash fees. See "Directors, Executive Officers and Principal Shareholders of Business Bancorp--Compensation of Directors" on page 123.
After the merger, the officers of Business Bancorp will be:



         Chairman:                                             Timothy J. Jorstad
         Vice Chairman:                                        John E. Duckworth
         Chief Executive Officer:                              Alan J. Lane
         President & Chief Operating Officer:                  Charles O. Hall
         Executive Vice President & Chief Financial Officer:   Patrick E. Phelan

After the merger, the officers of Business Bank will be:

         Chairman:                                             John E. Duckworth
         Vice Chairman:                                        Timothy J. Jorstad
         Chief Executive Officer:                              Charles O. Hall
         President:                                            Alan J. Lane
         Executive Vice President & Chief Financial Officer:   Patrick E. Phelan

     Under Mr. Hall's current employment agreement with MCB Financial, in the event his employment is terminated for any reason other than death, disability, voluntary retirement or cause he will be entitled to receive a severance payment in an amount equal to his then base salary for 36 months in one lump sum. If Mr. Hall's employment is terminated for reasons of death, voluntary retirement or cause he will not be entitled to any severance payment. Under Mr. Phelan's severance agreement with MCB Financial and Metro Commerce Bank in the event Mr. Phelan's employment is terminated for any reason other than death, disability, voluntary retirement or cause he will be entitled to receive a severance benefit equal to eighteen months of pay and an added benefit of two weeks of pay for each full year of service, provided that the total benefit payable to Mr. Phelan shall not exceed two years of pay. Although the employment agreements of Mr. Lane and certain other officers of Business Bancorp provide for severance payments in the event of a change in control of Business Bancorp or Business Bank, these provisions will not be triggered by the merger. However, those provisions may have the effect of increasing the cost of acquiring Business Bancorp, thereby discouraging future attempts to take over Business Bancorp or Business Bank.

     Business  Bancorp  intends  to  offer employment contracts to Alan J. Lane,
Charles O. Hall and Patrick E. Phelan which would supersede the existing agreements and eliminate the payments described in the preceding paragraphs. Execution of these agreements is a condition to completion of the merger. However, these officers would again be entitled to similar payments if Business Bancorp were to experience a change in control after the merger is completed. In addition, the merger agreement provides that if any of these officers is terminated without cause within 12 months following the closing of the merger, upon termination that officer will be entitled to receive any severance and/or change of control payments provided for under his prior agreement. Such termination would require the approval of seventy percent of the authorized number of directors under Business Bancorp's Bylaws to be in effect following the merger. See "Operations Following the Merger--Director Voting--Supermajority Vote Requirements" on page 61.

     In addition, the merger agreement provides MCB Financial directors and officers with certain rights to indemnification by Business Bancorp.


Employee Benefit Plans

     MCB Financial employees will be eligible to participate in Business Bancorp's employee benefit plans. Business Bancorp may require MCB Financial to terminate one or more of its employee benefits plans immediately before the closing.

     Business Bancorp intends to adopt a new stock option plan and a new employee stock ownership plan as of the effective time of the merger. Business Bancorp expects to submit the stock option plan for shareholder approval at the first annual meeting of the merged entity. The stock ownership plan may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of Business Bancorp since it may result in the employees of Business Bancorp acquiring ownership of additional shares of Business Bancorp after the merger.


Shareholder Rights Plan

     Business Bancorp intends to adopt a shareholder rights plan to be effective as of the effective time of the merger. The plan will entitle shareholders to acquire a certain number of shares of Business Bancorp common stock at a discounted price in the event a third party acquires a substantial block. In the event that Business Bancorp is acquired in a merger or other business combination transaction or a large percentage of its consolidated assets or earning power are sold, the rights will entitle shareholders to purchase shares of the acquiring company at a discounted price. Business Bancorp will provide shareholders with more specific information regarding the plan after its adoption.


Accounting Treatment

     It is anticipated that the merger will be accounted for as a purchase transaction under generally accepted accounting principles. The unaudited pro-forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method of accounting.

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No.
141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001. With the adoption of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life, rather goodwill will be subject to at least an annual assessment for impairment. The merger will be accounted for in accordance with SFAS No. 141. Any related goodwill or other intangible assets generated through the transaction will be accounted for in accordance with SFAS No. 142.

Certain Federal Income Tax Consequences

     MCB Financial and Business Bancorp expect that the merger will have the following consequences for federal income tax purposes:

     * the merger will not result in any recognized gain or loss to MCB Financial or Business Bancorp, and Business Bancorp will succeed to the basis and the holding period of the assets of MCB Financial;

     * any cash received in lieu of any fractional share or on account of dissenting shares of MCB Financial or Business Bancorp generally will constitute a capital gain or loss, but may constitute ordinary income if the MCB Financial shares were not held as a capital asset or if the dissenting shareholder is deemed to own shares held by others;

     * neither shareholders of Business Bancorp, nor holders of MCB Financial common stock who receive solely Business Bancorp common stock in exchange for their shares of MCB Financial common stock in the merger, will recognize any gain or loss;

     * the holding period of Business Bancorp common stock issued in exchange for MCB Financial common stock for federal income tax purposes will include the holding period of the MCB Financial common stock for which it is exchanged, assuming that the shares of MCB Financial common stock are capital assets in the hands of the holder at the effective date; and

     * the basis of the Business Bancorp common stock received in the exchange will be the same as the basis of the MCB Financial common stock for which it was exchanged, less any basis attributable to fractional shares for which cash is received.

     A shareholder who perfects dissenter's rights and receives payment for his or her shares will be treated as if the shares were redeemed. In general, if the shares are held as a capital asset at the time of the merger, the dissenting shareholder will recognize a capital gain or loss measured by the difference between the amount of cash received and the basis of the shares in the hands of the dissenting shareholder. However, if the dissenting shareholder owns, directly or indirectly through the application of Section 318 of the Internal Revenue Code, any shares of common stock as to which dissenters' rights are not exercised and perfected and which are therefore exchanged for Business Bancorp common stock in the merger, the shareholder may be treated as having received a dividend in the amount of cash paid to the shareholder in exchange for the shares as to which dissenter's rights were perfected. Under
Section 318 of the Code, an individual is deemed to own stock that is actually owned (or deemed to be owned) by certain members of his or her family (spouse, children, grandchildren and parents, with certain exceptions) and other related parties, including, for example, certain entities in which the individual has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as stock that such individual (or a related person) has the right to acquire upon exercise of an option or conversion right held by such individual (or a related person). Each shareholder who intends to dissent from the merger (see "The Merger--Dissenters' rights of appraisal" on page 48) should consult his or her own tax advisor with respect to the application of the constructive ownership rules to the shareholder's particular circumstances.


     For federal tax purposes, the highest marginal tax rate for individuals on ordinary income is 38.6%, compared to 20% for capital gain, and the highest marginal tax rate for corporations is 35% on ordinary income and capital gain. Capital losses are treated differently than ordinary losses. Essentially, a capital loss for any taxable year may be deducted by a corporation in that year only to the extent of capital gain, and by an individual in that year only to the extent of capital gain plus up to $3,000 of ordinary income. Capital losses not deductible in the year they occur may be carried forward indefinitely by individuals and may be carried back up to three years and forward up to five years by corporations.

     Neither MCB Financial nor Business Bancorp has requested a ruling from the IRS in connection with the merger. It is a condition to the consummation of the merger that MCB Financial and Business Bancorp each receive opinions from their respective counsel that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code for federal income tax purposes. The tax opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. The tax opinions are subject to certain assumptions and qualifications and are based in part on the truth and accuracy of certain representations of MCB Financial and Business Bancorp.

     This document does not address the consequences of the merger under state, local or foreign law. This document does not address all aspects of federal income taxation that may be relevant to an MCB Financial shareholder in light of its particular circumstances or if the shareholder is subject to special rules. Accordingly, each MCB Financial shareholder is urged and expect to consult with such shareholder's own tax advisor or to determine the particular United States federal, state, local or foreign income or other tax consequences of the merger. MCB Financial and Business Bancorp will not bear any expenses incurred by any shareholder arising from disputes with the IRS or any state or foreign tax agency over the tax consequences of the merger.


Dissenters' Rights of Appraisal

     Shareholders of MCB Financial and Business Bancorp may be entitled to certain dissenters' appraisal rights if they perfect their rights in accordance with Chapter 13 of the California Corporations Code. Relevant excerpts of Chapter 13 are included as Annex C. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any shareholder who wishes to exercise dissenters' rights or who wishes to preserve the right to do so, since failure to comply with the procedures prescribed in Chapter 13 will result in the loss of dissenters' rights.

     Business Bancorp

     If the merger is consummated, those shareholders of Business Bancorp who elect to exercise their dissenters' rights and who in a timely and proper fashion perfect such rights will be entitled to receive the "fair market value" of their shares in cash. "Fair market value" would be determined as of August 14, 2001, the day before the first announcement of the terms of the merger, and therefore would not include any appreciation or depreciation caused by the merger. The board of directors of Business Bancorp has determined that the fair market value of Business Bancorp common stock for this purpose is $14.48 per share. See "Summary--comparative market price and dividend data" on page 5.

     In order to qualify for dissenters' rights, a Business Bancorp shareholder must not vote in favor of the merger and must make a written demand on Business Bancorp within 30 days after Business Bancorp mails to shareholders the notice of approval of the merger. Abstentions and broker non-votes will not be considered votes in favor of the merger and the affected shares may still perfect dissenter's rights.

     If the merger is approved, Business Bancorp will, within ten days after the meeting, mail to any shareholder who did not vote for the merger a notice that the required shareholder approval of the merger was obtained. This notice of approval will state the price determined by Business Bancorp to represent the "fair market value" of any dissenting shares and a brief description of the procedures to be followed by dissenting shareholders who wish to pursue further their statutory rights. The dissenting shareholder must deliver his or her share certificate for receipt by Business Bancorp within 30 days after the date on which the notice of approval was mailed to the shareholder. Business Bancorp will stamp or endorse the certificate with a statement that the shares are dissenting shares and return it to the dissenting shareholder. The statements in the notice of approval will constitute an offer by Business Bancorp to purchase from its shareholders any dissenting shares at the price stated, but only if the merger is consummated. However, the determination by Business Bancorp of fair market value is not binding on its shareholders.

     A Business Bancorp shareholder who does not accept Business Bancorp's determination of fair market value must send a written demand to Business Bancorp, 140 South Arrowhead Avenue, San Bernardino, California 92408,
Attention: Corporate Secretary. The written demand must state the number and class of shares held of record by such shareholder which the shareholder demands that Business Bancorp purchase for cash, and it must contain a statement of the amount which the shareholder claims to be the fair market value of the dissenting shares as of the day before announcement of the proposed merger. That statement will constitute an offer by the shareholder to sell his or her dissenting shares to Business Bancorp at that price.

     If  Business  Bancorp  and  a  dissenting  shareholder  do not agree on the other's proposed purchase price, the shareholder has the right for six months following the mailing of the notice of approval to file a lawsuit to have the fair market value determined by a court. The fair market value of dissenting shares as determined by the court in those circumstances could be higher or lower than the amount offered by Business Bancorp in the notice of approval or the consideration provided for in the merger agreement, and any such determination would be binding on the dissenting shareholder or shareholders involved in the lawsuit and on Business Bancorp. Any party may appeal from the judgment. However, the court action to determine the fair market value of shares will be suspended if litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing the merger. No shareholder who has appraisal rights under Chapter 13 will have any right to attack the validity of the merger except in an action to test whether the number of shares required to authorize the merger has been legally voted in favor of the merger.

     Dissenting Business Bancorp shares may lose their status as such if any of the following events occurs:

     * the merger is abandoned (in which case Business Bancorp must pay on demand to dissenting shareholders who have initiated proceedings in good faith as provided under Chapter 13 all necessary expenses and reasonable attorneys' fees incurred in such proceedings);

     * the dissenting shares are transferred before being submitted to Business Bancorp for endorsement;

     * the dissenting shareholder withdraws his or her demand with the consent of Business Bancorp; or,

     * in the absence of agreement between the dissenting shareholder and Business Bancorp as to the price of his or her shares, the Business Bancorp shareholder fails to file suit or otherwise fails to become a party to such suit within six months following the mailing of the notice of approval.

     The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal and California state income tax purposes by dissenting shareholders. See "The Merger--Certain Federal Income Tax Consequences" on page 47.


     MCB Financial

     Dissenters' rights will be available to the shareholders of MCB Financial only if the conditions described below are satisfied. Dissenters' rights entitle shareholders to receive an amount equal to the fair market value of their shares as of August 14, 2001, the last business day before the public announcement of the merger. The closing sales price for MCB Financial common stock on that day was $13.35.

     In order to be entitled to exercise dissenters' rights, a shareholder of MCB Financial must vote against the merger. If the shareholder returns a proxy without voting instructions or with instructions to abstain or vote for the merger, his or her shares will automatically be voted in favor of the merger and the shareholder will lose any dissenters' rights. In the event of a broker non-vote of his or her shares held in street name, the shareholder will also lose any dissenters' rights.

     To preserve dissenters' rights, a MCB Financial shareholder must also make a written demand on MCB Financial for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of August 14, 2001. The demand must be addressed to MCB Financial, 1248 Fifth Avenue, San Rafael, California 94901 Attention: Corporate Secretary, and must be received by MCB Financial not later than the date of MCB Financial's special meeting. A vote against the merger does not constitute the written demand.

     No dissenters' rights will be available unless holders of at least five percent of MCB Financial common stock vote against the merger and submit the required demand before the meeting. If holders of five percent or more of the outstanding shares submit the required demand and the merger is approved by the shareholders, MCB Financial will have 10 days after the approval to send to those shareholders who have voted against the merger written notice of the approval accompanied by a copy of Chapter 13, a statement of the price determined by MCB Financial to represent the fair market value of the dissenting shares as of August 14, 2001, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval is mailed, the dissenting shareholder must surrender to MCB Financial, at the office designated in the notice of approval, the certificates representing the dissenting shares. MCB Financial will stamp or endorse them with a statement that they are dissenting shares or exchange them for certificates of appropriate denomination so stamped or endorsed. Any shares of MCB Financial common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

     If MCB Financial and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree on the purchase price, the dissenting shareholder will be entitled to the agreed price with interest at the legal rate on judgments from the date of the agreement. MCB Financial will pay the fair market value of the dissenting shares within 30 days after the price has been agreed upon or 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates, unless provided otherwise by agreement.

     If MCB Financial denies that the shares surrendered are dissenting shares, or MCB Financial and the dissenting shareholder fail to agree on a fair market value, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make the determinations or intervene in any pending action brought by any other dissenting shareholder. If the shareholder does not file a complaint or intervene in a pending action within the specified six-month period, the dissenters' rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.

     A dissenting shareholder may not withdraw his or her dissent or demand for payment unless MCB Financial consents to the withdrawal.

     The receipt of a cash payment for dissenting shares will result in recognition of gain or loss for federal and California state income tax purposes by dissenting shareholders. See "The Merger--Certain Federal Income Tax Consequences" on page 47.


Resales of Business Bancorp Common Stock

     The shares of Business Bancorp common stock to be issued to shareholders of MCB Financial under the merger agreement have been registered under the Securities Act of 1933 so these shares may be freely traded without restriction by people who will not be affiliates of Business Bancorp after the merger and who were not affiliates of MCB Financial on the date of the special meeting.

     All  directors  and  executive  officers of MCB Financial are affiliates of
MCB Financial for this purpose. Those people may resell shares of Business Bancorp common stock to be received by them in the merger only if the shares are registered for resale under the Securities Act or an exemption from such registration under the Securities Act is available. Those people may be permitted to resell the Business Bancorp shares under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Business Bancorp) or as otherwise permitted under the Securities Act. Each MCB Financial director and each other person deemed to be an affiliate has entered into an agreement with Business Bancorp providing that the person will not transfer any shares of Business Bancorp common stock received in the merger, except in compliance with the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any Business Bancorp shares.

                             THE MERGER AGREEMENT

     The following is a summary of the material provisions of the agreement and plan of reorganization relating to the merger, also referred to as the "merger agreement," a copy of which is attached to this document as Annex A. The merger agreement is incorporated by reference into this document. We urge you to read the merger agreement in its entirety.


Structure of the Merger; Effective Time

     The merger agreement contemplates the merger of MCB Financial with and into Business Bancorp. Business Bancorp will be the surviving corporation in the merger and will continue its corporate existence under California law. Simultaneously, Metro Commerce Bank will be merged with and into Business Bank with Business Bank as the surviving corporation in the bank merger. Business Bank will continue to operate as a commercial bank and wholly owned subsidiary of Business Bancorp. The merger will become effective upon the filing of an agreement of merger with the Secretary of State of the State of California, or at such time thereafter as is provided in the agreement of merger. The closing of the merger and the bank merger will take place on a date to be specified by the parties, which will be the earliest practicable day after satisfaction of all of the conditions stated in the merger agreement, unless Business Bancorp and MCB Financial agree to another time or date. See "--Conditions to completion of the merger" on page 55.


Conversion of MCB Financial Common Stock

     If you are a shareholder of MCB Financial common stock as of the effective time of the merger, each of your shares of MCB Financial common stock will be converted into the right to receive 1.1763 shares of Business Bancorp common stock. Your shares of MCB Financial common stock will no longer be outstanding and will be automatically canceled and retired and will cease to exist. Your stock certificate previously representing shares of MCB Financial common stock will be exchanged for a certificate representing whole shares of Business Bancorp common stock.

     You will not receive any fractional shares of Business Bancorp common stock. If you are entitled to a fraction of a share of Business Bancorp common stock you will, instead, receive an amount in cash. The cash amount will be equal to the average of the closing sale prices of Business Bancorp common stock on the Nasdaq SmallCap Market as reported for the five trading days immediately preceding the effective time of the merger multiplied by the fraction of a share of Business Bancorp common stock to which you would otherwise have been entitled. You will not be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share. In the event Business Bancorp pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or stock distribution with respect to Business Bancorp common stock between the date of the merger agreement and the effective time of the merger, appropriate adjustments will be made to the number of shares of Business Bancorp common stock into which your shares of MCB Financial common stock will be converted.


Stock Options

     At the effective time of the merger, each option to acquire MCB Financial common stock which is outstanding and unexercised will be converted automatically into an option to purchase shares of Business Bancorp common stock. The number of shares to be subject to the new option will be equal to the product of the number of shares of MCB Financial common stock subject to the original option immediately prior to the effective time of the merger and the exchange ratio, rounded down to the nearest share. The exercise price per share of Business Bancorp common stock under the new option will be equal to the exercise price per share of MCB Financial common stock under the original option immediately prior to the effective time of the merger divided by the exchange ratio of 1.1763. The exercise price will be rounded up to the nearest cent. In the case of any options which are "incentive stock options," as defined in Section 422 of the Internal Revenue Code, the exercise price, the number of shares purchasable pursuant to such options and the terms and conditions of such options will be determined in order to comply with Section 424(a) of the Internal Revenue Code. The duration and other terms of the new options will be the same as those of the original option.

Exchange Agent; Exchange Procedure

     Under the merger agreement, Business Bancorp and MCB Financial have agreed to appoint a bank or trust company mutually acceptable to MCB Financial and Business Bancorp, as exchange agent for the purpose of exchanging certificates representing the Business Bancorp common stock which are to be issued pursuant to the merger agreement. As soon as practicable after the effective time of the merger, upon the surrender of your MCB Financial shares certificate for cancellation, you will be entitled to receive a certificate representing the number of shares of Business Bancorp common stock determined in accordance with the merger agreement and a payment in cash with respect to any fractional shares. Do not send in your certificates at this time. Please wait until you receive a transmittal letter with more specific instructions on exchanging your certificates.

     You will not receive any dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of Business Bancorp common stock after the effective time of the merger until you surrender your certificate for shares of MCB Financial common stock. Upon such surrender of your MCB Financial certificate, you will be paid, without interest, any dividends or other distributions with respect to the shares of Business Bancorp common stock as to which the record date and payment date occurred on or after the effective time of the merger and on or before the date on which you surrendered your certificate for shares of MCB Financial common stock.

     If you would like your certificate for shares of Business Bancorp common stock to be issued in a name other than the name or names in which your exchanged MCB Financial certificate is registered, you will have to pay to the exchange agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of Business Bancorp common stock in a name other than the registered holder of the exchanged MCB Financial certificate.

     All dividends or distributions, and any cash to be paid instead of fractional shares, if held by the exchange agent for payment or delivery to the holders of unsurrendered MCB Financial certificates representing shares of MCB Financial common stock and unclaimed at the end of one year from the effective time of the merger, shall (together with any interest earned thereon) at such time be paid or redelivered by the exchange agent to Business Bancorp. After such time, if you still have not surrendered your MCB Financial certificate, you must look as a general creditor only to Business Bancorp for payment or delivery of such dividends or distributions of cash, as the case may be.

     Neither MCB Financial nor Business Bancorp shall be liable to you for such shares (or dividends or distributions thereon) or cash payable instead of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


Representations and Warranties

     In the merger agreement, each of Business Bancorp and MCB Financial make certain customary representations, including those related to the following:

     *   Incorporation, valid existence and authority to conduct business;

     * Authorization to enter into the merger agreement, and the absence of any material conflict between the merger agreement and other agreements to which each is a party;

     *   Capital structure;

     *   The accuracy of information in regulatory filings;

     * The accuracy of representations in the merger agreement, financial statements and this document;

     *   Compliance with applicable laws, including ERISA;

     *   Necessary licenses and permits;

     *   The absence of material litigation involving it;

     *   The adequacy of its allowance for loan losses;

     *   The status of its insurance coverage and claims;

     *   The filing of tax returns and payment of taxes;

     *   The  performance  of contractual  obligations;

     *   Receipt of a fairness opinion from its financial adviser;


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
     * Whether any claims or any basis for claims of indemnification by directors and officers exists;

     *   The absence of hazardous materials on any its properties;

     *   Responsibility for broker's fees;

     *   The absence of any regulatory agreements affecting it; and

     *   The absence of any material adverse change or undisclosed liabilities.

     MCB Financial makes the additional representation that it has taken action so that the merger agreement will not trigger the exercisability of rights under its existing shareholder rights plan.


Conduct of Business Pending the Merger and Other Covenants

     Prior to the effective time of the merger, except as expressly contemplated by the merger agreement, (i) without the prior written consent of Business Bancorp (which consent will not be unreasonably withheld or delayed), MCB Financial will not, and will cause each of its subsidiaries not to, and
(ii) without the prior written consent of MCB Financial (which consent will not be unreasonably withheld or delayed), Business Bancorp will not, and will cause each of its subsidiaries not to:

     * conduct the business of it and its subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (1) adversely affect the ability of any party to obtain any necessary approvals of any regulatory authorities required for the transactions contemplated by the merger agreement or (2) adversely affect its ability to perform any of its material obligations under the merger agreement;

     * other than (i) pursuant to securities or obligations convertible into or exchangeable into capital stock, or any options, calls or other similar commitments or as previously disclosed to the other ("Rights"),
         (ii) pursuant to the stock option the parties have issued to each other in connection with the merger, (iii) pursuant to the MCB Financial
         Shareholder Rights Agreement, (iv) pursuant to trust preferred securities issued in the ordinary course of business or (v) as otherwise disclosed between the parties prior to signing of the merger agreement, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock, any stock appreciation rights or any Rights, (2) enter into any agreement with respect to the foregoing, or (3) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights;

     * (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock (other than (A) in the case of MCB Financial, (1) quarterly one cent per share cash dividends on MCB Financial common stock and (2) dividends from greater than 95%-owned subsidiaries to MCB Financial or to another greater than 95%-owned subsidiary of MCB Financial, as applicable, and (B) in the case of Business Bancorp, (1) quarterly one cent per share cash dividends on Business Bancorp common stock and (2) dividends from greater than 95%-owned subsidiaries to Business Bancorp or to another greater than 95%-owned subsidiary of Business Bancorp, as applicable), or (iii) other than (A) as otherwise disclosed between the parties prior to signing of the merger agreement, or (B) in the ordinary course pursuant to employee benefit plans, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. After the date of the merger agreement, each of Business Bancorp and MCB Financial will coordinate with the other the declaration of any dividends in respect of Business Bancorp common stock and MCB Financial common stock and the record dates and payment dates relating thereto, so that shareholders of Business Bancorp or MCB Financial will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Business Bancorp and/or MCB Financial shares and any shares of Business Bancorp any such holder receives in exchange therefor in the merger;

     * except as disclosed to the other, (i) enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors or executive officers, (ii) enter into or


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

         amend any written employment, severance or similar agreements or arrangements with any of its officers or employees, or (iii) grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (A) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or (B) other changes as are provided for herein or as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice;

     * except as disclosed to the other, or as otherwise contemplated by the merger agreement, enter into or amend (except as may be required by applicable law, to satisfy contractual obligations existing as of the date hereof or amendments which, either individually or in the aggregate, would not reasonably be expected to result in a material liability to MCB Financial, Business Bancorp or their respective subsidiaries) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder;

     * except as disclosed to the other, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its subsidiaries taken as a whole, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its subsidiaries taken as a whole;

     * except as contemplated by the merger agreement and set forth in the notice of meeting for the Business Bancorp special meeting, amend its Articles of Incorporation or Bylaws or amend or waive any rights under the MCB Financial Shareholder Rights Agreement;

     * implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles;

     * (i) knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in
         (A) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, (B) any of the conditions to the merger set forth in Article IX of the merger agreement not being satisfied or (C) a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law; and

     * settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice.

     The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the effective time, including those requiring the parties (i) to use their reasonable best efforts in good faith to take the necessary actions to effect the merger; (ii) to take all actions necessary to obtain all necessary shareholder approvals; (iii) to cooperate in the preparation of the registration statement of which this joint proxy statement/prospectus is a part; (iv) to cooperate in preparing, filing and obtaining all necessary regulatory approvals; (v) to refrain from issuing press releases regarding the merger without the other party's prior approval (except as otherwise required by applicable law, regulation or rules of the American Stock Exchange or Nasdaq); (vi) to provide the other party with reasonable access to information regarding such party (except insofar as such access would violate or prejudice the rights of customers, jeopardize the attorney-client privilege or contravene certain legal, fiduciary or contractual obligations) under the condition that no such confidential information be shared with any third party except as required by applicable law; (vii) to refrain from soliciting or encouraging any alternative business combination transactions; and (viii) to take steps necessary to ensure that the merger agreement


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
and  the merger will not trigger any special shareholder rights contained in the
corporate   governance  documents  of  such  party  and  will  not  trigger  the anti-takeover laws of the State of California.

     Business Bancorp has agreed to provide indemnification to the officers, directors and employees of Business Bank and MCB Financial for six years after the effective time against certain liabilities in connection with such individual's status. Business Bancorp has also agreed that all rights to indemnification provided in MCB Financial's and Business Bancorp's governing documents shall continue in effect for six years following the effective time with respect to events occurring before the effective time of the merger.


Conditions to Completion of the Merger

     Completion of the merger is subject to satisfaction of certain conditions. The obligations of both parties to proceed are subject to the following conditions:

     * The absence of any injunction or other legal proceeding restraining the merger;

     *   Receipt of required regulatory approvals and third party consents;

     * Receipt of an order from the SEC declaring the registration statement of Business Bancorp effective;

     * Receipt of an opinion that the merger will qualify as a tax-free reorganization under the Internal Revenue Code;

     * The Business Bancorp common stock shall have been approved for listing on the Nasdaq National Market;

     * Receipt of approval by the shareholders of MCB Financial and Business Bancorp; and

     *   Receipt of customary legal opinions.

     In addition, Business Bancorp's obligation to complete the merger is subject to satisfaction of the following conditions:

     *   The representations of MCB Financial shall be accurate;

     * MCB Financial will have performed its obligations under the merger agreement;

     * No government action shall have been taken that would prevent the parties from completing the merger or require Business Bancorp to divest any material portion of MCB Financial's assets;

     *   MCB Financial will not have suffered any material adverse change;

     * No regulatory authority will have imposed any unduly burdensome condition on its approval of the completion of the merger;

     * Business Bancorp will have received customary closing certificates of officers of MCB Financial;

     * Business Bancorp will have received voting agreements and affiliate agreements from the directors of MCB Financial; and

     *   Certain   employees  of  MCB  Financial  will  have  signed  employment agreements acceptable to Business Bancorp.

     The obligation of MCB Financial to complete the merger is subject to satisfaction of the following conditions:

     *   The representations of Business Bancorp shall be accurate;

     * Business Bancorp shall have performed its obligations under the merger agreement;

     *   Business Bancorp shall not have suffered any material adverse change;

     * MCB Financial will have received customary closing certificates of officers of Business Bancorp; and

     * Business Bancorp shall have appointed to its board of directors all of the current members of MCB Financial's board and two existing directors of Business Bancorp shall have resigned.


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

Additional Agreements

     As discussed elsewhere in this joint proxy statement/prospectus, the merger agreement requires Business Bancorp to take the following additional actions in connection with the merger: amend its Bylaws in certain respects; provide employment agreements to certain officers of MCB Financial; and adopt an employee stock ownership plan, a shareholder rights plan and a stock option plan. See "The Merger--Interests of certain officers and directors in the merger" on page 45, "--Employee benefit plans" on page 46 and "--Shareholder rights plan" on page 46; and "Operations Following the Merger" on page 60.


Extension; Waiver

     At any time before the closing of the merger, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under it, and waive compliance with any of the agreements or conditions contained in the merger agreement. To "waive" means to give up rights.

     Any agreement on the part of a party to the merger agreement to any extension or waiver will be valid only if included in a written instrument signed on behalf of the party.


Termination

     Business Bancorp and MCB Financial can mutually agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of both Business Bancorp and MCB Financial have approved it. Also, the merger agreement can be terminated by one of us if specified events occur. If the merger agreement is terminated, the merger will not occur.

     Either   Business  Bancorp  or  MCB  Financial  can  terminate  the  merger agreement if any of the following events occurs:

     * if there has been a final judicial or regulatory determination that any material provision of the merger agreement is illegal, invalid or unenforceable or denying any required regulatory application;

     * if the shareholders of Business Bancorp or MCB Financial fail to approve the merger agreement at their respective shareholders meeting;

     * if the other party breaches any representation, warranty, covenant or agreement and fails to cure the breach within 45 days after written notice from the other party; or

     * after March 31, 2002, if the merger has not been consummated by then, unless the failure to consummate the merger was due to the failure of the party requesting termination to perform an obligation under the Agreement.

     Even if the merger agreement is terminated, the provisions regarding payment of expenses, confidentiality, payment of any termination fees if applicable or any relevant general provisions of the merger agreement will continue in effect. Also, if the merger agreement is terminated due to a party's breach, the termination will not relieve the breaching party from its liability and the non-breaching party will retain all of its legal rights and remedies against the breaching party for its breach.


Expenses; Liquidated Damages

     Generally, each party has agreed to bear its own expenses in this transaction. Business Bancorp and MCB Financial will bear equally the costs of distributing these proxy materials and of conducting a meeting of its shareholders and the legal fees in connection with drafting the merger agreement and certain fees owing to Merrill Lynch, financial advisor for MCB Financial. Business Bancorp will pay the fees and costs related to the listing of the shares of Business Bancorp common stock for trading on the Nasdaq National Market.


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

     A party to the merger agreement may terminate the agreement and seek $2.0 million in liquidated damages from the other party under the following circumstances:

     * if the other party abandons the transaction for reasons other than those permitted in the merger agreement; or

     * if a party breaches any provision of the agreement and fails to cure the breach within 45 days after written notice from the other party.


Amendment

     The parties may amend the merger agreement at any time before or after approval of the merger agreement by the shareholders of Business Bancorp and MCB Financial. However, after the approval by the shareholders of Business Bancorp and MCB Financial, no amendment may change the form of consideration or the value of the consideration to be received by the shareholders of MCB Financial or any other provision of the agreement which by law requires further approval by the shareholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.


      STOCK OPTION AGREEMENTS BETWEEN BUSINESS BANCORP AND MCB FINANCIAL

     When we signed the merger agreement we also signed two stock option agreements. Under the stock option agreements, MCB Financial and Business Bancorp (each an "Option Issuer") each gave the other (each an "Option Holder") an option to purchase common stock representing approximately 19.9% of the outstanding shares of the party granting the option, exercisable only under certain circumstances specified in the option. Business Bancorp has the right to purchase up to 316,510 shares of MCB Financial at an exercise price equal to the closing price quoted on the American Stock Exchange on the day preceding (or, if there have been no trades on such date, the closing price on the next preceding date on which trades occurred) the execution of the merger agreement. MCB Financial has the right to purchase up to 403,347 shares of Business Bancorp for a per share price equal to the closing price quoted on the Nasdaq SmallCap Market on the day preceding (or, if there have been no trades on such date, the closing price on the next preceding date on which trades occurred) the execution of the merger agreement. The exercise prices are subject to adjustment in certain circumstances. MCB Financial and Business Bancorp each agreed to grant these options in order to induce the other to enter into the merger agreement. The options could have the effect of discouraging other companies from trying to acquire MCB Financial or Business Bancorp before completion of the merger. The following is a summary of the material provisions of the stock option agreements, which are attached as Exhibits A and B to the merger agreement. We urge you to read them.


Exercise of Stock Options

     Except as otherwise noted below, the terms and conditions of the two stock options are identical in all material respects. An Option Issuer is not required to issue shares upon exercise of an option until all legal requirements have been fulfilled.

     Each stock option provides that the Option Holder may elect to exercise its option in whole or in part only after the occurrence of any of the following "Purchase Events:"

     * an Option Issuer or any of its subsidiaries, without prior written consent of the Option Holder, recommends, publicly announces an intention to recommend, or enters into an agreement with any person (other than the Option Holder or any of its subsidiaries) to effect any of the following acquisition transactions:

         * a merger, consolidation or similar transaction involving the Option Issuer or any of its subsidiaries;

         * a purchase, lease or other acquisition of all or substantially all of the assets of the Option Issuer; or


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

         * a purchase or other acquisition (by merger, consolidation, share exchange or any similar transaction) of securities representing 10% or more of the voting shares of the Option Issuer, (each an "Acquisition Transaction");

     * any person or group of persons acting in concert (other than the Option Issuer or any of its subsidiaries) acquires the beneficial ownership of or the right to acquire securities representing 24.99% or more of the voting shares of the Option Issuer;

     * the shareholders of the Option Issuer fail to approve the merger at a shareholders meeting held for that purpose, such a shareholders meeting fails to occur prior to termination of the merger agreement, or the Option issuer's board of directors withdraws or modifies (in a manner adverse to an Option Holder) its recommendation to shareholders that they approve the merger, in each case after there has been a public announcement that any person (other than the Option Holder or any of its subsidiaries), has

         * made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

         * commenced a tender offer or filed a registration statement under the Securities Act of 1933 with respect to an exchange offer; or

         * filed an application or notice with the California Commissioner or other federal or state bank regulatory authority, which has been accepted for processing, for approval to engage in an Acquisition Transaction;

     * any person (other than the Option Holder or other than in connection with a transaction to which the Option Holder has given its prior written consent) has filed an application or notice with the California Commissioner or other federal or state bank regulatory authority, which is accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer;

     * the Option Issuer has willfully breached any covenant or obligation in the merger agreement in anticipation of engaging in a Purchase Event entitling the Option Holder to terminate the merger agreement; or

     *   the Option Issuer makes a public announcement of its proposed or actual
         authorization,   recommendation   or   endorsement  of  an  Acquisition
         Transaction, exchange offer or tender offer.

"Exchange offer" and "tender offer" mean the commencement by any person of, or the filing by any person of a registration statement or a tender offer schedule with the SEC with respect to a tender offer or exchange offer to acquire or control 10% or more of the Option Issuer's stock (other than filings by the Option Holder or any of its subsidiaries).


Termination of Stock Options

     Each Option Holder's stock option will terminate to the extent not previously exercised upon the earliest to occur of:

     *   the effective time of the merger;

     * termination of the merger agreement in accordance with its terms before a Purchase Event occurs (except a termination due to a breach of the merger agreement by the Option Issuer); or

     * 12 months after the termination of the merger agreement or after the occurrence of a purchase event, whichever is earlier.


Adjustment of Number of Shares Subject to Options

     The number and type of securities subject to the option and the purchase price of shares will be adjusted for any stock split, reverse split, dividend, exchange of shares or similar transaction relating to the common stock of the Option Issuer, so that the Option Holder will receive upon exercise the same number and type of securities as if the option had been exercised immediately before the change. The number of shares subject to an option will also be adjusted if the Option Issuer issues additional common


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
stock, so that the number of shares of common stock subject to the option represents 19.9% of issued and outstanding common stock of the Option Issuer prior to exercise of the option.

     In the event of a capital reorganization, merger or consolidation of the Option Issuer with or into another corporation, or the sale of all or substantially all of its assets to any other person, then, as a part of any such transaction, provision will be made so that the Option Holder will be entitled to receive an option of the succeeding corporation or any person that controls the succeeding corporation having a comparable value to the previous option.


Repurchase of Options and Option Shares

     A party can require the Option Issuer to repurchase the option or the shares of common stock received upon exercise of the option for one year after a repurchase event occurs. A repurchase event occurs whenever an Option Issuer enters into an agreement:

     *   to  consolidate  with or merge into any person  (other  than the Option
         Holder  or  one  of  its  subsidiaries),   and  is  not  the  surviving
         corporation;


     * to permit any person (other than the Option Holder or one of its subsidiaries), to merge into the Option Issuer and the Option Issuer shall be the surviving corporation and, as a result, the Option Issuer's outstanding shares are changed into or exchanged for stock or other securities of itself or another person, or cash or any other property, or its outstanding shares immediately prior to the merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

     * to sell or otherwise transfer all or substantially all of its assets to any person, (other than the Option Holder or one of its subsidiaries).

     The one-year period may be extended for any period during which the Option Issuer is legally prohibited from making the repurchase. The repurchase price for the repurchase of shares is the highest of:

     *   100% of the option exercise price;

     * the highest price paid or agreed to be paid for the Option Issuer's stock by the acquiror in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10% or more of the Option Issuer's common stock for the prior one-year period; and

     * in the event of a sale of all or substantially all of the Option Issuer's assets, the sum of the sale price and the current market value of the Option Issuer's remaining assets, divided by the Option Issuer's outstanding shares.

     Subject to applicable regulatory restrictions, from and after a repurchase event or after an Option Issuer receives official notice that an approval of the California Commissioner, or any other regulatory authority, required for the exercise of the option and purchase of the option shares will not be issued or granted, an Option Holder shall have the right to require the Option Issuer to purchase some or all of the options. The Option Holder is entitled to receive the foregoing purchase price less the option exercise price for each share.

Registration Rights

     The Option Holder has certain rights to require the Option Issuer to register with the SEC the sale of the Option Issuer's common stock purchased pursuant to option exercise.


Effect of Stock Option Agreements

     The stock options are intended to increase the likelihood that the merger will be completed under the merger agreement. As a result, certain aspects of the options may have the effect of discouraging persons who might now or before completion of the merger be interested in acquiring all of or a significant interest in Business Bancorp or MCB Financial, even if they were prepared to offer higher consideration for MCB Financial than that provided in the merger agreement.


                        OPERATIONS FOLLOWING THE MERGER

     Metro Commerce Bank will merge into Business Bank simultaneously with the effective time of the merger. Although we cannot assure you that any specific level of cost savings will be achieved or as to the timing of any savings, the parties currently expect to achieve cost savings through consolidation of certain back-office operations of Metro Commerce Bank following completion of the merger. All branches of Metro Commerce Bank are presently expected to continue to operate as branches of Business Bank.


Board of Directors

     The merger agreement provides that at the effective time of the merger, the Business Bancorp board of directors will be increased to 14 persons, and Business Bancorp will appoint the seven current members of the MCB Financial board of directors or, in the event of one or more vacancies on the MCB Financial board, the designees of the current MCB Financial board, as directors of Business Bancorp and Business Bank. Also, two current Business Bancorp directors must have resigned from the boards of directors of Business Bancorp and Business Bank. The board of directors of Busness Bancorp anticipates that William Cozzo and Robert L. Nottingham will resign to fulfill this obligation. Also, Business Bancorp is required to amend its Bylaws to increase the size of its board to accommodate the additional directors. Under Proposal 4, Business Bancorp shareholders are being asked to approve this amendment. After the merger, the board of directors of Business Bancorp and Business Bank will each consist of the following 14 persons:

        Current Business Bancorp Directors    Current MCB Financial Directors
        ----------------------------------    -------------------------------
        Neal T. Baker                         Charles O. Hall
        D. William Bader                      Timothy J. Jorstad
        John E. Duckworth                     Catherine H. Munson
        Alan J. Lane                          Patrick E. Phelan
        John L. Riddell                       Gary T. Ragghianti
        Arnold H. Stubblefield                Edward P. Tarrant
        John L. Stubblefield                  Randall J. Verrue


Classified Board

     As noted below under "Certain Differences in Rights of Shareholders," the Articles of Incorporation and Bylaws of Business Bancorp provide that at such time as Business Bancorp becomes a listed corporation within the meaning of
Section 301.5 of the California Corporations Code the board will be divided into two classes, effective with the first annual meeting of shareholders occurring after Business Bancorp becomes a listed corporation. Under Proposal 5, the board of directors of Business Bancorp is recommending that Business Bancorp shareholders approve an amendment to the Articles of Incorporation to increase the number of classes to three. If this proposal is adopted, then upon Business Bancorp becoming a listed corporation, which is expected to occur on the effective date of the merger, the three classes will be composed of two classes with four directors each and one class of six directors, with such classification to take effect upon the election of directors at the first annual meeting of shareholders following the merger.


Nominating Committees

     As of the effective time of the merger, the Bylaws of Business Bancorp will be amended to provide that, for a period of two years after the merger, Business Bancorp will have two nominating committees, each of which will be equal in number, and each of which will nominate one half of each class of the future Business Bancorp board to be reelected at each shareholders meeting. Initially, those individuals who served as directors of Business Bancorp prior to the merger will serve on one nominating committee, and those individuals who served as directors of MCB Financial prior to the merger will serve on the other. Thereafter, each committee will submit separate recommendations to the board of directors of Business Bancorp as to nominees for director. Each newly elected or appointed director will automatically serve on the nominating committee which nominated that person. The term of office of each member of the nominating committees commences on the day of appointment to the committee or election to the board of directors, as appropriate, and continues until death, resignation or removal from the board of directors.


Director Vacancies

     As of the effective time of the merger, the Bylaws of Business Bancorp will be amended to change the manner in which vacancies on the board of directors are filled.

     If a board vacancy is created by death, resignation, or removal of a director, then the nominating committee of which that director was a member has the sole right to nominate a replacement once twenty business days have elapsed since the vacancy occurred. If a member of the other nominating committee resigns during the twenty business days, the board of directors may then eliminate the vacancies in both committees by reducing the number of authorized directors by two. If a vacancy is created due to an increase in the authorized number of directors, then half the vacancies will be filled by persons nominated by each nominating committee. If a vacancy is created because the shareholders failed to elect the full authorized number of directors to be voted for, and a) the committees are of unequal size, the committee with the smaller number of members shall have the right to nominate candidates to fill the vacancy until the two committees are of equal size; or b) the two committees are of equal size, then each committee will have the right to nominate candidates until its candidates have been elected to fill one-half of such vacancies.

     In nominating directors for election by the shareholders, if the committees are of unequal size, the committee with the smaller number of members shall have the right to nominate candidates until the sum of its candidates plus the number of its members is equal to the number of members of the other committee. Thereafter, each committee has the right to nominate candidates for one-half of the remaining board positions for which the election is to be held. If the committees are of equal size, each will nominate candidates for one-half of the board positions for which the election is to be held.

     If a vacancy in another board committee besides a nominating committee was created by the death, resignation, or removal of a member of that committee, then the nominating committee of which such person was a member will nominate a replacement. If the vacancy was created due to an increase in the authorized number of members of the committee, then each nominating committee will nominate candidates until its candidates have been appointed to fill one-half of the vacancies so created. Otherwise, at any board meeting at which any members of a board Committee are to be appointed upon expiration of a member' term, each nominating committee will propose successors until the committee contains an equal number of members nominated by each.


Director Voting--Supermajority Vote Requirements

     As of the effective time of the merger, the Bylaws of Business Bancorp will be amended to change the vote required for the board of directors to take certain actions.

     Generally, following the merger the affirmative vote of a majority of the directors of business Bancorp will be required for the board of directors to take an action. However, for a period of two years following the merger, the board may take no action with regard to the following matters unless such approved by at least seventy percent of the authorized number of directors:

     *   amend the Articles of Incorporation;

     *   adopt an agreement of merger or consolidation;

     *   recommend to the  shareholders,  or adopt any agreement  for, the sale,
         lease,   assignment,   encumbrance  or  other  disposition  of  all  or
         substantially all of Business Bancorp's property or assets;

     * recommend to the shareholders, or adopt any agreement for, the sale, lease, assignment, encumbrance for other disposition of all or substantially all of the property or assets of a subsidiary of Business Bancorp;

     * recommend to the shareholders a dissolution of Business Bancorp or a revocation of dissolution;

     * close or enter into an agreement with another depository institution for the purchase and assumption of the assets and liabilities of one or more branches;

     * dismiss senior executives, other than for cause under any applicable employment agreement;

     *   change  the   responsibilities   or  structure  of  Business  Bancorp's
         executive management;

     * cancel, limit or in any way revoke the authority of the nominating committees; or

     * remove any member of a board committee or any member of either of the nominating committees.


Officers

     Following the merger, the following individuals will fill the indicated officer positions of Business Bancorp and Business Bank:



         Business Bancorp Management Structure

         Chairman:                                             Timothy J. Jorstad
         Vice Chairman:                                        John E. Duckworth
         Chief Executive Officer:                              Alan J. Lane
         President & Chief Operating Officer:                  Charles O. Hall
         Executive Vice President & Chief Financial Officer:   Patrick E. Phelan

         Business Bank Management Structure

         Chairman:                                             John E. Duckworth
         Vice Chairman:                                        Timothy J. Jorstad
         Chief Executive Officer:                              Charles O. Hall
         President:                                            Alan J. Lane
         Executive Vice President & Chief Financial Officer:   Patrick E. Phelan


     Business Bancorp and MCB Financial have agreed that the duties of Mr. Lane as Chief Executive Officer of Business Bancorp and of Mr. Hall as President of Business Bancorp will be as follows:


                Alan Lane                   Charles Hall
                ---------                   ------------
                M&A/Corporate Strategy      Lending Activities
                Investor Relations          Credit Administration
                Marketing/Training          Legal/Regulatory Compliance
                Branch System               Efficiency Program


Offices

     After the merger, the headquarters of Business Bancorp will be located at 1248 Fifth Avenue, San Rafael, CA 94901, the current headquarters of MCB Financial. Business Bancorp will also maintain administrative offices at 321 E. Sixth Street, Corona, CA 92879, the current location of the Corona branch office of Business Bank. The headquarters of Business Bank will be located at 321 E. Sixth Street, Corona, CA 92879, with administrative offices at 1248 Fifth Avenue, San Rafael, CA 94901.

                      BUSINESS BANCORP AND MCB FINANCIAL

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact of the merger on our companies' historical financial positions and results of operations under the purchase method of accounting. Under this method of accounting, the assets and liabilities of the company not surviving the merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation and the amount of merger consideration in excess of the acquired company's net fair value is recorded as goodwill or other intangible assets. The unaudited pro forma condensed combined financial information combines the historical financial information of Business Bancorp and MCB Financial as of and for the six months ended June 30, 2001, and for the year ended December 31, 2000. The unaudited pro forma condensed combined balance sheet as of June 30, 2001 assumes the merger was consummated on that date. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been consummated as of January 1, 2001 in the case of the unaudited pro forma condensed combined income statement for the six months ended June 30, 2001, and as of January 1, 2000, in the case of the unaudited pro forma condensed combined income statement for the year ended December 31, 2000.

     The merger provides for the exchange of 1.1763 shares of Business Bancorp common stock for each outstanding share of MCB Financial common stock. The unaudited pro forma condensed combined financial information is based on, and derived from, and should be read in conjunction with the historical consolidated financial statements and the related notes of both Business
Bancorp and MCB Financial, which are, with respect to Business Bancorp, included in this document, and with respect to MCB Financial, included and incorporated in this document by reference. See "Where You Can Find More Information" on page 165.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated during the period or as of the date for which the pro forma data are presented, nor is it necessarily indicative of future operating results or financial position of the combined company.

                                    PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                        BUSINESS BANCORP AND MCB FINANCIAL
                                                   June 30, 2001
                                                    (Unaudited)

                                                                                        June 30, 2001
                                                                 -----------------------------------------------------------
                                                                   Business          MCB          Pro Forma       Pro Forma
(In thousands except share amounts)                                 Bancorp       Financial      Adjustments      Combined
-----------------------------------                              ------------   -------------   -------------   ------------
ASSETS
Cash and due from banks ......................................    $  21,504       $  18,264                      $  39,768
Federal funds sold ...........................................        2,000             --                           2,000
                                                                  ---------       ---------       --------       ---------
    Total cash and cash equivalents ..........................       23,504          18,264                      $  41,768
Interest-bearing deposits with banks .........................          941             286                          1,227
Investment securities ........................................      114,407          35,468                        149,875
Loans, net of unearned income ................................      183,108         167,645                        350,753
Allowance for loan losses ....................................       (1,973)         (2,039)                        (4,012)
                                                                  ---------       ---------       --------       ---------
   Net loans .................................................      181,135         165,606                        346,741
Premises and equipment, net ..................................        5,707           3,620                          9,327
Goodwill and other intangible assets
 (Notes 3 and 4) .............................................        7,276             --        $ 17,946          25,222
Other assets .................................................        7,143           3,036                         10,179
                                                                  ---------       ---------       --------       ---------
    Total assets .............................................    $ 340,113       $ 226,280         17,946       $ 584,339
                                                                  =========       =========       ========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits .....................................................
 Noninterest-bearing deposits ................................    $ 100,410       $  50,716                      $ 151,126
 Interest-bearing deposits ...................................      181,807         156,335                        338,142
                                                                  ---------       ---------       --------       ---------
    Total deposits ...........................................      282,217         207,051                        489,268
Other borrowings .............................................       19,825             750                         20,575
Other liabilities (Note 4) ...................................        2,641           1,624          1,970           6,235
                                                                  ---------       ---------       --------       ---------
    Total liabilities ........................................      304,683         209,425          1,970         516,078
Trust preferred securities ...................................       10,000           3,000            --           13,000
SHAREHOLDERS' EQUITY
Preferred stock, no par value ................................          --              --             --              --
Common stock, no par value (Notes 2 and 4) ...................        6,647           8,431         21,400          36,478
Accumulated other comprehensive income, net (Note 4) .........        1,620             189           (189)          1,620
Retained earnings ............................................       17,163           5,235         (5,235)         17,163
                                                                  ---------       ---------       --------       ---------
    Total shareholders' equity ...............................       25,430          13,855         15,976          55,261
                                                                  ---------       ---------       --------       ---------
    Total liabilities and shareholders' equity ...............    $ 340,113       $ 226,280       $ 17,946       $ 584,339
                                                                  =========       =========       ========       =========


See accompanying notes to pro forma financial information.

                                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                       BUSINESS BANCORP AND MCB FINANCIAL
                                         Six Months Ended June 30, 2001
                                                   (Unaudited)


                                                                               Six Months Ended June 30, 2001
                                                                -------------------------------------------------------------
                                                                   Business          MCB          Pro Forma       Pro Forma
(In thousands)                                                     Bancorp        Financial      Adjustments       Combined
--------------                                                  -------------   -------------   -------------   -------------
Interest income .............................................    $   12,763      $    8,956            --        $   21,719
Interest expense ............................................         3,969           2,763            --             6,732
                                                                 ----------      ----------        -------        ---------
Net interest income .........................................         8,794           6,193            --            14,987
                                                                 ----------      ----------        -------        ---------
Provision for loan losses ...................................           175             100            --               275
                                                                 ----------      ----------        -------        ---------
Net interest income after provision for loan losses .........         8,619           6,093            --            14,712
Noninterest income ..........................................         1,751             487            --             2,238
Noninterest expense (Note 5) ................................         7,889           3,899            207           11,995
                                                                 ----------      ----------        -------        ---------
Income before income taxes and dividends
 paid on trust preferred securities .........................         2,481           2,681           (207)           4,955
Income tax provision (Note 5) ...............................           693           1,034            (85)           1,642
                                                                 ----------      ----------        -------        ---------
Income before dividends paid on trust
 preferred securities .......................................         1,788           1,647           (122)           3,313
Dividends paid on trust preferred securities ................           547             158            --               705
                                                                 ----------      ----------        -------        ---------
Net income ..................................................    $    1,241      $    1,489           (122)      $    2,608
                                                                 ==========      ==========        =======        =========
PER COMMON SHARE DATA
Net income-basic ............................................    $     0.61      $     0.87            --        $     0.65
Net income-diluted ..........................................    $     0.60      $     0.83            --        $     0.62
Weighted average common shares outstanding ..................
   Basic ....................................................     2,026,869       1,704,243        300,458        4,031,570
   Diluted ..................................................     2,072,473       1,789,346        315,462        4,177,281


See accompanying notes to pro forma financial information.

                                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                       BUSINESS BANCORP AND MCB FINANCIAL
                                          Year Ended December 31, 2000
                                                   (Unaudited)




                                                                                Year Ended December 31, 2000
                                                                -------------------------------------------------------------
                                                                   Business          MCB          Pro Forma       Pro Forma
(In thousands)                                                     Bancorp        Financial      Adjustments       Combined
--------------                                                  -------------   -------------   -------------   -------------
Interest income .............................................    $   21,408      $   18,245            --        $   39,653
Interest expense ............................................         6,169           5,515            --            11,684
                                                                 ----------      ----------        -------       ----------
Net interest income .........................................        15,239          12,730            --            27,969
Provision for loan losses ...................................           255             420            --               675
Net interest income after provision for loan losses .........        14,984          12,310            --            27,294
Noninterest income ..........................................         2,816             869            --             3,685
Noninterest expense (Note 5) ................................        13,577           7,863            414           21,854
                                                                 ----------      ----------        -------       ----------
Income before income taxes and dividends
 paid on trust preferred securities .........................         4,223           5,316           (414)           9,125
Income tax provision (Note 5) ...............................         1,095           2,145           (170)           3,070
                                                                 ----------      ----------        -------       ----------
Income before dividends paid on
 trust preferred securities .................................         3,128           3,171           (244)           6,055
Dividends paid on trust preferred securities ................           858             101            --               959
                                                                 ----------      ----------        -------       ----------
Net income ..................................................    $    2,270      $    3,070           (244)      $    5,096
                                                                 ==========      ==========        =======       ==========
PER COMMON SHARE DATA .......................................
Net income-basic ............................................    $     1.14      $     1.52            --        $     1.16
Net income-diluted ..........................................    $     1.13      $     1.45            --        $     1.13
Weighted average common shares outstanding ..................
   Basic ....................................................     1,995,552       2,022,496        356,566        4,374,614
   Diluted ..................................................     2,015,645       2,120,695        373,879        4,510,219


See accompanying notes to pro forma financial information.

                  NOTES TO BUSINESS BANCORP AND MCB FINANCIAL
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION


                        Six Months Ended June 30, 2001
                         Year Ended December 31, 2000
                                  (Unaudited)

(1) The merger will be accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of MCB Financial will be recorded at their respective fair values on the date the merger is completed. The shares of Business Bancorp common stock issued to effect the merger will be recorded at $14.35 per share which is the average price of the shares over a four-day period surrounding the date the merger was announced.

The pro forma financial information includes estimated adjustments to record certain assets and liabilities of MCB Financial at their respective fair values. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of MCB Financial, principally loans and borrowings, will also be subject to adjustment to their respective fair values. Pending more detailed analyses, no pro forma adjustments are included herein for these assets and liabilities.

We expect to realize significant revenue enhancements and cost savings following the merger which also are not reflected in this pro forma financial information. No assurance can be given with respect to the ultimate level of such revenue enhancements or cost savings.

The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair values of MCB Financial's tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Any change in the fair value of the net assets of MCB Financial will change the amount of the purchase price allocable to goodwill. Additionally, changes to MCB Financial's shareholders' equity including net income from July 1, 2001, through the date the merger is completed, will also change the amount of goodwill recorded. In addition, the final adjustments may be different from the unaudited pro forma adjustments presented herein.

(2) The pro forma financial information for the merger is included only as of and for the six months ended June 30, 2001, and for the year ended December 31, 2000. The pro forma adjustments in the pro forma financial statements reflect an exchange ratio of 1.1763 shares of Business Bancorp common stock for each of the 1,633,516 shares of MCB Financial common stock that were outstanding at June 30, 2001. The unaudited pro forma information presented in the pro forma financial statements is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

The pro forma financial information reflects the addition of 1,921,504 shares of Business Bancorp common stock with an aggregate fair value of $29.8 million and goodwill and deposit base premiums of $13.8 million and $4.1 million, respectively.

Upon completion of the merger, MCB Financial stock options will be exchanged for stock options of the combined company with the number of options and option price adjusted for the 1.1763-for-1 exchange ratio. The MCB Financial stock options will otherwise be subject to the terms of the MCB Financial stock option plans under which they were issued and the agreements evidencing grants thereunder. Stock options issued by the combined company in exchange for stock options held by directors and employees of MCB Financial are considered part of the purchase price, and accordingly, the purchase price includes the fair value of director and employee stock options of $2.3 million.

The fair value of the combined company options that will be issued in exchange for the MCB Financial options was estimated using the Black-Scholes option pricing model. Option pricing models require the use of highly subjective assumptions, including expected stock price volatility, which when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating

                  NOTES TO BUSINESS BANCORP AND MCB FINANCIAL

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION --(Continued)

the fair value of the Business Bancorp stock options to be issued in exchange for MCB Financial stock options include a risk-free interest rate of 4.5 percent, a dividend yield of 0.3 percent, weighted average expected life of 6.4 years, and volatility of the combined company stock of 40 percent.

(3) The computation of the purchase price, the allocation of the purchase price to the net assets of MCB Financial based on fair values estimated at June 30, 2001, the basis for determining the amount of deposit base premium allocated to the purchase price and the resulting amount of goodwill are presented below.




(In thousands)                                                         June 30, 2001
-------------                                                   ----------------------------
Purchase price
 MCB Financial common stock outstanding .....................       1,633,516
 Exchange ratio .............................................          1.1763
                                                                   ----------
      Total .................................................       1,921,504
 Purchase price per MCB Financial common share ..............    $      14.35       $  27,574
                                                                 ============
 Fair value of outstanding stock options ....................                           2,257
                                                                                    ---------
      Total purchase price ..................................                          29,831
Net assets acquired .........................................
 MCB Financial shareholders' equity .........................    $     13,855
 MCB Financial goodwill and other intangible assets .........    $       --           (13,855)
                                                                 ============
   Excess of purchase price over carrying value
    of net assets acquired ..................................                          15,976
   Estimated amounts allocated to liabilities assumed
    in the purchase business combination Contract
    cancellations ...........................................                             462
 Deferred income taxes
   Estimated deposit base intangible ........................    $      4,141
   Estimated purchase accounting adjustments ................            (462)
                                                                 ------------
      Total .................................................    $      3,679
   Income tax rate ..........................................            0.41           1,508
                                                                 ============
Deduct ......................................................
 Estimated deposit base intangible ..........................
   MCB Financial deposits ...................................    $    207,051
   Premium rate .............................................            0.02          (4,141)
                                                                 ============       ---------
    Goodwill ................................................                       $  13,805
                                                                                    =========

                  NOTES TO BUSINESS BANCORP AND MCB FINANCIAL

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION --(Continued)

(4) The pro forma adjustments related to the pro forma balance sheet at June 30, 2001, are presented below.



(In thousands, except share amounts)                                        June 30, 2001
------------------------------------                                ----------------------------
Goodwill and other intangible assets--adjustment ................
 Goodwill .......................................................                        13,805
 Deposit base intangible ........................................                         4,141
                                                                                      ---------
   Goodwill and other intangible assets adjustment ..............                        17,946
                                                                                      =========
      Total .....................................................
Other liabilities ...............................................
 Contract cancellations .........................................                           462
 Deferred income taxes ..........................................
   Purchase accounting adjustments (Note 3) .....................                         1,508
      Total other liabilities adjustment ........................                         1,970
Shareholders' equity ............................................
 Common stock adjustment ........................................
   Shares of common stock to be issued ..........................      1,921,504
   Purchase price--MCB Financial common shares ..................    $     14.35         27,574
   Fair value of outstanding stock options ......................                         2,257
   MCB Financial retained earnings ..............................                         5,235
   MCB Financial accumulated other comprehensive income .........                           189
   MCB Financial shareholders' equity ...........................                       (13,855)
                                                                                      ---------
    Common stock adjustment .....................................                        21,400
   Elimination of MCB Financial accumulated other
    comprehensive income ........................................                          (189)
   Elimination of MCB Financial retained earnings ...............                        (5,235)
    Shareholders' equity adjustment .............................                        15,976
                                                                                      ---------
      Total .....................................................                     $  17,946
                                                                                      =========

                  NOTES TO BUSINESS BANCORP AND MCB FINANCIAL

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION --(Continued)

(5) The following pro forma adjustments related to the unaudited pro forma combined condensed statements of income reflect amortization on a ten-year straight-line method for the deposit base intangible.

                                                     Six Months Ended        Year Ended
(In thousands)                                         June 30, 2001      December 31, 2000
--------------                                         -------------      -----------------
Noninterest expense adjustments
   Deposit base intangible amortization .........        $   207              $   414
                                                         -------              -------
Reduction in income before income taxes .........           (207)                (414)
                                                         -------              -------
Income tax adjustment
   Income tax rate ..............................           0.41                 0.41
                                                         -------              -------
   Total income tax adjustment ..................            (85)                (170)
                                                         -------              -------
Reduction in net income .........................        $  (122)             $  (244)
                                                         =======              =======

(6) In June 2001, SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets," was issued. This standard is effective starting with fiscal years beginning after December 15, 2001. This standard establishes new accounting standards for goodwill and continues to require the recognition of goodwill as an asset but does not permit amortization of goodwill as previously required by the Accounting Principles Board Opinion ("APB") Opinion No. 17. The standard also establishes a new method of testing goodwill for impairment. It requires goodwill to be separately tested for impairment at a reporting unit level. The amount of goodwill determined to be impaired would be expensed to current operations. Under the new standard, the deposit base intangible will continue to be subject to amortization.

                          REGULATION AND SUPERVISION

General

     Business Bancorp, MCB Financial, Business Bank and Metro Commerce Bank are subject to significant regulation and restrictions by federal and state regulatory agencies. The following discussion of statutes and regulations is only a brief summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the statutes and regulations referred to. No assurance can be given that these statutes and regulations will not change in the future.


Holding Company Regulation

     Business Bancorp and MCB Financial are bank holding companies within the meaning of the Bank Holding Company Act and are registered as such with the Federal Reserve Board. A bank holding company is required to file with the Federal Reserve Board annual reports and other information regarding its business operations and those of its subsidiaries. It is also subject to examination by the Federal Reserve Board and is required to obtain Federal Reserve Board approval before acquiring, directly or indirectly, ownership or control of any voting shares of any bank if it would thereby directly or indirectly own or control more than 5% of the voting stock of that bank, unless it already owns a majority of the voting stock. In 1997, the Federal Reserve Board adopted a policy for risk-focused supervision of small bank holding companies that do not engage in significant non-banking activities. Under this policy, examinations focus on whether a bank holding company has systems in place to manage the risks inherent in its business. In analyzing risk, the Federal Reserve Board looks at the financial condition of the holding company and its subsidiary banks, management, compliance with laws and regulations, inter-company transactions and any new or contemplated activities. The Federal Reserve Board has by regulation determined certain activities in which a bank holding company may or may not engage. With certain exceptions, a bank holding company must engage in the business of banking or managing or controlling banks or furnishing services to or performing services for its subsidiary banks. The permissible activities and affiliations of certain bank holding companies have recently been expanded. See "--Financial Modernization Act" on page 77.

     A holding company for a member bank of the Federal Reserve System and any subsidiary which it may acquire or organize are deemed to be affiliates of the member bank within the meaning set forth in the Federal Reserve Act and are subject to the Federal Reserve Act . This means, for example, that there are limitations on loans by the member bank to affiliates, on investments by the member bank in any affiliate's stock and on the member bank's taking any affiliate's stock as collateral for loans to any borrower. All affiliate transactions must satisfy certain limitations and otherwise be on terms and conditions that are consistent with safe and sound banking practices. In this regard, member banks generally may not purchase from any affiliate a low-quality asset (as that term is defined in the Federal Reserve Act). Also, transactions by the member bank with an affiliate must be on substantially the same terms as would be available for non-affiliates. As holding companies for member banks, Business Bancorp, Business Bank, MCB Financial and Metro Commerce Bank are currently subject to these restrictions and Business Bancorp and Business Bank will continue to be after the merger is completed.

     Business Bancorp and Business Bank, and MCB Financial and Metro Commerce Bank, are also subject to certain restrictions with respect to underwriting, public sale and distribution of securities. They are also prohibited from engaging in certain tie-in arrangements in connection with the extension of credit. For example, generally neither bank may extend credit on the condition that the customer obtain some additional service from the bank or its parent company, or refrain from obtaining such service from a competitor.


Bank Regulation

     Federal law mandates frequent examinations of all banks, with the costs of examinations to be assessed against the bank. In the case of both Business Bank and Metro Commerce Bank, their primary Federal regulator is the Federal Reserve Board. Business Bank became a member of the Federal Reserve System only recently, effective September 20, 2001; previously, its primary federal regulator was the

FDIC. The federal banking regulatory agencies have substantial enforcement powers over the depository institutions that they regulate. Civil and criminal penalties may be imposed on such institutions and persons associated with those institutions for violations of laws or regulation.

     As California state-chartered banks whose accounts are insured by the FDIC up to a maximum of $100,000 per depositor and as members of the Federal Reserve System, Business Bank and Metro Commerce Bank are subject to regulation, supervision and regular examination by the California Commissioner and the Federal Reserve Board. The regulations of these agencies govern most aspects of the banks' business, including the making of periodic reports, their activities relating to dividends, investments, loans, borrowings, capital requirements, certain check-clearing activities, branching, mergers and acquisitions, reserves against deposits and numerous other areas. Supervision, legal action and examination by these agencies is generally intended to protect depositors and is not intended for the protection of shareholders.

     The activities of Business Bank and Metro Commerce Bank are also regulated by state law. State law, for example, regulates certain loans to any officer of Business Bank or Metro Commerce Bank, directly or indirectly, or to any related corporation in which such officer is a shareholder, director, officer or employee.

     Subject to certain limitations, California law permits California state-chartered banks to invest in the stock and equity securities of other corporations, to engage directly in or invest directly in subsidiaries which conduct real estate related activities (including property management and real estate appraisal), and to participate in management consulting and data processing services for third parties. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") limits the powers, including investment authority and subsidiaries, of state banks to those activities that are either permitted to national banks, or activities that the FDIC finds do not pose a significant risk to the deposit insurance fund. In November 1998, the FDIC announced it would make it easier for well run state banks to engage in real estate and securities underwriting, if permitted by state law. State banks are now required to file notice of intention to engage in such activities.

     FDICIA places limits on brokered deposits and extends the limits to any bank that is not "well capitalized" or has been notified that it is in "troubled condition." A well-capitalized institution (which generally includes an institution that is considered well capitalized for purposes of the prompt corrective action regulations discussed below) may still accept brokered deposits without restriction, unless it has been informed by its appropriate Federal regulatory agency that it is in "troubled condition." All other insured depository institutions are prohibited from accepting brokered deposits unless a waiver is obtained from the FDIC. If a waiver is obtained, the interest paid on deposits may not exceed the rate paid for deposits in the bank's normal market area, or the national rate as determined in the FDIC's regulation.


Capital Adequacy Requirements

     Business Bancorp and MCB Financial are subject to the capital adequacy regulations of the Federal Reserve Board and Business Bank and Metro Commerce Bank are subject to the capital adequacy regulations of FDICIA. Those regulations incorporate both risk-based and leverage capital requirements. Each of the federal regulators has established risk-based and leverage capital guidelines for banks or bank holding companies it regulates, which set total capital requirements and define capital in terms of "core capital elements," or Tier 1 capital; and "supplemental capital elements," or Tier 2 capital. Tier 1 capital is generally defined as the sum of the core capital elements less goodwill and certain other deductions, notably the unrealized net gains or losses (after tax adjustments) on available for sale investment securities carried at fair market value. The following items are defined as core capital elements: (i) common shareholders' equity; (ii) qualifying noncumulative perpetual preferred stock and related surplus; and (iii) minority interests in the equity accounts of consolidated subsidiaries. Trust preferred securities may also constitute up to 25% of Tier 1 capital. Supplementary capital elements include: (i) allowance for loan and lease losses (but not more than 1.25% of an institution's risk-weighted assets); (ii) perpetual preferred stock and related surplus not qualifying as core capital; (iii) hybrid capital instruments, perpetual debt and mandatory convertible debt instruments; and (iv) term subordinated debt and intermediate-term preferred stock and related surplus. The maximum amount of supplemental capital elements which qualifies as Tier 2 capital is limited to 100% of Tier 1 capital, net of goodwill.

     The   minimum   required   ratio  of  qualifying  total  capital  to  total
risk-weighted assets ("Total Risk-Based Capital Ratio") is 8.0%, at least one-half of which must be in the form of Tier 1 capital, and the minimum required ratio of Tier 1 capital to total risk-weighted assets ("Tier 1 Risk-Based Capital Ratio") is 4.0%. Risk-based capital ratios are calculated to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets, and transactions, such as letters of credit and recourse arrangements, which are recorded as off-balance sheet items. Under the risk-based capital guidelines, the nominal dollar amounts of assets and credit-equivalent amounts of off-balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U. S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans. As of June 30, 2001 and December 31, 2000, Business Bank's Total Risk-Based Capital Ratios were 12.7% and 11.7%, and its Tier 1 Risk-Based Capital Ratios were 11.8% and 10.9%. As of June 30, 2001 and December 31, 2000, Business Bancorp's Total Risk-Based Capital ratios were 12.9% and 11.8% and its Tier 1 Risk-Based Capital Ratios were 11.0% and 9.7%. As of June 30, 2001 and December 31, 2000, Metro Commerce Bank's Total Risk-Based Capital Ratios were 10.1% and 10.5%, and its Tier 1 Risk-Based Capital Ratios were 8.9% and 9.4%. As of June 30, 2001 and December 31, 2000, MCB Financial's Total Risk-Based Capital ratios were 10.6% and 11.5% and its Tier 1 Risk-Based Capital Ratios were 9.4% and 10.4%.

     The risk-based capital requirements also take into account concentrations of credit (i.e., relatively large proportions of loans involving one borrower, industry, location, collateral or loan type) and the risks of "non-traditional" activities (those that have not customarily been part of the banking business). The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards, and authorize the regulators to review an institution's management of such risks in assessing an institution's capital adequacy.

     The risk-based capital regulations also include exposure to interest rate risk as a factor that the regulators will consider in evaluating a bank's capital adequacy. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates. While interest risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of Business Bank.

     The FDIC and the Federal Reserve Board also require the maintenance of a leverage capital ratio designed to supplement the risk-based capital guidelines. Banks and bank holding companies that have received the highest rating of the five categories used by regulators to rate banks and are not anticipating or experiencing any significant growth must maintain a ratio of Tier 1 capital (net of all intangibles) to adjusted total assets of at least 3%. All other institutions are required to maintain a leverage ratio of at least 100 to 200 basis points above the 3% minimum, for a minimum of 4% to 5%. Pursuant to federal regulations, banks must maintain capital levels commensurate with the level of risk to which they are exposed, including the volume and severity of problem loans, and federal regulators may, however, set higher capital requirements when a bank's particular circumstances warrant. As of June 30, 2001 and December 31, 2000, Business Bank's leverage capital ratios were 7.8% and 7.9%. As of June 30, 2001 and December 31, 2000, Business Bancorp's leverage capital ratios were 7.4% and 7.8%, exceeding regulatory minimums. As of June 30, 2001 and December 31, 2000, Metro Commerce Bank's leverage capital ratios were 7.1% and 7.5%. As of June 30, 2001 and December 31, 2000, MCB Financial's leverage capital ratios were 7.5% and 8.3%, exceeding regulatory minimums. See "Management's Discussion and Analysis of Financial Condition and Results of Operation of Business Bancorp--Capital" on page 94 and "--Capital Resources" on page 117 and "Management's Discussion and Analysis of Financial Condition and Results of Operations of MCB Financial--Risk Based Capital" on pages 142 and 154.


Prompt Corrective Action Provisions

     Federal law requires each federal banking agency to take prompt corrective action to resolve the problems of insured financial institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. The federal banking agencies have by regulation defined the following five capital categories: "well capitalized" (Total Risk-Based Capital Ratio of 10%; Tier 1 Risk-Based Capital Ratio of 6%; and leverage ratio of 5%); "adequately capitalized" (Total Risk-Based Capital Ratio of 8%; Tier 1 Risk-Based Capital Ratio of 4%; and leverage ratio of 4%) (or 3% if the institution receives the highest rating from its primary regulator); "undercapitalized" (Total Risk-Based Capital Ratio of less than 8%; Tier 1 Risk-Based Capital Ratio of less than 4%; or leverage ratio of less than 4%) (or 3% if the institution receives the highest rating from its primary regulator); "significantly undercapitalized" (Total Risk-Based Capital Ratio of less than 6%; Tier 1 Risk-Based Capital Ratio of less than 3%; or leverage ratio less than 3%); and "critically undercapitalized" (tangible equity to total assets less than 2%). A bank may be treated as though it were in the next lower capital category if after notice and the opportunity for a hearing, the appropriate federal agency finds an unsafe or unsound condition or practice so warrants, but no bank may be treated as "critically undercapitalized" unless its actual capital ratio warrants such treatment.

     At each successively lower capital category, an insured bank is subject to increased restrictions on its operations. For example, a bank is generally prohibited from paying management fees to any controlling persons or from making capital distributions if to do so would make the bank "undercapitalized." Asset growth and branching restrictions apply to undercapitalized banks, which are required to submit written capital restoration plans meeting specified requirements (including a guarantee by the parent holding company, if any). "Significantly undercapitalized" banks are subject to broad regulatory authority, including among other things, capital directives, forced mergers, restrictions on the rates of interest they may pay on deposits, restrictions on asset growth and activities, and prohibitions on paying certain bonuses without FDIC approval. Even more severe restrictions apply to critically undercapitalized banks. Most importantly, except under limited circumstances, not later than 90 days after an insured bank becomes critically undercapitalized, the appropriate federal banking agency is required to appoint a conservator or receiver for it.

     In addition to measures taken under the prompt corrective action provisions, insured banks may be subject to potential actions by the federal regulators for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the issuance of cease and desist orders, termination of insurance of deposits (in the case of a bank), the imposition of civil money penalties, the issuance of directives to increase capital, formal and informal agreements, or removal and prohibition orders against "institution-affiliated" parties.


Safety And Soundness Standards

     The federal banking agencies have also adopted guidelines establishing safety and soundness standards for all insured depository institutions. Those guidelines relate to internal controls, information systems, internal audit systems, loan underwriting and documentation, compensation and interest rate exposure. In general, the standards are designed to assist the federal banking agencies in identifying and addressing problems at insured depository institutions before capital becomes impaired. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan and institute enforcement proceedings if an acceptable compliance plan is not submitted.


Premiums For Deposit Insurance

     The FDIC regulations also implement a risk-based premium system, whereby insured depository institutions are required to pay insurance premiums depending on their risk classification. Under this system, institutions such as Business Bank and Metro Commerce Bank which are insured by the Bank Insurance Fund are categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three supervisory categories based on federal regulatory evaluations. The three supervisory categories are:

     *   financially sound with only a few minor weaknesses (Group A),

     * demonstrates weaknesses that could result in significant eterioration (Group B), and

     *   poses a substantial probability of loss (Group C).

The capital ratios used by the FDIC to define well capitalized, adequately capitalized and undercapitalized are the same in the FDIC's prompt corrective action regulations. The current Bank Insurance Fund base assessment rates (expressed as cents per $100 of deposits) are summarized as follows:


                                              Group A     Group B     Group C
                                             ---------   ---------   --------
         Well Capitalized ................        0           3         17
         Adequately Capitalized ..........        3          10         24
         Undercapitalized ................       10          24         27

     In addition, banks must pay a fluctuating amount (1.88 basis points, or cents per $100 of insured deposits, for the third quarter of 2001 and 1.84 basis points for the fourth quarter of 2001) towards the retirement of the Financing Corporation bonds issued in the 1980's to assist in the recovery of the savings and loan industry.


Dividends

     Holders of common stock of Business Bancorp and MCB Financial are entitled to receive dividends as and when declared by the boards of directors of these companies out of funds legally available therefor under the laws of the State of California.

     California corporations such as Business Bancorp and MCB Financial may make a distribution to their shareholders if the corporation's retained earnings equal at least the amount of the proposed distribution. In the event sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if, after giving effect to the distribution, the corporation's assets equal at least 125 percent of its liabilities and certain other conditions are met. Since the 125 percent ratio translates into a minimum capital ratio of 25 percent, most bank holding companies, including MCB Financial and Business Bancorp based on its current capital ratios, are unable to meet this last test and so must have sufficient retained earnings to fund the proposed distribution.

     The  Federal  Reserve  Board  has  advised  bank  holding companies that it believes that payment of cash dividends in excess of current earnings from operations is inappropriate and may be cause for supervisory action. As a result of this policy, banks and their holding companies may find it difficult to pay dividends out of retained earnings from historical periods prior to the most recent fiscal year or to take advantage of earnings generated by extraordinary items such as sales of buildings or other large assets in order to generate profits to enable payment of future dividends. Further, the Federal Reserve Board's position that holding companies are expected to provide a source of managerial and financial strength to their subsidiary banks potentially restricts a bank holding company's ability to pay dividends.

     Business Bank and Metro Commerce Bank are legal entities which are separate and distinct from their holding companies. Aside from raising capital on their own, the exercise of stock options or borrowing funds for operating capital, Business Bancorp and MCB Financial receive additional income through dividends paid by their respective bank subsidiaries. Subject to the regulatory restrictions described below, future cash dividends by Business Bank after the merger and the bank merger will depend upon management's assessment of future capital requirements, contractual restrictions and other factors.

     The powers of the respective boards of directors of Business Bank and Metro Commerce Bank to declare a cash dividend to their holding companies are subject to California law, which restricts the amount available for cash dividends to the lesser of the retained earnings or the respective bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). Where the above test is not met, cash dividends may still be paid, with the prior approval of the California Commissioner in an amount not exceeding the greatest of (1) retained earnings of the bank; (2) the net income of the bank for its last fiscal year; or (3) the net income of the bank for its current fiscal year. See the Notes to Consolidated Financial Statements included under "Financial Statements and Supplementary Data" on pages F-8 (for Business Bancorp) and F-42 (for MCB Financial) for the amount of funds these two companies had available for the payment of dividends at December 31, 2000.

     Under the Federal Deposit Insurance Act, bank regulators also have authority to prohibit a bank from engaging in business practices which are considered to be unsafe or unsound. It is possible, depending upon the financial condition of the banks and other factors, that such regulators could assert that the payment of dividends or other payments might, under certain circumstances, be an unsafe or unsound practice, even if technically permissible.


CRA

     Business Bank and Metro Commerce Bank are subject to certain requirements and reporting obligations involving CRA activities. The CRA generally requires the federal banking agencies to evaluate the record of a financial institution in meeting the credit needs of its local communities, including low and moderate income neighborhoods. The CRA further requires the agencies to take into account a financial institution's record of meeting its community credit needs when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations. In measuring a bank's compliance with its CRA obligations, the regulators utilize a performance-based evaluation system which bases CRA ratings on the bank's actual lending service and investment performance, rather than on the extent to which the institution conducts needs assessments, documents community outreach activities or complies with other procedural requirements. In connection with its assessment of CRA performance, the FDIC assigns a rating of "outstanding," "satisfactory," "needs to improve" or "substantial noncompliance." Business Bank was last examined for CRA compliance in October, 1999, and received an "outstanding" CRA Assessment Rating. Metro Commerce Bank was last examined for CRA compliance in December 1997 and received a satisfactory CRA rating.


Other Consumer Protection Laws and Regulations

     Examination and enforcement have become intense, and banks have been advised to carefully monitor compliance with various consumer protection laws and their implementing regulations. The federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in home mortgage lending describing three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment, and evidence of disparate impact. Due to heightened regulatory concern related to compliance with consumer protection laws and regulations generally, Business Bank and Metro Commerce Bank may incur additional compliance costs or be required to expend additional funds for investments in the local communities they serve.

     In addition to the other laws and regulations discussed herein, the banks are subject to certain consumer and public interest laws and regulations that are designed to protect customers in transactions with banks. While the list set forth below is not exhaustive, these laws and regulations include the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Right to Financial Privacy Act. These laws and regulations mandate certain disclosure requirements and regulate the manner in which financial institutions must deal with customers when taking deposits, making loans, collecting loans and providing other services. The banks must comply with the applicable provisions of these laws and regulations as part of its ongoing customer relations. Failure to comply with these laws and regulations can subject them to various penalties, including but not limited to enforcement actions, injunctions, fines or criminal penalties, punitive damages to consumers and the loss of certain contractual rights.

     The Americans with Disabilities Act, in conjunction with similar California legislation, has increased the cost of doing business for banks. The legislation requires employers with 15 or more employees and all businesses operating "commercial facilities" or "public accommodations" to accommodate disabled employees and customers. The Americans with Disabilities Act has two major objectives: (1) to prevent discrimination against disabled job applicants, job candidates and employees, and (2) to provide disabled persons with ready access to commercial facilities and public accommodations. Commercial facilities, such as Business Bank and Metro Commerce Bank, must ensure that all new facilities are accessible to disabled persons, and in some instances may be required to adapt existing facilities to make them accessible.



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

Interstate Banking and Branching

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") regulates the interstate activities of banks and bank holding companies and establishes a framework for nationwide interstate banking and branching. Since June 1, 1997, a bank in one state has generally been permitted to merge with a bank in another state without the need for explicit state law authorization. However, states were given the ability to prohibit interstate mergers with banks in their own state by "opting-out" (enacting state legislation applying equality to all out-of-state banks prohibiting such mergers ) prior to June 1, 1997.

     Since 1995, adequately capitalized and managed bank holding companies have been permitted to acquire banks located in any state, subject to two exceptions: first, any state may still prohibit bank holding companies from acquiring a bank which is less than five years old; and second, no interstate acquisition can be consummated by a bank holding company if the acquiror would control more than 10% of the deposits held by insured depository institutions nationwide or 30% percent or more of the deposits held by insured depository institutions in any state in which the target bank has branches.

     A bank may establish and operate de novo branches in any state in which that bank does not maintain a branch if that state has enacted legislation to expressly permit all out-of-state banks to establish branches in that state.

     In 1995 California enacted legislation to implement important provisions of the Interstate Banking Act discussed above and to repeal California's previous interstate banking laws, which were largely preempted by the Interstate Banking Act.

     The changes effected by Interstate Banking Act and California laws have increased competition in the environment in which Business Bank and Metro Commerce Bank operate to the extent that out-of-state financial institutions directly or indirectly enter the banks' respective market areas. It appears that the Interstate Banking Act has contributed to the accelerated consolidation of the banking industry. While many large out-of-state banks have already entered the California market as a result of this legislation, it is not possible to predict the precise impact of this legislation on Business
Bancorp, Business Bank, MCB Financial and Metro Commerce Bank and the competitive environment in which they operate.


Financial Modernization Act

     The Financial Modernization Act became effective March 11, 2000. It repealed two provisions of the Glass-Steagall Act: Section 20, which restricted the affiliation of Federal Reserve Member Banks with firms "engaged principally" in specified securities activities; and Section 32, which restricted officer, director, or employee interlocks between a member bank and any company or person "primarily engaged" in specified securities activities. In addition, it also contains provisions that expressly preempt any state law restricting the establishment of financial affiliations, primarily related to insurance. The general effect of the law is to establish a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms, and other financial service providers by revising and expanding the Bank Holding Company Act framework to permit a holding company system to engage in a full range of financial activities through a new entity known as a financial holding company. "Financial activities" is broadly defined to include not only banking, insurance, and securities activities, but also merchant banking and additional activities that the Federal Reserve, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to such financial activities, or complementary activities that do not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally.

     Generally, the Financial Modernization Act:

     * Repeals historical restrictions on, and eliminates many federal and state law barriers to, affiliations among banks, securities firms, insurance companies, and other financial service providers;

     * Provides a uniform framework for the functional regulation of the activities of banks, savings institutions, and their holding companies;

     * Broadens the activities that may be conducted by national banks, banking subsidiaries of bank holding companies, and their financial subsidiaries;

     * Provides an enhanced framework for protecting the privacy of consumer information;

     *   Adopts  a  number  of   provisions   related  to  the   capitalization,
         membership, corporate governance, and other measures designed to modernize the Federal Home Loan Bank system;

     *   Modifies the laws governing the implementation of the CRA; and

     *   Addresses a variety of other legal and regulatory issues affecting both
         day-to-day   operations   and   long-term   activities   of   financial
         institutions.

     In order for either Business Bancorp or MCB Financial to take advantage of the ability to affiliate with other financial services providers, it must become a "financial holding company" as permitted under an amendment to the Bank Holding Company Act effected by the Financial Modernization Act. To do so, Business Bancorp or MCB Financial would file a declaration with the Federal Reserve Board electing to engage in activities permissible for financial holding companies and certifying that it is eligible to do so because all of its insured depository institution subsidiaries are well-capitalized and well-managed. In addition, the Federal Reserve must also determine that each insured depository institution subsidiary has at least a "satisfactory" CRA rating. Both Business Bancorp and MCB Financial currently meet the requirements to make an election to become a financial holding company but their respective managements have not determined to become financial holding companies. In addition, Business Bancorp is examining its strategic business plan to determine whether, based on market conditions, the relative financial conditions of Business Bancorp and its subsidiaries, regulatory capital requirements, general economic conditions, the effect of the pending merger with MCB Financial and other factors, Business Bancorp desires to utilize any of its expanded powers provided in the Financial Modernization Act after the merger is completed.

     The   Financial   Modernization   Act   provides  that  designated  federal
regulatory agencies, including the FDIC, the Federal Reserve Board, the Comptroller of the Currency and the SEC, are to publish regulations to implement certain provisions of the Act. These agencies have cooperated in the release of rules that establish minimum requirements to be followed by financial institutions for protecting the privacy of financial information provided by consumers. The agencies' rule, which establishes privacy standards to be followed by state banks such as Business Bancorp and Metro Commerce Bank, requires a financial institution to (i) provide notice to customers about its privacy policies and practices, (ii) describe the conditions under which the institution may disclose nonpublic personal information about consumers to nonaffiliated third parties, and (iii) provide a method for consumers to prevent the financial institution from disclosing that information to nonaffiliated third parties by "opting out" of that disclosure.

     The Financial Modernization Act also includes a new section of the Federal Deposit Insurance Act governing subsidiaries of state banks that engage in "activities as principal that would only be permissible" for a national bank to conduct in a financial subsidiary. It expressly preserves the ability of a state bank to retain all existing subsidiaries. Because California permits commercial banks chartered by the state to engage in any activity permissible for national banks, Business Bank and Metro Commerce Bank are permitted to form subsidiaries to engage in the activities authorized by the Financial Modernization Act, to the same extent as a national bank. In order to form a financial subsidiary, a bank must be well-capitalized and would be subject to the same capital deduction, risk management and affiliate transaction rules as applicable to national banks.

     Business Bancorp and MCB Financial do not believe that the Financial Modernization Act will have a material adverse effect on Business Bancorp's operations in the near-term period after the merger. However, to the extent that it permits banks, securities firms, and insurance companies to affiliate, the financial services industry may experience further consolidation. The Financial Modernization Act is intended to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, this act may have the result of increasing the amount of competition that Business Bancorp and MCB Financial and their respective bank subsidiaries face from larger institutions and other types of companies offering financial products, many of which may have substantially more financial resources.


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

Impact of Monetary Policies

     The earnings and growth of the banks are largely dependent on their ability to maintain a favorable differential or "spread" between the yield on their interest-earning assets and the rate paid on their deposits and other interest-bearing liabilities. As a result, the banks' performance is influenced by general economic conditions, both domestic and foreign, the monetary and fiscal policies of the federal government, and the policies of the regulatory agencies. The Federal Reserve Board implements national monetary policies (such as seeking to curb inflation and combat recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial institutions subject to its reserve requirements and by varying the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits and also affect interest rates charged on loans and deposits. The nature and impact of any future changes in monetary policies cannot be predicted.

Environmental Regulation

     Federal, state and local regulations regarding the discharge of materials into the environment may have an impact on banks and their holding companies. Under federal law, liability for environmental damage and the cost of cleanup may be imposed upon any person or entity who owns or operates contaminated property. State law provisions, which were modeled after Federal law, impose substantially similar requirements. Both federal and state laws were amended in 1996 to provide generally that a lender who is not actively involved in operating the contaminated property will not be liable to clean up the property, even if the lender has a security interest in the property or becomes an owner of the property through foreclosure.

     The Economic Growth Act includes protection for lenders from liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 by adding a new section which specifies the actions a lender may take with respect to lending and foreclosure activities without incurring environmental clean-up liability or responsibility. Under the new section typical contractual provisions regarding environmental issues in the loan documentation and due diligence inspections conducted in connection with lending transactions will not lead to lender liability for clean-up, and a lender may foreclose on contaminated property, so long as the lender merely maintains the property and moves to divest it at the earliest possible time.

     Under California law, a lender generally will not be liable to the State for the cost associated with cleaning up contaminated property unless the lender realized some benefit from the property, failed to divest the property promptly, caused or contributed to the release of the hazardous materials, or made the loan primarily for investment purposes. This amendment to California law became effective with respect to judicial proceedings filed and orders issued after January 1, 1997.

     The extent of the protection provided by both the federal and state lender protection statutes will depend on the interpretation of those statutes by administrative agencies and courts, and Business Bancorp and MCB Financial cannot predict whether it will be adequately protected for the types of loans made by their respective banks.

     In addition, MCB Financial and Metro Commerce Bank remain subject to the risk that a borrower's financial position will be impaired by liability under the environmental laws and that property securing a loan made by Metro Commerce Bank may be environmentally impaired and therefore not provide adequate security  for  Metro  Commerce  Bank.  California  law  provides some protection
against   the  second  risk  by  establishing  certain  additional,  alternative remedies for a lender in circumstances where the property securing a loan is later found to be environmentally impaired, permitting the lender to pursue remedies against the borrower other than foreclosure under the deed of trust.

     Business Bank and Metro Commerce Bank attempt to protect their positions against the remaining environmental risks by performing prudent due diligence. Environmental questionnaires and information on use of toxic substances are requested as part of the banks' underwriting procedures. The banks make lending decisions based upon its evaluation of the collateral, the net worth of the borrower and the borrower's capacity for unforeseen business interruptions or risks.

Other Pending and Proposed Legislation

     Other legislative and regulatory initiatives which could affect Business Bancorp, Business Bank, MCB Financial and Metro Commerce Bank and the banking industry in general are pending, and additional initiatives may be proposed or introduced, before the United States Congress, the California legislature and other governmental bodies in the future. Such proposals, if enacted, may further alter the structure, regulation and competitive relationship among financial institutions, and may subject Business Bancorp and Business Bank to increased regulation, disclosure and reporting requirements following the merger. In addition, the various banking regulatory agencies often adopt new rules and regulations to implement and enforce existing legislation. It cannot be predicted whether, or in what form, any such legislation or regulations may be enacted or the extent to which the business of Business Bancorp or Business Bank would be affected thereby.

                      INFORMATION ABOUT BUSINESS BANCORP

General

     Business Bancorp is a California corporation registered as a bank holding company under the Bank Holding Company Act, and is headquartered in San Bernardino, California. Business Bancorp was incorporated in October, 1999 and acquired all of the outstanding shares of Business Bank in January, 2000. Business Bancorp's principal subsidiary is Business Bank. Business Bancorp exists primarily for the purpose of holding the stock of this subsidiary and of such other subsidiaries as it may acquire or establish.

     Business Bancorp's principal source of income is currently dividends from Business Bank, but Business Bancorp intends to explore alternative sources of income in the future. The expenditures of Business Bancorp, including (but not limited to) the payment of dividends to shareholders, if and when declared by the board of directors, and the cost of servicing debt, are generally paid from such payments made to Business Bancorp by Business Bank. At June 30, 2001, Business Bancorp had consolidated assets of $340.1 million, deposits of $282.2 million and shareholders' equity of $25.4 million.

     Going forward after the merger, Business Bancorp's strategic goal is to increase shareholder and franchise value by continuing to grow Business Bank's business through the opening of de novo branches or the acquisition of other existing institutions or branches. As of the date hereof, Business Bancorp has not identified any additional branches to be acquired or other acquisition opportunities other than MCB Financial, and there can be no assurance that Business Bancorp will be able to identify any suitable acquisition candidates in the future or, should suitable acquisition candidates be identified, there can be no assurance that Business Bancorp will be able to consummate such acquisitions. See "Risk Factors-- the merged entity may not be able to control and manage its future growth opportunities, which could adversely affect its operations" on page 24.

     On August 31, 2000, Business Bank completed the acquisition of Valley Merchants Bank, N.A. for an aggregate purchase price of $12.2 million, pursuant to a two-step transaction in which Valley Merchants Bank was ultimately merged with and into Business Bank. Upon acquisition, Valley Merchants Bank had total assets of $56.8 million and total deposits of $49.6 million. Valley Merchants Bank's sole office, in Hemet, in the San Jacinto Valley of Southern California, is operated as a branch of Business Bank. The acquisition of Valley Merchants Bank by Business Bank increased Business Bancorp's assets by approximately 23%.


     In order to fund a substantial portion of the acquisition price of Valley Merchants Bank, on March 23, 2000, Business Capital Trust I (the "Trust") issued an aggregate of $10,000,000 of principal amount of 107|M/8% Fixed Rate Capital Trust Pass-through Securities of the Trust. The securities are fully guaranteed by Business Bancorp with respect to distributions and amounts payable upon liquidation, redemption or repayment. The entire proceeds to the Trust from the sale of the Trust Preferred Securities were used by the Trust in order to purchase $10,000,000 in principal amount of Fixed Rate Junior
Subordinated Deferrable Interest Debentures due 2030 issued by Business Bancorp. Business Bancorp contributed to Business Bank $8.7 million of the approximately $9.7 million in net proceeds. The balance of the purchase price for the acquisition of Valley Merchants Bank was paid out of the working capital of Business Bank.

     On February 27, 2001, Business Bancorp commenced trading its common stock on the Nasdaq Small Cap Market. In conjunction with the merger, Business
Bancorp has filed an application to list its common stock on the Nasdaq National Market. See "Risk Factors--There has been a limited prior market for Business Bancorp's common stock, so its stock price may be volatile" on page 26.

Business Bank

     Business Bank is a California state-chartered commercial bank which was incorporated under the laws of the State of California in 1983, and opened for business in April, 1984. Business Bank's Administrative Office is located at 140 South Arrowhead Avenue, San Bernardino, California 92408. Business Bank is insured under the Federal Deposit Insurance Act up to the applicable limits. Business Bank became a member of the Federal Reserve System effective September 20, 2001. At June 30, 2001, Business Bank had approximately $339.8 million in assets, $181.1 million in loans and $283.0 million in deposits. Business Bank was originally incorporated under the name Bank of San Bernardino and changed its name to Business Bank in August, 1996.

     Business Bank currently operates its main office in San Bernardino, and eight additional branch offices in the following communities: City of San Bernardino (opened December 1986), Corona (opened August 1994), Redlands (opened October 1996), Hesperia (acquired December 1997), Phelan (acquired December 1997), Ontario (opened August 1999), Hemet (acquired August 2000) and Riverside (opened August 2001). All of Business Bank's offices are located in the counties of Riverside and San Bernardino, in an area of Southern California commonly known as the "Inland Empire."

     As   indicated   above,   in  August,  2000  Business  Bank  completed  the
acquisition of Valley Merchants Bank (Business Bank's current Hemet branch office) for a purchase price of approximately $12.2 million in cash.

     Business Bank has experienced significant balance sheet growth in the past several years, including growth in total assets from $182.8 million at December 31, 1998 to $311.5 million at December 31, 2000, an increase of approximately 70.4%. Deposits increased from $163.8 million at December 31, 1998 to $264.9 million at December 31, 2000, an increase of approximately 61.7%. This growth in Business Bank's balance sheet has been generated both internally, primarily through increased deposits and loans as a result of increased marketing and focus on sales training, and through the acquisition and opening of new branch offices. Business Bancorp's and Business Bank's earnings increased from $1.86 million or $.97 per share in 1998 to $2.27 million or $ 1.14 per share in 2000.


     Business Bank is a community bank conducting a general commercial banking business. Each of its branch offices is a full service office offering a wide range of commercial banking services. Business Bank provides numerous deposit products, including demand deposit accounts, Money Market accounts, savings and Super Now accounts, time certificates of deposit and fixed rate, fixed maturity installment savings. Business Bank makes various types of commercial,
installment   and   real   estate   loans,   including   the   origination   of
government-guaranteed Small Business Administration loans. In addition, Business Bank provides safe deposit, collection, travelers checks, notary public and other customary non-deposit banking services. Business Bank also offers electronic "home banking" through its "EZ Banker" program and maintains an Internet web site (www.businessbank.com) for its customers. Other services offered include ATM machines located at branch offices, customer access to an ATM network, and armored carrier and courier services. Business Bank does not offer trust services.


Competition

     The banking business in California generally, and specifically in Business Bank's market areas, is highly competitive with respect to virtually all products and services and has become increasingly so in recent years. The industry continues to consolidate, and strong, unregulated competitors have entered banking markets with focused products targeted at highly profitable customer segments. Many largely unregulated competitors are able to compete across geographic boundaries and provide customers increasing access to meaningful alternatives to banking services in nearly all significant products. These competitive trends are likely to continue.

     With respect to commercial bank competitors, the business is largely dominated by a relatively small number of major banks with many offices operating over a wide geographical area, which banks have, among other advantages, the ability to finance wide-ranging and effective advertising campaigns and to allocate their investment resources to regions of highest yield and demand. Many of the major banks operating in the area offer certain services which Business Bank does not offer directly (but some of which Business Bank offers through correspondent institutions). By virtue of their greater total capitalization, such banks also have substantially higher lending limits than does Business Bank.

     In  addition  to  other  banks,  competitors  include savings institutions,
credit   unions,   and   numerous  non-banking  institutions,  such  as  finance
companies, leasing companies, insurance companies, brokerage firms, and investment banking firms. In recent years, increased competition has also developed from specialized finance and non-finance companies that offer money market and mutual funds, wholesale finance, credit card, and other consumer finance services, including on-line banking services and personal finance software. Strong competition for deposit and loan products affects the rates of those products as well as the terms on which they are offered to customers. Mergers between financial institutions have placed additional pressure on banks within the industry to streamline their operations, reduce expenses, and increase revenues to remain competitive.
Competition has also intensified due to federal and state interstate banking laws, which permit banking organizations to expand geographically, and the
California   market   has   been   particularly   attractive   to   out-of-state
institutions.

     Technological innovations have also resulted in increased competition in the financial services market. Such innovations have, for example, made it possible for non-depository institutions to offer customers automated transfer payment services that previously have been considered traditional banking products. In addition, many customers now expect a choice of several delivery systems and channels, including telephone, mail, home computer, ATM's, self-service branches, and/or in-store branches. In addition to other banks, the sources of competition for such products include savings associations, credit unions, brokerage firms, money market and other mutual funds, asset management groups, finance and insurance companies, and mortgage banking firms.


     In order to compete effectively, Business Bank provides quality, personalized service and fast, local decision making which its major bank competitors are generally unable to offer. For customers whose loan demands exceed Business Bank's lending limit, Business Bank attempts to arrange for such loans on a participation basis with other financial institutions. Business Bank also assists customers requiring services not offered by Business Bank in obtaining such services from its correspondent banks.

     The market for the origination of Small Business Administration loans is highly competitive. With respect to its origination of Small Business Administration loans, Business Bank competes with other small, mid-size and major banks which originate these loans in the geographic areas in which Business Bank's branches are located, see "Business Bank". In addition, because these loans are largely broker-driven, Business Bank also competes to a large extent with banks which originate Small Business Administration loans outside of Business Bank's immediate geographic area. Further, because these loans may be written out of loan production offices specifically set up to write Small Business Administration loans rather than out of full service branches, the barriers to entry in this area, after approval of a bank as an Small Business Administration lender, are relatively low.

Employees

     As of June 30, 2001 Business Bancorp(1) had a total of 143 full-time and 38 part-time employees. None of Business Bancorp's employees are currently represented by a union or covered by a collective bargaining agreement. Management of Business Bancorp believes that its employee relations are satisfactory.

Description of Property

     The following properties (real properties and/or improvements thereon) are owned by Business Bancorp(1) and are unencumbered. In the opinion of management of Business Bancorp, all properties are adequately covered by insurance.

                                                                  Square Feet of       Land and
              Location                    Use of Facilities        Office Space      Building Cost
------------------------------------   -----------------------   ----------------   --------------
140 South Arrowhead Avenue .........    Administrative Office          9,800        $275,000
San Bernardino, California 92408
1380 Highland Avenue ...............        Branch Office              2,280        $250,000
San Bernardino, California 92404
321 East Sixth Street ..............        Branch Office              9,449             n/a(2)
Corona, California 91719
4022 Phelan Road ...................        Branch Office              5,281             n/a(3)
Phelan, California 92371
800 East Florida Ave. ..............        Branch Office             16,092             n/a(4)
Hemet, CA 92543

------------
(1) As  used  in  these  sections,  the  term "Business Bancorp" includes, where
    appropriate,   both   Business   Bancorp  and  its  consolidated  subsidiary
    Business Bank.

(2) Acquired in connection with acquisition of Western Community Bank in Corona, California in 1994.

(3) Acquired in connection with acquisition of High Desert National Bank in Hesperia, California in 1997.

(4) Acquired in connection with acquisition of Valley Merchants Bank in Hemet, California in 2000.

            The following facilities are leased by Business Bancorp:

                                                Use of             Sq. Ft. of       Monthly Rent         Term of
               Location                       Facilities          Office Space     as of 08/31/01         Lease
-------------------------------------- -----------------------   --------------   ----------------   ---------------
505 West 2nd Street ..................       Main Office            10,247        $ 5,655                1/26/13
San Bernardino, California 92401
173 Orange Street ....................      Branch Office            4,624        $ 6,494               12/31/06
Redlands, California 92374
16869 Main Street ....................      Branch Office            5,152        $ 7,058               08/01/06
Hesperia, California 92345
136 S. Arrowhead Ave .................  Administrative Office        3,000        $ 2,250             Month-to-month
San Bernardino, CA 92408
4141 Inland Empire Boulevard .........      Branch Office            1,912        $ 3,305                6/14/04
Ontario, California 917641(5)
391 Main Street ......................      Branch Office            7,146        $11,434               5/30/2011
Corona, California 91719
3400 Central Ave, Suite 245 ..........      Branch Office            2,234        $ 4,133              07/01/2004
Riverside, CA 92506

------------
(5) This location is the temporary site of the Ontario de novo. The Bank has purchased a parcel of land in Ontario on which to build a permanent branch.


     Currently Business Bank's Ontario office is operated out of the second floor of a professional office suite. On January 13, 2000 Business Bank purchased a one acre parcel of land for a price of $608,000, located in Ontario, which will be the site of the branch's permanent facility. On August 1, 2001, Business Bank's management renegotiated the Hesperia lease for an additional term of five years with two five year options to renew. Recently Business Bank signed a lease for a new Corona branch site. The current Corona facilities will serve as both a drive up teller branch and an administration building, allowing for the possible termination of the lease at 136 S.
Arrowhead Ave. Business Bank opened its Riverside branch on August 1, 2001. This opening along with the second Corona branch brings the total number of branch offices to ten. Outside of the aforementioned properties, Management believes that the existing facilities are adequate to accommodate Business Bank's and Business Bancorp's operations for the immediately foreseeable future.


Legal Proceedings

     From time to time, Business Bancorp and Business Bank are defendants in legal proceedings arising in the ordinary course of business. After taking into consideration information furnished by counsel to Business Bancorp as to the current status of these claims or proceedings to which Business Bank or Business Bancorp are parties, Management is of the opinion that the ultimate aggregate liability represented thereby, if any, will not have a material adverse affect on the financial condition of Business Bancorp.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BUSINESS BANCORP

     This discussion presents Management's analysis of the results of operations and financial condition of Business Bancorp as of and for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998. As of the date of this discussion, Business Bancorp's principal subsidiary is Business Bank. The discussion should be read in conjunction with the consolidated financial statements of Business Bancorp and the notes related thereto beginning on page F-1 of this joint proxy statement/prospectus. As used throughout this section, the term "Business Bancorp" includes, where appropriate, both Business Bancorp and its consolidated subsidiary Business Bank. As the holding company reorganization pursuant to which Business Bancorp became the sole shareholder of Business Bank was effective in January, 2000, all financial information as of and for the years ended December 31, 1999 and any earlier years or periods relates to Business Bank rather than Business Bancorp. Information as of and for the six months ended June 30, 2001 and 2000 and as of and for the year ended December 31, 2000 is provided for Business Bank and Business Bancorp on a consolidated basis.


Six Months Ended June 30, 2001 and 2000

     Results of Operations

     Net Income

     Business Bancorp's net income for the six months ended June 30, 2001 was $1.24 million, an increase of 15.1% over the $1.08 million for the same six months of 2000. Basic earnings per share were $0.61 and $0.55 for the six months ended June 30, 2001 and 2000, respectively. Diluted earnings per share were $0.60 and $0.53 for the six months ended June 30, 2001 and 2000, respectively. The increase was due primarily to strong growth in earning assets, which increase was partially offset by the decline in rates by 275 basis points since December 31, 2000. See - Net Interest Income, following. Business Bancorp's return on average equity was 10.16% and 11.11% for the six months ended June 30, 2001 and 2000, respectively, and the return on average assets for the same periods was 0.75% and 0.90%, respectively. These decreases were primarily due to goodwill amortization related to the acquisition of Valley Merchants Bank, N.A. in August, 2000 and the decline in interest rates experienced in the first six months of 2001.


     Net Interest Income

     Net   interest  income  is  the  most  significant  component  of  Business
Bancorp's income from operations. Net interest income is the difference ("interest rate spread") between the gross interest and fees earned on the loan and investment portfolios and the interest paid on deposits and other borrowings. Net interest income depends on the volume of and interest rate earned on interest earning assets and the volume of and interest rate paid on interest bearing liabilities.

     During the first six months of 2001 the Federal Reserve lowered rates by 275 basis points. These declines had negative rate variance impacts to net interest income of $963,000 the six months ended June 30, 2001, as compared to the same period in 2000. See Rate/Volume Analysis of Net Interest Income table on page 88. While Business Bancorp has been able to continue to grow net interest income through consistent growth in deposits, loans and securities, further declines in interest rates will impact the margin negatively. The net interest margin decreased from 6.24% to 5.60% or 64 basis points between June 30, 2000 and June 30, 2001. Primarily, this compression of the net interest margin was a result of the aforementioned decline in rates.

     Interest income for the six months ended June 30, 2001 increased to $12.8 million compared to $9.6 million for the six months ended June 30, 2000. This increase represents growth of $3.2 million or 33.6%. This increase was composed of $4.1 million of interest income due to volume variances and $(933,000) due to rate variances. See Rate/Volume Analysis of Net Interest Income table on page 88.

     Interest expense for the six months ended June 30, 2001 increased to $4.5 million compared to $3.0 million for the six months ended June 30, 2001. This represents an increase of $1.5 million or 50.7%. Volume variances contributed $1.49 million while rate variances contributed $30,000. The declines in interest rates did not immediately impact Business Bancorp's funding sources as the repricing characteristics of time deposits and other borrowings lag behind those of the earning asset portfolio.

     Net interest income before provision for loan losses for the six months ended June 30, 2001 was $8.2 million, compared to $6.6 million for the six months ended June 30, 2000. While strong balance sheet growth has allowed for increased net interest income, this increase was substantially offset due to the decline in interest rates during the first half of 2001. This change in net interest income is highlighted within the Rate/Volume Analysis of Net Interest Income table, following.

     The following table shows Business Bancorp's average balances of assets, liabilities and shareholders' equity; the amount of interest income or interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated:

         Distribution, Yield and Rate Analysis of Net Interest Income

                                                                  As of and for the Six Months Ended June 30,
                                                     ---------------------------------------------------------------------
                                                                    2001                               2000
                                                     ----------------------------------- ---------------------------------
                                                                  Interest                            Interest
                                                       Average     Income/     Average     Average    Income/    Average
                                                       Balance     Expense   Rate/Yield    Balance    Expense   Rate/Yield
                                                     ----------- ---------- ------------ ----------- --------- -----------
                                                                            (Dollars in Thousands)
Assets:
Interest-earning assets:
 Loans, net(1) .....................................  $183,818    $ 9,505       10.34%    $122,310    $6,843       11.19%
 Taxable investment securities:
   U. S. government securities .....................     1,004         28        5.58        1,011        28        5.61
   Mortgage backed securities ......................    75,280      2,292        6.09       65,410     2,059        6.26
 Other securities ..................................     5,798        183        6.33        2,816       105        7.45
 Tax-exempt investment securities:(2) ..............
   Obligations of state and political
    subdivisions ...................................    22,974        584        5.09       16,410       452        5.51
 Federal funds sold ................................     1,927         55        5.74          787        24        6.21
 FHLB Stock ........................................     1,554         50        6.43        1,524        40        5.25
 Interest-earning deposits .........................     1,965         66        6.72            0         0        0.00
                                                      --------    -------       -----     --------    ------       -----
    Total interest-earning assets ..................   294,320     12,763        8.67      210,268     9,551        9.08
Non-interest earning assets:
 Cash and due from banks ...........................    19,748                              17,695
 Premises and equipment, net .......................     5,744                               4,291
 Other real estate owned ...........................       413                                 826
 Accrued interest receivable .......................     1,828                               1,334
 Other assets ......................................    10,835                               6,158
Total non-interest earning assets ..................    38,568                              30,304
                                                      --------                            --------
    Total assets ...................................  $332,888                            $240,572
                                                      ========                            ========
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
 Deposits:
   Money market ....................................    37,948        625        3.30       30,613       546        3.57
   NOW .............................................    38,284        374        1.95       26,480       253        1.91
   Savings .........................................    26,211        349        2.66       19,398       259        2.67
   Other time deposits .............................    33,100        865        5.23       20,485       478        4.67
   Time certificates of deposit in
    denominations of $100,000 or more ..............    43,443      1,161        5.34       17,212       444        5.16
   Other borrowings ................................    21,060        595        5.65       23,066       714        6.19
   Company Obligated Mandatorily
    Redeemable Preferred Securities of
    Subsidiary Trust Holding Solely
    Junior Subordinated Debentures .................    10,000        547       10.94        5,525       302       10.93
                                                      --------    -------       -----     --------    ------       -----
    Total interest-bearing liabilities .............   210,046      4,516        4.30      142,779     2,996        4.20
Non-interest-bearing liabilities:
 Demand deposits ...................................    95,221                              76,454
 Other liabilities .................................     2,997                               1,829
    Total non-interest-bearing liabilities .........    98,218                              78,283
Stockholders' equity ...............................    24,624                              19,510
    Total liabilities and Stockholders'
     equity ........................................  $332,888                            $240,572
                                                      ========                            ========
Net interest income ................................              $ 8,247                             $6,555
                                                                  =======                             ======
Net interest spread(3) .............................                             4.37%                              4.89%
                                                                                =====                              =====
Net interest margin(4) .............................                             5.60%                              6.24%
                                                                                =====                              =====

------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $746,000 and $513,000 for the six months ended June 30, 2001 and 2000, respectively. Loans are net of the allowance for loan losses and unearned income.

(Footnotes continued on following page).

                                       87


(Footnotes continued from previous page).

(2) Yields on tax-exempt income have not been computed on a tax equivalent basis. Approximately 90% of said income is exempt from Federal taxes.

(3) Represents the annualized average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities.

(4) Represents net interest income as a percentage of average interest-earning assets.

     The following table shows Business Bancorp's average balances of assets, liabilities and shareholders' equity; the amount of interest income or interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated:

                  Rate/Volume Analysis of Net Interest Income




                                                            Six Months Ended June 30, 2001 vs. 2000
                                                            Increases (Decreases) due to change in
                                                            ---------------------------------------
                                                              Volume         Rate          Total
                                                            ----------   ------------   -----------
                                                                    (Dollars in Thousands)
Interest Income:
   Loans, net(1) ........................................    $ 3,442       $ (780)        $ 2,662
   Taxable investment securities:
    U. S. government securities .........................          0            0               0
    Mortgage backed securities ..........................        310          (77)            233
   Other securities .....................................        110          (32)             78
   Tax-exempt securities:(2) ............................
    Obligations of state and political subdivisions .....        181          (49)            132
   Federal funds sold ...................................         35           (4)             31
   FHLB Stock ...........................................          1            9              10
   Interest-earning deposits ............................         66            0              66
       Total ............................................    $ 4,145       $ (933)        $ 3,212
                                                             -------       ------         -------
Interest Expense:
   Money market deposits ................................    $   130       $  (51)        $    79
   NOW deposits .........................................        113            8             121
   Savings deposits .....................................         91           (1)             90
   Other time deposits ..................................        295           92             387
   Time certificates of deposit in denominations of
    $100,000 or more ....................................        678           39             717
   Other borrowings .....................................        (62)         (57)           (119)
   Solely junior subordinated debt ......................        245            0             245
       Total ............................................    $ 1,490       $   30         $ 1,520
                                                             -------       ------         -------
Change in net interest income ...........................    $ 2,655       $ (963)        $ 1,692
                                                             =======       ======         =======

------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $746,000 and $513,000 for the six months ended June 30, 2001 and 2000. Loans are net of the allowance for loan losses, deferred fees and related direct costs.

(2) Yields on tax-exempt income have not been computed on a tax equivalent basis. Approximately 90% of said income is exempt from Federal taxes.

     Provision for Loan Losses

     Net charge-offs totaled approximately $45,000 for the six months ended June 30, 2001 compared to approximate net charge-offs of $88,000 for the six months ended June 30, 2000. Due to the historical loss experience associated with the various loan types, the provision for loan losses totaled $175,000 for the six months ended June 30, 2001 compared to $80,000 for the six months ended June 30, 2000. The allowance for loan losses totaled $2.0 million for the quarter ended June 30, 2001 compared to $1.2 million as of June 30, 2000. This increase was primarily attributable to the acquisition of Valley Merchants Bank's reserves of approximately $465,000 in August of 2000 (see "Analysis of the Changes in the Allowance for Loan Losses" on page F-34 of the notes to the unaudited financial statements) and additional reserves booked in the interim of $350,000.

     In determining the adequacy of the allowance for loan losses, management initially considers the allowances specifically allocated to individual impaired loans, and next considers the level of general loss allowances deemed appropriate for the balance of the portfolio based on factors including the levels of classified assets, general portfolio trends relative to asset and portfolio size, asset categories, potential credit concentrations, non-accrual loan levels, historical loss experience, risks associated with changes in economic and business conditions, and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Business Bancorp's allowance for loan losses. Such agencies may require Business Bancorp to make additional provisions for loan losses based upon judgments, which differ from those of management.

     Other Operating Income

     Other operating income represents non-interest types of revenue and is comprised primarily of other fee income, loan servicing fees and service charges on deposit accounts. Other operating income was $1.8 million for the six months ended June 30, 2001 compared to $1.4 million for the six months ended June 30, 2000. This represents an increase of approximately $304,000, or 21.0%.

     Service fee income totaled $1.5 million for the six months ended June 30, 2001 compared to $1.3 for the six months ended June 30, 2000. This increase was mainly due to a larger customer base which is the driving force of fee income.

     As interest rates declined over the first half of 2001, Business Bancorp experienced additional unrealized gains on its investment portfolio, net of taxes, of approximately $646,000, since December 31, 2000. This increased the aggregate unrealized gain to $1.6 million as of June 30, 2001. To partially offset the negative impact the declining rates had on net interest income management sold select securities at a gain throughout the first half of 2001 for realized gains of $209,000. Management may continue to hedge against the declining rate environment through this practice during the second half of 2001.

     For the six months ended June 30, 2001 gains on sale of OREO were $41,000 compared to $173,000 for the six months ended June 30, 2000. As Business Bancorp continues to shrink its OREO portfolio (see "Nonperforming Assets" on page 93) these gains will continue to decline as there will be fewer properties to sell.

     Non-Interest Expense

     Non-interest expense is incurred by Business Bancorp in its normal course of business. Salaries and employee benefits, occupancy, advertising, insurance, data processing, stationery and supplies, professional services and office are the major categories of non-interest expense.

     The following table compares each of the components of non-interest expense for the six months ended June 30, 2001 and 2000 respectively:

                                                       For the Six Months Ended June 30,
                                              ----------------------------------------------------
                                                                                       Change in
                                                 2001                2000               Dollars
                                              ----------   -----------------------   -------------
                                                            (Dollars in Thousands)
Non-interest expense
   Salaries and employee benefits .........    $ 4,145             $ 3,147              $  998
   Occupancy and equipment ................        919                 774                 145
   Advertising and promotion ..............        216                 213                   3
   Insurance and assessments ..............        127                  81                  46
   Data Processing ........................        582                 426                 156
   Stationary and supplies ................        184                 136                  48
   Professional ...........................        269                 271                  (2)
   Office .................................        274                 199                  75
   Other ..................................      1,173               1,164                   9
                                               -------             -------              -------
      Total Non-interest Expense ..........    $ 7,889             $ 6,411              $ 1,478
                                               =======             =======              =======

     Non-interest expense increased to $7.9 million for the six months ended June 30, 2001 compared to $6.4 million for the six months ended June 30, 2000, an increase of $1.5 million or 23.1%. This increase in Business Bancorp's overhead cost is primarily a function of Business Bancorp's growth, including increased staffing, the purchase of Valley Merchants Bank, as well as leasing additional administrative space during the period.

     Salaries and employee benefits increased $998,000 or 31.7% for the six months ended June 30, 2001 as compared to the same period in 2000 due to (1) the addition of 32 employees associated with the purchase of Valley Merchants Bank; (2) increased staffing in the branches and administration; and (3) periodic merit and promotional increases for employees.

     Occupancy costs increased $145,000 or 18.7% for the six months ended June 30, 2001 as compared to the same period in 2000 primarily due to leasing additional administrative space and the additional occupancy costs associated with the purchase of Valley Merchants Bank.

     Data processing costs increased $156,000 or 36.6%. This increase is mainly attributable to the acquisition of Valley Merchants Bank.

     Provision For Income Taxes

     The effective income tax rate was 35.8% for the six months ended June 30, 2001 compared to 28.7% for the six months ended June 30, 2000. Provision for income taxes totaled $693,000 and $433,000 for the six months ended June 30, 2001 and 2000 respectively.

     Miscellaneous

     Regarding the potential California energy crisis, the impact to Business Bancorp will possibly include: (1) material increases in expenses relating to electrical consumption that could have a negative impact on Business Bancorp's future operating results; (2) electricity brownouts and blackouts, which could lead to a slowing of operations. Business Bancorp currently has in place business resumption plans, in the normal course of operations, which provide for normal disruptions in electricity and information systems. While Business Bancorp maintains battery back-up for its key computer systems, it does not maintain electrical generators at any of its branch or administrative sites.


 Financial Condition

     General

     Total assets of Business Bancorp increased to $340.1 million as of June 30, 2001 compared to $311.5 million as of December 31, 2000. Total loans were $183.1 million as of June 30, 2001. This represents an increase of $2.7 million or 1.5% over the December 31, 2000 balance of $180.4 million.

     Deposits grew to $282.2 million as of June 30, 2001 compared to $264.9 million as of December 31, 2000, an increase of $17.3 million or 6.5%. At June 30, 2001, Business Bank had $27.7 million in deposits from the State of California and other government agencies. These deposits require that Business Bank pledge securities with values equal to 110% of the deposit amounts as collateral.

     Stockholders' equity increased to $25.4 million as of June 30, 2001 compared to $23.5 million as of December 31, 2000.

     The aforementioned increases in Business Bancorp's balance sheet between December 31, 2000 and June 30, 2001 were from internal growth through operations.

     Investments

     Business Bancorp's investment portfolio consists primarily of obligations of mortgage-backed securities, obligations of state and political subdivisions, commercial paper, and interest bearing deposits in other financial institutions. Mortgage-backed securities totaled $84.5 million as of June 30, 2001 as compared to $62.3 million as of December 31, 2000. Securities issued by state and political subdivisions totaled $23.0 million for both June 30, 2001 and December 31, 2000. Commercial paper totaled $5.9 million on June 30, 2001, compared totals of $5.8 million for December 31, 2000. Certificate of deposits held at other banks decreased to $941,000 at June 30, 2001 from $3.4 million at December 31, 2000. This decrease was fully attributable to maturities. Many of the securities are held as collateral at the Federal

Home Loan Bank and through public agencies to secure borrowings, public funds, and treasury, tax, and loan deposits. Detailed information concerning Business Bancorp's investment securities is contained in Note 2 to the unaudited financial statements, on page F-32.

     Loans

     Loan balances, net of the allowance for loan losses, increased to $181.1 million as of June 30, 2001 compared to $178.5 million as of December 31, 2000. This increase was due to internal growth through operations. As a percentage of assets, net loans decreased from approximately 57.3% on December 31, 2000 to 53.2% at June 30, 2001.

     The following table sets forth Business Bancorp's amount of total loans outstanding in each category and the percentage of total loans in each category as of the dates indicated:


                          Loan Portfolio Composition


                                             June 30, 2001           December 31, 2000
                                        -----------------------   ------------------------
                                                       Percent                   Percent
                                          Amount      of Total      Amount       of Total
                                        ----------   ----------   ----------   -----------
Real estate:
   Construction .....................    $ 33,272       18.07%     $ 34,044        18.76%
   Mortgage .........................      99,641       54.11%       95,885        52.85%
Commercial ..........................      38,724       21.03%       39,358        21.69%
Installment/All other loans .........      12,510        6.79%       12,160         6.70%
                                                       ------                     ------
      Total gross loans .............     184,147      100.00%      181,447       100.00%
                                                       ======                     ======
Unearned income .....................       1,039                     1,079
Allowance for loan losses ...........       1,973                     1,843
                                         --------                  --------
      Total net loans ...............     181,135                  $178,525
                                         ========                  ========

     As of June 30, 2001, Business Bancorp had commitments to extend credit of $76.1 million, obligations under standby letters of credit of $48,000, and obligations under commercial letters of credit of $3.2 million.

     The   following   table  shows  the  maturity  distribution  and  repricing
intervals Business Bancorp's outstanding loans as of June 30, 2001. In addition, the table shows the distribution of such loans as between those with variable or floating interest rates and those with fixed or predetermined interest rates.


                    Loan Maturities and Repricing Intervals

                                                               At June 30, 2001
                                          ----------------------------------------------------------
                                                          After One But
                                           Within One         Within        After Five
                                              Year          Five Years         Years         Total
                                          ------------   ---------------   ------------   ----------
Real estate:
   Construction .......................     $ 27,809         $ 3,699          $ 1,764      $ 33,272
   Mortgage ...........................       47,502          21,931           30,208        99,641
Commercial ............................       32,769           5,127              828        38,724
Installment/All other loans ...........        4,818           6,605            1,087        12,510
                                            --------         -------          -------      --------
      Total ...........................     $112,898         $37,362          $33,887      $184,147
                                            ========         =======          =======      ========
Loans with variable (floating) interest
 rates ................................     $105,607         $   640          $ 1,703      $107,950
Loans with predetermined (fixed)
 interest rates .......................     $  7,291         $36,722          $32,184      $ 76,197

 Deposits

     Deposits increased to $282.2 million as of June 30, 2001 compared to $264.9 million as of December 31, 2000. This increase of $17.3 million or 6.5% was due to internal growth through operations. This growth was composed of $2.9 million in Demand and NOW deposits, $1.7 million in Money Market and Savings, $3.4 million in Time deposits under $100,000 and $9.3 million in Time deposits over $100,000. Of the $9.2 million in Time deposits over $100,000, $8.0 million was acquired through the State of California. While the growth was realized throughout the deposit portfolio with the exception of NOW accounts, the majority of the growth was realized in time deposits.

     The following table summarizes the changes in the mix of the deposit portfolio:

                             Deposit Portfolio Mix

                                                     June 30, 2001                  December 31, 2000
                                            -------------------------------   ------------------------------
                                             Ending Balance     % of Total     Ending Balance     % of Total
                                            ----------------   ------------   ----------------   -----------
Demand ..................................       $100,410           35.58%         $ 95,435           36.02%
NOW .....................................         37,450           13.27%           39,521           14.92%
Money market and savings ................         65,099           23.07%           63,365           23.92%
Time deposits under $100,000 ............         34,234           12.13%           30,814           11.63%
Time deposits $100,000 and over .........         45,024           15.95%           35,792           13.51%
                                                --------          ------          --------          ------
   Total deposits .......................       $282,217          100.00%         $264,927          100.00%
                                                ========          ======          ========          ======

     The following tables summarize the distribution of average daily deposits and the average daily rates paid for the periods indicated:

                      Average Deposits & Other Borrowings

                                                  June 30, 2001           December 31, 2000
                                             -----------------------   ------------------------
                                               Average      Average      Average       Average
                                               Balance        Rate       Balance        Rate
                                             -----------   ---------   -----------   ----------
Demand, Noninterest-bearing ..............    $ 95,221        0.00%     $ 82,041         0.00%
Money market .............................      37,948        3.30%       47,685         2.89%
NOW ......................................      38,284        1.95%       15,875         2.28%
Savings ..................................      26,211        2.66%       22,575         2.69%
Time certificates of deposit in
 denominations of $100,000 or more .......      43,443        5.34%       24,173         5.01%
Other time deposits ......................      33,100        5.23%       23,939         5.67%
                                              --------       -----      --------        -----
   Total deposits ........................     274,207        2.29%      216,288         2.27%
Other borrowings .........................      21,060        5.67%       19,659         6.39%
Redeemable Preferred Securities of
 Subsidiary Trust Holding Solely
 Junior Subordinated Debentures ..........      10,000       10.88%        7,889        10.88%
                                              --------       -----      --------        -----
   Total deposits and borrowed funds .....    $305,267        2.77%     $243,836         2.88%
                                              ========       =====      ========        =====

     The   scheduled   maturities   of   Business  Bancorp's  time  deposits  in
denominations of $100,000 or greater at June 30, 2001 were as follows:

                Maturities of Time Deposits of $100,000 or More


                                                       June 30, 2001
                                                  -----------------------
                                                   (Dollars in Thousands)
Three months or less ..........................           $36,615
Over three months through six months ..........             5,504
Over six months through twelve months .........             2,785
Over twelve months ............................               120
                                                          -------
   Total ......................................           $45,024
                                                          =======

 Nonperforming Assets

     Nonperforming assets consist of nonperforming loans and other real estate owned (OREO). Nonperforming loans are those loans which have (1) been placed on non- accrual status, (2) been subject to troubled debt restructuring, or (3) become contractually past due 90 days or more with respect to principal or interest and have not been restructured or placed on non-accrual status.

     Non-accrual loans are loans where the original contractual amount may not be fully collectible. Business Bancorp measures its impaired loans by using the fair value of the collateral if the loan is collateral dependent and the present value of the expected future cash flows discounted at the loan's effective interest rate if the loan is not collateral dependent. Business Bancorp places loans on non-accrual status that are delinquent 90 days or more or when a reasonable doubt exists as to the collectibility of interest and principal. Loans on non- accrual status totaled $1.8 million as of June 30, 2001 compared to $999,000 at December 31, 2000. This increase of approximately $801,000 was due primarily to one real estate loan that was placed on non-accrual during the second quarter. This loan is secured by a first trust deed on a commercial real estate building. Interest income that would have been recognized on non-accrual loans if they had performed in accordance with the terms of the loans was approximately $69,400 and $107,892 for the six months ended June 30, 2001 and for the year ended December 31, 2000, respectively.

     The following table sets forth Business Bancorp's nonperforming assets at the dates indicated:


                                                                           June 30,     December 31,
                          Nonperforming Assets                               2001           2000
                         ---------------------                            ----------   -------------
Non-Accrual Loans
Real estate
   Construction .......................................................    $     0        $     0
   Mortgage ...........................................................      1,653            864
Commercial ............................................................        125            135
Installment ...........................................................          0              0
All other (including overdraft) .......................................          0              0
                                                                           -------        -------
      Total non-accrual loans .........................................      1,778            999
Loans 90 days or more past due and still accruing
Real estate
   Construction .......................................................          0              0
   Mortgage ...........................................................          0              0
Commercial ............................................................          0              0
Installment ...........................................................          0              0
All other (including overdraft) .......................................          0              0
                                                                           -------        -------
      Total loans 90 days or more past due and still accruing .........          0              0
Total nonperforming loans .............................................      1,778            999
Other real estate owned ...............................................        313            505
                                                                           -------        -------
      Total nonperforming assets ......................................      2,091          1,504
                                                                           =======        =======
Nonperforming loans as a percentage of total gross loans ..............       0.97%          0.55%
                                                                           =======        =======
Nonperforming assets as a percentage of total assets ..................       0.61%          0.48%
                                                                           =======        =======
Nonperforming assets as a percentage of total gross loans and
 OREO .................................................................       1.14%          0.83%
                                                                           =======        =======

     The increases in the percentages of nonperforming loans and assets at the end of the above table were caused entirely by the $801,000 real estate loan discussed above, and slightly offset by decreases in OREO and commercial non-accruals from December 31, 2000 to June 30, 2001.

     Allowance For Loan Losses

     The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in its loan portfolio and the general economy. The allowance is increased by provisions charged against earnings and reduced by net loan charge-offs. Loans are charged off when they are deemed to be uncollectible, or partially charged off when portions of a loan are deemed to be uncollectible. Recoveries are generally recorded only when cash payments are received.

     In determining the adequacy of the allowance for loan losses, management initially considers the allowances specifically allocated to individual impaired loans, and next considers the level of general loss allowance deemed appropriate for the balance of the loan portfolio based on factors including the levels of classified assets, general portfolio trends relative to asset and portfolio size, asset categories, potential credit concentrations, non-accrual loan levels, historical loss experience, risks associated with changes in economic and business conditions, and other factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review Business Bancorp's allowance for loan losses. Such agencies may require Business Bancorp to make additional provisions for loan losses based upon judgments, which differ from those of management.

     As of June 30, 2001 the balance of the allowance for loan losses was $2.0 million compared to $1.8 million as of December 31, 2000. As a percentage of total loans the allowance was 1.1% as of June 30, 2001 and 1.0% as of December 31, 2000. Management believes the allowance at June 30, 2001 is adequate based on its ongoing analysis of the loan portfolio, historical loss trends and other factors. However, no assurance can be given that changes in the current economic environment in Business Bancorp's principal market area or other circumstances will not result in increased losses in the loan portfolio in the future. Detailed information concerning activity in the allowance for loan losses is contained in Note 3 to the unaudited financial statements, on page F-33.

     Other Real Estate Owned

     Other real estate owned (OREO) was $313,000 as of June 30, 2001 compared to $505,000 as of December 31, 2000. Other real estate owned properties are real estate properties acquired through or in lieu of loan foreclosure. Business Bank sold one OREO property since December 31, 2000 and realized principal proceeds of $192,000 and net gains of $41,000.

     Capital

     Shareholders' equity increased to $25.4 million as of June 30, 2001 compared to $23.5 million as of December 31, 2000. Year-to-date earnings of $1.2 million and an additional $646,000 in net unrealized gains on available-for-sale securities comprised the net change of $1.9 million.

     At June 30, 2001 and December 31, 2000, all capital ratios were above all current federal capital guidelines for a "well capitalized" bank or bank holding company. As of June 30, 2001 Business Bank's regulatory total capital to risk-weighted assets ratio was 12.7% compared to 11.7% as of December 31, 2000. Business Bank's regulatory tier 1 capital to risk-weighted assets ratio was 11.8% as of June 30, 2001 compared to 10.9% as of December 31, 2000. Business Bank's regulatory tier 1 capital to average assets ratio was 7.8% as of June 30, 2001 compared to 7.9% as of December 31, 2000.

     As of June 30, 2001 Business Bancorp's regulatory total capital to risk-weighted assets ratio was 12.9% compared to 11.8% as of December 31, 2000. Business Bancorp's regulatory tier 1 capital to risk-weighted assets ratio was 11.0% as of June 30, 2001 compared to 9.7% as of December 31, 2000. Business Bancorp's regulatory tier 1 capital to average assets ratio was 7.4% as of June 30, 2001 compared to 7.8% as of December 31, 2000.

     Liquidity and Interest Rate Risk Management

     Business Bancorp closely monitors its liquidity so that the cash requirements for loans and deposit withdrawals are met in an economical manner. Management monitors liquidity in relation to trends of loans and deposits for short term and long term requirements. Liquidity sources are cash and due from banks, deposits with other banks, overnight Federal Funds investments, interest bearing deposits in other financial institutions, unpledged available-for-sale investment securities and loans held-for-sale. As of June 30, 2001 liquid assets as a percentage of deposits were 37.3% compared to 32.9% as of December 31, 2000.

     Effective planning of asset and liability maturities and the matching of interest rates to correspond with this maturity matching is an integral part of the active management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment, net yields may be affected. Even with accurately matched repricing of assets and liabilities, risk remains in the form of prepayment of assets, timing lags in adjusting certain assets and liabilities that have varying sensitivities to market interest rates and basis risk. In its overall attempt to match assets and liabilities, management takes into account rates and maturities to be offered in connection with its certificate of deposit program and offers variable rate loans. Business Bancorp has generally been able to control its exposure to changing interest rates by managing the mix of floating rate to fixed rate instruments within its portfolio.

     The sensitivity to interest rate fluctuations is measured in several time frames. Various strategies such as liability cost administration and redeployment of asset maturities are utilized to preserve interest income from the effect of changes in interest rates. The gap positions are monitored as a function of the ALCO process. The monitoring process includes the use of periodic simulated business forecast, which incorporate various interest rate environments. Financial modeling is utilized to assist management in maintaining consistent earnings in an environment of changing interest rates.

     At June 30, 2001, Business Bancorp had approximately $102.5 million of interest-bearing liabilities (NOW's, Savings, and Money Market accounts) maturing in zero to three months. Although this short maturity indicates that these interest-bearing liabilities are sensitive to adjustments in interest rates, Business Bancorp believes this sensitivity is significantly lessened due to the fact that these interest bearing liabilities mainly consist of low cost/low turnover demand deposits. In addition, Business Bancorp's pays competitive rates on its time certificates of deposit, and, accordingly, even though some are shown as maturing in zero to three months, Management believes the substantial majority of these accounts should continue to roll-over at maturity.

     At   June   30,   2001   approximately   48.4%   of   Business   Bancorp's
interest-earning assets were subject to repricing after 5 years. The majority of these assets are Collateralized Mortgage Obligations (CMO's). Business
Bancorp's interest rate sensitivity analysis with respect to CMOs takes into account the contractual maturity of these obligations, but does not take into account mandatory payments on the underlying mortgage payment obligations, which pay primarily interest in early years, or prepayments of the underlying mortgages, which significantly reduce the maturity, and therefore the risks, of these obligations. Similarly, Business Bancorp's other loans which reprice after 5 years also only take into account only stated maturities of these loans and not prepayments of these loans or monthly required payments which are primarily interest in early years. Business Bancorp anticipates that a significant portion of the 48.4% of its interest-earning assets which contractually reprice after five years will actually reprice sooner than five years.

     At any given time, the market value of Business Bancorp's securities portfolio may be above, at, or below market value. While there is a possibility that there will be an impact on net income should Business Bancorp need to sell securities whose fair value is less than the amortized cost, Business Bancorp is able to mitigate this risk by borrowing against the securities to raise liquidity versus having to sell the securities. Since Business Bancorp does a monthly mark-to-market on the available-for-sale securities portfolio, there would be minimal impact on the Balance Sheet if Business Bancorp was forced to sell securities whose fair value is less than the amortized cost.

     The following table presents the interest rate sensitivity of Business Bancorp's interest-earning assets and interest-bearing liabilities as of June 30, 2001 using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms. Actual payment patterns may differ from contractual payment patterns.




                                                                            At June 30, 2001
                                                                  Amounts Subject to Repricing Within
                                               --------------------------------------------------------------------------
                                                 0-3 Months     3-12 Months      1-5 Years    After 5 Years      Total
                                               -------------- --------------- -------------- --------------- ------------
                                                                         (Dollars in Thousands)
Interest-earning assets:
   Loans(1) ..................................   $  93,162       $  19,736      $  37,362      $   33,887    $ 184,147
   Investment securities .....................       1,002             202          1,110         112,093      114,407
   Federal funds sold ........................       2,000               0              0               0        2,000
   Interest-bearing deposits at other
    banks ....................................         941               0              0               0          941
                                                 ---------       ---------      ---------      ----------    ---------
      Total ..................................      97,105          19,938         38,472         145,980      301,495
Interest-bearing liabilities:
   Interest-bearing demand (NOW) .............      37,450               0              0               0       37,450
   Savings deposits ..........................      26,352               0              0               0       26,352
   Money market ..............................      38,747               0              0               0       38,747
   Time deposits of $100,000 or more .........      36,615           5,504          2,785             120       45,024
   Other time deposits .......................      15,117          16,514          2,603               0       34,234
   Other borrowings ..........................       7,000           3,400          9,425               0       19,825
Redeemable Preferred Securities of
 Subsidiary Trust Holding Solely Junior
 Subordinated Debentures .....................           0               0              0          10,000       10,000
                                                 ---------       ---------      ---------      ----------    ---------
      Total ..................................   $ 161,281       $  25,418      $  14,813      $   10,120    $ 211,632
Interest rate sensitivity gap ................   $ (64,176)      $  (5,480)     $  23,659      $  135,860
Cumulative interest rate sensitivity gap .....   $ (64,176)      $ (69,656)     $ (45,997)     $   89,863
Cumulative interest rate sensitivity gap
 ratio based on total earning assets .........      (21.29)%        (23.10)%       (15.26)%         29.81%

------------
(1) Includes deferred fees and unearned income of $1,038,676

Three years ended December 31, 2000

     Overview

     General

     Throughout the reporting periods covered Business Bancorp has experienced steady growth in assets and deposits and has accordingly achieved increased net income. Return on average assets was .85% and .98% for years ending December 31, 2000 and 1999, respectively. Return on average equity was 1.12% and 1.14% for the years ending December 31, 2000 and 1999, respectively. These decreases were due primarily to a combination of the opening of the Ontario, California de novo branch in August, 1999; Business Bank's investment in Financial Data Solutions, Inc.; and goodwill amortization related to the acquisition of Valley Merchants Bank in August, 2000. Total net loans increased to $178.5 million at December 31, 2000 from $115.1 million and $104.5 million, at December 31, 1999 and 1998, respectively. Investments including Fed Funds sold, interest bearing deposits at banks, and investment securities increased to $95.5 million at December 31, 2000 from $83.3 million and $51.0 million at December 31, 1999 and 1998, respectively. The primary source of funds, deposits from customers, were $264.9 million as of December 31, 2000, compared to $186.8 million and $163.8 million at December 31, 1999 and 1998, respectively.

     Net  income  was  $2,270,000,  $1,940,000 and $1,857,000 for 2000, 1999 and
1998, respectively.

     The most significant occurrence impacting Business Bancorp's operations during these time frames was the acquisition of Valley Merchants Bank in August of 2000, which accounted for a portion of the increases in assets, liabilities and net income from 1999 to 2000. The increase in net income is primarily attributable to (i) growth in net interest income (the difference between interest and fees derived from earning assets and interest paid on liabilities carried to provide for those assets) as a result of the aforementioned growth in assets and liabilities; and (ii) reductions in required provisions for loan losses per Business Bank's analysis of its loan portfolio.

     On November 27, 1998 Business Bank acquired a forty-nine percent equity investment in Financial Data Solutions, Inc., which provides a variety of data processing services to the financial services industry. Financial Data Solutions, Inc. is co-owned by Business Bank (49%) and by Southwest Community Bank (51%). Business Bank and Southwestern Community Bank made contributions to Financial Data Solutions, Inc. aggregating $500,000 in January 2000, $300,000 in August 2000 and $200,000 in January 2001. The additional contributions were made to accommodate the rapid growth associated with Financial Data Solutions, Inc.. Additional contributions were made to acquire, among other things; a second location in El Monte, California, additional machinery and equipment as well as licenses associated with adding additional customers. All contributions were made based on the respective ownership percentages of each of the institutions. Business Bank's portions of such contributions were $245,000 $147,000, and $98,000 in January 2000, August 2000 and January 2001,
respectively.

     On  August  31,  2000,  Business Bank consummated its acquisition of Valley
Merchants Bank. In order to fund a substantial portion of the approximately $12.2 million acquisition price of Valley Merchants Bank, on March 23, 2000, Business Capital Trust I issued an aggregate of $10,000,000 of principal amount of 10-7/8% Fixed Rate Capital Trust Pass-through Securities which in turn were used to purchase the same principal amount of Subordinate Debt Securities issued by Business Bancorp. In the third quarter of 2000, Business Bancorp contributed to Business Bank approximately $8.7 million of the approximately $9.7 million in net proceeds which it received from the sale of the Subordinated Debt Securities in order to fund the acquisition of Valley Merchants Bank. The balance of the purchase price for the acquisition of Valley Merchants Bank was paid out of the working capital of Business Bank. See "Information About Business Bancorp--General" on page 81.

     Results of Operations

     Net Interest Income

     Business Bancorp's earnings depend significantly upon the difference or spread between the income received from its loans and other interest-earning assets and the interest paid on interest-bearing liabilities. This computed difference is net interest income. The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net interest margin. The net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. The net interest margin is also affected by changes in the yield earned on assets and rates paid on liabilities, referred to as rate changes. Interest rates charged on loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are in turn affected by general economic conditions and other factors frequently beyond Business Bancorp's control, such as governmental economic policies, money supply, governmental tax policies and actions of the Federal Reserve Board.

     Net interest income was $14.4 million for the year ended December 31, 2000, an increase of $3.2 million or 28.6% over 1999. Net interest income in 1999 increased $1.0 million or 9.8% from $10.2 million for 1998. The increase in 2000 was due to a combination of internal growth through operations and the Valley Merchants Bank acquisition, consummated August 31, 2000. The increase during 1999 was due to internal growth through operations.

     During 2000 average interest-earning assets increased $63.3 million or 36.8% to $234.5 million compared to 1999, while average interest-bearing liabilities for the same period increased $54.7 million or 51.0% to $161.8 million. Said growth is attributable to internal growth through operations and the acquisition of Valley Merchants Bank. While this acquisition grew the deposit base by approximately $49.6 million it did not have a material impact on the overall mix (see following table). Time deposits $100,000 and over grew by $15.9 million and its contribution to the deposit mix increased by 2.46%. This increase was primarily due to Business Bancorp acquiring a $12.0 million, six month certificate with the state of California on August 9, 2000. Average loans, Business Bancorp's highest yielding asset, grew by $37.1 million or 8.5% to $143.0 million for the same period. The average yield on interest-earning assets was 9.29%, up 56 basis points from 8.73% in 1999. This increase was mainly due to the higher level of the national prime rate, on average, in 2000 compared to 1999. The average rates paid on interest-bearing liabilities increased 100 basis points from 3.34% to 4.34% during the aforementioned period. This increase is mainly attributable to the issuance of $10.0 million in 10-7/8% Subordinated Debt Securities. Accordingly, the net interest spread (the difference between the yield on interest-earning assets versus the rates paid on interest-bearing deposits) decreased to 4.95% in 2000 from 5.39% in 1999.

     The following table summarizes the changes in the mix of the deposit portfolio:

                                                            Deposit Portfolio Mix
                                            ------------------------------------------------------
                                                December 31, 2000            December 31, 1999
                                            --------------------------   -------------------------
                                               Ending                       Ending
                                              Balance      % of Total      Balance      % of Total
                                            -----------   ------------   -----------   -----------
Demand ..................................    $ 95,435         36.02%      $ 74,534         39.90%
NOW .....................................      39,521         14.92%        27,285         14.61%
Money market and savings ................      63,365         23.92%        49,841         26.68%
Time deposits under $100,000 ............      30,814         11.63%        15,275          8.18%
Time deposits $100,000 and over .........      35,792         13.51%        19,874         10.64%
                                             --------        ------       --------        ------
   Total deposits .......................    $264,927        100.00%      $186,809        100.00%

     During 1999 average interest-earning assets increased $28.2 million or 19.7% to $171.3 million compared to 1998, while average interest-bearing liabilities for the same period increased $17.3 million or 19.3% to $107.1 million. Average loans grew by $8.3 million or 8.5% to $105.9 million for the same period. The average yield on interest-earning assets was 8.63%, down 69 basis points from 9.32% in 1998. This decline was mainly due to the lower level of the national prime rate, on average, in 1999 compared to 1998. The average rates paid on interest-bearing liabilities decreased 20 basis points from 3.54% to 3.34% during the aforementioned period. Accordingly, the net interest spread (the difference between the yield on interest-earning assets versus the rates paid on interest-bearing deposits) decreased to 5.29% in 1999 from 5.78% in 1998.

     The following table shows Business Bancorp's average balances of assets, liabilities and shareholders' equity; the amount of interest income or interest expense; the average yield or rate for each category of interest-earning assets and interest-bearing liabilities; and the net interest spread and the net interest margin for the periods indicated:



                                                                  Distribution,
                                                 Yield and Rate Analysis of Net Interest Income
                                                        for the Years Ended December 31,
                                     -----------------------------------------------------------------------
                                                    2000                                1999
                                     ----------------------------------- -----------------------------------
                                                  Interest                            Interest
                                       Average     Income/     Average     Average     Income/     Average
                                       Balance     Expense   Rate/Yield    Balance     Expense   Rate/Yield
                                     ----------- ---------- ------------ ----------- ---------- ------------
                                                             (Dollars in Thousands)
Assets:
Interest-earning assets:
Loans, net(1) ......................  $142,970    $15,702       10.98%    $105,922    $11,227       10.60%
Taxable investment securities
 U.S. government securities ........     1,009         57        5.65          799         44        5.51
Obligations of other U.S.
 governmental agencies .............        59          3        5.73          556         36        6.53
Mortgage backed securities .........    64,742      4,161        6.43       40,382      2,273        5.63
Other Securities ...................     4,602        318        6.92        1,238         71        5.76
Tax-exempt investment securi-
 ties(2) ...........................
Obligations of state and po-
 litical subdivisions ..............    19,236      1,037        7.35        9,685        502        7.06
Federal funds sold .................       545         35        6.40       12,668        618        4.88
Interest earning deposits ..........     1,337         95        7.09            0          0        0.00
                                      --------    -------       -----     --------    -------       -----
Total interest earning assets ......   234,500     21,408        9.29      171,250     14,771        8.73
Non-interest earning assets: .......
Cash and due from banks ............    18,590                              17,695
Premises and equipment, net ........     4,784                               3,795
Other real estate owned ............       683                               1,057
Accounts receivable ................         0                                   0
Accrued interest receivable ........     1,520                                 938
Other Assets .......................     6,357                               4,070
Total non-interest earning
 assets ............................    31,934                              27,555
Total assets .......................  $266,434                            $198,805
Liabilities and Shareholders'
 Equity
Interest-bearing liabilities .......
Deposits:
Money market .......................    47,685      1,377        2.89       28,720        817        2.85
NOW ................................    15,875        362        2.28       21,612        489        2.26
Savings ............................    22,575        606        2.69       19,610        529        2.70
Time certificates of deposit in
 denominations of $100,000
 or more ...........................    24,173      1,211        5.01       12,825        604        4.71
Other time deposits ................    23,939      1,357        5.67       20,611        925        4.49
Other borrowings ...................    19,659      1,257        6.39        3,756        213        5.67
Company Obligated
 Mandatorily Redeemable
 Preferred Securities of
 Subsidiary Trust Holding
 Solely Junior Subordinated
 Debentures ........................     7,889        858       10.88            0          0        0.00
Total interest-bearing liabili-
 ties ..............................   161,795      7,028        4.34      107,134      3,577        3.34
Non-interest-bearing liabilities
Demand deposits ....................    82,041                              71,726
Other liabilities ..................     2,270                               2,881
Total non-interest-bearing li-
 abilities .........................    84,311                              74,607
Shareholders' equity ...............    20,328                              17,064
Total liabilities and
 shareholders' equity ..............  $266,434                            $198,805
Net interest income ................              $14,380                             $11,194
Net interest spread(3) .............                             4.95%                               5.39%
Net interest margin(4) .............                             6.29%                               6.64%


                                               Distribution,
                                       Yield and Rate Analysis of Net
                                               Interest Income
                                      for the Years Ended December 31,
                                     ----------------------------------
                                                    1998
                                     ----------------------------------
                                                  Interest
                                       Average     Income/    Average
                                       Balance     Expense   Rate/Yield
                                     ----------- ---------- -----------
                                     (Dollars in Thousands)
Assets:
Interest-earning assets:
Loans, net(1) ......................  $ 97,660    $10,798       11.06%
Taxable investment securities
 U.S. government securities ........       824         54        6.57
Obligations of other U.S.
 governmental agencies .............    10,409        631        6.06
Mortgage backed securities .........     1,122         61        5.40
Other Securities ...................       339         23        6.86
Tax-exempt investment securi-
 ties(2) ...........................
Obligations of state and po-
 litical subdivisions ..............     5,782        333        7.85
Federal funds sold .................    26,959      1,433        5.32
Interest earning deposits ..........         0          0        0.00
                                      --------    -------       -----
Total interest earning assets ......   143,095     13,333        9.40
Non-interest earning assets: .......
Cash and due from banks ............    14,748
Premises and equipment, net ........     3,919
Other real estate owned ............     1,298
Accounts receivable ................         0
Accrued interest receivable ........       768
Other Assets .......................     4,122
Total non-interest earning
 assets ............................    24,855
Total assets .......................  $167,950
Liabilities and Shareholders'
 Equity
Interest-bearing liabilities .......
Deposits:
Money market .......................    20,719        607        2.93
NOW ................................    20,862        491        2.35
Savings ............................    17,663        508        2.87
Time certificates of deposit in
 denominations of $100,000
 or more ...........................     9,903        528        5.33
Other time deposits ................    20,658      1,044        5.05
Other borrowings ...................         0          0        0.00
Company Obligated
 Mandatorily Redeemable
 Preferred Securities of
 Subsidiary Trust Holding
 Solely Junior Subordinated
 Debentures ........................         0          0        0.00
Total interest-bearing liabili-
 ties ..............................    89,805      3,178        3.54
Non-interest-bearing liabilities
Demand deposits ....................    60,398
Other liabilities ..................     2,676
Total non-interest-bearing li-
 abilities .........................    63,074
Shareholders' equity ...............    15,071
Total liabilities and
 shareholders' equity ..............  $167,950
Net interest income ................              $10,155
Net interest spread(3) .............                             5.86%
Net interest margin(4) .............                             7.18%

------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $1,058,170, $1,092,075 and $953,258 for the years ended December 31, 2000, 1999 and 1998, respectively. Loans are net of the allowance for loan losses and unearned income.

(2) Yields on tax-exempt income have been computed on a tax equivalent basis. Approximately 90% of said income is exempt from Federal taxes.

(3) Represents the average rate earned on interest-earning assets less the average rate paid on interest-bearing liabilities adjusted to reflect tax benefit of tax-exempt income.

(4) Represents net interest income as a percentage of average interest-earning assets adjusted to reflect tax benefit of tax-exempt income.

     The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for interest-earning assets and interest-bearing liabilities and the amount of change attributable to changes in average daily balances (volume) or changes in average daily interest rates
(rate). The variances attributable to both the volume and rate changes have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each:


                  Rate/Volume Analysis of Net Interest Income

                                                                  Year Ended
                                                                 December 31,
                                                                 2000 vs. 1999
                                                     -------------------------------------
                                                             Increases (Decreases)
                                                               Due to Change in
                                                     -------------------------------------
                                                        Volume        Rate        Total
                                                     ----------- ------------- -----------
                                                            (Dollars in Thousands)
Interest Income:
Loans, net(1) ......................................   $ 3,927      $  548       $ 4,475
Taxable investment securities: .....................
U.S. government securities .........................        12           1            13
Obligations of other U.S. governmental
 agencies ..........................................       (33)          0           (33)
Mortgage backed securities .........................     1,370         518         1,888
Other securities ...................................       194          53           247
Tax-exempt securities:(2) ..........................
Obligations of state and political subdivisions ....       494          41           535
Federal funds sold .................................       (59)          8          (583
Interest earning deposits ..........................         0          95            95
Total ..............................................   $ 5,373      $1,264       $ 6,637
                                                       -------      -------      -------
Interest Expense:
Money market deposits ..............................   $   540      $   20       $   560
NOW deposits .......................................      (130)          3          (127)
Savings deposits ...................................        79          (2)           77
Time certificates of deposit denominations
 $100,000 or more ..................................       535          72           607
Other time deposit .................................       149         283           432
Other borrowings ...................................       901         143         1,044
Solely junior subordinated debt ....................       858           0           858
Total ..............................................   $ 2,932      $  519       $ 3,451
                                                       -------      ------       -------
Change in net interest income ......................   $ 2,441      $  745       $ 3,186
                                                       =======      ======       =======



                                                                     Year Ended
                                                                    December 31,
                                                                   1999 vs. 1998
                                                     ------------------------------------------
                                                               Increases (Decreases)
                                                                  Due to Change in
                                                     ------------------------------------------
                                                         Volume          Rate         Total
                                                     -------------- ------------- -------------
                                                               (Dollars in Thousands)
Interest Income:
Loans, net(1) ......................................    $  914         $ (485)       $  429
Taxable investment securities: .....................
U.S. government securities .........................        (2)            (8)          (10)
Obligations of other U.S. governmental
 agencies ..........................................      (597)             2          (595)
Mortgage backed securities .........................     2,121             91         2,212
Other securities ...................................        62            (14)           48
Tax-exempt securities:(2) ..........................
Obligations of state and political subdivisions ....       225            (56)          169
Federal funds sold .................................      (760)           (55)         (815)
Interest earning deposits ..........................         0              0             0
Total ..............................................    $1,963         $ (525)       $1,438
                                                        ------         ------        ------
Interest Expense:
Money market deposits ..............................    $  234         $  (24)       $  210
NOW deposits .......................................        18            (20)           (2)
Savings deposits ...................................        56            (35)           21
Time certificates of deposit denominations
 $100,000 or more ..................................       156            (80)           76
Other time deposit .................................        (2)          (117)         (119)
Other borrowings ...................................       213              0           213
Solely junior subordinated debt ....................         0              0             0
Total ..............................................    $  675         $ (276)       $  399
                                                        ------         ------        ------
Change in net interest income ......................    $1,288         $ (249)       $1,039
                                                        ======         ======        ======

------------
(1) Loan fees have been included in the calculation of interest income. Loan fees were approximately $1,058,170, $1,092,075 and $953,258 for the years ended December 31, 2000, 1999 and 1998, respectively. Loans are net of the allowance for loan losses, deferred fees and related direct costs.

(2) Yields on tax-exempt income have been computed on a tax equivalent basis. Approximately 90% of said income is exempt from Federal taxes.


     Provision for Loan Losses

     Credit risk is inherent in the business of making loans. Business Bancorp sets aside an allowance for loan and lease losses ("ALLL") through charges to earnings, which charges are reflected in the income statement as the provision for loan losses. The provision for loan losses represents the amount charged against current period earnings to achieve an allowance for loan losses that in Management's judgment is adequate to absorb losses inherent in the loan portfolio.

     Business Bancorp formally assesses the ALLL in a multi-step process on a quarterly basis. See "--Financial Condition--Allowance for Loan Losses," on page 110.

     The provision for loan losses was $255,000 for the year ended December 31, 2000, compared to $180,000 for the year ended December 31, 1999. Business Bancorp increased the provision primarily to compensate for the growth in the loan portfolio. The ratio of the allowance for loan losses to total loans at the end of period was 1.02% and 1.06% as of December 31, 2000 and 1999, respectively.

     During 1999 the provision for loan losses increased to $180,000 from $150,000 in 1998. This increase was primarily attributable growth within the loan portfolio. The ratio of the allowance for loan losses to total loans at the end of the period was 1.06% and 1.35% as of December 31, 1999 and 1998, respectively. See "--Financial Condition--Allowance for Loan Losses" on page 110.

     Noninterest Income

     The   following  table  sets  forth  the  various  components  of  Business
Bancorp's noninterest income for the periods indicated:




                                                            For the Years
                                                         Ended December 31,
                                                  ---------------------------------
                                                     2000        1999        1998
                                                  ---------   ---------   ---------
                                                       (Dollars in Thousands)
         Service charges on deposits ..........    $2,146      $1,872      $1,581
         Gain on sale of SBA loans ............        12         154         331
         Gain on sale of OREO .................       198          38         136
         All other noninterest income .........       460         292         722
                                                   ------      ------      ------
                Total .........................    $2,816      $2,356      $2,770
                                                   ======      ======      ======

     As denoted in the previous table, Business Bancorp has few primary areas of noninterest income. Service charges on deposits represent amounts charged to customers in the form of transactional fees and other charges imposed for providing services normally associated with account services. Gains from the sale of Small Business Administration loans are premiums recognized on sales of loans generated by Business Bancorp and sold in the secondary market. Gains on the sale of Other Real Estate Owned (real estate acquired through foreclosure or similar means) ("OREO") represent gains recognized when Business Bancorp sells OREO property.

     Noninterest income increased $460,000 or 16.7% over 1999 to $2.8 million in 2000. This increase was mainly due to the gain on sale of one OREO of $144,000 and the acquisition of Valley Merchants Bank. Service charges on deposits increased $274,000 or 14.6%. Gain on sale of Small Business Administration loans decreased $142,000 or 92.2%, primarily as a result of lower premiums being offered by the secondary market. As a result, Business Bancorp (i) realized less income on the loans it sold; and (ii) chose to sell fewer loans because of the aforementioned diminished premiums. Gain on sale of OREO increased $160,000 or 421.1% to $198,000, due primarily to the sale of one large OREO property, which accounted for $144,000 of the overall gain.

     On November 27, 1998 Business Bank acquired a 49% equity investment in Financial Data Solutions, Inc., an affiliate which provides a variety of data processing services to the financial services industry. The gain (loss) on this investment is included in "all other noninterest income." All other noninterest income increased by $168,000 in 2000 compared to 1999; $146,000 of this amount consisted of decreased losses on the investment in Financial Data Solutions, Inc. for the year 2000.

     Noninterest income was $2.4 million for the year ended December 31, 1999, a decrease of $414,000 or 15.0% from 1998. Service charges on deposits increased $291,000 or 18.41%, which closely mirrored the average growth in total deposits of 16.58% or $24.9 million. Gain on the sale of Small Business Administration loans decreased $177,000 or 53.4%, primarily as a result of lower premiums being offered by the secondary market. Gain on the sale of OREO decreased $98,000 or 72.1% from $136,000 to $38,000. This decrease was primarily attributable to the reduction in the OREO portfolio from December 31, 1997 to December 31, 1998 of $291,000 or 21.4%, which provided for fewer properties to be sold in 1999. This reduction has improved the overall asset quality of Business Bancorp. See "--Financial Condition--Nonperforming Assets" on page 108. All other noninterest income decreased by $430,000 in 1999 compared to 1998 as Business Bank realized higher losses on investment in Financial Data Solutions (see discussion in previous paragraph) in the amount of $308,000 over 1998.

 Noninterest Expense

     The  following  table  sets  forth  the  break-down  of  Business Bancorp's noninterest expense for the periods indicated:
                                                               For the Years
                                                            Ended December 31,
                                                    -----------------------------------
                                                       2000         1999         1998
                                                    ----------   ----------   ---------
                                                          (Dollars in Thousands)
         Advertising and promotion ..............    $   490      $   286      $  242
         Insurance assessments ..................        187          124         118
         Data processing ........................        947          683         407
         Stationery and supplies ................        401          291         266
         Professional ...........................        597          440         353
         Office .................................        437          427         420
         Administrative .........................        964          783         722
         Other real estate owned ................        130          109         195
         Salary and employee benefits ...........      6,797        5,291       4,852
         Occupancy and F.F.&E ...................      1,751        1,522       1,485
         Goodwill and other intangibles .........        401          287         296
         All other noninterest expense ..........        571          345         307
                                                     -------      -------      ------
               Total ............................    $13,577      $10,589      $9,663
                                                     =======      =======      ======

     Noninterest  expense  consists  of  salary and employee benefits, occupancy and furniture and equipment, advertising, insurance assessments, data processing, stationery and supplies, professional service fees, office supplies, administrative, OREO expenses and "all other noninterest expenses." Noninterest expense for 2000 was $13.6 million compared to $10.6 million and $9.7 million for 1999 and 1998, respectively.

     During 2000 noninterest expense increased $3.0 million or 28.3% over 1999. This was mainly attributable to the acquisition of Valley Merchants Bank, and a full year of operations for the de novo branch located in Ontario, CA, contributing $770,000 and $161,000 respectively to the overall increase in noninterest expense. Advertising and promotion increased $204,000 or 71.3% due in part to Business Bancorp heavily promoting the acquisition of Valley Merchants Bank through a Grand Opening celebration and other marketing campaigns. Data processing increased $264,000 or 38.7% as Business Bancorp incurred additional volume charges on work relating to Valley Merchants Bank and normal growth through operations. Salary and employee benefits increased by $1.5 million or 28.4% due to approximate increases related to the following; Valley Merchants Bank acquisition - $265,000; de novo branches - $113,000; financial reporting - $93,000; operations - $448,000; loan production - $195,000 and loan processing - $158,000 and the residual through general growth within Business Bancorp.

     The increase in 1999 of $926,000 over 1998 consisted mainly of increases in the following categories: $439,000 in salaries and benefits, $276,000 in data processing, $87,000 in professional expenses and $61,000 in administrative expenses. As Business Bancorp's average assets grew by 18.4%, salaries and benefits increased by 9.1%. The increase in data processing was a result of outsourcing Business Bancorp's item processing, which was previously in-house, to Business Bancorp's affiliate, Financial Data Solutions, (see "--Noninterest Income" on page 101). On November 27, 1998 Business Bancorp acquired a forty-nine percent equity investment in Financial Data Solutions. The subsidiary provides a variety of data processing services to the financial services industry. In May, 1999 Business Bancorp began to incur expenses related to the opening of its de novo branch located in Ontario California. The noninterest expense associated with this venture for 1999 was $268,000. The remaining increases were due to general growth in assets and their associated cost levels.

     Provision for Income Taxes

     Income tax expense was $1,095,000 for 2000, $841,000 for 1999 as compared to $1,255,000 for 1998. Accordingly, Business Bancorp accrued taxes at an approximate 32.6% rate for 2000 as opposed to an approximate 30.2% and 40.3% rate for 1999 and 1998, respectively. The decrease in the effective tax rate in years 2000 and 1999 compared to 1998 is primarily the result of (i) increasing tax benefits from tax exempt securities in the investment portfolio; and (ii) recognition of additional net deferred tax assets due to a $100,000 decrease in the valuation reserve against such assets.


     The valuation reserve on deferred tax assets is an amount that has been established due to the unprojected turn-around of certain timing differences between book expense and tax deductions. As of December 31, 2000 no valuation allowance has been established because, in management's judgment, no amount of deferred tax assets are less than likely of realization.


     Financial Condition


     Loan Portfolio

     Overview. Business Bancorp has realized steady growth in the loan portfolio throughout the periods discussed in this joint proxy statement/prospectus. Total gross loans were $181.4 million as of December 31, 2000 compared to $117.2 million as of December 31, 1999, which represents an increase of 54.8%. Prior to the acquisition of Valley Merchants Bank, in August of 2000, Business Bancorp had realized an approximate growth rate of approximately 19% through internal operations. Total gross loans increased by $10.6 million or 9.9% in 1999 and by $4.6 million or 4.5% in 1998. Throughout the aforementioned periods the increases have been reflected in basically all categories of loans in the portfolio. Limits on loans to one borrower are imposed by regulation and at December 31, 2000 stood at $8.6 million secured and $5.2 million unsecured; however, Business Bancorp generally will not lend to one borrower the maximum under either category, choosing instead to self-impose a more stringent margin of safety.

     Business Bancorp's real estate mortgage loans consist primarily of loans made based on the borrower's cash flow and which are secured by deeds of trust on commercial and residential property to provide another source of repayment in the event of default. These loans are the largest single component of Business Bank's loan portfolio accounting for approximately $95.9 million of the total loan portfolio or approximately 52.9% of its loan portfolio at December 31, 2000. It is Business Bancorp's general policy to restrict real estate loans to no more than 75% of the value of the property, depending on the type of property and its utilization. Business Bancorp offers both floating and fixed rate loans. Maturities on such loans are generally limited to five to seven years, although applicable amortization periods may range significantly longer. All real estate loans are collateralized by deeds of trust on properties located in California, primarily in San Bernardino and Riverside counties.

     Business Bancorp's commercial loans are made for the purpose of providing working capital, financing the purchase of equipment or for other business purposes. Approximately $39.4 million of the loan portfolio, or 21.7% at December 31, 2000 was made up of commercial loans. Such loans include short term loans with maturities ranging from thirty days to one year and term loans which are loans with maturities normally ranging from one to several years. Short term business loans are generally intended to finance current transactions and typically provide for periodic principal payments, with interest payable monthly. Term loans normally provide for floating interest rates, with monthly payments of both principal and interest.

     Business Bancorp's real estate construction loans are primarily interim loans made to finance the construction of commercial and single family residential property. Approximately $34.0 million or 18.8% of the loan portfolio at December 31, 2000 was made up of real estate construction loans. These loans are typically short term.

     Installment loans are consumer loans made for the purpose of financing automobiles, various types of consumer goods, and other personal purposes including overdrafts. Consumer loans generally provide for the monthly payment of principal and interest. Most of these loans are secured by the personal property being purchased.

     Business Bancorp identifies its lending marketplace in terms of a primary and secondary marketplace. Business Bancorp's primary marketplace is that which is commonly referred to as the "Inland Empire" and which Business Bancorp defines as San Bernardino and Riverside counties. Its secondary marketplace is that which is commonly referred to as Southern California which Business Bancorp defines as that area south of the merging lines of Los Angeles and San Bernardino counties.

     By policy, Business Bancorp tracks its loan categories to ensure a balance to the portfolio both by type (e.g., real estate construction, commercial real estate, consumer loans, commercial loans, etc.) as well as by interest rate (variable versus fixed rate). At December 31, 2000, of Business Bancorp's total loan portfolio (including consumer loans), 44.01% was in fixed rate product producing an average gross yield of 9.05%. The total loan portfolio gross yield at December 31, 2000 was 10.98% and the net interest margin was 6.13%.

     Loan Approval Policies. Loan approval authority is delegated by the board of directors of Business Bank to the Chief Executive Officer and Chief Credit Officer under board resolution that is reviewed and approved annually. Only the CEO, with recommendations from the CCO, is empowered to delegate lending authority to Bank officers. That delegated authority is documented under a specific written credit authority provided to each lending officer and maintained and monitored by the CCO. Because unsecured loans present greater risk, unsecured lending authorities are tightly controlled and kept to a practical minimum. The highest level of unsecured lending authority outside of the Loan Committee is $200,000 which is delegated to both the CEO and CCO. Regional Vice Presidents and Branch Managers generally operate at unsecured lending levels of $100,000 or less. Secured lending activity meets the regulatory definition of "secured" requiring as collateral either cash, marketable securities or a first trust deed. Maximum secured lending authority is $750,000 and rests with the CEO and CCO, with lesser amounts of secured lending authority delegated to each lending officer. All new loans which exceed $100,000, or which would make the aggregate of any loans to one borrower in excess of $100,000, are reviewed by Business Bank's Loan Committee.

     The following table sets forth Business Bancorp's amount of total loans outstanding in each category and the percentage of total loans in each category as of the dates indicated:

                          Loan Portfolio Composition

                                                               Outstanding as of December 31,
                        ------------------------------------------------------------------------------------------------------------
                                2000                  1999                  1998                 1997                   1996
                        --------------------- --------------------- -------------------- ---------------------- --------------------
                                     Percent               Percent               Percent              Percent               Percent
                          Amount    of Total    Amount    of Total    Amount    of Total   Amount    of Total    Amount     of Total
                        ---------- ---------- ---------- ---------- ---------- --------- ----------- ---------- ---------- ---------
                                             (Dollars in Thousands)                                 (Dollars in Thousands)
Real estate:
Construction ..........  $ 34,044     18.76%   $ 25,102     21.42%   $ 20,888     19.60%  $ 17,930     17.59%   $ 4,043        6.85%
Mortgage ..............    95,885     52.85%     53,344     45.52%     46,190     43.34%    46,753     45.87%    28,532       48.36%
Commercial ............    39,358     21.69%     30,456     25.99%     30,810     28.91%    28,825     28.28%    21,331       36.15%
Installment/All
 other loans ..........    12,160      6.70%      8,275      7.07%      8,691      8.15%     8,426      8.26%     5,094        8.64%
                                     ------                ------                ------               ------                 ------
Total gross loans .....   181,447    100.00%    117,177    100.00%    106,579    100.00%   101,934    100.00%    59,000      100.00%
                                     ======                ======                ======               ======                 ======
Unearned income .......     1,079                   794                   675                  607                  476
Allowance for
 loan losses ..........     1,843                 1,242                 1,439                1,773                1,298
                         --------              --------              --------                                   -------
Total net loans .......  $178,525              $115,141              $104,465             $ 99,554              $57,226
                         ========              ========              ========             ========              =======


     As of December 31, 2000, Business Bancorp had commitments to extend credit of $34.3 million, obligations under standby letters of credit of $19,000, and obligations under commercial letters of credit of $1.3 million.

     The following table shows the maturity distribution and repricing intervals of Business Bancorp's outstanding loans as of December 31, 2000. In addition, the table shows the distribution of such loans as between those with variable or floating interest rates and those with fixed or predetermined interest rates. The table includes unearned income and deferred fees totaling $1,078,892 at December 31, 2000.

                    Loan Maturities and Repricing Intervals
                                                            At December 31, 2000
                                          --------------------------------------------------------
                                                           After One
                                           Within One     But Within     After Five
                                              Year        Five Years        Years         Total
                                          ------------   ------------   ------------   -----------
Real estate: ..........................
   Construction .......................     $ 31,003       $  2,839       $    202      $ 34,044
   Mortgage ...........................       45,098         30,336         20,451        95,885
Commercial ............................       31,434          2,327          5,597        39,358
Installment/All other loans ...........        4,863          6,862            435        12,160
                                            --------       --------       --------      --------
   Total ..............................     $112,398       $ 42,364       $ 26,685      $181,447
                                            ========       ========       ========      ========
Loans with variable (floating) interest
 rates ................................     $ 98,126       $ 14,272       $ 10,802      $101,596
Loans with predetermined (fixed)
 interest rates .......................     $ 14,272       $ 28,092       $ 37,487      $ 79,851

     Loans Secured by Real Estate--General. At December 31, 2000, $82.6 million, or approximately 61.5% of Business Bancorp's loans were secured by first deeds of trust on real estate. Loans which are secured by real estate are included within all of the various loan categories discussed above other than installment loans. All of Business Bancorp's loans which are secured by real estate are monitored and taken into account in the quarterly computation of the adequacy of the allowance for loan and lease losses. Historical loan losses are tracked by loan category on a rolling, eight-quarter loss experience and used to determine the adequacy of Business Bancorp's allowance for loan and lease losses.

     Business Bancorp requires title insurance insuring the status of the lien on all of the real estate secured loans. Business Bancorp also requires that fire and extended coverage casualty insurance (and, if the property is located in a designated flood zone, flood insurance) is maintained in an amount equal to the outstanding loan balance, subject to applicable law that in some instances may limit the required amount of hazard insurance to the cost to replace the insured improvements.

     Real Estate Mortgage Loans. The value of real estate collateral for commercial mortgage loans is supported by formal appraisals performed by Bank-approved appraisers and conducted in accordance with applicable state and federal regulations. Generally, these types of loans are made for a period of up to five to seven years, amortization may be up to 25 years, loan-to-value ratios are 75% or less, and debt service coverage ratios are 1.20:1 or better. As with any loan category, the creditworthiness of the borrower and a proven track record are primary considerations in the review of all loan requests. In general, the borrower should provide a verifiable primary source of repayment and a viable secondary source through either personal or business cash flow, or personal or business assets, and should be current on all outstanding debts.

     Repayment on loans secured by commercial mortgages generally depends on successful management of operations of the collateral properties. The market value of the collateral is subject to the vagaries of the real estate market and general economic conditions. Business Bancorp addresses these risks through its underwriting criteria, including loan-to-value ratios and debt service coverage ratios described above. The borrowers/guarantors must demonstrate creditworthiness and, in general, have a credit history that is free from past delinquencies or default. The collateral quality and type must meet Business Bancorp's standards and, where applicable, tenant leases are reviewed and paying capacity evaluated.

     Risks associated with commercial mortgage loans will vary in accordance with local, state and national economic vagaries and the cyclical nature of real estate markets. Business Bancorp attempts to mitigate these risks by utilizing underwriting criteria referenced above as well as by monitoring the performance of the portfolio. Business Bancorp has not experienced losses on its commercial real estate loans during the past eight quarters; however, there can be no assurance that this will continue to be the case.

     Real  estate construction loans. Business Bancorp finances the construction
of   residential,  commercial  and  industrial  properties.  Business  Bancorp's construction loans typically have the following characteristics:

     * First mortgages on the collateral real estate;

     * Maturities of one year or less;

     * A floating rate of interest based on Business Bank's prime rate;

     * Minimum cash equity of 15% of project cost;

     * Maximum   loan-to-value  of  80%  on  tract  construction  loans  and 75%
       on commercial/industrial loans;

     * Appraisals by Bank-approved appraisers are required;

     * Reserve for anticipated interest costs during construction;

     * Recourse against the borrower or guarantor;

     * Construction   costs  are  verified  using  a   Bank-approved,   outside
       construction cost estimator;

     * Construction progress inspections are documented using a Bank-approved, outside inspection company;

     * Loan disbursements are controlled in accordance with progress inspections and lien releases obtained.


     For commercial and industrial properties, Business Bancorp typically issues a stand-by commitment for a "take-out" mini-perm loan on the property. Business Bancorp does not participate in joint ventures or take an equity interest in connection with its construction lending.

     Construction loans involve additional risks compared with loans secured by existing improved real property. These include: 1) the uncertainty of value prior to completion; 2) the inherent uncertainty in estimating construction costs; 3) weather, municipal or other governmental-caused delays during construction; and 4) the inherent uncertainty of the market value of the completed project. As a result of these uncertainties, repayment is dependent, in a large part, on the success of the ultimate project. If Business Bancorp is forced to foreclose on a project prior to or at completion because of a default, Business Bancorp may not be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as the related foreclosure and holding costs. In addition, Business Bancorp may be required to fund additional amounts to complete a project and may have to hold the property for an indeterminate period of time. Further, future local, state or national economic conditions could have an adverse impact on the potential success of construction projects financed by Business Bancorp and on collateral securing these loans. Business Bancorp has not experienced losses on its real estate construction loans in the last eight quarters; however, there can be no assurance that this will continue to be the case.

     Commercial  Loans. Business  Bancorp  provides  short-term  (30 days to one year)  and  long-term  (up  to  five  years) commercial loans that may be either unsecured, partially secured or fully secured. Commercial lines of credit have a maturity of one year or less. A complete re-analysis is required prior to renewing a commercial line of credit. All commercial loans and lines of credit are to businesses, professionals or individuals located in California with the vast majority of those being in San Bernardino and Riverside counties. Borrower income and/or cash flow is analyzed and substantiated in support of the primary source of repayment. Business Bancorp will collateralize the loans or lines of credit whenever appropriate to secure a secondary source of repayment. Collateral may include cash, liens on accounts receivable and/or equipment, marketable securities and first or junior liens on real estate. As a matter of policy, Business Bancorp generally requires all principals of a business to guarantee the commercial loan or line of credit. All borrowers must demonstrate, on the basis of historical cash flow and/or the conversion of assets, the ability to service and repay Business Bancorp debt as well as all other outstanding debt. Business Bancorp's Small Business Administration loans are included within its commercial loan category and are discussed in more detail below in "--Small Business Administration loans" on page 107.

     Risks associated with commercial loans and lines of credit may vary in accordance with concentrations in any one or group of industries and market locations. Business Bancorp has no material grouping or concentration of commercial loans to any one or group of industries. However, all of Business Bancorp's commercial loans and lines of credit are to borrowers located in
Southern   California;  more  specifically,  most  are  in  San  Bernardino  and
Riverside counties. Accordingly, it is expected that an economic downturn impacting Southern California to a greater degree than the rest of the state or country would have a correspondingly greater impact to Business Bancorp's commercial loan portfolio. Business Bancorp's loss experience on commercial loans and lines of credit over the past eight quarters is .59%.

     Consumer Loans. As of December 31, 2000, the total of all of Business Bancorp's consumer loans, which are included within Business Bancorp's "installment and all other loan" category, was $12.2 million or 6.7% of total loans. Consumer loans may be secured or unsecured, and are extended for a variety of purposes, including the purchase or refinance of automobiles, home improvement, home equity lines of credit and overdraft protection. Consumer loan underwriting standards include an examination of the applicant's credit history and payment record on other debts and an evaluation of the borrower's ability to meet existing obligations and payments on the proposed loan. Although credit worthiness of the applicant is of primary importance, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. For instance, Business Bancorp limits its home equity lines of credit to a maximum total loan-to-value (including the first mortgage) of 80% calculated on a current appraisal. New car loans are generally advanced up to 80% of the purchase price although advances are permitted up to 90% should the applicant meet higher underwriting standards and for which Business Bancorp receives a premium on the interest rate. By policy, Business Bancorp does not provide 100% financing on any consumer loans nor does Business Bancorp engage in sub-prime lending in any way.

     Consumer loans entail moderate risk, particularly loans that are unsecured or secured by rapidly depreciating assets such as automobiles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of damage to the collateral or depreciation. The remaining deficiency may not warrant further collection efforts against the borrower beyond obtaining a deficiency judgment. Further, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Over the last eight quarters, Business Bancorp's loss experience on consumer loans has been .65%.

     Small Business Administration Loans. At December 31, 2000, approximately $18.3 million, or 10.1% of Business Bancorp's total loan portfolio, consisted of Small Business Administration loans. Business Bancorp is a Preferred ("PLP") Small Business Administration Lender and actively engages in making Small Business Administration 7a loans, 504 loans, Express and 7a Low Doc loans. Small Business Administration 7a and 504 loans made for the purchase or refinance of commercial, retail or industrial loans may have maturities ranging up to 25 years, fully amortized. Equipment or working capital loans will have maturities of up to 7 or 10 years, depending upon the eligibility for the applicable Small Business Administration loan program. Through 1999 the Small Business Administration provided guaranties of up to 75% of the loan amount, not to exceed $750,000 on Small Business Administration 7a loans, at January 1, 2001 this became $1.0 million. Business Bancorp's real estate collateral position on Small Business Administration 504 loans is generally 50% LTV or less. Small Business Administration guaranties on the Express and Low Doc loan programs will range between 50% and 80% of the gross loan amount.

     Until late 1999, Business Bancorp generally sold the guaranteed portion of its Small Business Administration loan originations to the secondary market on a non-recourse basis. Beginning in late 1999, the pricing in the secondary market declined. As a result, Business Bancorp made a strategic decision to hold more of its Small Business Administration loan originations. Consequently, the Small Business Administration loan portfolio has grown since late 1999. These loans are classified as held-for-sale. As a result of this strategic decision, Loans held for sale increased from $1.7 million at December 31, 1999 to $8.9 million at December 31, 2000.

     Risk to Business Bancorp associated with Small Business Administration loans is greatly mitigated by the government guarantee or the low loan-to value under the 504 loan program. Business Bancorp's historical eight-quarter loss experience on its Small Business Administration loan portfolio at December 31, 2000 is .01%.

     When a loan in any of the foregoing categories is deemed to be uncollectible by management, it is charged off against the allowance for loan losses. Conversely, when a previously charged-off loan is subsequently collected, such recoveries are additions to the allowance for loan losses. The difference between the total amount of loans charged-off and the total amount of recoveries collected on previously charged-off loans is referred to as net loan charge-offs (or net loan recoveries if recoveries are larger than charge-offs). The net difference between the charged-off amount and the total amount of recoveries is tracked quarterly by loan type (e.g., commercial business loans, consumer loans, etc.) and is taken as a percentage of the then existing loan portfolio. The percentage loan loss experience over the last eight quarters by loan category as set forth above was calculated in this manner. Because historical loan loss experience can and has been very low or even non-existent in some loan categories, Business Bancorp has established a minimum net loan charge-off experience percentage or "floor" to ensure a reasonable loan loss reserve factor by loan type. For instance, a "floor" factor of .75% exists for commercial business loans. These "floor" factors are used should historical net loan charge-offs be below the "floor" factor in any given quarter for a specific loan category.


     Nonperforming Assets

     Nonperforming assets are comprised of loans on non-accrual status, loans 90 days or more past due and still accruing interest, loans restructured where the terms of repayment have been renegotiated resulting in a reduction or deferral of interest or principal, and OREO. Loans are generally placed on non-accrual status when they become 90 days past due unless Management believes the loan is adequately collateralized and in the process of collection. Loans may be restructured by Management when a borrower has experienced some change in financial status, causing an inability to meet the original repayment terms, and where Business Bancorp believes the borrower will eventually overcome those circumstances and repay the loan in full. OREO consists of properties acquired by foreclosure or similar means that Management intends to offer for sale.

     Management's classification of a loan as non-accrual is an indication that there is reasonable doubt as to the full collectibility of principal or interest on the loan; at this point, Business Bancorp stops recognizing income from the interest on the loan and reverses any uncollected interest that had been accrued but unpaid. These loans may or may not be collateralized, but collection efforts are continuously pursued.

     Interest on performing loans is accrued and taken into income daily. Interest received on nonaccrual loans is credited to income only upon receipt and in certain circumstances may be applied to principal until the loan has been repaid in full, at which time the interest received is credited to income. At December 31, 2000 Business Bancorp had $1.7 million of nonperforming loans, which included $999,000 of nonaccrual loans, $0 in loans past due 90 days and still accruing and $718,000 in restructured loans.

     Upon acquisition of Valley Merchants Bank Business Bancorp realized a significant increase in its nonaccruing loan portfolio. As of December 31, 2000, Business Bancorp had total nonaccruing loans of $999,000, of which $934,000 related to Valley Merchants Bank. Of the total nonaccruing portfolio $264,000 is guaranteed through the Small Business Administration lending program, thereby decreasing Business Bancorp's exposure to losses in the event of any charge-offs. Even though Business Bancorp realized the aforementioned increase in nonaccruing loans it was able to keep the total nonperforming assets to total assets at .71% as compared to 1.00% for 1999. Mainly this was the result of decreasing the OREO portfolio through sales.

     OREO is carried on the books of Business Bancorp as an asset, at the lesser of the recorded investment or the fair value less estimated selling costs (net realizable value). Business Bancorp periodically revalues the OREO properties and charges other expenses for any required write-downs. As of December 31, 2000 Business Bancorp had $505,000 of OREO on its books.

     The following table provides information with respect to the components of Business Bancorp's nonperforming assets as of the dates indicated:

                             Nonperforming Assets

                                                                              Amount Outstanding as of December 31,
                                                                   -----------------------------------------------------------
                                                                       2000        1999        1998        1997        1996
                                                                   ----------- ----------- ----------- ----------- -----------
                                                                                     (Dollars in Thousands)
Nonaccrual Loans:(1)(2)
Real estate: .....................................................
  Construction ...................................................   $     0     $     0     $     0     $     0     $    97
  Mortgage .......................................................       864         229       1,026         354         689
Commercial .......................................................       135         247         196           8         555
Installment ......................................................         0           1          13          97          86
All other loans (including overdrafts) ...........................         0           0           0           0           1
                                                                     -------     -------     -------     -------     -------
  Total ..........................................................       999         477       1,235         459       1,428
Loans 90 days or more past due and still accruing
 (as to principal or interest):
Real estate:
  Construction ...................................................   $     0     $     0     $     0     $     0     $     0
  Mortgage .......................................................         0           0           0           0           0
Commercial .......................................................         0           0           0          10           0
Installment ......................................................         2           0          59           4
All other loans (including overdrafts) ...........................         0           5           0           0           0
                                                                     -------     -------     -------     -------     -------
  Total ..........................................................         0           7           0          69           4
Restructured loans:(3)(4)
Real estate:
  Construction ...................................................   $    38     $    40     $    43     $    46     $    49
  Mortgage .......................................................       680         683       1,026       1,123         709
Commercial .......................................................         0           0          83          15          18
Installment ......................................................         0           0           0           0           0
All other loans (including overdrafts) ...........................         0           0           0           0           0
                                                                     -------     -------     -------     -------     -------
  Total ..........................................................       718         723       1,152       1,184         776
Total nonperforming loans ........................................     1,717       1,207       2,387       1,712       2,208
                                                                     -------     -------     -------     -------     -------
Other real estate owned ..........................................       505       1,036       1,069       1,360       2,037
                                                                     -------     -------     -------     -------     -------
Total nonperforming assets .......................................   $ 2,222     $ 2,243     $ 3,456     $ 3,072     $ 4,245
                                                                     =======     =======     =======     =======     =======
Nonperforming loans as a percentage of total gross loans .........       .95%       1.03%       2.24%       1.68%       3.74%
Nonperforming assets as a percentage of total assets .............       .71%       1.00%       1.89%       2.01%       4.16%
Nonperforming assets as a percentage of total gross loans and
 other real estate owned .........................................      1.22%       1.90%       3.21%       2.97%       6.95%

------------
(1) During the year ended December 31, 2000, approximately $ 36,900 of interest income related to these loans was included in net income. Additional interest income of approximately $ 55,500 would have been recorded if these loans had been paid in accordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

(2) As of December 31, 2000, approximately $933,790 of the $999,000 in nonaccrual loans related to the VMB acquisition. Of this amount approximately $264,000 is guaranteed through the Small Business Administration lending program.

(3) A "restructured loan" is one where the terms of which were renegotiated to provide a reduction or deferral of interest or principal because of a deterioration in the financial position of the borrower.

(4) During the year ended December 31, 2000, approximately $ 75,390 of interest income related to these loans was included in net income. No additional interest income would have been recorded if these loans had been paid in accordance with their original terms and had been outstanding throughout the applicable period then ended or, if not outstanding throughout the applicable period then ended, since origination.

 Allowance for Loan Losses

     Business Bancorp maintains an allowance for loan and lease losses ("ALLL") at a level which, in Management's judgment, is adequate to cover the inherent risk of loss associated with its loan portfolio. The provision for loan losses is an expense charged against income and added to the ALLL in amounts deemed appropriate by Management to maintain the ALLL at an adequate level.
Management's judgment of the ALLL, as discussed below, is based on the evaluation of the collectibility of the loan portfolio, including the nature of the portfolio credit concentrations, trends in historic loss experience, specific impaired loans and economic conditions. It is only a judgment based on estimates, and no assurance can be given that the judgment and estimates will accurately predict losses in the future.

     On an ongoing basis, Business Bancorp performs monthly assessments of the ALLL to determine its adequacy. Specifically categorized and "watch list" credits are reviewed to denote sufficiency of any specific reserves established on such credits. Management evaluates and establishes an estimate of the loss potential on each such loan while considering industry risk factors, economic circumstances, and related matters. This analysis/process involves extensive judgment and eventual losses may therefore differ from even the most recent estimates.

     Business Bancorp formally assesses the ALLL in a multi-step process on a quarterly basis. The determination of the ALLL begins with Management reviewing each individual classified or criticized loan in detail, evaluating, among other things, the adequacy of collateral, payment record, current loan status and borrower financial capacity. A loan loss reserve is assigned each classified and criticized loan (loans categorized as "Substandard," "Doubtful" and "Loss" as well as "Special Mention") from this quarterly review based upon the specifics of the loan's circumstances, including updated collateral value, borrower's or guarantor's financial capacity, payment record and recent conversations with the borrower. Additionally, each quarter Business Bancorp updates its eight-quarter loss migration analysis to derive a rolling, 2-year loan loss experience percentage by loan category. Specific loan pools by type (e.g., commercial loans, consumer loans) are assigned an appropriate reserve factor based upon Business Bancorp's historical charge-off experience or a minimum "floor", whichever is greater, and then factors are adjusted for current conditions. Business Bancorp then applies the reserve factors in determining the ALLL. These reserve factors have floors that range from 0.40% to 0.80% depending on the particular loan category.

     The ALLL can be further increased or decreased by Management's assessment of risk. Management's risk assessment consists of a variety of factors such as: changes in lending policies and procedures; changes in national/local economic conditions; changes in the nature and volume of the portfolio; changes in experience, ability and depth of lending staff, changes in past dues, classified and non-accruals; changes in quality of loan review systems; existence and effect of loan concentrations as well as the effect of external factors (competition, legal, regulatory policies, etc.).

     After management's assessment of risk is factored into consideration, the resulting loan loss factor of each loan category is then applied to the existing loan portfolio by category and added to the loan loss reserve total from the review of the criticized and classified loans to conclude a total ALLL. This concluded ALLL is then compared to a regulatory reasonableness test to ensure that Business Bancorp's concluded ALLL compares favorably.

     Business Bancorp applies a regulatory reasonableness test in determining both the current provision as well as the overall allowance. The test begins by using a three year weighted average net charge-offs to beginning total loans, with the highest weight being placed on the most current year. The calculated weighting is then applied to non-classified loans. Classified loans (Substandard, Doubtful, Loss) are also risk weighted to determine an allowance amount. The risk weighted totals for the classified and non-classified assets are then added together to determine the regulatory reasonableness amount.

     When a loan is deemed to be uncollectible by management, it is charged off against the allowance for loan losses. Conversely, when a previously charged-off loan is subsequently collected, such recoveries are additions to the allowance for loan losses. The difference between the total amount of loans charged-off and the total amount of recoveries collected on previously charged-off loans is referred to as net loan charge-offs (or net loan recoveries if recoveries are larger than charge-offs).

     For  the year ended December 31, 2000, Business Bancorp had net charge-offs
of   $119,000   as   compared  to  $377,000  and  $484,000  in  1999  and  1998, respectively.

     The net loan charge-offs as a percentage of average loans has improved over the past five years as management has continued to improve credit quality. Additionally, continued economic growth and general national and local economic conditions have led to a decrease in charge-offs.

     As of December 31, 2000 the allowance for loan loss was $1.8 million or 1.02% of total loans as of that date. As of December 31, 1999, the allowance was $1.2 million or 1.06% of total loans as of that date. The allowance was $1.4 million or 1.35% of total loans as of December 31, 1998.

     Effective January 1, 1995, Business Bancorp adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (SFAS 114), as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. These pronouncements provide that when it is probable that a creditor will be unable to collect all amounts due in accordance with the terms of the loan that such loan is deemed impaired. Impaired loans are accounted for differently in that the amount of the impairment is measured and reflected in the records of the creditor. Information concerning Business Bancorp's impaired loans at December 31, 2000 and 1999 is contained in Note 3 to the Consolidated Financial Statements on page F-15.

     The table below summarizes, for the periods indicated, loan balances at the end of each period and the daily averages during the period; changes in the allowance for loan losses arising from loans charged-off, recoveries on loans previously charged-off, and additions to the allowance which have been charged against earnings; and certain ratios related to the allowance for loan losses:
                           Allowance for Loan Losses


                                                                             Amount Outstanding as of December 31,
                                                              -------------------------------------------------------------------
                                                                   2000          1999         1998          1997          1996
                                                              ------------- -------------  ----------- ------------- ------------
                                                                                    (Dollars in Thousands)
Balances:
Average total loans outstanding during period ...............   $ 142,970     $ 105,922    $  97,660     $  70,110     $  61,966
                                                                =========     =========    =========     =========     =========
Total loans outstanding at end of period ....................   $ 181,447     $ 117,177    $ 106,579     $ 101,934     $  59,000
                                                                =========     =========    =========     =========     =========
Allowance for Loan Losses:
Balances at beginning of period .............................   $   1,242     $   1,439    $   1,773     $   1,298     $   1,395
Adjustments(1) ..............................................         465             0            0           555             0
Charge-offs:
 Real estate: ...............................................
  Construction ..............................................           0             0            0             0             0
  Mortgage ..................................................         225            10          179           169           597
 Commercial .................................................          17           482          231           389           201
 Installment ................................................          34            39          174            82           282
 All other loans (including overdrafts) .....................           0            31           51             8             9
                                                                ---------     ---------    ---------     ---------     ---------
   Total ....................................................         276           562          635           648         1,089
                                                                ---------     ---------    ---------     ---------     ---------
Recoveries:
 Real estate: ...............................................
  Construction ..............................................           0             0            0             0             0
  Mortgage ..................................................          28             2           43            39            34
 Commercial .................................................         110           166           72            18             6
 Installment ................................................           4             4           17            16            35
 All other loans(including overdrafts) ......................          15            13           19             8             0
                                                                ---------     ---------    ---------     ---------     ---------
   Total ....................................................         157           185          151            81            75
                                                                ---------     ---------    ---------     ---------     ---------
Net loan charge-offs (recoveries) ...........................         119           377          484           567         1,014
 Provision charged to operating expenses ....................         255           180          150           487           917
                                                                ---------     ---------    ---------     ---------     ---------
 Balance at end of period ...................................   $   1,843     $   1,242    $   1,439     $   1,773     $   1,298
                                                                =========     =========    =========     =========     =========
Ratios:
Net loan charge-offs to average loans .......................         .08%         0.36%        0.50%         0.81%         1.64%
Net loan charge-offs to loans at end of period ..............         .07%         0.32%        0.45%         0.56%         1.72%
Allowance for loan losses to average loans ..................        1.29%         1.17%        1.47%         2.53%         2.09%
Allowance for loan losses to loans at end of period .........        1.02%         1.06%        1.35%         1.74%         2.20%
Net loan charge-offs to allowance for loan losses at
 end of period ..............................................        6.46%        30.35%       33.63%        31.98%        78.12%
Net loan charge-offs to provision charged to
 operating expenses .........................................       46.67%       209.44%      322.67%       116.43%       110.58%

------------
(1) Acquired  $555,000 in reserves in connection with acquisition of High Desert
    National   Bank  in  1997  and  $465,000  in  reserves  in  connection  with acquisition of Valley Merchants Bank in 2000.

                                      112

The following table provides a breakdown of the allowance for loan losses as of the dates indicated:

                    Allocation of Allowance for Loan Losses


                                                                         December 31,
                                ----------------------------------------------------------------------------------------------------
                                       2000                1999                1998                 1997                 1996
                                ------------------- ------------------- -------------------  ------------------- -------------------
                                            % of                % of                % of                 % of                 % of
                                            Loans               Loans               Loans                Loans               Loans
                                             in                  in                  in                   in                   in
                                          Category            Category            Category             Category             Category
                                             to                  to                  to                   to                   to
Balance at End of                           Total               Total               Total                Total               Total
Period Applicable to:            Amount     Loans    Amount     Loans    Amount     Loans     Amount     Loans    Amount     Loans
------------------------------- -------- ---------- -------- ---------- -------- ----------  -------- ---------- -------- ----------
Real estate
  Construction ................  $  358     18.76%   $  215     21.42%   $  179     19.60%    $  115     17.59%   $   21       6.85%
  Mortgage ....................     601     52.85%      326     45.52%      267     43.34%       778     45.87%      425      48.36%
Commercial ....................     611     21.69%      246     25.99%      265     28.91%       371     28.28%      611      36.15%
Installment/All other loans
 (including overdrafts) .......     273      6.70%      455      7.07%      728      8.15%       509      8.26%      241       8.64%
                                 ------    ------    ------    ------    ------    ------     ------    ------    ------     ------
     Total ....................  $1,843    100.00%   $1,242    100.00%   $1,439    100.00%    $1,773    100.00%   $1,298     100.00%
                                 ======    ======    ======    ======    ======    ======     ======    ======    ======     ======

     Investment Portfolio

     Business Bancorp's investment portfolio was $92.1 million, representing 29.6% of Business Bancorp's total assets as of December 31, 2000. The portfolio grew by $8.8 million or 10.56% in 2000, while the portfolio as a percentage of assets decreased by 20.0%. The decrease of investments to total assets was mainly due to the fact that upon acquisition of Valley Merchants Bank in August of 2000 Business Bancorp sold off Valley Merchants Bank's securities portfolio as it did not meet the criteria of Business Bancorp's investment needs. At year end 1999 and 1998 the investment portfolio was 37.0% and 15.0%, respectively, of Business Bancorp's total assets at those respective dates. Business Bancorp invests in governmental, mortgage back, municipal and corporate securities and categorizes those securities as hold to maturity or available for sale depending upon the circumstances in place as to Business Bancorp's intent and ability to hold such securities. Business Bancorp invests its liquid funds in excess of loan requirements in the investment portfolio and fed funds sold, which is a cash equivalent. During 1999 Business Bancorp's securities portfolio increased by $55.8 million or 203% over December 31, 1998. This increase was the result of a shift from investing excess funds, net of loan funding, in fed funds sold to securities (namely mortgage-backed) to realize the higher yield on said instruments. The $55.8 million was funded through the following; (i) $23.5 million in matured fed funds; (ii) $16.0 million in other borrowings and
(iii) the balance in deposit growth net of loan growth.

     The following table summarizes the book value and market value and distribution of Business Bancorp's investment securities as of the dates indicated:

                             Investment Portfolio

                                                                                    December 31,
                                                       -----------------------------------------------------------------------
                                                                2000                     1999                    1998
                                                       ----------------------   ----------------------   ---------------------
                                                          Book       Market        Book       Market        Book       Market
                                                         Value        Value       Value        Value       Value       Value
                                                       ---------   ----------   ---------   ----------   ---------   ---------
                                                                               (Dollars in Thousands)
Available-for-Sale:
U. S. Treasury notes ...............................    $     0     $     0      $     0     $     0      $     0     $     0
Obligations of other U. S. government
 agencies ..........................................          0           0            0           0       19,339      19,351
Mortgage backed securities .........................     61,640      62,333       69,017      68,331           21          22
Obligations of states and political subdivisions         22,058      22,995       12,648      11,963        2,330       2,320
Other securities ...................................      5,736       5,761        2,044       2,000          302         304
                                                        -------     -------      -------     -------      -------     -------
  Total available-for-sale .........................    $89,434     $91,089      $83,709     $82,294      $21,992     $21,997
                                                        -------     -------      -------     -------      -------     -------
Held-to-Maturity:
U. S. government notes .............................    $ 1,005     $ 1,006      $ 1,012     $ 1,003      $   501     $   504
Obligations of other U.S. governmental
 agencies ..........................................          0           0            0           0            0           0
Obligations of state and political subdivisions ....          0           0            0           0        5,041       5,256
Other securities ...................................          0           0            0           0            0           0
                                                        -------     -------      -------     -------      -------     -------
  Total held-to-maturity ...........................    $ 1,005     $ 1,006      $ 1,012     $ 1,003      $ 5,542     $ 5,760
                                                        -------     -------      -------     -------      -------     -------
  Total investment securities ......................    $90,439     $92,095      $84,721     $83,297      $27,534     $27,757
                                                        =======     =======      =======     =======      =======     =======

     The   following   table  summarizes  the  maturity  of  Business  Bancorp's
investment  securities  and  their  weighted  average yield at December 31, 2000
(yields  on  tax-exempt  obligations  have  been  computed  on  a tax equivalent basis):
               Investment Maturities and Weighted Average Yields

                                                            After One But      After Five But
                                        Within One Year    Within Five Year    Within Ten Years   After Ten Years       Total
                                       ---------------- --------------------- ------------------ ---------------- ------------------
                                        Amount   Yield    Amount      Yield     Amount   Yield    Amount  Yield    Amount    Yield
                                       -------  ------- ---------- ---------- ---------- ------- ------- -------- -------- ---------
                                                                       (Dollars In Thousands)
Available-For-Sale:
U. S. Treasury notes ................. $   0    0.00%  $     0        0.00%  $     0     0.00%  $    0    0.00%  $     0      0.00%
Obligations of other U.S. government
 agencies ............................     0    0.00%        0        0.00%        0     0.00%       0    0.00%        0      0.00
Mortgage backed securities ...........     0    0.00%    2,753        6.14%   11,368     6.48%  48,212    6.78%   62,333      6.70%
Obligations of state and political
 subdivisions ........................   101    7.23%      283        6.57%        0     0.00%  22,611    7.30%   22,995      7.29%
Other securities .....................     0    0.00%        0        0.00%    1,119     7.76%   4,642    6.79%    5,761      6.98%
                                       -----    ----   -------        ----   -------     ----   ------    ----   -------      ----
  Total available-for-sale ...........   101    7.23%    3,036        6.18%   12,487     6.59%  75,465    6.94%   91,089      6.86%
Held-To-Maturity:
U. S. Treasury notes ................. 1,005    5.63%        0        0.00%        0     0.00%       0    0.00%    1,005      5.63%
Obligations of other U.S. government
 agencies ............................     0    0.00%        0        0.00%        0     0.00%       0    0.00%        0      0.00
Obligations of state and political
 subdivisions ........................     0    0.00%        0        0.00%        0     0.00%       0    0.00%        0      0.00
Other securities .....................     0    0.00%        0        0.00%        0     0.00%       0    0.00%        0      0.00%
                                       -----    ----   -------        ----   -------     ----   ------    ----   -------      ----
  Total held-to-maturity ............. 1,005    5.63%        0        0.00%        0     0.00%       0    0.00%    1,005      5.63%
                                       -----    ----   -------        ----   -------     ----   ------    ----   -------      ----
  Total investmentsecurities ......... 1,106    5.78%  $ 3,036        6.18%  $12,487     6.59%  75,465    6.94%  $92,094      6.85%
                                       =====    ====   =======        ====   =======     ====   ======    ====   =======      ====

     The following table summarizes the securities for which the aggregate book value exceeds 10% of shareholder equity as of December 31, 2000.

         Investments Securities Exceeding 10% of Shareholders' Equity

Issuer's Name                          Aggregate Book Value   Market Value
-------------                         ----------------------  ------------
FNMA 1992-163K ...................         $ 2,520,463        $ 2,538,700
AETNA NC .........................           2,624,131          2,622,071
FHR 2223 B .......................           2,796,106          2,797,493
FNMA #557197 .....................           3,660,058          3,657,636
VENDEE MTG TR 1997-1 2K ..........           4,004,809          4,118,040
FHLMC CMO 2117 HD ................           4,261,579          4,367,909
                                           -----------        -----------
  Total ..........................         $19,867,146        $20,101,849
                                           ===========        ===========

     Deposits & Other Borrowings

     Deposits are Business Bancorp's primary source of funds. At December 31, 2000 Business Bancorp had a deposit mix of 36.0% in noninterest-bearing demand deposits, 38.8% in NOW, money market and savings deposits, and 25.2% in time deposits. Business Bancorp's net interest income is enhanced by its large percentage of noninterest-bearing deposits. Business Bancorp's deposits are obtained from a cross-section of the communities it serves. Business Bancorp has established a relationship with the State of California whereas Business Bancorp is able to pledge a portion(110% of deposit relationship) of its investment portfolio and in turn is able to acquire State Funds in the form of time deposits. At December 31, 2000, Business Bancorp had $27 million in deposits from the State of California and other government agencies. These deposits require that Business Bancorp pledge securities with values equal to 110% of the deposit amounts as collateral. As of December 31, 2000 Business Bancorp had one certificate of $12.0 million with a rate of 6.35%, maturing February 5, 2001. Business Bancorp's business is not seasonal in nature. Business Bancorp accepts deposits in excess of $100,000 from customers. Those deposits are priced to remain competitive. As of each of the reporting periods covered Business Bancorp had no brokered funds on deposit.

     Business Bancorp is not dependent upon funds from sources outside of the United States nor does it have any and has not made loans to any foreign entities. Business Bancorp has not made any loans to finance leveraged buyouts or for highly leveraged transactions.

     As  of  December  31,  2000  Business  Bancorp had total deposits of $264.9 million an increase of 41.8% or $78.1 million from December 31, 1999. Of this increase $49.6 million or 63.5% was acquired through the Valley Merchants Bank acquisition (August of 2000) and the residual of $28.5 million was due to $12.0 million or 15.4% of State Funds acquired (see previous paragraph) and $16.5 million or 21.1% through internal growth in operations. Total deposits at December 31, 1999 and 1998 were $186.8 million and $163.8 million, respectively, representing growth of 14.0% in 1999. The increase in 1999 was due to internal growth through operations.

     The following tables summarize the distribution of average daily deposits and the average daily rates paid for the periods indicated:
                      Average Deposits & Other Borrowings

                                                                      Years Ended December 31,
                                            ----------------------------------------------------------------------------
                                                     2000                      1999                       1998
                                            -----------------------   -----------------------   ------------------------
                                              Average      Average      Average      Average      Average       Average
                                              Balance        Rate       Balance        Rate       Balance        Rate
                                            -----------   ---------   -----------   ---------   -----------   ----------
Demand, Noninterest-bearing ...............  $ 82,041        0.00%     $ 71,726        0.00%     $ 60,398         0.00%
Money market ..............................    47,685        2.89%       28,720        2.85%       20,719         2.93%
NOW .......................................    15,875        2.28%       21,612        2.26%       20,862         2.35%
Savings ...................................    22,575        2.69%       19,610        2.70%       17,663         2.87%
Time certificates of deposit in
 denominations of $100,000 or more ........    24,173        5.01%       12,825        4.71%        9,903         5.33%
Other time deposits .......................    23,939        5.67%       20,611        4.49%       20,658         5.05%
                                             --------       -----      --------        ----      --------         ----
   Total deposits .........................   216,288        2.27%      175,104        1.92%      150,203         2.12%
Other borrowings ..........................    19,659        6.39%        3,756        5.67%            0         0.00%
Redeemable Preferred Securities of
 Subsidiary Trust Holding Solely Junior
 Subordinated Debentures ..................     7,889       10.88%            0        0.00%            0         0.00%
                                             --------       -----      --------        ----      --------         ----
   Total deposits and borrowed funds ......  $243,836        2.88%      178,860       2.00%%            0         2.12%
                                             --------       -----      --------       -----      --------         ----

     The   scheduled   maturities   of   Business  Bancorp's  time  deposits  in
denominations of $100,000 or greater at December 31, 2000:


                Maturities of Time Deposits of $100,000 or More



                                                            December 31, 2000
                                                          ----------------------
                                                          (Dollars In Thousands)

         Three months or less ..........................         $ 27,193
         Over three months through six months ..........            4,590
         Over six months through twelve months .........            3,900
         Over twelve months ............................              109
                                                                 --------
            Total ......................................         $ 35,792
                                                                 --------

     Short Term Borrowings

     Due to the fact that Business Bancorp's growth in loans had exceeded its growth in deposits, Business Bancorp began to employ short term borrowings from the Federal Home Loan Bank during 1999. Business Bancorp was first approved to borrow under the programs offered by the Federal Home Loan Bank in July 1999. The terms offered to Business Bancorp by the Federal Home Loan Bank are financing availability up to 25% of total assets, secured by acceptable collateral, for terms less than 5 years. For terms greater than 5 years through 30 years, financing availability is limited to residential assets being pledged as collateral.

     At year-end 1999, Business Bancorp had $18.2 million in advances against its line of credit from the Federal Home Loan Bank (Federal Home Loan Bank) due at various times during 2000 with a weighted average rate of 5.96%. The average balance of these term borrowings were $3.8 million with an average rate of 5.7%. As of December 31, 2000 the balance was $10.1 million, due at various times during 2001 with a weighted average rate of 6.10% with an average balance of $19.7 million, a high balance of $38.4 million and a weighted average rate of 6.39% for the twelve months ended. The balance may vary by millions of dollars on any given day depending on fluctuating demand deposit balances as of a particular day.

     Liquidity

     Liquidity management for banks requires that funds always be available to pay anticipated deposit withdrawals and maturing financial obligations promptly and fully in accordance with their terms. The balance of the funds required is generally provided by payments on loans, sale of loans, liquidation of assets and the acquisition of additional deposit liabilities. One method banks utilize for acquiring additional liabilities is through the acceptance of brokered deposits, which are determined by bank regulators to include deposits that bear interest in excess of 75 basis points over prevailing market rates. As of December 31, 2000 Business Bancorp carried no brokered deposits in its portfolio. Business Bancorp has not accepted nor needed to accept brokered deposits as part of its normal operations.

     In order to meet liquidity needs, Business Bancorp maintains a portion of its funds in cash deposits in other banks, fed funds sold, and investment securities categorized as available for sale. As of December 31, 2000 Business Bancorp's liquidity ratio was 27.18%, defined as $16.9 million in cash and cash equivalents and $55.1 million in investment securities available for sale (net of those pledged to secure treasury, tax and loan items, Federal Home Loan Bank borrowings and public monies) as a percentage of deposits of $264.9 million.

     Capital Resources

     In 1990, banking industry began to phase in new regulatory capital adequacy requirements based on risk-adjusted assets. These requirements take into consideration the risk inherent in investments, loans, and other assets for both on-balance sheet and off-balance sheet items. Under these requirements, the regulatory agencies have set minimum thresholds for Tier 1 capital, total capital and leverage ratios.

     The risk-based guidelines are used to evaluate capital adequacy and are based on the institution's asset risk profile and off-balance sheet exposures, such as unused loan commitments and standby letters of credit. The guidelines require that a portion of total capital be core, or Tier 1, capital consisting of common shareholders' equity and noncumulative perpetual preferred stock, less goodwill and certain other deductions, with the remaining, or Tier 2, capital consisting of other elements, primarily certain other forms of preferred stock, subordinated debt and mandatory convertible debt, plus the allowance for loan losses, subject to certain limitations. The leverage ratio is Tier 1 capital divided by adjusted average assets.

     At December 31, 2000, Business Bank's and Business Bancorp's capital exceeded all minimum regulatory requirements and Business Bank was considered to be "well capitalized" as defined in the regulations issued by the FDIC. In connection with the pending acquisition of Valley Merchants Bank it was anticipated that Business Bank would require additional capitalization. On
March 21, 2000, Business Bancorp raised approximately $9.7 million in net proceeds from an offering of $10.0 million of principal amount of 10-7/8% Fixed Rate Capital Trust Pass-through Securities. In August of 2000, approximately $8.7 million was contributed to Business Bank from Business Bancorp to maintain Business Bank's capital position as "well capitalized".

     As of December 31, 2000, Business Bank's regulatory total capital to risk-weighted assets ratio was 11.7%, compared to 12.2% as of December 31, 1999. Business Bank's regulatory tier 1 capital to risk-weighted assets ratio was 10.9% as of December 31, 2000, compared to 11.4% as of December 31, 1999; and its regulatory tier 1 capital to average assets ratio was 7.9% as of December 31, 2000, compared to 7.8% as of December 31, 1999.

     As of December 31, 2000, Business Bancorp's regulatory total capital to risk-weighted assets ratio was 11.8%, compared to 12.2% as of December 31, 1999. Business Bancorp's regulatory tier 1 capital to risk-weighted assets ratio was 9.7% as of December 31, 2000 compared to 11.4% as of December 31,1999, and its regulatory tier 1 capital to average assets ratio was 7.8% as of both December 31, 2000 and 1999.

     Interest Rate Risk Management.

     Information concerning Business Bancorp's interest rate risk management is set forth above under "--Six months ended June 30, 2001 and 2000--Liquidity and Interest Rate Risk Management" on page 94.

     Accounting Matters

     During 1997, Business Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to all entities with publicly held common stock. This statement provides a presentation of basic EPS and diluted EPS. Basic EPS excludes dilution and is computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings.


     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Based on current accounting standards, this new accounting standard is not expected to have a material impact of Business Bank's financial statements. Business Bank adopted this accounting standard on January 1, 1998, as required.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this new accounting standard did not have a material impact on Business Bank's financial statement disclosures.

     Impact of Inflation

     The primary impact of inflation on Business Bancorp is its effect on interest rates. Business Bancorp's primary source of income is net interest income, which is affected by changes in interest rates. Business Bancorp attempts to limit the impact of inflation on its net interest margin through management of rate-sensitive assets and liabilities and the analysis of interest rate sensitivity. The effect of inflation on premises and equipment as well as Noninterest expenses has not been significant for the periods covered in this joint proxy statement/prospectus.


                       DIRECTORS, EXECUTIVE OFFICERS AND
                  PRINCIPAL SHAREHOLDERS OF BUSINESS BANCORP


Principal Shareholders

     Business Bancorp knows of no person who owned beneficially more than five percent (5%) of the outstanding common stock of Business Bancorp as of July 31, 2001, except for Neal T. Baker and Arnold H. Stubblefield, both of whom are directors of Business Bancorp.

Identification and Stock Ownership of Directors and Executive Officers.

     The table below sets forth certain information as of July 31, 2001 with respect to each of Business Bancorp's directors and executive officers, and the directors and executive officers of Business Bancorp as a group:

                                                                                                          Common Stock
                                                                                                      Beneficially Owned On
                                                                                                        July 31, 2001(1)
                                                                               Year First    ---------------------------------------
                                                                               Elected Or                     Vested    Percentage
         Names And Offices                Principal Occupation                  Appointed       Number        Option    Of Shares
         Held With Company               For The Past Five Years       Age      Director     of Shares(1)   Shares(2)  Outstanding
---------------------------------- ---------------------------------- ----- ---------------- -------------- ---------- -------------
D. William Bader ................. President/General Manager,          80          2000         71,105       15,295       4.23%(4)
 Director                          Crest Chevrolet                                (1983)(3)

Neal T. Baker(5) ................. President, Neal T. Baker            77          2000       130,6086(6)    15,295       7.14%(4)
 Director                          Enterprises, Inc. (Owner of                    (1983)(3)
                                   Baker's Burgers, Inc.)

William Cozzo .................... Retired (formerly Vice              86          2000          3,688          -0-       0.18%
 Director                          President-Director of Public                   (1999)(3)
                                   Relations, Business Bank)(7)

John E. Duckworth ................ Real Estate Developer               58          2000         84,592(8)    15,295       4.89%(4)
 Chairman of the Board                                                            (1983)(3)

Alan J. Lane ..................... President and Chief                 38          2000            312       46,400       2.25%(4)
 President, Chief                  Executive Officer, Business                    (1998)(3)
 Executive Officer and             Bancorp and Business Bank(9)
 Director

Robert L. Nottingham ............. Senior Vice President, CHJ, Inc.    60          2000         17,414       15,295       1.60%(4)
 Director                          (Consulting/Engineering)                       (1996)(3)

John L. Riddell .................. President/Founder, CHJ, Inc.        69          2000         58,386       15,295       3.61%(4)
 Director and                      (Consulting/Engineering)                       (1983)(3)
 Corporate Secretary

Arnold H. Stubblefield(5,10) ..... President, Stubblefield             67          2000        455,751(11)   15,295      23.07%(4)
 Director                          Construction Company;                          (1992)(3)
                                   General Partner,
                                   Stubblefield Properties

John L. Stubblefield(10) ......... Vice President/Managing             49          2000         49,030(12)   15,295       3.15%(4)
 Director                          Supervisor, Stubblefield                       (1983)(3)
                                   Companies-California
                                   (Real Estate Development)

James W. Andrews ................. Executive Vice President            51          n/a             -0-       34,400       1.67%(4)
 Executive Vice President          and Chief Credit Officer,
 and Chief Credit Officer          Business Bank

Ruth E. Adell .................... Executive Vice President            46          n/a           7,463       15,475       1.12%(4)
 Executive Vice President          and Administrative Officer,
 and Chief Financial Officer       Business Bank(13)

Directors and
 Executive Officers as a a
 Group (11 in number) ............                                                             877,985      203,340      48.50%(4)

------------
 (1) Except as otherwise noted, may include shares held by such person's spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in "street name" for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary and has pass-through voting rights and investment power.
 (2) Consists of shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of July 31, 2001 pursuant to Business Bancorp's Stock Option Plan. (See "--Stock Options" on page 122 and "--Compensation of Directors" on page 123.)
 (3) Year first elected or appointed a director of Business Bank.

                                              (Footnotes continued on next page)

                                      119


(Footnotes continued from previous page)

 (4) The percentages are based on the total number of shares of Business Bancorp's common stock outstanding, plus the number of option shares which the individual or group, as applicable, has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of July 31, 2001 pursuant to Business Bancorp's Stock Option Plan (see "--Stock Options" on page 122 and "Compensation of Directors" on page
     123).
 (5) Mr. Baker's address is 30570 Sunset Drive, Redlands, California 92373 and Mr. Stubblefield's address is Post Office Box 327, Meridian, Idaho 83642.
 (6) Includes 10,367 shares held by the Neal T. Baker Trust FBO Neal T. Baker Enterprises, Inc., of which Mr. Baker is trustee; 51,510 shares held by Neal T. Baker Enterprises, Inc., a corporation of which Mr. Baker is President and sole shareholder; and 15,296 shares owned by Baker's Burgers, Inc., a corporation of which Mr. Baker is President and sole shareholder. Mr. Baker has sole voting and investment power as to all of these shares.
 (7) Mr. Cozzo served as Vice President-Director of Public Relations of Business Bank from November, 1997 until December 31, 1998, when he retired as an employee and was simultaneously appointed a director of Business Bank. Previously, Mr. Cozzo served as Vice President-Public Relations of Business Bank from 1996 to November, 1997.
 (8) Includes  37,291  shares  held  by  Mr.  Duckworth  together  with  certain extended family members; and 9,072 shares held by Arr. 1865, a limited partnership of which Mr. Duckworth is a general partner; as to all of which shares Mr. Duckworth has shared voting and investment power.
 (9) Mr. Lane was appointed President and Chief Executive Officer of Business Bancorp on October 7, 1999 and of Business Bank on April 1, 1998. Previously, he served as Executive Vice President and Chief Financial
     Officer  of  Business  Bank  since  August,  1996;  and President and Chief
     Executive Officer of Pacific Pride Banking Company in Escondido, California from 1994 to 1996.
(10) Arnold H. Stubblefield and John L. Stubblefield are father and son, respectively.
(11) Includes 39,294 shares held by the Stubblefield Construction Co. Employee Profit Sharing Plan, of which Mr. Stubblefield is trustee; 9,318 shares owned by Stubblefield Construction Co., a corporation of which Mr. Stubblefield is President; 66,724 shares owned by Stubblefield Properties, a partnership of which Mr. Stubblefield is a general partner; and 1,539 shares held by Mr. Stubblefield as custodian for his minor grandchildren (including the shares described in footnote 12 below). Mr. Stubblefield has sole voting and investment power as to 115,336 of such shares and shared voting and investment power as to 1,539 of such shares.
(12) Includes 364 shares held by Arnold Stubblefield as custodian for John Stubblefield's children, as to which shares John Stubblefield has shared voting and investment power with Arnold Stubblefield.
(13) Ms. Adell has served as Executive Vice President and Chief Financial Officer of Business Bancorp since October 7, 1999 and as Executive Vice President and Chief Administrative Officer of Business Bank since April, 1998. She has worked for Business Bank in various capacities since 1984, including Senior Vice President and Cashier from 1996 to April, 1998.

Executive Compensation

     The following table sets forth certain summary compensation information with respect to the only three executive officers of Business Bancorp as of December 31, 2000 whose total annual compensation paid, accrued or distributed for the fiscal year ended December 31, 2000, exceeded $100,000 (the "Named
Executive Officers"):

                          Summary Compensation Table

                                                                         Long Term
                                                                       Compensation
                                          Annual Compensation(1)       Stock Options
                                         -------------------------    Granted (Number        All Other
Number and Principal Position    Year     Salary(2)       Bonus        of Shares)(3)      Compensation(4)
------------------------------- ------   -----------   -----------   -----------------   ----------------
Alan J. Lane .................. 2000      $202,244      $ 83,846              -0-             $4,350
 President and                  1999       168,750        47,099              -0-              4,247
 Chief Executive Officer(5)     1998       143,233        30,490           32,500              3,476

James W. Andrews .............. 2000       148,070        43,623              -0-              5,250
 Executive Vice President       1999       133,792        28,539              -0-              4,954
 and Chief Credit Officer       1998       128,333        26,603           12,500              5,000

Ruth E. Adell ................. 2000       101,028        41,723              -0-              5,250
 Executive Vice President       1999        94,250        28,539              -0-              5,000
 and Chief Financial Officer    1998        85,800        23,286           12,500              5,000

------------
(1) Excludes the cost to Business Bancorp of personal benefits which, with respect to the Named Executive Officers, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.
(2) Includes  portions  of  these  individuals'  salaries  which  were  deferred pursuant to Business Bank's 401(k) Plan (the "401(k) Plan"). The 401(k) Plan permits all participants to contribute up to fifteen percent (15%) of their annual salary on a pre-tax basis (subject to a statutory maximum), which contributions vest immediately when made. Business Bank's policy is to match fifty percent (50%) of employee contributions which do not exceed six percent (6%) of such employee's annual compensation, which contributions become vested over a period of five years at the rate of twenty percent (20%) per year of completed employment.
(3) As adjusted to reflect a 25% stock distribution declared in July, 1999.
(4) Consists entirely of employer contributions to these individuals' accounts pursuant to the 401(k) Plan.
(5) Mr. Lane was appointed President and Chief Executive Officer of Business Bank on April 1, 1998. Previously, he served as Executive Vice President and Chief Financial Officer of Business Bank since August 20, 1996.



     Employment agreements

     Business Bank has entered into an Employment Agreement with Alan J. Lane, President and Chief Executive Officer of Business Bank, for a term of six (6) years commencing April 1, 1998 (the "Agreement"). Mr. Lane's current base salary under the Agreement is $260,000 per annum. In addition, Mr. Lane is entitled to receive payment of bonuses in accordance with such bonus programs as may be approved by the board of directors from time to time. The Agreement also calls for the issuance of stock options, reimbursement for business expenses, the use of a Bank-owned automobile and certain insurance benefits (see "Executive Compensation" above and "Stock Options" below). In the event of termination without cause, Mr. Lane is entitled to receive nine (9) months' severance pay. In the event of termination within two (2) years after a merger, reorganization or similar transaction in which there is a change in ownership of at least fifty-one percent (51%) except as the result of a transfer of shares in exchange for at least eighty percent (80%) control of another corporation, Mr. Lane will be entitled to receive two (2) years' severance pay if Business Bank's total assets immediately prior to the transaction are $250 million or greater, and nine (9) months' severance pay if Business Bank's total assets are less than $250 million. The severance payments in the event of a merger or similar transaction apply whether termination is by Mr. Lane or by the surviving entity or acquiror in the transaction.

     Business Bancorp has entered into an Employment Agreement with James W. Andrews, Executive Vice President and Chief Credit Officer, for an unspecified term commencing March 24, 1997 ("Mr. Andrews' Agreement"). Mr. Andrews' current base salary under his agreement is $155,000 per annum. Mr. Andrews' Agreement also calls for payment of bonuses in accordance with such bonus programs as may be approved by the board of directors from time to time. Mr. Andrews' Agreement also provides for the issuance of stock options, reimbursement for business expenses, the use of a Bank-owned automobile and certain insurance benefits (see "--Executive Compensation" on page 121 and "--Stock Options" on this page). In the event of termination without cause, Mr. Andrews is entitled to receive nine (9) months' severance pay. In the event of termination within two
(2) years after a merger, reorganization or similar transaction in which there is a change in ownership of at least fifty-one percent (51%) except as the result of a transfer of shares in exchange for at least eighty percent (80%) control of another corporation, Mr. Andrews will also be entitled to receive nine (9) months' severance pay.

     Business  Bancorp  has  also entered into an Employment Agreement with Ruth
E. Adell, Executive Vice President and Chief Administrative Officer, for an unspecified term commencing April 15, 1998 ("Ms. Adell's Agreement"). Ms. Adell's current base salary under her agreement is $115,000 per annum. Ms. Adell's Agreement also calls for payment of bonuses in accordance with such bonus programs as may be approved by the board of directors from time to time. Ms. Adell's Agreement also provides for the issuance of stock options, reimbursement for business expenses, the use of a Bank-owned automobile and certain insurance benefits (see "--Executive Compensation" on page 121 and "--Stock Options" immediately below). In the event of termination without cause, Ms. Adell is entitled to receive nine (9) months' severance pay. In the event of termination within two (2) years after a merger, reorganization or similar transaction in which there is a change in ownership of at least fifty-one percent (51%) except as the result of a transfer of shares in exchange for at least eighty percent (80%) control of another corporation, Ms. Adell will also be entitled to receive nine (9) months' severance pay.

     Stock options

     Business Bancorp's Stock Option Plan (the "Plan"), intended to advance the interests of Business Bancorp and Business Bank by encouraging stock ownership on the part of key employees, was adopted by the shareholders of Business Bank on May 16, 1995, and amended by Business Bank's shareholders on August 20, 1997 to increase the number of shares subject thereto. As part of the holding company reorganization effective in January, 2000, Business Bancorp assumed the Plan from Business Bank, so that the Plan now covers authorized but unissued shares of Business Bancorp's common stock. The Plan provides for the issuance of both "incentive" and "non-qualified" stock options to full-time salaried officers and employees, and "non-qualified" stock options to non-employee directors, of Business Bancorp and its subsidiaries. All options are granted at an exercise price of not less than 100% of the fair market value of the stock on the date of grant.(1) Each option expires not later than ten (10) years from the date the option was granted. Options are exercisable in installments as provided in individual stock option agreements; provided, however, that if an optionee fails to exercise his or her rights under the options within the year such rights arise, the optionee may accumulate them and exercise the same at any time thereafter during the term of the option. In addition, in the event of a "Terminating Event," i.e., a merger or consolidation of Business Bancorp as a result of which Business Bancorp will not be the surviving corporation, a sale of substantially all of Business Bancorp's assets, or a change in ownership of at least 25% of Business Bancorp's stock (subject to certain exceptions), all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), and shall terminate if


------------
(1) Exercise price per share is equivalent to market price per share on the date of grant, as determined by the board of directors of Business Bancorp, based upon trades in Business Bancorp 's common stock known to Business Bancorp and opening and closing prices quoted on the Nasdaq Stock Market concerning Business Bancorp's common stock.

not exercised within a specified period of time, unless provision is made in connection with the Terminating Event for assumption of such options, or substitution of new options covering stock of a successor corporation. As of December 31, 2000, Business Bancorp had options outstanding to purchase a total of 354,636(1) shares of its common stock under the Plan, with an average exercise price of $9.34 per share(1) with respect to all such options. As of that same date, the fair market value of Business Bancorp's common stock was approximately $9.75 per share. Prior to the closing of the merger Business Bancorp intends to adopt a new stock option plan, subject to shareholder approval at the first annual meeting of shareholders after the merger.

     No  stock  options  were  granted  to  or  exercised by the Named Executive
Officers during 2000. The following information is furnished with respect to stock options held by the Named Executive Officers at December 31, 2000:

                                                                    Value of Unexercised
                                  Number of Unexercised           In-the-Money Options(2)
                             Options at December 31, 2000(1)        at December 31, 2000
                             -------------------------------   ------------------------------
Name                          Exercisable     Unexercisable     Exercisable     Unexercisable
----                          -----------     -------------     -----------     -------------
Alan J. Lane .............      37,400           25,600           $41,580          $10,395
James W. Andrews .........      29,400           13,600            41,580           10,395
Ruth E. Adell ............      12,100            8,375            19,809            1,181

------------
(1) As adjusted to reflect a 25% stock distribution in July 1999.
(2) Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at December 31, 2000.

Compensation of Directors

     Non-employee directors of Business Bank receive $750 per board meeting whether or not they attend the meeting, but a director is not paid for more than three meetings per year that he has not attended. Such directors are also paid $200 per meeting for attendance at board committee meetings. These individuals have the option of taking such fees as immediate compensation, or of allocating any or all of such fees to a deferred payment plan funded entirely by the individual director's contributions. Directors currently receive no additional compensation for their services as directors of Business Bancorp.

     No stock options were granted to any non-employee directors during 2000. During 2000, directors Bader, Baker, Duckworth, Riddell, A. Stubblefield and Nottingham exercised stock options covering 4,823 shares(1) each of Business Bancorp's common stock, realizing the following values(2) upon such exercise:
Messrs.   Bader,   Baker   and  Duckworth:  $5,570  each;  Messrs.  Riddell  and
Nottingham: $2,628 each; and John Stubblefield: $506. Arnold Stubblefield exercised stock options in 2000 covering a total of 21,898 shares,(1) realizing $40,342 in value(2) upon such exercise. As of December 31, 2000, each non-employee director of Business Bancorp (with the exception of Mr. Cozzo) held stock options to purchase 15,295 shares(1) each of common stock, all at exercise prices of $9.20 per share(1), all with expiration dates in 2007. All of such options were fully exercisable as of December 31, 2000, and the fair market value of Business Bancorp's common stock at that date was approximately $9.75 per share. Information concerning stock options held by Mr. Lane, who is also a Named Executive Officer, is set forth above under "--Stock Options" on page 122.


Certain Transactions

     Some of the executive officers and directors of Business Bank and Business Bancorp and the companies with which they are associated have been customers of, and have had banking transactions with, Business Bank in the ordinary course of Business Bank's business since January 1, 2000, and Business Bank expects to continue to have such banking transactions in the future. All loans and commitments to lend included in such transactions have been made on substantially the same terms, including interest

------------
(1) As adjusted to reflect a 25% stock distribution in July 1999.
(2) Represents the excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

rates and collateral, as those prevailing at the time for comparable transactions with persons of similar creditworthiness, and in the opinion of management of Business Bancorp and Business Bank, have not involved more than the normal risk of repayment or presented any other unfavorable features.


                     DESCRIPTION OF BUSINESS BANCORP STOCK

     The authorized capital stock of Business Bancorp consists of 2,000,000 shares of Preferred Stock, no par value, and 10,000,000 shares of common stock, no par value. In addition, under Proposal 2, shareholders of Business Bancorp are being requested to approve an amendment to the Articles of Incorporation of Business Bancorp to increase the number of authorized common and preferred shares to 20,000,000 common shares and 20,000,000 preferred shares. As of July 31, 2001, there were issued and outstanding no shares of Business Bancorp's Preferred Stock and 2,026,869 shares of Business Bancorp's common stock. The
Preferred Stock may be issued from time to time in one or more series. The board of directors of Business Bancorp is authorized to determine the rights, preferences, privileges and restrictions of each such series. No such determination has yet been made. A summary of the rights, preferences, privileges and restrictions of Business Bancorp's common stock is set forth below.

     Each share of common stock has the same rights, preferences, and privileges as every other share, and is entitled to one vote at any meeting of shareholders (except as described below). The common stock has no preemptive, conversion or redemption rights or sinking fund provisions applicable thereto. All of the shares of common stock outstanding are fully paid and non-assessable. After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto, if any, shall have been paid or declared and set apart for payment and after Business Bancorp shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then, and not otherwise, the holders of common stock shall be entitled to receive, subject to the applicable provisions of the California Corporations Code, such dividends as may be declared from time to time by the board of directors. Each share of common stock shares equally in any dividends declared on the common stock. See "Information About Business Bancorp--Market Price and Dividend Information for Business Bancorp" on page 125.

     All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote for each share of common stock standing in his name on the books of Business Bancorp on any matter submitted to the vote of the shareholders, except that, currently, in connection with the election of directors, shares are entitled to be voted cumulatively if a candidate's name has been placed properly in nomination prior to the voting and a shareholder present at the meeting gives notice of his or her intention to vote cumulatively. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between or among two or more nominees as he or she deems appropriate. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected under cumulative voting. As discussed under Proposal 3 on page 160, the board of directors of Business Bancorp is recommending that the shareholders of Business Bancorp approve an amendment to the Bylaws to eliminate cumulative voting.

     In the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, after distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto and to the holders of capital notes, if any, the holders of the common stock shall be entitled to receive all the remaining assets of the corporation.

     California law prohibits a California state-chartered bank from lending on the security of, or for the purpose of purchasing, its own stock and from purchasing shares of its own or a parent company's stock unless approved in advance by the Commissioner or unless such purchase in necessary to prevent loss to Business Bank on debts previously contracted in good faith.

     Business Bancorp utilizes U. S. Stock Transfer, Glendale, California, as its transfer agent.

          MARKET PRICE AND DIVIDEND INFORMATION FOR BUSINESS BANCORP


     Market Information

     Business Bancorp's common stock has been traded on the Nasdaq SmallCap Market since February 27, 2001. Trading in Business Bancorp's stock has not been extensive and such trades cannot be characterized as an active public trading market. Management is aware of the following securities dealers which make a market in Business Bancorp's stock: Sutro & Co., Los Angeles, California, Western Financial Corporation, San Diego, California and Gorian Investment Group, Inc., San Bernardino, California. The market makers have no obligation to continue to make such a market and may discontinue making a market at any time. Business Bancorp has filed an application to list its common stock on the Nasdaq National Market which is expected to be approved conditioned on and effective as of the closing of the merger, but there can be no assurance that this will in fact occur.

     The information in the following table indicates the high and low "bid" and "asked" quotations and approximate volume of trading for the common stock for each quarterly period since January 1, 1999 and is based upon information provided by the ADP Quotation Services, Historical Data Base. Since Business
Bancorp did not acquire the outstanding shares of Business Bank until January, 2000, 1999 information is for the stock of Business Bank. As of the effective date of the holding company reorganization (January 21, 2000), each outstanding share of common stock of Business Bank was converted into one outstanding share of common stock of Business Bancorp. Figures have been retroactively adjusted where appropriate to give effect to the 25% stock distribution declared by Business Bank in July, 1999. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, do not reflect actual transactions and do not include nominal amounts traded directly by shareholders or through other dealers and not through the market makers.

                                      Sale Price of
                                   Business Bancorp's
                                      Common Stock              Cash       Approximate     Approximate
                               ---------------------------    Dividend       Trading        Number of
Calendar Quarter Ended             High            Low        Declared        Volume       Transactions
----------------------------   ------------   ------------   ----------   -------------   -------------
March 31, 1999 .............    $   12.40      $   10.20      $  0.00         25,500            34
June 30, 1999 ..............        11.00           9.60      $  0.00         97,200            27
September 30, 1999 .........        13.50          10.00      $  0.00         26,960            14
December 31, 1999 ..........        11.00           8.00      $  0.00         20,400            17
March 31, 2000 .............         9.50           8.62      $  0.00         49,500            25
June 30, 2000 ..............         9.75           8.00      $  0.00         48,600            18
September 30, 2000 .........        10.25           8.75      $  0.00        116,200            17
December 31, 2000 ..........        10.25           8.25      $  0.00         85,000            28
March 31, 2001 .............        11.75           9.00      $  0.00        147,208            34
June 30, 2001 ..............        12.63          11.00      $  0.00         78,302            58
September 30, 2001 .........        14.75          11.75      $  0.01        113,012           150

     On October 19, 2001, 300 shares were traded at $13.00 per share.


     Holders

     On October 18, 2001 there were approximately 283 shareholders of record of the common stock.


     Dividends

     As a bank holding company which currently has no significant assets other than its equity interest in Business Bank, Business Bancorp's ability to pay dividends primarily depends upon the dividends it receives from Business Bank. As with Business Bancorp, Business Bank's dividend practices will depend upon Business Bank's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by Business Bank's board of directors at that time. The payment of any cash dividends by Business Bank will also depend on Business Bank meeting certain capital requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Business Bancorp--Capital Resources" on page 117. In addition, during any period in which Business Bancorp has deferred payment of interest otherwise due and payable on its Subordinated Debt Securities, Business Bancorp may not make any dividends or distributions with respect to its capital stock.

     Business Bank's ability to pay dividends to Business Bancorp is also subject to certain legal limitations. Under California law, Business Bank may declare a cash dividend out of Business Bank's net profits up to the lesser of Business Bank's retained earnings or Business Bank's net income for the last three (3) fiscal years (less any distributions made to shareholders during such period), or, with the prior written approval of the California Commissioner, in an amount not exceeding the greatest of (i) the retained earnings of Business Bank, (ii) the net income of Business Bank for its last fiscal year, or (iii) the net income of Business Bank for its current fiscal year. In addition, under federal law, Business Bank is prohibited from paying any dividends if after making such payment Business Bank would fail to meet any of its minimum capital requirements. The federal regulators also have the authority to prohibit Business Bank from engaging in any business practices which are considered to be unsafe or unsound, and in some circumstances the regulators might prohibit the payment of dividends on that basis even though such payments would otherwise be permissible.

     Business Bancorp's ability to pay dividends is also limited by state corporation law. The California Corporations Code prohibits Business Bancorp from paying dividends on the common stock unless: (i) its retained earnings, immediately prior to the dividend payment, equals or exceeds the amount of the dividend or (ii) immediately after giving effect to the dividend the sum of Business Bancorp's assets (exclusive of goodwill and deferred charges) would be at least equal to 125% of its liabilities and certain other conditions are met. Since the 125 percent ratio translates into a minimum capital ratio of 25 percent, Business Bancorp based on its current capital ratio would be unable to meet this last test and so must have sufficient retained earnings to fund the proposed distribution.

     For further information on legal restrictions applicable to the ability of Business Bancorp and Business Bank to pay dividends, see "Regulation and Supervision--Dividends."

     Prior to 2001, Business Bancorp's practice had been to retain earnings to provide funds for the operation and expansion of its business. During the third quarter of 2001 Business Bancorp began the payment of a regular cash dividend of $0.01 per share, which it anticipates paying quarterly in the future. The Business Bancorp board of directors' practice is to review periodically the advisability of paying cash dividends based upon Business Bancorp's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by the board of directors at that time. In making any such assessment, the board of directors of Business Bancorp would have to consider among other things the capital requirements of Business Bank and other factors concerning Business Bank, including the dividend guidelines and maintenance of an adequate allowance for loan losses.

                        INFORMATION ABOUT MCB FINANCIAL


General

     MCB Financial Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. MCB Financial was incorporated under the laws of the State of California on January 20, 1993.

     On October 1, 1993, MCB Financial began operations as a bank holding company with Metro Commerce Bank as its wholly-owned bank subsidiary. The principal business and activity of MCB Financial is to serve as holding company for Metro Commerce Bank and its principal source of income is dividends paid by Metro Commerce Bank.

     Metro Commerce Bank is a California state-chartered commercial bank that is a member of the Federal Reserve System. Metro Commerce Bank was licensed by the Office of the Comptroller of the Currency on June 12, 1989, and commenced operations as a national banking association on December 8, 1989. On July 24, 1998, Metro Commerce Bank converted from a national banking association into a California state bank. Metro Commerce Bank is subject to primary supervision, examination and regulation by the California Commissioner and the Federal Reserve Board. Metro Commerce Bank is also subject to certain federal laws and regulations, and Metro Commerce Bank is subject to applicable provisions of
California law insofar as such provisions do not conflict with or are not preempted by federal banking laws. The deposits of Metro Commerce Bank are insured under the Federal Deposit Insurance Act up to the applicable limits thereof. Metro Commerce Bank is a wholly-owned subsidiary of MCB Financial and presently has no subsidiaries or affiliates other than MCB Statutory Trust I, as discussed below under "Information About MCB Financial--Management's Discussion and Analysis of Financial Condition and Results of Operations of MCB Financial--Trust Preferred Securities."

     Metro Commerce Bank is engaged in substantially all of the business operations customarily conducted by independent commercial banks in California. Metro Commerce Bank's banking services include checking and savings deposits, and making commercial, construction, mortgage, real estate, small business administration, home equity and other installment loans and term extensions of credit. Metro Commerce Bank also offers travelers' checks, notary public and other customary bank services to its customers. Metro Commerce Bank does not issue credit cards, however, it offers Visa cards through one of its correspondent banks.

     Metro Commerce Bank operates a Small Business Administration Loan Division. The Small Business Administration is an agency of the U.S. Government that offers guaranteed loan programs for small businesses which might not otherwise qualify for standard bank credit. The Small Business Administration Loan Division offers various business loan programs secured by both residential and commercial real estate and business property. Metro Commerce Bank primarily sells the guaranteed portion of Small Business Administration loans in the secondary market to private investors.

     Metro Commerce Bank does not operate a trust department; however, it has arranged with a correspondent institution to offer trust services to Metro Commerce Bank's customers upon request. Metro Commerce Bank also does not offer international banking services although such services are offered indirectly through correspondent institutions.

     Currently, Metro Commerce Bank conducts its business operations through its head office located in San Rafael, California, and through its five branch office locations in San Francisco, South San Francisco, Hayward, Petaluma and Upland, California.

     Metro Commerce Bank's primary service area is central Marin County along with the cities of San Francisco, South San Francisco, Hayward, Petaluma and Upland. Most of Metro Commerce Bank's loans and deposits originate from small and medium sized businesses and professionals located within its primary service area.

     Metro Commerce Bank's business has little, if any, emphasis on foreign sources and application of funds. Metro Commerce Bank's business, based upon performance to date, does not appear to be seasonal. Metro Commerce Bank is not dependent upon a single customer or group of related customers for a material portion of its deposits, nor is a material portion of Metro Commerce Bank's loans concentrated within a single industry or group of related industries. Management of Metro Commerce Bank is unaware of any material effect upon Metro Commerce Bank's capital expenditures, earnings or competitive position as a result of federal, state or local environmental regulation.

     Metro Commerce Bank holds no patents, licenses (other than licenses obtained from bank regulatory authorities), franchises or concessions.


Competition

     The banking business in California is highly competitive with respect to both loans and deposits, and is dominated by a relatively small number of major banks with many offices operating over a wide geographic area. Metro Commerce Bank competes for deposits and loans principally with other commercial banks and also with non-bank financial intermediaries, including savings and loan associations, credit unions, thrift and loans, mortgage companies, money market and mutual funds, finance and insurance companies and other financial and non-financial institutions. In addition, other entities (both governmental and private industry) seeking to raise capital through the issuance and sale of debt or equity securities and instruments provide competition for Metro Commerce Bank in the acquisition of deposits.

     Among the advantages certain of these institutions have over Metro Commerce Bank are their ability to finance wide-ranging and effective advertising campaigns and to allocate their investment resources to regions of highest yield and demand. Many of the major commercial banks operating in Metro Commerce Bank's service area offer certain services (such as international banking and trust services) which are not offered directly by Metro Commerce Bank. In addition, by virtue of their greater total capitalization, such banks have substantially higher lending limits than does Metro Commerce Bank (legal lending limits to each customer are restricted to a percentage of a bank's capital, the exact percentage depending on the nature of the particular loan transaction involved).

     From the time Metro Commerce Bank commenced its operations, officers and employees of Metro Commerce Bank have continually engaged in marketing activities, including the evaluation and development of new services, involvement in community service groups, and direct marketing in order to retain and improve Metro Commerce Bank's competitive position in its service areas.


Insurance

     MCB Financial and Metro Commerce Bank maintain insurance at levels deemed adequate by its board of directors to protect against certain business risks, operational losses, and property damage. In accordance with rulings promulgated by the California Commissioner and pursuant to MCB Financial's and Metro Commerce Bank's Articles of Incorporation and certain contractual obligations, the officers and directors are entitled to indemnification, under certain circumstances, for certain expenses, liabilities and losses including, but not limited to, costs of defense, settlements and judgments rendered against them. However, indemnification is not authorized when a supervisory action results in a final order assessing civil money penalties or when a supervisory action requires affirmative action in the form of payments by an individual to Metro Commerce Bank. MCB Financial and Metro Commerce Bank maintain directors and officers liability insurance to cover certain costs of indemnification.

Employees

     Except for its officers, MCB Financial has no full-time or part-time employees. It is anticipated that MCB Financial will rely on its officers and will utilize the employees of Metro Commerce Bank until it becomes actively engaged in additional business activities. MCB Financial reimburses Metro Commerce Bank a fair and reasonable amount for all services furnished to it.

     As of June 30, 2001, Metro Commerce Bank had a total of 61 full-time equivalent employees. The management of Metro Commerce Bank believes that its employee relations are satisfactory.

Description of Property

     Currently, MCB Financial does not own or lease any property. MCB Financial's headquarters are located within Metro Commerce Bank's headquarters. MCB Financial is not actively engaged in any business activities outside of the activities of Metro Commerce Bank. Therefore, Metro Commerce

Bank's property is not significantly used by MCB Financial. MCB Financial will continue to utilize the premises of Metro Commerce Bank until it becomes actively engaged in additional business activities. MCB Financial currently reimburses Metro Commerce Bank for a fair and reasonable amount for all services furnished to it.

     Metro Commerce Bank leases the land and the buildings at which its office facilities are located. Metro Commerce Bank has six full-service banking offices. The head office of Metro Commerce Bank is located at 1248 Fifth Avenue, San Rafael, California and consists of approximately 10,000 square feet of office space. Metro Commerce Bank occupies the premises for its head office under a lease which will expire in June 2014, with two five-year options to renew. Metro Commerce Bank's five branch offices in San Francisco, South San Francisco, Hayward, Upland and Petaluma, California occupy approximately 3,600, 12,300, 3,400, 5,800 and 4,600 square feet, respectively, under leases that expire at various dates through the year 2010.

     Metro Commerce Bank believes that its existing facilities are adequate for its current needs and anticipated growth.


Legal Proceedings

     There are various legal actions pending against MCB Financial and Metro Commerce Bank arising from the normal course of business. Management, upon the advice of legal counsel handling such actions, believes that the ultimate resolution of these actions will not have a material effect on the financial position of MCB Financial.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MCB FINANCIAL

     This discussion presents Management's analysis of the results of operations and financial condition of MCB Financial as of and for the six months ended June 30, 2001 and 2000 and the years ended December 31, 2000, 1999 and 1998. As of the date of this discussion, MCB Financial's principal subsidiary is Metro Commerce Bank. The discussion should be read in conjunction with the financial statements of MCB Financial and the notes related thereto presented elsewhere in this joint proxy statement/prospectus.


Six Months Ended June 30, 2001 and 2000

     Results Of Operations

     The following table summarizes income, income per share and key financial ratios for the periods indicated:

                                                                Net Income
                                                      ------------------------------
                                                            Six             Six
                                                       Months Ended     Months Ended
                                                         June 30,         June 30,
                                                           2001             2000
                                                      --------------   -------------
                                                      (Dollars in thousands, except
                                                           per share amounts)
     Income .........................................    $ 1,489         $ 1,414
     Income per share:
        Basic .......................................    $  0.87         $  0.69
        Diluted .....................................    $  0.83         $  0.66
     Return on average assets .......................       1.39%           1.42%
     Return on average shareholders' equity .........      20.81%          19.00%
     Dividend payout ratio ..........................       2.41%           3.03%

     Our net income for the six months ended June 30, 2001 increased 5.3% to $1,489,000, or $0.83 per diluted share, compared to net income of $1,414,000, or $0.66 per diluted share, for the six months ended June 30, 2000. Based on our net income for the six months ended June 30, 2001, our return on average shareholders' equity was 20.81% and our return on average assets was 1.39%. During the six months ended June 30, 2000, our net income resulted in a return on average shareholders' equity of 19.00% and a return on average assets of 1.42%.

     The 5.3% increase in net income for the six months ended June 30, 2001 as compared to the six months ended June 30, 2000 was the result of growth in loans and a decrease in the provision for loan losses partially offset by an increase in dividends paid on trust preferred securities. The 25.8% increase in diluted earnings per share for the six months ended June 30, 2001 as compared to the six months ended June 30, 2000 was the result of our common stock repurchases during the twelve months ended June 30, 2001. Due to these repurchases, our weighted average diluted shares outstanding during the six months ended June 30, 2001 decreased 16.6% to 1,789,346 compared to 2,146,664 during the six months ended June 30, 2000.

     Net Interest Income

     Net interest income increased to $6.2 million for the six months ended June 30, 2001 as compared to $6.0 million for the six months ended June 30, 2000. This was primarily due to the $14.0 million, or 7.0%, increase in average interest-earning assets which was offset by a 29 basis point decrease in our net yield on interest-earning assets.

     The  following  table  presents,  for  the periods indicated, our condensed average  balance  sheet  information  together  with  interest income and yields earned  on  average  interest-earning assets and interest expense and rates paid on  average  interest-bearing  liabilities.  Average  balances are average daily balances.
                                                                      For the Six Months Ended June 30,
                                                     -------------------------------------------------------------------
                                                                   2001                              2000
                                                     --------------------------------- ---------------------------------
                                                       Average                           Average
                                                       Balance    Interest     Rate      Balance    Interest     Rate
                                                     ----------- ---------- ---------- ----------- ---------- ----------
                                                                           (Dollars in Thousands)
Interest-Earning Assets:
Federal funds sold .................................  $  7,216    $   166       4.64%   $ 10,625    $   317       6.00%
Interest-bearing deposits with banks ...............       286          9       6.35%        286          8       5.63%
Investment securities:
 Taxable ...........................................    26,292        740       5.68%     31,457        909       5.81%
 Tax-exempt Loans(1)(2) ............................   164,928      8,041       9.83%    142,312      7,387      10.44%
                                                      --------    -------       ----    --------    -------      -----
  Total interest-earning assets ....................   198,722      8,956       9.09%    184,680      8,621       9.39%
Noninterest-earning assets .........................    14,885                            14,308
                                                      --------                          --------
  Total assets .....................................  $213,607                          $198,988
                                                      ========                          ========
Interest-Bearing Liabilities:
Deposits:
 Interest-bearing transaction accounts .............  $107,164    $ 1,730       3.26%   $109,688    $ 1,951       3.58%
 Time deposits, $100,000 or more ...................    28,174        761       5.45%     14,792        379       5.15%
 Savings and other time ............................    10,813        241       4.49%     11,378        238       4.21%
                                                      --------    -------       ----    --------    -------      -----
  Total interest-bearing deposits ..................   146,151      2,732       3.77%    135,858      2,568       3.80%
                                                      --------    -------       ----    --------    -------      -----
Other borrowings ...................................     1,149         31       5.44%        615         16       5.23%
                                                      --------    -------       ----    --------    -------      -----
  Total interest-bearing liabilities ...............   147,300      2,763       3.78%    136,473      2,584       3.81%
Noninterest-bearing deposits .......................    47,395                            46,086
Other noninterest-bearing liabilities ..............     1,599                             1,545
Trust preferred securities .........................     3,000
                                                      --------
Shareholders' equity ...............................    14,313                            14,884
                                                      --------                          --------
Total liabilities and shareholders' equity .........  $213,607                          $198,988
                                                      ========                          ========
Net interest income ................................              $ 6,193                           $ 6,037
                                                                  =======                           =======
Interest rate spread ...............................                            5.31%                             5.58%
Contribution of interest free funds ................                            0.98%                             0.99%
                                                                                ----                             -----
Net yield on interest-earning assets(3) ............                            6.28%                             6.57%
                                                                                ====                             =====

------------
(1) Nonaccrual loans are excluded in the average balance and only collected interest on nonaccrual loans is included in the interest column.
(2) Loan fees totaling $627,000 and $579,000 are included in loan interest income for the six months ended June 30, 2001 and June 30, 2000, respectively.
(3) Net yield on interest-earning assets during the period equals (a) the difference between interest income on interest-earning assets and the interest expense on interest-bearing liabilities, divided by (b) average interest-earning assets for the period.

     The most significant impact on our net interest income between periods is derived from the interaction of changes in the volume of, and rate earned or paid on, interest-earning assets and interest-bearing liabilities. The volume of interest-earning asset dollars in loans and investments, compared to the volume of interest-bearing liabilities represented by deposits and borrowings, combined with the spread, produces the changes in the net interest income between periods. The table below sets forth, for the periods indicated, a summary of the changes in average asset and liability balances (volume) and changes in average interest rates (rate).

                                                                   Six Months Ended June 30, 2001
                                                                            Compared With
                                                                   Six Months Ended June 30, 2000
                                                                      Favorable / (Unfavorable)
                                                               ---------------------------------------
                                                                 Volume       Rate(1)          Net
                                                               ----------   -----------   ------------
                                                                       (Dollars in Thousands)
Interest Earned on Interest-Earnings Assets
Federal funds sold .........................................     $ (102)      $ (49)         $(151)
Interest-bearing deposits with banks .......................          0           1              1
Investment securities:
 Taxable ...................................................       (151)        (18)          (169)
 Tax-exempt Loans ..........................................      1,162        (508)           654
                                                                 ------       -----          -----
   Total Interest Income ...................................        909        (574)           335
                                                                 ------       -----          -----
Interest Expense on Interest-Bearing Liabilities
Deposits:
 Interest-bearing transaction accounts .....................         45         176            221
 Time deposits, $100,000 or more............................       (340)        (42)          (382)
 Savings and other time ....................................         12         (15)            (3)
                                                                 ------       -----          -----
   Total interest-bearing deposits .........................       (283)        119           (164)
Other borrowings ...........................................        (14)         (1)           (15)
                                                                 ------       -----          -----
   Total Interest Expense ..................................       (297)        118           (179)
                                                                 ------       -----          -----
    Net Increase (Decrease) in Net Interest Income .........     $  612       $(456)         $ 156
                                                                 ======       =====          =====

------------
(1) The rate/volume variance has been included in the rate variance.

     The Six Months Ended June 30, 2001 Compared with the Six Months Ended June 30, 2000

     Interest income for the six months ended June 30, 2001 increased to $9.0 million from $8.6 million for the six months ended June 30, 2000. This was primarily due to the increase in average loans offset by a 29 basis point decline in the yield earned on average interest-earning assets. Average interest-earning assets increased $14.0 million, or 7.6%, to $198.7 million for the six months ended June 30, 2001, compared to $184.7 million in the same period for 2000. Average loans increased $22.6 million, or 15.9%, to $164.9 million for the six months ended June 30, 2001 from $142.3 million in the same period for 2000. Average investment securities, federal funds sold and interest-bearing deposits with banks, decreased 20.2% to $33.8 million for the six months ended June 30, 2001 from $42.4 million in the same period for 2000.

     The average yield on interest-earning assets decreased 30 basis points to 9.09% for the six months ended June 30, 2001 from 9.39% in the same period of 2000 primarily due to a decrease in the average yield on loans. We lowered our prime rate by 275 basis points from 9.50% at June 30, 2000 to 6.75% at June 30, 2001 in response to the Federal Open Market Committee's decision to lower the target level for the federal funds rate by the same magnitude. Our average yield on loans declined by 61 basis points to 9.83% for the six months ended June 30, 2001 from 10.44% in the same period of 2000. Loans represented approximately 83.0% of total interest-earning assets for the six months ended June 30, 2001 compared to 77.1% for the same period in 2000.

     Interest expense for the six months ended June 30, 2001 was $2.8 million compared to $2.6 million for the same period of 2000. Lower interest rates paid on interest-bearing transaction accounts were offset by the volume increase in time deposits of $100,000 or more. Average interest-bearing liabilities increased

7.9% to $147.3 million for the six months ended June 30, 2001 from $136.5 million in the same period for 2000. The increase was due primarily to the efforts of our relationship managers in generating deposits from their client relationships.

     During the six months ended June 30, 2001, average noninterest-bearing deposits increased to $47.4 million from $46.1 million in the same period of 2000.

     As a result of the foregoing analyses, our interest rate spread decreased to 5.31% for the six months ended June 30, 2001 from 5.58% in the same period of 2000. The net yield on interest-earning assets decreased for the six months ended June 30, 2001 to 6.28% from 6.57% in the same period of 2000.

     Noninterest Income

     The following table summarizes our noninterest income for the periods indicated and expresses the amounts as a percentage of average assets (dollar amounts in thousands):

                                                               Six Months Ended June 30,
                                                               -------------------------
                                                                   2001         2000
                                                                ----------   ----------
         Components of Noninterest Income
         Gain on sale of loans ..............................    $    39       $  35
         Service fees on deposit accounts ...................        256         245
         Loan servicing fees ................................         32          27
         Loss on sale of investment securities--net .........                     (2)
         Other ..............................................        160         114
                                                                 -------       -----
            Total ...........................................    $   487       $ 419
                                                                 =======       =====
         As a Percentage of Average Assets
          (Annualized)
         Gain on sale of loans ..............................       0.04%       0.03%
         Service fees on deposit accounts ...................       0.24%       0.25%
         Loan servicing fees ................................       0.03%       0.03%
         Gain (loss) on sale of investment
          securities--net ...................................                   0.00%
         Other ..............................................       0.15%       0.11%
                                                                 -------       -----
            Total ...........................................       0.46%       0.42%
                                                                 =======       =====

 Noninterest Expense

     The  following table summarizes our noninterest expenses and the associated
ratios   to  average  assets  for  the  periods  indicated  (dollar  amounts  in thousands):

                                                             Six Months Ended June 30,
                                                            ---------------------------
                                                                2001           2000
                                                            ------------   ------------
         Components of Noninterest Expense
         Salaries and employee benefits .................     $  2,238       $  2,187
         Occupancy expense ..............................          538            527
         Furniture and equipment expense ................          236            224
         Professional services ..........................          120            126
         Supplies .......................................          119            121
         Promotional expenses ...........................          155            148
         Data processing fees ...........................          198            177
         Regulatory assessments .........................           30             30
         Other ..........................................          265            283
                                                              --------       --------
            Total .......................................     $  3,899       $  3,823
                                                              ========       ========
         Average full-time equivalent employees .........           59             58

         As a Percentage of Average Assets
          (Annualized)
         Salaries and employee benefits .................         2.11%          2.20%
         Occupancy expense ..............................         0.51%          0.53%
         Furniture and equipment expense ................         0.22%          0.22%
         Professional services ..........................         0.11%          0.13%
         Supplies .......................................         0.11%          0.12%
         Promotional expenses ...........................         0.15%          0.15%
         Data processing fees ...........................         0.19%          0.18%
         Regulatory assessments .........................         0.03%          0.03%
         Other ..........................................         0.25%          0.28%
                                                              --------       --------
            Total .......................................         3.68%          3.84%
                                                              ========       ========

     Income Taxes

     Our effective tax rate for the six months ended June 30, 2001 was 41.0% compared to 41.4% in the same period of the prior year.

     Financial Condition

     Our total assets increased by $17.0 million, or 8.1%, from the end of 2000 to reach $226.3 million at June 30, 2001.

 Investments

     The  following  tables  set forth the amortized cost and approximate market value  of our investment securities as of the dates indicated (dollar amounts in thousands):
                                                                      June 30, 2001:
                                            ------------------------------------------------------------------
                                                              Gross          Gross       Estimated
                                             Amortized     Unrealized     Unrealized       Fair       Carrying
                                                Cost          Gains         Losses         Value       Value
                                            -----------   ------------   ------------   ----------   ---------
Available for sale securities:
   U.S. Treasury ..........................   $24,131         $ 301            (80)      $24,352      $24,352
   U.S. Government agencies ...............     9,095            96            (27)        9,164        9,164
   Corporate securities ...................     1,918            34                        1,952        1,952
                                              -------         -----                      -------      -------
      Total investment securities .........   $35,144         $ 431        $  (107)      $35,468      $35,468
                                              =======         =====        =======       =======      =======

                                                                 December 31, 2000:
                                         ------------------------------------------------------------------
                                                           Gross          Gross       Estimated
                                          Amortized     Unrealized     Unrealized       Fair       Carrying
                                             Cost          Gains         Losses         Value       Value
                                         -----------   ------------   ------------   ----------   ---------
Held to maturity securities:
   U.S. Government agencies ............     2,000                      $   (1)       $ 1,999      $ 2,000
                                             -----                      ------        -------      -------
      Total held to maturity ...........     2,000                          (1)         1,999        2,000
                                             -----                      ------        -------      -------
Available for sale securities:
   U.S. Treasury .......................    13,983           188           (42)        14,129       14,129
   U.S. Government agencies ............     9,108             5           (75)         9,038        9,038
   Corporate securities ................     1,929             4                        1,933        1,933
                                            ------         -----                      -------      -------
      Total available for sale .........    25,020           197          (117)        25,100       25,100
                                            ------         -----        ------        -------      -------
Total investment securities ............   $27,020         $ 197        $ (118)       $27,099       27,100
                                           =======         =====        ======        =======      =======

                                                                    June 30, 2000:
                                         --------------------------------------------------------------------
                                                           Gross          Gross       Estimated
                                          Amortized     Unrealized     Unrealized       Fair        Carrying
                                             Cost          Gains         Losses         Value        Value
                                         -----------   ------------   ------------   ----------   -----------
Held to maturity securities:
   U.S. Government agencies ............   $ 2,000                      $   (21)      $  1,979     $  2,000
                                           -------                      -------       --------     --------
      Total held to maturity ...........     2,000                          (21)         1,979        2,000
                                           -------                      -------       --------     --------
Available for sale securities:
   U.S. Treasury .......................    13,987         $ 27            (265)        13,749       13,749
   U.S. Government agencies ............    11,120                         (546)        10,574       10,574
   Corporate securities ................     1,939                          (34)         1,905        1,905
                                           -------                      -------       --------     --------
      Total available for sale .........    27,046           27            (845)        26,228       26,228
                                           -------         ----         -------       --------     --------
Total investment securities ............    29,046         $ 27         $  (866)      $ 28,207     $ 28,228
                                           =======         ====         =======       ========     ========

     The maturities and weighted average yields of our investment securities at June 30, 2001 are presented in the following table (at amortized cost) (dollar amounts in thousands):

                                                            After 1 Year             After 5 Years
                                   Within 1 Year           Within 5 Years           Within 10 Years               Total
                               ---------------------   -----------------------   ---------------------   -----------------------
                                Amount       Yield       Amount        Yield      Amount       Yield       Amount        Yield
                               --------   ----------   ----------   ----------   --------   ----------   ----------   ----------
U.S. Treasury and other U.S.
 government agencies ......... $5,002         6.14%    $24,177          4.91%    $4,047         5.61%    $33,226          5.18%
Corporate securities .........    808         6.33%      1,110          6.30%                              1,918          6.32%
                               ------         ----     -------          ----                             -------          ----
   Total ..................... $5,810         6.16%    $25,287          4.97%    $4,047         5.61%    $35,144          5.24%
                               ======         ====     =======          ====     ======         ====     =======          ====

 Loans Held For Investment

     Our net loans held for investment increased by $2.7 million, or 1.7%, during the first six months of 2001 as increases in commercial real estate, land, home equity and loans to consumers and individuals were offset by decreases in commercial and construction loans. The following table sets forth the amount of our total loans outstanding by category as of the dates indicated (dollar amounts in thousands):

                                                 June 30,      December 31,       June 30,
Total Loans                                        2001            2000             2000
--------------------------------------------   ------------   --------------   -------------
Commercial .................................    $  24,068       $  27,137        $  24,043
Real estate:
   Commercial ..............................      110,903         108,557           95,697
   Construction ............................       22,313          24,157           21,076
   Land ....................................        5,179           1,675            3,600
Home equity ................................        2,780           1,581            1,602
Loans to consumers and individuals .........        2,593           1,936            1,721
                                                ---------       ---------        ---------
      Total ................................      167,836         165,043          147,739
Deferred loan fees .........................         (191)           (220)            (112)
Allowance for loan losses ..................       (2,039)         (1,939)          (1,742)
                                                ---------       ---------        ---------
      Total net loans ......................    $ 165,606       $ 162,884        $ 145,885
                                                =========       =========        =========

     In the normal practice of extending credit, we accept real estate collateral for loans which have primary sources of repayment from commercial operations. The total amount of loans secured by real estate equaled $141.1 million, or 84% of the total portfolio as of June 30, 2001. Due to our limited marketing areas, our real estate collateral is primarily concentrated in the
San Francisco Bay Area and Southern California. We believe that our underwriting standards for real estate secured loans are prudent and provide an adequate safeguard against declining real estate prices which may effect a borrower's ability to liquidate the property and repay the loan. However, no assurance can be given that real estate values will not decline and impair the value of the security for loans held by us.

     We focus our portfolio lending on commercial, commercial real estate, and construction loans. These loans generally carry a higher level of risk than conventional real estate loans; accordingly, yields on these loans are typically higher than those of other loans. The performance of commercial and construction loans is generally dependent upon future cash flows from business operations (including the sale of products, merchandise and services) and the successful completion or operation of large real estate projects. Risks attributable to such loans can be significantly increased, often to a greater extent than other loans, by regional economic factors, real estate prices, the demand for commercial and retail office space, and the demand for products and services of industries which are concentrated within our loan portfolio. As of June 30, 2001 the two largest industry concentrations within the loan portfolio were real estate and related services at 30.1% and the services - personal/business industry at 22.7% of the portfolio. Because credit concentrations increase portfolio risk, we place significant emphasis on the purpose of each loan and the related sources of repayment. We generally limit unsecured commercial loans to maturities of three years and secured commercial loans to maturities of five years.

      Maturities of Loans At June 30, 2001 (Dollar Amounts in Thousands):
Time Remaining to Maturity                 Fixed Rate     Adjustable Rate       Total
---------------------------------------   ------------   -----------------   -----------
One year or less ......................     $  9,779          $ 34,748        $ 44,527
After one year to five years ..........       62,652            23,774          86,426
After five years ......................       10,288            26,595          36,883
                                            --------          --------        --------
   Total ..............................     $ 82,719          $ 85,117        $167,836
                                            ========          ========        ========

     As of June 30, 2001, the percentage of loans held for investment with fixed and floating interest rates was 49.3% and 50.7%, respectively.

     Nonperforming Assets

     We carefully monitor the quality of our loan portfolio and the factors that affect it, including regional economic conditions, employment stability, and real estate values. the accrual of interest on loans is discontinued when the payment of principal or interest is considered to be in doubt, or when a loan becomes contractually past due by 90 days or more with respect to principal or interest, except for loans that are well secured and in the process of collection.

     As of June 30, 2001, we had nonperforming assets in the amount of $40,000. The following table sets forth the balance of nonperforming assets as of the dates indicated (dollar amounts in thousands):

                                          June 30,       March      December 31,     September 30,     June 30,
Nonperforming Assets                        2001         2001           2000              2000           2000
--------------------                        ----         ----           ----              ----           ----
Nonaccrual loans .....................    $     0      $     0        $     0           $     0        $   126
Loans 90 days or more past due and
 still accruing ......................         40           40             40                78             40
                                          -------      -------        -------           -------        -------
                                          $    40      $    40        $    40           $    78        $   166
                                          =======      =======        =======           =======        =======
As a percent of total loans ..........       0.02%        0.02%          0.02%             0.05%          0.11%
As a percent of total assets .........       0.02%        0.02%          0.02%             0.04%          0.08%

     At June 30, 2001, we had loans identified as impaired in the amount of $40,000. At June 30, 2001, no specific allowance for loan losses was required for these impaired loans because they were adequately collateralized.

     Allowance For Loan Losses

     We maintain an allowance for loan losses ("ALL") which is reduced by credit losses and increased by credit recoveries and by the provision to the ALL which is charged against operations. Provisions to the ALL and the total of the ALL are based, among other factors, upon our credit loss experience, current economic conditions, the performance of loans within the portfolio, evaluation of loan collateral value, and the prospects or worth of respective borrowers and guarantors.

     In determining the adequacy of our ALL and after carefully analyzing each loan individually, we segment the loan portfolio into pools of homogeneous loans that share similar risk factors. Each pool is given a risk assessment factor which largely reflects the expected future losses from each category. These risk assessment factors change as economic conditions shift and actual loan losses are recorded. As of June 30, 2001, the ALL of $2,039,000, or 1.22% of total loans, was determined by us to be adequate against foreseable future losses. No assurance can be given that nonperforming loans will not increase or that future losses will not exceed the amount of the ALL.

     The following table summarizes, for the periods indicated, loan balances at the end of each period and average balances during the period, changes in the ALL arising from credit losses, recoveries of credit losses previously incurred, additions to the ALL charged to operating expense, and certain ratios relating to the ALL (dollar amounts in thousands):

                                                                 At and for         At and for
                                                               the Six Months     the Year Ended
                                                               Ended June 30,      December 31,
                                                                    2001               2000
                                                              ----------------   ---------------
        Balances:
          Average loans during period .......................    $  164,928         $ 149,645
          Loans at end of period ............................       167,645           168,823
        Allowance for Loan Losses:
          Balance at beginning of period ....................         1,939             1,492
          Charge-offs:
           Commercial .......................................           --                  9
           Consumer .........................................           --                  1
                                                                 ----------         ---------
             Total charge-offs ..............................             0                10
          Recoveries:
           Commercial .......................................           --                 37
             Total recoveries ...............................             0                37
        Net charge-offs (recoveries) ........................             0               (27)
        Provision charged to operating expense ..............           100               420
        Balance at end of period ............................    $    2,039         $   1,939
                                                                 ----------         ---------
        Ratios:
          Net charge-offs (recoveries) to average loans .....          0.00%            -0.02%
          Allowance for loan losses to loan at end of
           period ...........................................          1.22%             1.18%
          Net charge-offs (recoveries) to beginning of
           period allowance for loan losses .................          0.00%            -1.81%

     We did not make a provision to the allowance for loan losses during the second quarter of 2001 as compared to a provision of $100,000 during the second quarter of 2000. For the six months ended June 30, 2001, we provided $100,000 to the ALL as compared to $220,000 during the same period of 2000. We believe the $100,000 provision to the ALL during the first six months of 2001 is adequate given our net loan growth of 1.7% during that same period.

     The following table sets forth the allocation of the ALL as of the dates indicated (dollar amounts in thousands):

                                    June 30,              December 31,               June 30,
                                      2001                    2000                     2000
                              ---------------------   ---------------------   ----------------------
                                            % of                    % of                     % of
                                          Category                Category                 Category
                                          of Total                of Total                 of Total
                                 All        Loans        All        Loans        All        Loans
                              --------   ----------   --------   ----------   --------   -----------
Commercial loans ..........    $  860       44.40%     $  793       43.34%     $  636        43.22%
Real estate loans .........     1,000       51.69%        978       53.47%        294        53.37%
Consumer loans ............        84        3.91%         65        3.19%         32         3.41%
Not allocated .............        95       N/A           103       N/A           780        N/A
                               ------      ------      ------      ------      ------       ------
   Total ..................    $2,039      100.00%     $1,939      100.00%     $1,742       100.00%
                               ======      ======      ======      ======      ======       ======

     The ALL is available to absorb losses from all loans, although allocations have been made for certain loans and loan categories. The allocation of the ALL as shown above should not be interpreted as an indication that charge-offs in future periods will occur in these amounts or proportions, or that the allocation indicates future charge-off trends. In addition to the most recent analysis of individual loans and pools of loans, our methodology also places emphasis on historical loss data, delinquency and nonaccrual trends by loan classification category and expected loan maturity. This analysis, we believe, identifies potential losses within the loan portfolio and therefore results in allocation of a large portion of the allowance to specific loan categories.

     Deposits

     Our total consolidated deposits increased by $18.5 million, or 9.79%, during the six months ended June 30, 2001.

     Rates paid on deposits decreased along with market interest rates during the six months ended June 30, 2001 as compared to the year ended December 31, 2000. The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated (dollar amounts in thousands):

                                          Six Months Ended           Year Ended           Six Months Ended
                                           June 30, 2001         December 31, 2000          June 30, 2000
                                       ----------------------  ----------------------  -----------------------
                                         Average     Average     Average     Average     Average      Average
                                         Balance       Rate      Balance       Rate      Balance       Rate
                                       -----------  ---------  -----------  ---------  -----------  ----------
Noninterest-bearing demand
 deposits ............................  $ 47,395                $ 47,329                $ 46,086
Interest-bearing demand deposits
 (includes money market deposit
 accounts) ...........................   107,164       3.26%     108,708       3.70%     109,688        3.59%
Savings deposits .....................     2,094       1.74%       2,146       1.95%       2,088        1.93%
Time deposits, $100,000 and over .....    28,174       5.45%      17,730       5.46%      14,792        5.15%
Other time deposits ..................     8,719       5.16%       9,086       4.96%       9,290        4.71%
                                        --------       ----     --------       ----     --------        ----
   Total interest-bearing ............   146,151       3.77%     137,670       3.98%     135,858        3.81%
                                        --------       ----     --------       ----     --------        ----
Total deposits .......................  $193,546       2.85%    $184,999       2.96%    $181,944        2.85%
                                        ========       ====     ========       ====     ========        ====

     The  following  table sets forth the time remaining to maturity of our time deposits  in amounts of $100,000 or more as of the dates indicated below (dollar amounts in thousands):
                                              June 30,     December 31,     June 30,
Time Remaining to Maturity                      2001           2000           2000
------------------------------------------   ----------   --------------   ---------
Three months or less .....................    $20,328         $14,456       $ 8,447
After three months to six months .........      6,108           4,519         4,594
After six months to one year .............      2,601           5,678         2,862
After twelve months ......................      1,600             500           410
                                              -------         -------       -------
   Total .................................    $30,637         $25,153       $16,313
                                              =======         =======       =======

     Liquidity

     Liquidity is our ability to absorb fluctuations in deposits while simultaneously providing for the credit needs of our borrowers. The objective in liquidity management is to balance the sources and uses of funds. Primary sources of liquidity for us include payments of principal and interest on loans and investments, proceeds from the sale or maturity of loans and investments, growth in deposits, and other borrowings. We hold overnight federal funds as a cushion for temporary liquidity needs. During the six months ended June 30, 2001, federal funds sold averaged $7.2 million, or 3.4% of total assets. In addition to our federal funds, we maintain various lines of credit with correspondent banks, the Federal Reserve Bank of San Francisco, and the Federal Home Loan Bank of San Francisco.

     At June 30, 2001, we had cash, time deposits with banks, federal funds sold, and unpledged investment securities of approximately $30.6 million, or 13.5% of total assets. This represented all available liquid assets, excluding other assets.

     Several methods are used to measure liquidity. One method is to measure the balance between loans and deposits (gross loans divided by total deposits). In general, the closer this ratio is to 100%, the more reliant we become on our illiquid loan portfolio and our securities portfolio to absorb temporary fluctuations in deposit levels. At June 30, 2001, the loan-to-deposit ratio was 81.0% as compared to 87.4% at December 31, 2000.

     Another frequently used method is the relationship between short-term liquid assets (federal funds sold and investments maturing within one year) and short-term liabilities (total deposits and other borrowings), or the liquidity ratio. We target a minimum ratio of 5%. At June 30, 2001, this ratio was 6.1% as compared to 1.3% at December 31, 2000.

     As of June 30, 2001, we had no material commitments that were expected to adversely impact liquidity.

     Interest Rate Risk Management

     Net Income Simulation

     We utilize the results of a net income simulation model to quantify the estimated exposure to net income of changes in interest rates. The various products in our balance sheet are modeled to simulate their income (and cash flow) behavior in relation to interest rates. Income for the next 12 months is calculated for current interest rates and for immediate and sustained rate shocks.

     The income simulation model includes various assumptions regarding the repricing relationships for each product. Many of our assets are floating rate loans, which are assumed to reprice immediately, and to the same extent as the change in market rates according to their contracted index. Our nonmaturity deposit products reprice more slowly, usually changing less than the change in market rates and at our discretion. As of June 30, 2001, the analysis indicates that our net income for the next 12 months would increase 3% if rates increased 200 basis points, and decrease by 1% if rates decreased 200 basis points.

     This analysis indicates the impact of the change in net income for a given set of rate changes and assumptions. It assumes no growth in the balance sheet and does not account for all the factors that impact this analysis including changes by us to mitigate the impact of interest rate changes or secondary impacts such as changes to our credit risk profile as interest rates change. Furthermore loan prepayment rate estimates and spread relationships change regularly. Interest rate changes create changes in actual loan prepayment rates that will differ from the estimates incorporated in the analysis. In addition, the proportion of adjustable-rate loans in the portfolio could decrease in future periods if market interest rates remain at or decrease below current levels. Changes that vary significantly from the assumptions may have significant effects on our net income.

     The results of this sensitivity analysis should not be relied upon as indicative of actual future results.

     Gap Analysis

     In addition to the above analysis, we also perform a gap analysis as part of the overall interest rate risk management process. Net interest income and the net interest margin are largely dependent on our ability to closely match interest-earning assets with interest-bearing liabilities. As interest rates change, we must constantly balance maturing and repricing liabilities with maturing and repricing assets. This process is called asset/liability management and is commonly measured by the maturity/repricing gap. The maturity/repricing gap is the dollar difference between maturing or repricing assets and maturing or repricing liabilities at different intervals of time.

     The  following  table sets forth rate sensitive interest-earning assets and interest-bearing  liabilities as of June 30, 2001, the interest rate sensitivity gap  (i.e.  interest sensitive assets minus interest sensitive liabilities), the cumulative  interest  rate  sensitivity  gap,  the interest rate sensitivity gap ratio,  and the cumulative interest rate sensitivity gap ratio. For the purposes of  the  following  table,  an  asset  or liability is considered rate sensitive within  a specified period when it matures or can be repriced within that period pursuant to its original contractual terms (dollar amounts in thousands):
                                                                                June 30, 2001
                                                   -----------------------------------------------------------------------------
                                                                    Over 90       Over 180     After One      After
                                                      90 Days       Days to       Days to       Year to       Five
                                                      or Less      180 Days       365 Days    Five Years      Years       Total
                                                   ------------ -------------- ------------- ------------ ------------ ---------
Earning Assets (Rate Sensitivity)
Federal funds sold ...............................   $      0                                                           $      0
  Interest-bearing deposits with
   other banks ...................................                $      286                                                 286
  Investment securities ..........................                     1,005     $   4,805    $  25,287     $  4,047      35,144
  Loans, excluding allowance for possible
   losses ........................................     87,723          2,117         2,548       65,160       10,288     167,836
                                                     --------     ----------     ---------    ---------     --------    --------
     Total .......................................     87,723          3,408         7,353       90,447       14,335     203,266
                                                     --------     ----------     ---------    ---------     --------    --------
Interest-Bearing Liabilities (Rate Sensitive):
  Interest-bearing transaction deposits ..........                                  50,684       64,006                  114,690
  Time deposits, $100,000 or more.................     20,328          6,108         2,601        1,600                   30,637
  Savings and other time deposits ................      3,517          2,003         2,103        3,385                   11,008
  Other borrowings ...............................        750                                                                750
  Trust preferred securities .....................                                                             3,000       3,000
                                                                                                            --------    --------
     Total .......................................     24,595          8,111        55,388       68,991        3,000    $160,085
                                                     --------     ----------     ---------    ---------     --------    --------
Period GAP .......................................   $ 63,128     $   (4,703)    $ (48,035)   $  21,456     $ 11,335
                                                     ========     ==========     =========    =========     ========
Cumulative GAP ...................................   $ 63,128     $   58,425     $  10,390    $  31,846     $ 43,181
                                                     ========     ==========     =========    =========     ========
Interest Sensitivity GAP Ratio ...................      71.96%       (138.00)%     (653.27)%      23.72%       79.07%
                                                     ========     ==========     =========    =========     ========
Cumulative Interest Sensitivity ..................      71.96%         64.11%        10.55%       16.86%       21.24%
                                                     ========     ==========     =========    =========     ========

     We classify our interest-bearing transaction accounts and savings accounts into the over 180 days to 365 days time period as well as the after one year to five years time period. This is done to adjust for the relative insensitivity of these accounts to changes in interest rates. Although rates on these accounts can contractually be reset at our discretion, historically these accounts have not demonstrated strong correlation to changes in the prime rate. Generally, a positive gap at one year indicates that net interest income and the net interest margin will decrease if interest rates rise in the future. We neither currently utilize financial derivatives to hedge our asset/liability position nor do we plan to employ such strategies in the near future.

     Capital Resources

     Our total shareholders' equity was $13.9 million as of June 30, 2001 compared to $15.1 million at December 31, 2000. The decrease was primarily due to the repurchase of common stock during the first six months of 2001. For the six months ended June 30, 2001, we repurchased 263,000 shares of our common stock at a total cost of $3.1 million. We paid dividends of $0.02 per share during the six months ended June 30, 2001.

     The ratios of average equity to average assets for the periods indicated are set forth below.

                        Six Months Ended    Six Months Ended
                         June 30, 2001       June 30, 2000
                       ------------------  -----------------
                              6.70%              7.48%

     Trust Preferred Securities

     On September 7, 2000, we completed an offering of 10.60% capital securities in an aggregate amount of $3.0 million through MCB Financial Statutory Trust I, a wholly owned trust subsidiary formed for the purpose of the offering. The Securities issued in the offering were sold by the trust in a private transaction pursuant to an applicable exemption from registration under the Securities Act. The entire proceeds of the issuance were invested by the trust in $3,000,000 of 10.60% Junior Subordinated Deferrable Interest Debentures due 2030 issued by us under a similar exemption from registration. The debentures represent the sole assets of the trust. Interest on the debentures is payable semi-annually and the principal is redeemable by us at a premium beginning on or after September 7, 2010 through September 6, 2020 plus any accrued and unpaid interest to the redemption date. On or after September 7, 2020, the principal is redeemable by us at 100% of the principal amount. The trust preferred securities are subject to mandatory redemption to the extent of any early redemption of the debentures and upon maturity of the debentures on September 7, 2030. The debentures bear the same terms and interest rates as the trust preferred securities.

     We have guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities.

     The debentures and related trust investment in the debentures have been eliminated in consolidation and the trust preferred securities are reflected as outstanding in the accompanying condensed consolidated financial statements. Under applicable regulatory guidelines, the trust preferred securities currently qualify as Tier 1 capital up to a maximum of 25% of Tier I capital. As of June 30, 2001, the entire $3.0 million outstanding of trust preferred securities qualified as Tier I capital.

     Risk Based Capital

     Regulatory authorities have issued guidelines to implement risk-based capital requirements. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations.

     Total capital is classified into two components: Tier 1 (primarily shareholder's equity) and Tier 2 (supplementary capital including allowance for possible credit losses, certain preferred stock, eligible subordinated debt, and other qualifying instruments). The guidelines require that total capital be 8% of risk-based assets, of which at least 4% must be Tier 1 capital. As June 30, 2001, our total capital ratio was 10.56% and our Tier 1 capital ratio was 9.40%. In addition, under the guidelines established for adequately capitalized institutions, we must also maintain a minimum leverage ratio (Tier 1 capital divided by total assets) of 4%. As of June 30, 2001, our leverage ratio was 7.50%. It is our intention to maintain risk-based capital ratios at levels characterized as "well-capitalized" for banking organizations: Tier 1 risk-based capital of 6 percent or above and total risk-based capital at 10 percent or above.

Three Years ended December 31, 2000

     Overview

     Earnings Summary. MCB Financial reported net income of $3,070,000, or $1.52 per share basic and $1.45 per share diluted, for 2000 compared to net income of $2,333,000, or $1.12 per share basic and $1.07 per share diluted, in 1999 and net income of 1,621,000, or $0.75 per share basic and $0.70 per share diluted, in 1998.

     Return on average assets for 2000 was 1.51% compared to 1.30% in 1999 and 1.03% in 1998. Return on average equity for 2000 was 19.78% compared to 17.12% in 1999 and 12.61% in 1998.

     Financial Condition

     Summary. Assets increased by 6.7% during 2000 versus 15.7% and 21.2% in 1999 and 1998, respectively. The increase in assets during 2000 resulted primarily from growth in existing operations.

     Loans. Loans held for investment increased by $26.4 million, or 19.4% in 2000, as compared to an increase of $26.5 million, or 24.1%, during 1999. Strong demand for commercial real estate resulted in the loan growth for 2000. Strong demand for commercial real estate and construction loans resulted in the loan growth for 1999.

     In the normal practice of extending credit, Metro Commerce Bank accepts real estate collateral on loans that have primary sources of repayment from commercial operations. Loans secured by real estate totaled $131.1 million, or 79.4% of all loans, at December 31, 2000 versus $113.9 million, or 82.5% of all loans, a year earlier. Due to Metro Commerce Bank's limited lending area, its real estate collateral is primarily concentrated in the San Francisco Bay Area and Southern California and is subject to economic uncertainties of these economies. Management believes that its prudent underwriting standards for real estate secured lending provide reasonable safeguards against these uncertainties.

     Metro Commerce Bank focuses its portfolio lending on commercial, commercial real estate, and construction loans. These loans generally carry a higher level of risk than conventional real estate loans, and accordingly, yields on these loans are typically higher than those on other loans. The performance of commercial and construction loans is generally dependent upon future cash flows from business operations (including the sale of products, merchandise and services) and the successful completion or operation of large real estate projects. Risks attributable to such loans can be significantly increased, often to a greater extent than on other loans, by regional economic factors, real estate prices, the demand for commercial and retail office space, and the demand for products and services of industries which are concentrated within Metro Commerce Bank's loan portfolio. As of December 31, 2000, the two largest industry concentrations within the loan portfolio were real estate and related services at 30.2% and the business/personal service industry at 22.3% of the portfolio. Because credit concentrations increase portfolio risk, Metro Commerce Bank places significant emphasis on the purpose of each loan and the related sources of repayment.

     Nonperforming Assets. MCB Financial carefully monitors the quality of its loan portfolio and the factors that affect it, including regional economic conditions, employment stability, and real estate values. The accrual of interest on loans is discontinued when the payment of principal or interest is considered to be in doubt, or when a loan becomes contractually past due by 90 days or more with respect to principal or interest, except for loans that are well secured and in the process of collection.

     As of December 31, 2000 MCB Financial had nonperforming assets in the amount of $40,000 which represented one loan 90 days or more past due and still accruing. This loan is well secured and in the process of collection. The following table sets forth the balance of nonperforming assets as of the dates indicated (dollar amounts in thousands):

                             Nonperforming Assets


                                                       Nonperforming Assets at December 31,
                                         ----------------------------------------------------------------
                                            1996         1997         1998          1999          2000
                                         ----------   ----------   ----------   ------------   ----------
Nonaccrual loans .....................    $    79      $    69      $   563       $  1,707
Loans 90 days or more past due and
 still accruing ......................                      40          404             40      $    40
                                          -------      -------      -------       --------      -------
                                          $    79      $   109      $   967       $  1,747      $    40
                                          =======      =======      =======       ========      =======
As a percent of total loans ..........       0.10%        0.12%        0.87%          1.27%        0.02%
As a percent of total assets .........       0.06%        0.08%        0.57%          0.89%        0.02%

     Allowance for Loan Losses. MCB Financial maintains an allowance for loan losses (the "ALL") which is reduced by credit losses and increased by credit recoveries and provisions to the ALL charged against operations. Provisions to the ALL and the total of the ALL are based, among other factors, upon MCB Financial's credit loss experience, the performance of loans within the portfolio, evaluation of loan collateral value, and the prospects or worth of respective borrowers and guarantors.

     In determining the adequacy of its ALL, MCB Financial segments its loan portfolio into pools of homogeneous loans that share similar risk factors. Each pool is given a risk assessment factor that largely reflects the expected future losses from each category. These risk assessment factors change as economic conditions shift and actual loan losses are recorded. The ALL totaled $1,939,000, or 1.18% of total loans, as of December 31, 2000 versus $1,492,000 or 1.08% of total loans, a year earlier. In both periods, the ALL was determined to be an adequate allowance against foreseeable future losses. Note 3 to the consolidated financial statements provides a summary of the activity in the ALL for the five years ended December 31, 2000.

     The following table summarizes, for the periods indicated, loan balances at the end of each period and average balances during the period, changes in the allowance for loan losses arising from credit losses, recoveries of credits losses previously incurred, additions to the allowance for loan losses charged to operating expense, and certain ratios relating to the allowance for loan losses:

                                       Analysis of the Allowance for Loan Losses


                                                                    Analysis of Allowance for Loan Losses
                                                -----------------------------------------------------------------------------
                                                     1996            1997            1998             1999           2000
                                                -------------   -------------   --------------   -------------   ------------
                                                                           (Dollars in thousands)
Allowance for loan losses:
Beginning balance ...........................     $     752       $     944       $    1,007       $   1,117      $   1,492
                                                  ---------       ---------       ----------       ---------      ---------
Provision for loan losses ...................           220             120              153             365            420
Charge-offs:
   Commercial ...............................            47             105               53              62              9
   Consumer .................................                             3                                               1
                                                  ---------       ---------       ----------       ---------      ---------
      Total charge-offs .....................            47             108               53              62             10
                                                  ---------       ---------       ----------       ---------      ---------
Recoveries:
   Commercial ...............................            16              51                9              72             37
   Consumer .................................             3                                1
                                                  ---------       ---------       ----------       ---------      ---------
      Total recoveries ......................            19              51               10              72             37
Net charge-offs (recoveries) ................            28              57               43             (10)           (27)
                                                  ---------       ---------       ----------       ---------      ---------
Ending balance ..............................     $     944       $   1,007       $    1,117       $   1,492      $   1,939
                                                  =========       =========       ==========       =========      =========
Loans outstanding at December 31 ............     $  81,713       $  88,186       $  111,075       $ 137,966      $ 164,823
Average loans outstanding during
 period ended December 31 ...................     $  72,393       $  82,959       $  100,130       $ 125,035      $ 149,645
Ratios:
Allowance to loans at end of period .........          1.16%           1.14%            1.01%           1.08%          1.18%
Net charge-offs (recoveries) to average
 loans during period ........................          0.04%           0.07%            0.04%          -0.01%         -0.02%
Net charge-offs (recoveries) to
 allowance at beginning of period ...........          3.72%           6.04%            4.27%          -0.90%         -1.81%

   The following table sets forth the allocation of the allowance for loan losses as of the dates indicated:

                           Allocation of the Allowance for Loan Losses (Dollars in thousands)


                           1996                 1997                 1998                    1999                  2000
                 -------------------------------------------------------------------------------------------------------------------
                            Percent of             Percent of             Percent of              Percent of             Percent of
                 Allowance     Loans    Allowance     Loans    Allowance     Loans     Allowance     Loans    Allowance    Loans
                    for       in Each      for       in Each      for       in Each       for       in Each      for      in Each
                    Loan   Catergory to    Loan   Catergory to    Loan   Catergory to     Loan   Catergory to    Loan   Catergory to
                   Losses   Total Loans   Losses   Total Loans   Losses   Total Loans    Losses   Total Loans   Losses  Total Loans
                 --------- ------------ --------- ------------ --------- ------------  --------- ------------ --------- ------------
Commercial .....    $583       42.85%     $  570      41.79%     $  641      42.79%      $  904      47.87%     $  793      43.34%
Real Estate ....     202       50.27         245      52.39         245      53.27          260      48.98         978      53.47
Consumer .......      48        6.88          43       5.82          38       3.94           30       3.15          65       3.19
Not Allocated ..     111       N/A           149      N/A           193      N/A            298      N/A           103      N/A
                    ----      ------      ------     ------      ------     ------       ------     ------      ------     ------
  Total ........    $944      100.00%     $1,007     100.00%     $1,117     100.00%      $1,492     100.00%     $1,939     100.00%
                    ====      ======      ======     ======      ======     ======       ======     ======      ======     ======


     The allowance is available to absorb losses from all loans, although allocations have been made for certain loans and loan categories. The allocation of the allowance as shown above should not be interpreted as an indication that charge-offs in future periods will occur in these amounts or proportions, or that the allocation indicates future charge-off trends. In addition to the most recent analysis of individual loans and pools of loans, management's methodology also places emphasis on historical loss data, delinquency and nonaccrual trends by loan classification category and expected loan maturity. This analysis, management believes, identifies potential losses within the loan portfolio and therefore results in allocation of a large portion of the allowance to specific loan categories.

     Investments. Total investment securities decreased by $9,018,000, or 25.0% in 2000, as compared to a decrease of $5,960,000, or 14.2% in 1999. At December 31, 2000, investment securities held to maturity remained at $2,000,000, unchanged from December 31, 1999. Investment securities available for sale decreased $9.0 million as MCB Financial used the proceeds of sales and maturities to fund loan growth during the year. At December 31, 2000, $2.0 million, or 7.4% of MCB Financial's investment securities were invested in callable government agency debentures compared to $2.0 million, or 5.5% at December 31, 1999. These securities offer above market yields, but may be called if interest rates fall below certain levels. If these securities are called, MCB Financial may not be able to reinvest the proceeds to obtain the same yield.

     Deposits. Total deposits increased by $8.8 million, or 4.9%, during 2000 as compared to an increase of $24.9 million, or 16.1%, during 1999. The increase in 2000 was primarily the result of growth in existing operations. MCB Financial's cost of funds increased to 2.96% during 2000 from 2.73% during 1999 as MCB Financial's rates paid on deposits in 2000 increased from the rates paid in 1999 in response to the increase in overall interest rates year over year. The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated (dollar amounts in thousands):

                                                                    For the Years Ended December 31,
                                              ----------------------------------------------------------------------------
                                                       1998                      1999                       2000
                                              -----------------------   -----------------------   ------------------------
                                                Average      Average      Average      Average      Average       Average
                                                Balance        Rate       Balance        Rate       Balance        Rate
                                              -----------   ---------   -----------   ---------   -----------   ----------
Noninterest-bearing demand deposits ......... $  31,371                 $  40,290                 $  47,329
Interest-bearing transaction deposits
 (includes money market deposit
 accounts) ..................................    88,255        3.93%       98,954        3.42%      108,708         3.70%
Savings deposits ............................     1,845        1.92%        2,259        1.90%        2,146         1.95%
Time deposits, $100,000 and over.............    12,493        5.31%       13,477        4.85%       17,730         5.46%
Other time deposits .........................     8,194        5.06%        8,816        4.41%        9,086         4.96%
                                              ---------                 ---------                 ---------
   Total interest-bearing ...................   110,787        4.14%      123,506        3.62%      137,670         3.98%
                                              ---------                 ---------                 ---------
Total deposits .............................. $ 142,158        3.23%    $ 163,796        2.73%    $ 184,999         2.96%
                                              =========                 =========                 =========

     Results Of Operations

     Net Interest Income/Net Interest Margin. Net interest income increased by $2,214,000, or 21.1%, during 2000 to reach $12.7 million. This compares to net interest income of $10.5 million in 1999 and $8.6 million in 1998. The increase in 2000 was primarily due to the growth in average loans, largely due to the continuation of favorable economic conditions in MCB Financial's market areas.

     The   following   table   sets   forth  average  assets,  liabilities,  and
shareholders'  equity;  the  amount  of interest income or interest expense; the average  yield  or  rate  for  each  category  of  interest-bearing  assets  and interest-bearing  liabilities;  and  the  net  interest  margin  for the periods indicated.  Nonaccrual  loans  are  included  in  the  average balances and only collected  interest  on  nonaccrual  loans  is  included  in the interest column
(dollar amounts in thousands):
                                                                        For the Years Ended December 31,
                                              ------------------------------------------------------------------------------------
                                                         1998                       1999                           2000
                                              -------------------------- --------------------------- -----------------------------
                                               Average           Average           Average
                                               Balance  Interest   Rate   Balance Interest   Rate     Balance  Interest    Rate
                                              --------- -------- ------- -------- -------- --------- --------- -------- ----------
Assets
Federal funds sold .......................... $   9,005 $   473    5.25% $ 10,775 $    544    5.05%  $ 10,810  $   677      6.26%
Interest-bearing deposits with banks ........       286      17    5.94%      286       15    5.24%       286       17      5.94%
Investment securities .......................    36,431   2,156    5.93%   31,475    1,732    5.51%    29,440    1,713      5.82%
Loans .......................................   100,130  10,559   10.55%  125,035   12,735   10.19%   149,645   15,838     10.58%
                                              --------- -------   -----  -------- --------   -----   --------  -------     -----
Total Earning Assets ........................   145,852  13,205    9.06%  167,571   15,026    8.97%   190,181   18,245      9.59%
Total Non-earning Assets ....................    10,894                    12,127                      13,566
                                              ---------                  --------                    --------
Total Assets ................................ $ 156,746                  $179,698                    $203,747
                                              =========                  ========                    ========
Liabilities & Shareholders' Equity
Demand deposits ............................. $  31,371                  $ 40,290                    $ 47,329
Interest-bearing transaction accounts .......    88,255   3,472    3.93%   98,954    3,388    3.42%   108,708    4,020      3.70%
Time deposits, $100,000 or more .............    12,493     664    5.31%   13,477      653    4.85%    17,730      968      5.46%
Savings and other time ......................    10,039     450    4.48%   11,075      432    3.90%    11,232      493      4.39%
                                              --------- -------   -----  -------- --------   -----   --------  -------     -----
  Total interest-bearing deposits ...........   110,787   4,586    4.14%  123,506    4,473    3.62%   137,670    5,481      3.98%
                                              --------- -------   -----  -------- --------   -----   --------  -------     -----
Other borrowings ............................       495      24    4.85%      793       37    4.67%     1,510       34      2.25%
                                              --------- -------   -----  -------- --------   -----   --------  -------     -----
  Total interest-bearing liabilities ........   111,282   4,610    4.14%  124,299    4,510    3.63%   139,180    5,515      3.96%
Other liabilities ...........................     1,243                     1,483                       1,714
Shareholders' equity ........................    12,850                    13,626                      15,524
                                              ---------                  --------                    --------
  Total Liabilities and Shareholders' Equity  $ 156,746                  $179,698                    $203,747
                                              =========                  ========                    ========
                                                        -------                   --------                     -------
Net interest income .........................           $ 8,595                   $ 10,516                     $12,730
                                                        =======                   ========                     =======
Net interest margin .........................                      5.89%                      6.28%                         6.69%


     MCB Financial's net interest margin (net interest income divided by average earning assets) increased to 6.69% during 2000. This compared to 6.28% in 1999 and 5.89% in 1998. The increases were primarily attributable to growth in average loans, which generally provide a greater return than other interest-earning assets. The increase in average loans was largely due to the continuation of favorable economic conditions in MCB Financial's market areas and the acquisition of Valley Merchants Bank.

     The  following  table  presents  the  dollar  amount of changes in interest earned  and  interest paid for each major category of interest-earning asset and interest-bearing  liability  and  the  amount  of change attributable to average balances  (volume)  fluctuations  and  average  rate  fluctuations. The variance attributable  to  both  balance and rate fluctuations is allocated to a combined rate/volume variance (dollar amounts in thousands):
                                                         1999 Compared to 1998                      2000 Compared to 1999
                                                       Increase (Decrease) Due to                 Increase (Decrease) Due to
                                                -----------------------------------------------------------------------------------
                                                                       Rate/                                      Rate/
                                                Volume      Rate       Volume      Total      Volume    Rate     Volume      Total
                                                -------- ----------- ---------- -----------  --------- ------- ---------- ---------
Interest Income:
Federal funds sold ............................ $   93     ($ 18)      ($ 4)     $   71       $    2   $ 131     $   0     $  133
Interest-bearing deposits with banks ..........      0        (2)         0          (2)           0       2         0          2
Investment securities .........................   (292)     (153)        21        (424)        (111)     98        (6)       (19)
Loans .........................................  2,626      (360)       (90)      2,176        2,514     492        97      3,103
                                                ------      ----        ---      ------       ------   -----     -----     ------
  Total Interest Income .......................  2,427      (533)       (73)      1,821        2,405     723        91      3,219
                                                ------      ----        ---      ------       ------   -----     -----     ------
Interest Expense:
Interest-bearing transaction accounts .........    421      (450)       (55)        (84)         331     274        27        632
Time deposits, $100,000 or more ...............     52       (58)        (5)        (11)         207      82        26        315
Savings and other time ........................     46       (58)        (6)        (18)           6      54         1         61
Other borrowings ..............................     15        (1)        (1)         14           33     (19)      (17)        (3)
                                                ------      ----        ---      ------       ------   -----     -----     ------
  Total Interest Expense ......................    534      (567)       (67)       (100)         577     391        37      1,005
                                                ------      ----        ---      ------       ------   -----     -----     ------
Net Interest Income ........................... $1,893      $ 34       ($ 6)     $1,921       $1,828   $ 332     $  54     $2,214
                                                ======      ====        ===      ======       ======   =====     =====     ======


     Provision for Loan Losses. MCB Financial provided $420,000 to the ALL during 2000 compared to $365,000 in 1999 and $153,000 in 1998. The provisions during these periods were recorded primarily due to growth in the loan portfolio. Net credit recoveries were $27,000 in 2000, compared to net credit recoveries of $10,000 in 1999 and net credit losses of $43,000 in 1998.

     Noninterest Income. The following table summarizes noninterest income for the years 1998, 1999 and 2000 and expresses these amounts as a percentage of average assets (dollar amounts in thousands):

                                                                        Years Ended December 31,
                                                                -----------------------------------------
                                                                    1998          1999           2000
                                                                ------------   ----------   -------------
Components of Noninterest Income
Gain on sale of Small Business Administration loans .........     $    151      $    87        $   85
Service fees on deposit accounts ............................          522          610           468
Loan servicing fees .........................................           45           53            56
Gain on sale of investment securities .......................           53           13            (2)
Other income ................................................          238          225           262
                                                                  --------      -------        --------
   Total ....................................................     $  1,009      $   988        $  869
                                                                  ========      =======        ========
As a Percentage of Average Assets
Gain on sale of Small Business Administration loans .........         0.10%        0.05%         0.04%
Service fees on deposit accounts ............................         0.33%        0.34%         0.23%
Loan servicing fees .........................................         0.03%        0.03%         0.03%
Gain on sale of investment securities .......................         0.03%        0.01%         0.00%
Other income ................................................         0.15%        0.12%         0.13%
                                                                  --------      -------        --------
   Total ....................................................     $   0.64%    $   0.55%      $  0.43%
                                                                  ========     ========       =========

     Noninterest Expenses. The following table summarizes noninterest expenses and the associated ratios to average assets for the years 1998, 1999 and 2000
(dollar amounts in thousands):

                                                                      Years Ended December 31,
                                                             ------------------------------------------
                                                                 1998           1999           2000
                                                             ------------   ------------   ------------
Components of Noninterest Expense
Salaries and employee benefits ..............................  $  3,646       $  4,069       $  4,464
Occupancy expense ...........................................       864            983          1,097
Furniture and equipment expense .............................       414            414            464
Professional services .......................................       310            300            272
Supplies ....................................................       294            272            278
Promotional .................................................       361            293            305
Data processing .............................................       323            369            361
Regulatory assessments ......................................        58             41             61
Other .......................................................       433            428            561
                                                               --------       --------       --------
   Total ....................................................  $  6,703       $  7,169       $  7,863
                                                               ========       ========       ========
Average full-time equivalent staff ..........................        55             56             58
As a Percentage of Average Assets
Salaries and employee benefits ..............................      2.32%          2.26%          2.19%
Occupancy expense ...........................................      0.55%          0.55%          0.54%
Furniture and equipment expense .............................      0.26%          0.23%          0.23%
Professional services .......................................      0.20%          0.17%          0.13%
Supplies ....................................................      0.19%          0.15%          0.14%
Promotional .................................................      0.23%          0.16%          0.15%
Data processing .............................................      0.21%          0.21%          0.18%
Regulatory assessments ......................................      0.04%          0.02%          0.03%
Other .......................................................      0.28%          0.24%          0.27%
                                                               --------       --------       --------
   Total ....................................................      4.28%          3.99%          3.86%
                                                               ========       ========       ========

     Income  Taxes. MCB  Financial's  effective  tax  rate  was  41.1%  in  2000 compared to 41.2% in 1999 and 41.0% in 1998. Note 6 to the consolidated financial statements provides a reconciliation of the statutory tax rates to the effective tax rate for each period.

     Liquidity and Asset/Liability Management. Liquidity is MCB Financial's ability to absorb fluctuations in deposits while simultaneously providing for the credit needs of its borrowers. The objective in liquidity management is to balance the sources and uses of funds. Primary sources of liquidity include payments of principal and interest on loans and investments, proceeds from the sale or maturity of loans and investments, growth in deposits, and increases in other borrowings. MCB Financial holds overnight federal funds as a cushion for temporary liquidity needs. During 2000, federal funds sold averaged $10.8 million, or 5.3% of total assets. In addition to its federal funds, MCB Financial maintains various lines of credit with correspondent banks, the Federal Reserve Bank, and the Federal Home Loan Bank.

     As of December 31, 2000, MCB Financial had cash, time deposits with banks, federal funds sold, and unpledged investment securities of approximately $35.7 million, or 17.1% of total assets. This represented the total amount of liquid assets available for sale and/or available to secure MCB Financial's lines of credit.

     Several methods are used to measure liquidity. One method is to measure the balance between loans and deposits (gross loans divided by total deposits). In general, the closer this ratio is to 100%, the more reliant an institution becomes on its illiquid loan portfolio to absorb temporary fluctuations in deposit levels. As of December 31, 2000, the loan-to-deposit ratio was 87.4% compared to 76.7% a year earlier.

     Another frequently used method is the relationship between short-term liquid assets (federal funds sold and investments maturing within one year) and short-term liabilities (total deposits and other borrowings) as measured by the liquidity ratio. As of December 31, 2000, this ratio was 1.3% compared to 15.2% a year earlier.

     As of December 31, 2000 MCB Financial had no material commitments that were expected to adversely impact liquidity.

     Net interest income and the net interest margin are largely dependent on MCB Financial's ability to closely match interest-earning assets with interest-bearing liabilities. As interest rates change, MCB Financial must constantly balance maturing and repricing liabilities with maturing and repricing assets. This process is called asset/liability management and is commonly measured by the maturity/repricing gap. The maturity/repricing gap is the dollar difference between maturing or repricing assets and maturing or repricing liabilities at different intervals of time.

     The  following  table sets forth rate sensitive interest-earning assets and interest-bearing  liabilities  as  of  December  31,  2000,  the  interest  rate sensitivity  gap  (i.e.  interest  sensitive  assets  minus  interest  sensitive liabilities),  the  cumulative  interest rate sensitivity gap, the interest rate sensitivity  gap  ratio (interest sensitive assets divided by interest sensitive liabilities)  and  the  cumulative  interest rate sensitivity gap ratio. For the purposes  of  the  following  table,  an  asset  or liability is considered rate sensitive  within  a  specified period when it matures or can be repriced within that  period  pursuant  to  its  original  contractual  terms (dollar amounts in thousands):
                                                                               December 31, 2000
                                                --------------------------------------------------------------------------------
                                                                 Over 90       Over 180      After One      After
                                                   90 Days       Days to        Days to       Year to        Five
                                                   or Less       180 Days      365 Days     Five Years      Years        Total
                                                ------------- ------------- -------------- ------------ ------------- ----------
Earning Assets (Rate Sensitive):
Federal funds sold ............................   $     250                                                            $    250
Interest-bearing deposits with other
 banks ........................................          90                   $      196                                    286
Investment securities, at amortized
 cost .........................................       2,000                        1,010    $  19,960     $   4,050      27,020
Loans, gross of allowance for possible
 losses and deferred loan fees ................      84,781     $   1,324          1,694       59,767        17,477     165,043
                                                  ---------     ---------     ----------    ---------     ---------    --------
   Total ......................................      87,121         1,324          2,900       79,727        21,527     192,599
                                                  ---------     ---------     ----------    ---------     ---------    --------
Interest-Bearing Liabilities
 (Rate Sensitive):
Interest-bearing transaction deposits .........                                   45,326       59,958                   105,284
Time deposits, $100,000 or more ...............      14,456         4,519          5,678          500                    25,153
Savings and other time deposits ...............       2,924         2,600          1,529        3,712                    10,765
Other borrowings ..............................         750                                                                 750
Trust preferred securities ....................                                                               3,000       3,000
                                                  ---------     ---------     ----------    ---------     ---------    --------
   Total ......................................      18,130         7,119         52,533       64,170         3,000     144,952
                                                  ---------     ---------     ----------    ---------     ---------    --------
Period GAP ....................................   $  68,991     $  (5,795)    $  (49,633)   $  15,557     $  18,527
                                                  =========     =========     ==========    =========     =========
Cumulative GAP ................................   $  68,991     $  63,196     $   13,563    $  29,120     $  47,647
                                                  =========     =========     ==========    =========     =========
Interest Sensitivity GAP Ratio ................       79.19%      (437.69%)     (1711.48%)      19.51%        86.06%
                                                  =========     =========     ==========    =========     =========
Cumulative Interest Sensitivity ...............       79.19%        71.45%         14.85%       17.02%        24.74%
                                                  =========     =========     ==========    =========     =========

     MCB Financial classifies its interest-bearing transaction accounts and savings accounts into the over 180 days to 365 days time period as well as the after one year to five years time period. This is done to adjust for the relative insensitivity of these accounts to changes in interest rates. Although rates on these accounts can be contractually reset at MCB Financial's discretion, historically these accounts have not demonstrated strong correlations to changes in the prime rate. Generally, a positive gap at one year indicates that net interest income and the net interest margin will increase if interest rates rise in the future. A negative gap at one year indicates that net interest income and the net interest margin will decrease if interest rates rise in the future. Currently, MCB Financial neither utilizes financial derivatives to hedge its asset/liability position nor has any plans to employ such strategies in the near future.

     The maturities and weighted average yields of investment securities are presented in the following table:

     Maturities of Investment Securities at December 31, 2000 (At amortized cost)

                                           Maturities of Investment Securities at December 31, 2000 (At amortized cost)
                                        -----------------------------------------------------------------------------------
                                                                After 1 Year         After 5 Years
                                           Within 1 Year       Within 5 Years       Within 10 Years           Total
                                        ------------------- --------------------- ------------------- ---------------------
                                         Amount     Yield     Amount      Yield    Amount     Yield     Amount      Yield
                                        -------- ---------- ---------- ---------- -------- ---------- ---------- ----------
                                                                      (Dollars in thousands)
U.S. Treasury and other U.S. government
 agencies .............................  $2,010      5.32%   $19,031       5.76%   $4,050      5.61%   $25,091       5.70%
Corporate securities ..................                        1,929       6.32%                         1,929       6.32%
                                         ------      ----    -------       ----    ------      ----    -------       ----
  Total ...............................  $2,010      5.32%   $20,960       5.81%   $4,050      5.61%   $27,020       5.75%
                                         ======      ====    =======       ====    ======      ====    =======       ====

     Time Certificates, $100,000 and Over

     The following table sets forth the time remaining to maturity of MCB Financial's time deposits in amounts of $100,000 or more (dollar amounts in thousands):

                                                     December 31, 2000
                                                    ------------------
         Time Remaining To Maturity
                                                          $14,456
         After three months to six months .........         4,519
         After six months to one year .............         5,678
         After twelve months ......................           500
                                                          -------
  Total ...........................................       $25,153
                                                          =======

     Maturities of Loans at December 31, 2000

                                                         Adjustable
                                          Fixed Rate        Rate         Total
                                         ------------   -----------   ----------
Time Remaining To Maturity
One year or less .....................     $  8,397      $ 36,118      $ 44,515
After one year to five years .........       58,294        19,972        78,266
After five years .....................       17,478        24,784        42,262
                                           --------      --------      --------
   Total .............................     $ 84,169      $ 80,874      $165,043
                                           ========      ========      ========

     As of December 31, 2000, the percentage of loans held for investment with fixed and floating interest rates was 51% and 49%, respectively.

     The following table provides typical terms of maturity ranges offered by MCB Financial for each loan category indicated:

Loan Category                                          Typical Term in Years
-------------                                          ---------------------
        Commercial Loans ............................         1 to 3
        Real Estate Loans:
           Commercial ...............................           5
           Construction .............................           1
           Land .....................................           1
        Home Equity .................................           5
        Loans to Consumers and Individuals ..........         1 to 5

     Capital  Resources.   Total  shareholders'  equity  was $15.1 million as of
December 31, 2000 compared to $14.4 million a year earlier.

 Trust Preferred Securities

     On September 7, 2000, MCB Financial completed an offering of 10.60% capital securities in an aggregate amount of $3.0 million through MCB Financial Statutory Trust I. The securities issued in the offering were sold by the Trust in a private transaction pursuant to an applicable exemption from registration under the Securities Act. The entire proceeds of the issuance were invested by the Trust in $3,000,000 of 10.60% Junior Subordinated Deferrable Interest
Debentures due 2030 issued by MCB Financial under a similar exemption from registration. The debentures represent the sole assets of the Trust. Interest on the debentures is payable semi-annually and the principal is redeemable by MCB Financial at a premium beginning on or after September 7, 2010 through September 6, 2020 plus any accrued and unpaid interest to the redemption date. On or after September 7, 2020, the principal is redeemable by MCB Financial at 100% of the principal amount. The trust preferred securities are subject to mandatory redemption to the extent of any early redemption of the debentures and upon maturity of the debentures on September 7, 2030. The debentures bear the same terms and interest rates as the trust preferred securities.

     MCB Financial has guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities.

     The debentures and related Trust investment in the debentures have been eliminated in consolidation and the trust preferred securities are reflected as outstanding in the accompanying consolidated financial statements.

     Under applicable regulatory guidelines, the trust preferred securities qualify as Tier 1 capital up to a maximum of 25% of Tier I capital. Any additional portion of trust preferred securities would currently qualify as Tier 2 capital. As of December 31, 2000, the entire $3.0 million outstanding of trust preferred securities qualified as Tier I capital.


     Stock Repurchase Plan

     In October, 2000 the board of directors authorized MCB Financial to repurchase an additional $3 million of MCB Financial's common stock in addition to the $2 million authorized pursuant to the repurchase program announced in February, 1999. The 1999 repurchase program was completed in November, 2000. As of December 31, 2000, 160,815 shares had been repurchased under the 2000 repurchase program for a total purchase price of $1,768,965.


     Shareholder Rights Plan

     In January, 1999 MCB Financial adopted a shareholder rights plan designed to maximize the long-term value of MCB Financial and to protect MCB Financial's shareholders from improper takeover tactics and takeover bids that are not fair to all shareholders.

     In accordance with the plan, preferred share purchase rights were distributed as a dividend at the rate of one right for each common share held of record as of the close of business on February 8, 1999. The rights, which are not immediately exercisable, entitle the holders to purchase one one-hundredth of a share of MCB Financial's Series A Junior Participating Preferred Stock at a price of $37.00 upon the occurrence of certain triggering events. In the event of an acquisition not approved by the board of directors, each right enables its holder (other than the prospective acquirer) to purchase the Preferred Stock at 50% of the market value. Further, in the event MCB Financial is acquired in an unwanted merger or business combination, each right enables the holder to purchase shares of the acquiring entity at a similar discount. Under certain circumstances, the rights may be exchanged for common shares of MCB Financial. The board may, in its sole discretion, redeem the rights at any time prior to any of the triggering events.

     The rights can be exercised and separate rights certificates distributed only if any of the following events occur: acquisition by a person of 10% or more of MCB Financial's common shares; a tender offer for 10% or more of MCB Financial's common shares; or ownership of 10% or more of MCB Financial's common shares by a shareholder whose actions are likely to have a material adverse impact on MCB Financial or shareholder interests. The rights will initially trade automatically with the common shares. The rights are not deemed by the board of directors to be presently exercisable.

     The plan was amended to provide that entry into the merger agreement would not trigger exercisability of the rights.

     Cash Dividends

     During the third quarter of 1999 MCB Financial began the payment of a regular quarterly cash dividend of $0.01 per share. Total dividends paid in 2000 totaled $81,000.

     Risk Based Capital

     Regulatory authorities have established minimum capital adequacy guidelines requiring that qualifying capital be 8% of risk-based assets, of which at least 4% must be tier 1 capital (primarily shareholders' equity). As of December 31, 2000 MCB Financial's qualifying capital ratio was 11.5%, of which the tier 1 capital ratio was 10.4%. In addition, MCB Financial, under the guidelines established for adequately capitalized institutions, must also maintain a minimum leverage ratio (tier 1 capital divided by total assets) of 4%. As of December 31, 2000, MCB Financial's leverage ratio was 8.3%.


                      DESCRIPTION OF MCB FINANCIAL STOCK

     The authorized capital stock of MCB Financial consists of 20,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock. At July 31, 2001, 1,590,505 shares of MCB Financial common stock were outstanding. As of such date, an additional 180,516 shares of authorized common stock were reserved for issuance to holders of outstanding stock options under MCB Financial's two stock option plans, the MCB Financial Corporation 1999 Stock Option Plan and the Marin Community Bank, N.A. 1989 Stock Option Plan. There are currently no shares of preferred stock outstanding.

     The following summary of the terms of MCB Financial common and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the MCB Financial Restated Articles of
Incorporation which is incorporated by reference into this joint proxy statement/prospectus (See "Where You Can Find More Information" on page 165).

     Subject to preferential rights as may be determined by the board of directors in the future in connection with the issuance of shares of preferred stock, holders of shares of MCB Financial common stock are entitled to (i) one vote per share on all matters to be voted on, except that holders are entitled to cumulate their vote in the election of directors upon compliance with certain conditions (See "Certain Differences in Rights of Shareholders" on page
157) and (ii) receive such dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. Upon liquidation or dissolution of MCB Financial the holders of MCB Financial common stock are entitled to receive pro rata all assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. MCB Financial common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to said shares. All of the outstanding shares of MCB Financial common stock are fully paid and nonassessable.

     The board of directors of MCB Financial has the authority to divide the preferred stock into one or more series and to determine and alter the rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and to fix the number of shares of any such series and the designation thereof and to increase or decrease the number of shares of any series subsequent to the issuance of that series. If and when any preferred stock is issued, the holders of preferred stock may have a preference over holders of MCB Financial common stock upon the payment of dividends, upon liquidation of MCB Financial, in respect of voting rights, in the redemption of capital stock of MCB Financial or in such other preferential rights as may be determined by the board of directors of MCB Financial in the future in connection with the issuance of shares of preferred stock.

            MARKET PRICE AND DIVIDEND INFORMATION FOR MCB FINANCIAL

     Market Price Information

     During most of 1999, MCB Financial's common stock traded on the OTC Bulletin Board under the symbol MCBF. On December 28, 1999, MCB Financial's common stock began trading on the American Stock Exchange under the symbol MCB. MCB Financial's stock transfer agent is U.S. Stock Transfer Corporation. The following are the high and low sales prices (for 2000 and 2001) and high and low bid prices (for 1999) as reported by the markets on which the stock was traded for those respective periods. Over-the-counter prices reflect inter-dealer prices which may not include retail markups, markdowns, or commissions. Prices are adjusted to reflect stock dividends and stock splits.

                                     Sale Price of
                                    MCB Financial's
                                     Common Stock             Cash       Approximate     Approximate
                               -------------------------    Dividend       Trading        Number of
Calendar Quarter Ended             High          Low        Declared        Volume       Transactions
----------------------------   -----------   -----------   ----------   -------------   -------------
March 31, 1999 .............    $   9.05      $   7.14      $  0.00        111,800            18
June 30, 1999 ..............        7.98          6.55      $  0.00         79,900            26
September 30, 1999 .........        9.25          6.67      $  0.01         99,200            31
December 31, 1999 ..........       11.75          8.50      $  0.01        134,400            38
March 31, 2000 .............       11.50          7.38      $  0.01        138,900           239
June 30, 2000 ..............        8.75          7.56      $  0.01        142,600           184
September 30, 2000 .........        8.69          7.75      $  0.01        118,400           136
December 31, 2000 ..........       10.50          8.06      $  0.01         65,300            99
March 31, 2001 .............       13.70         10.25      $  0.01         84,000           178
June 30, 2001 ..............       13.25         11.00      $  0.01         41,900            75
September 30, 2001 .........       15.50         12.28      $  0.01        110,100           146

     On October 22, 2001, 100 shares were traded at $14.00 per share.

     Holders

     There were approximately 340 MCB Financial shareholders of record as of July 31, 2001.

     Dividends

     As a bank holding company which currently has no significant assets other than its equity interest in Metro Commerce Bank, MCB Financial's ability to pay dividends primarily depends upon the dividends it receives from Metro Commerce
Bank. As with MCB Financial, Metro Commerce Bank's dividend practices will depend upon Metro Commerce Bank's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by Metro Commerce Bank's board of directors at that time. In addition, during any period in which MCB Financial has deferred payment of interest otherwise due and payable on its Subordinated Deferrable Interest Debentures, MCB Financial may not make any dividends or distributions with respect to its capital stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of MCB Financial--Liquidity and Asset/Liability Management" on page 150.

     Metro Commerce Bank's ability to pay dividends to MCB Financial is also subject to certain legal limitations. Under California law, Metro Commerce Bank may declare a cash dividend out of Metro Commerce Bank's net profits up to the lesser of Metro Commerce Bank's retained earnings or Metro Commerce Bank's net income for the last three (3) fiscal years (less any distributions made to shareholders during such period), or, with the prior written approval of the California Commissioner, in an amount not exceeding the greatest of (i) the retained earnings of Metro Commerce Bank, (ii) the net income of Metro Commerce Bank for its last fiscal year, or (iii) the net income of Metro Commerce Bank for its current fiscal year. In addition, under federal law, Metro Commerce Bank is prohibited from paying any dividends if after making such payment Metro Commerce Bank would fail to meet any of its minimum capital requirements. The federal regulators also have the authority to prohibit Metro Commerce Bank from engaging in any business practices which are considered to be unsafe or unsound, and in some circumstances the regulators might prohibit the payment of dividends on that basis even though such payments would otherwise be permissible.

     MCB Financial's ability to pay dividends is also limited by state corporation law. The California Corporations Code prohibits MCB Financial from paying dividends on the common stock unless: (i) its retained earnings, immediately prior to the dividend payment, equals or exceeds the amount of the dividend or (ii) immediately after giving effect to the dividend the sum of MCB Financial's assets (exclusive of goodwill and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred liabilities) and the current assets of MCB Financial would be at least equal to its current liabilities, or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, at least equal to 125% of the current liabilities.

     For further information on legal restrictions applicable to the ability of MCB Financial and Metro Commerce Bank to pay dividends, see "Regulation and Supervision--Dividends" on page 75.

     During the third quarter of 1999 MCB Financial began the payment of a regular quarterly cash dividend of $0.01 per share. Total dividends paid in 2000 totaled $81,000. The practice of MCB's board of directors is to review periodically the advisability of paying cash dividends based upon MCB Financial's earnings, financial position, current and anticipated cash requirements and other factors deemed relevant by the board of directors at that time. In making any such assessment, the board of directors of MCB Financial would have to consider among other things the capital requirements of Metro Commerce Bank and other factors concerning Metro Commerce Bank, including the dividend guidelines and maintenance of an adequate allowance for loan losses.

                 CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     The following is a general discussion of the material differences between the rights of Business Bancorp shareholders under Business Bancorp's articles and bylaws and the rights of MCB Financial shareholders under the MCB Financial articles and bylaws and applicable California law.


Classified Board

     Article Seven of the Articles of Incorporation and Article IV, Section 2 of the Bylaws of Business Bancorp provide that directors are elected annually at each shareholders meeting. However, at such time as Business Bancorp becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code the directors (other than any directors who may be elected by the holders of any class or series of preferred stock which Business Bancorp may issue in the future) will be divided into two classes, effective with the first annual meeting of shareholders occurring after Business Bancorp becomes a listed corporation. The term of office of the first class will expire at the first annual meeting of shareholders after the first election of two classes of directors, and the term of office of the second class will expire at the annual meeting of shareholders one year thereafter. At each annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the second succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Each director will hold office until his or her successor has been duly elected and qualified. As discussed below under "Additional Proposals Submitted to Business Bancorp Special Meeting--Proposal 5--Amendment to Articles of Incorporation of Business Bancorp to Increase Board Classes from Two to Three and Amendment to Bylaws to Delete Classification Provision" on page 162, the shareholders of Business Bancorp are being asked to approve an amendment to the Articles of Incorporation of Business Bancorp to increase the number of classes from two to three. If this proposal is adopted, then upon Business Bancorp becoming a listed corporation, which is expected to occur on the effective date of the merger, the three classes will be composed of two classes with four directors each and one class of six directors, with such classification to take effect upon the election of directors at the first annual meeting of shareholders following the merger.

     The directors of MCB Financial currently are elected annually at each shareholders meeting.


Cumulative Voting

     Prior to the merger, both Business Bancorp and MCB Financial's bylaws provide for cumulative voting in the election of directors. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute votes on the same principle between two or more nominees as deemed appropriate. As discussed below under "Additional Proposals Submitted to Business Bancorp Special Meeting--Proposal 3--Amendment to Bylaws of Business Bancorp to Eliminate Cumulative Voting" on page 160, Business Bancorp shareholders are being asked to approve an amendment to Business Bancorp's bylaws to eliminate cumulative voting. If this amendment is approved, then after the merger each share will be entitled to one vote in the election of directors, and shareholders may no longer cumulate votes.


Dissenters' Rights in Mergers and Other Reorganizations

     Under the California Corporations Code, a dissenting shareholder of a corporation participating in certain business combinations may, under varying circumstances, receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive under the terms of the transaction. The California Corporations Code generally does not require dissenters' rights of appraisal with respect to shares which, immediately prior to the merger, are listed on any national securities exchange certified by the Commissioner of Corporations or on the Nasdaq National Market unless at least the holders of five percent or more of the company's common stock make a written demand for the purchase of dissenting shares. MCB Financial common stock is listed on the American Stock Exchange, a national securities exchange which has been certified by the Commissioner of Corporations.

Business Bancorp stock is listed the Nasdaq SmallCap Market, which is not a national securities exchange and is not the same entity as the Nasdaq National Market. Accordingly, prior to the merger MCB Financial shareholders generally have somewhat more limited dissenters' rights in connection with business combinations than do Business Bancorp shareholders. Business Bancorp has applied to list its common stock on the Nasdaq National Market effective as of the closing date of the merger. If the application is approved, after the merger shareholders of the combined company will have, as to any future transactions, the same dissenters' rights as MCB Financial shareholders had before the merger.


Notice of Nominations

     Business Bancorp's bylaws provide that nominations for election of members of the board of directors may be made by any shareholder of any outstanding class of voting stock of Business Bancorp entitled to vote for the election of directors. Notice of a shareholder's intention to make nominations must be given to Business Bancorp in writing and received by the president of Business Bancorp no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of the meeting is sent to shareholders by Business Bancorp. If only 10 days' notice of the meeting is given, then notice of intention to nominate must be received by the president of Business Bancorp not later than the time stated in the notice of the meeting for starting the meeting. The notification must contain certain information about the proposed nominee and his or her background, and identify the shareholder making the nomination and his or her background. Nominations not made in accordance with these requirements may be disregarded by the then chairman of the meeting, and the inspectors of election are required to disregard all votes cast for that shareholder's nominee.

     MCB Financial currently has no such provision in its bylaws.

      ADDITIONAL PROPOSALS SUBMITTED TO BUSINESS BANCORP SPECIAL MEETING

                                  Proposal 2:
          Amendment to Articles of Incorporation of Business Bancorp to Increase Number of Authorized Shares of Common and Preferred Stock

     The board of directors of Business Bancorp recommends that the shareholders of Business Bancorp approve an increase in the number of authorized shares of common stock and preferred stock of the corporation, contingent upon completion of the merger. Currently, the Articles of Incorporation of Business Bancorp provide that the corporation is authorized to issue two classes of shares designated as "common stock" and "preferred stock", respectively. The number of shares of common stock authorized to be issued is 10,000,000, and the number of shares of preferred stock authorized to be issued is 2,000,000. The board of directors recommends that the authorized number of shares be increased to 20,000,000 shares of common stock and 20,000,000 shares of preferred stock.

     As of July 31, 2001, there were 2,026,869 shares of Business Bancorp common stock outstanding and no shares of preferred stock outstanding. In addition, there were 547,560 shares of common stock reserved for issuance under its existing stock option plan. If the merger is approved and thereafter completed, Business Bancorp contemplates issuing up to 1,873,370 shares of common stock to MCB Financial shareholders. These potential issuances of common stock will reduce the number of remaining shares available for other corporate purposes and thereby limit Business Bancorp's flexibility in future capital raising and initiation of additional employee benefit plans.

     Also, upon completion of the merger, options for approximately 178,425 shares of MCB Financial common stock will be converted into options for 209,881 shares of Business Bancorp common stock. In addition, Business Bancorp expects to adopt a new stock option plan to be effective at the effective time of the merger.

     The board of directors believes that the increase would provide greater flexibility to raise capital and satisfy other corporate needs, to provide stock-related employee benefits and to effect stock dividends. Although Business Bancorp is not currently considering any specific acquisition opportunities other than the merger with MCB Financial, the additional shares would be available for Business Bancorp to issue in future acquisitions.

     If the proposal is approved, generally no further shareholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock and preferred stock, unless required by law or any rule or regulations to which Business Bancorp is subject. The board of directors is authorized to divide preferred stock into any number of series, determine the designation of any series fix the number of shares in any series and may increase or decrease the number of shares of any series subsequent to issuance. In case of any decrease in shares, the shares constituting the decrease resume the status of unissued shares and may be thereafter issued upon approval of the board. Any issuance of common stock or preferred stock could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock, depending upon the consideration per share received by Business Bancorp.

     Also, future issuances will increase the number of outstanding shares for purposes of cash and non-cash dividends and distributions and for all other purposes. The availability for issuance of the additional shares and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of Business Bancorp. The provisions of Business Bancorp's Articles of
Incorporation which allow the board of directors to determine the terms and provisions of each issuance of preferred stock may have an anti-takeover effect. As described on page 46 under "The Merger--Employee benefit plans" and "--Shareholder rights plan," Business Bancorp plans to adopt an employee stock ownership plan and a shareholder rights plan effective at the effective time of the merger. These plans may also have similar anti-takeover effect.

     The proposed amendment to the Articles of Incorporation are set forth in Annex D to this joint proxy statement/prospectus. If the proposal is approved, Business Bancorp will file a Certificate of Amendment to its Articles of Incorporation with the California Secretary of State, as soon as practicable after the merger is completed.

     Approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Business Bancorp 's common stock entitled to vote.

     The board of directors recommends that shareholders of Business Bancorp vote FOR this Proposal.


                                  Proposal 3:
                    Amendment to Bylaws of Business Bancorp
                        to Eliminate Cumulative Voting

     The California Corporations Code permits California corporations with securities listed on certain exchanges or on the Nasdaq National Market to provide for majority rule voting in electing directors in lieu of cumulative voting, with the prior approval of the corporation's shareholders. Business Bancorp's common stock is currently traded on the Nasdaq SmallCap Market. Business Bancorp has applied for listing on the Nasdaq National Market, which listing, if approved, would qualify Business Bancorp to provide for majority rule voting assuming the shareholders of MCB Financial and Business Bancorp approve the merger.

     The board of directors of Business Bancorp believes that cumulative voting is not an appropriate method of corporate governance for Business Bancorp. Accordingly, the board of directors has adopted and is submitting for shareholder approval, an amendment to Business Bancorp's Bylaws which eliminates cumulative voting and provides for majority voting in the election of directors, commencing with the first annual meeting of shareholders of Business Bancorp to occur after the merger is completed. The change is contingent upon the completion of the merger.

     Cumulative voting is described above under "Certain Differences in Rights of Shareholders" on page 157. As a consequence of cumulative voting, shareholders representing a relatively small number of the voting shares have the power to nominate and elect one or more directors. For example, Business Bancorp expects to have 14 directors after the merger divided into one class consisting of six directors and two classes each consisting of four directors. With a class of four directors, assuming there are 3,907,439 shares outstanding and entitled to vote a shareholder or group of shareholders holding one vote more than 20% of the voting shares could nominate and elect one director by cumulating and casting their 781,488 votes per share for one candidate. This is so even if shareholders holding just under 80% of the voting shares are opposed to the election of that candidate and cast their vote to elect other director candidates.

     With majority rule voting, a nominee could not be elected without a majority of shareholder votes. Shareholders would be entitled to only one vote per share in the election of directors. Consequently, only directors who receive support from a majority of the shares voting would be elected.

     The board of directors of Business Bancorp believes that every director of a publicly-held corporation should represent the interests of all shareholders. It believes that directors elected by a minority shareholder or group of shareholders through cumulative voting are likely to be partisans of the particular interest group. Directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the board of directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors.

     Approval of the proposed amendment may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of Business Bancorp. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed as having anti-takeover effects, may discourage an unfriendly acquisition or business combination involving Business Bancorp that a shareholder might consider to be in his or her best interest, including an unfriendly acquisition or business combination that might result in a premium over market price. The proposal may discourage the accumulation of large minority shareholdings (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not effect that acquisition without being assured of representation on the board of directors. Such proxy contests and acquisitions of substantial blocks of shares tend to increase, at least temporarily, market prices for a company's stock.
Consequently, if this proposal is approved, Business Bancorp's shareholders could be deprived of temporary opportunities to sell their shares at higher market prices.

     In addition, Business Bancorp has other corporate attributes that may also have the effect of helping Business Bancorp to resist an unfriendly acquisition. These include existing provisions in Business Bancorp's Articles of Incorporation and Bylaws eliminating, subject to specified exceptions, the liability of directors for monetary damages and the proposed provision eliminating cumulative voting; provisions in the Articles and Bylaws providing for indemnification of directors and officers; and provisions in the Bylaws requiring advance notice of nomination of a candidate for election to the board of directors of Business Bancorp when the nomination is made by a person other than the board. As described on page 46 under "The Merger--Employee benefit plans" and "--Shareholder rights plan," Business Bancorp plans to adopt an employee stock ownership plan and a shareholder rights plan effective with the effective time of the merger. These plans may also have similar anti-takeover effect.

     This proposal is not in response to any attempt to acquire control of Business Bancorp. However, the board believes that adopting this proposal is prudent, advantageous and in the best interests of shareholders because it will give the board more time to fulfill its responsibilities to shareholders, and it will provide greater assurance of continuity and stability in the composition and policies of the board of directors. The board also believes the advantages outweigh any disadvantage relating to discouraging potential acquirors from attempting to obtain control of Business Bancorp.

     The proposed amendment to the Bylaws is set forth in Annex E to this joint proxy statement/prospectus.

     Approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Business Bancorp's common stock entitled to vote.

     The board of directors recommends that shareholders of Business Bancorp vote FOR this Proposal.


                                  Proposal 4:
                    Amendment to Bylaws of Business Bancorp
                  to Increase Number of Authorized Directors

     Article IV, Section 1 of the Bylaws of Business Bancorp currently provide that the authorized number of directors shall be not less than seven nor more than thirteen unless changed by amendment of the Articles or by a Bylaw duly adopted by approval of the outstanding shares. The exact number of directors is fixed at nine until changed through a Bylaw amendment adopted either by the board of directors or the shareholders. The board of directors recommends that the shareholders of Business Bancorp amend Article IV, Section 1 effective as of the closing of the merger, to provide that the authorized number of directors shall be not less than nine nor more than seventeen, with the exact number of directors to be fixed by the board of directors of Business Bancorp at fourteen, until further changed by the board or the shareholders. The purpose of the proposed amendment is to increase the size of the board so that those individuals currently serving as directors of MCB Financial may be appointed to the board of directors of Business Bancorp after the merger, as required by the merger agreement.

     The proposed amendment to the Bylaws is set forth in Annex E to this joint proxy statement/prospectus.

     Approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Business Bancorp 's common stock entitled to vote.

     The board of directors recommends that shareholders of Business Bancorp vote FOR this Proposal.

                                  Proposal 5:
          Amendment to Articles of Incorporation of Business Bancorp
                to Increase Board Classes from Two to Three and
                         Amendment to Bylaws to Delete
                           Classification Provision

     As discussed above under "Certain Differences in Rights of Shareholders" on page 157. Article Seven of the Articles of Incorporation of Business Bancorp and Article IV, Section 2 of the Bylaws of Business Bancorp provide that directors are elected annually at each shareholders meeting. However, at such time as Business Bancorp becomes a listed corporation within the meaning of
Section 301.5 of the California Corporations Code the directors (other than any directors who may be elected by the holders of any class or series of preferred stock which Business Bancorp may issue in the future) will be divided into two classes, effective with the first annual meeting of shareholders occurring after Business Bancorp becomes a listed corporation. The term of office of the first class will expire at the first annual meeting of shareholders after the first election of two classes of directors, and the term of office of the second class will expire at the annual meeting of shareholders one year thereafter.

     The board of directors of Business Bancorp recommends that the shareholders approve an amendment to the Bylaws of Business Bancorp to increase the number of classes to three, effective at such time as Business Bancorp becomes a listed corporation, which is expected to occur on the effective date of the merger. If this proposal is adopted, then the three classes will be composed of two classes with four directors each and one class of six directors, with such classification to take effect upon the election of directors at the first annual meeting of shareholders following the merger.
Vacancies in the board created by any resignation, removal or other reason, or by an increase in the size of the board, may be filled for the remainder of the term by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of the outstanding shares of Business Bancorp's common stock. Nomination of persons to fill director vacancies will be made by the Nominating Committee of which the former director whose position is vacant was a member. See "Operations Following the Merger--Director Vacancies" on page 61.

     A director may be removed from office by vote of the shareholders. However, a director may not be removed if the votes cast against removal of the director, or not consenting in writing to removal, would be sufficient to elect the director if voted on a cumulative basis (that is, voted as though Business Bancorp still had cumulative voting, even though under Proposal 3 we are proposing to eliminate cumulative voting) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. Any reduction of the authorized number of directors or amendment reducing the number of classes of directors may not remove any director prior to the expiration of the director's term of office. In addition, the board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Also, shareholders holding at least 10% of the number of outstanding shares of any class may bring an action in the appropriate California superior court to remove a director from office in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and the court may also bar the director from reelection after removal for a period set by the court.

     The board of directors believes that it is more appropriate for the combined company to have three classes of directors than two. The addition of a third class will make it more difficult for an outside investor who acquires Business Bancorp stock to quickly replace incumbent directors with his or her own board representatives, to the possible disadvantage of the shareholders as a whole. So long as the board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire board instead of two as would be the case now if Business Bancorp were a listed corporation (absent intervening vacancies) and may have additional anti-takeover effects as discussed under Proposal 3 on page 160. While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of Business Bancorp's shares by delaying the ability of a person or group of shareholders to effect a change in the board. By providing additional time to the board of directors and eliminating the possibility of rapid removal of the board, the directors of Business Bancorp will have the necessary time to most effectively satisfy their responsibility to shareholders to evaluate any proposal and to assess and develop alternatives without the pressure created by the threat of imminent removal. In addition, at any given time at least two-thirds of the members of the board of directors will generally have had prior experience as directors of Business Bancorp. The board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. Business Bancorp has not historically had problems with either the continuity or stability of its board of directors. Three classes of directors will be able to accomplish this purpose more effectively than two. In addition, having three classes will make it administratively easier to ensure that the former directors of MCB Financial and their successors will be adequately represented in each board class and to ensure equal representation by the continuing Business Bancorp directors and their successors.

     The board of directors also proposes that the shareholders amend the Bylaws to delete the classification provision in Article IV, Section 2 as unnecessary, since a similar classification provision also appears in Article Seven of the Articles of Incorporation.

     The proposed amendment to the Articles of Incorporation is set forth in Annex D to this joint proxy statement/prospectus. The proposed amendment to the Bylaws is set forth in Annex E to this joint proxy statement/prospectus. If the proposal is approved, Business Bancorp will file a Certificate of Amendment to its Articles of Incorporation with the California Secretary of State, as soon as practicable after the merger is completed, to effect the amendment of the Articles of Incorporation.

     Approval of the proposed amendment requires the favorable vote of the holders of a majority of the outstanding shares of Business Bancorp 's common stock entitled to vote.

     The board of directors recommends that shareholders of Business Bancorp vote FOR this Proposal.

                                 OTHER MATTERS

     Proxy holders will vote all shares represented by duly executed proxies in accordance with the instructions in the proxies. The boards of directors of Business Bancorp and MCB Financial know of no other matters which will be brought before the meetings. If any new matters are properly presented, the proxy holders will vote all proxies solicited relating to the meeting in accordance with their judgment.


                                    EXPERTS

     The consolidated financial statements of Business Bancorp as of December 31, 2000 and 1999 and for each of the years in the three-year period ended
December 31, 2000, included in this document have been audited by Vavrinek Trine Day & Co., LLP, independent auditors, as stated in their report which is included in this document. Those statements have been included in reliance upon the report of Vavrinek Trine Day & Co. LLP given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of MCB Financial Corporation as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 included in this joint proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters with respect to Business Bancorp, including the validity of the Business Bancorp common stock to be issued in connection with the merger, will be passed upon for Business Bancorp by Fried, Bird & Crumpacker, P.C., Los Angeles, California. Certain legal matters with respect to MCB Financial will be passed upon by McCutchen, Doyle, Brown & Enersen, LLP, San Francisco, California.


               INFORMATION CONCERNING MCB FINANCIAL'S MANAGEMENT

   Information concerning:

     *  directors and executive officers,

     *  executive compensation,

     *  principal shareholders,

     *  certain relationships and related transactions, and

     *  other related matters concerning MCB Financial,

is incorporated by reference to MCB Financial's annual report on Form 10-KSB for the year ended December 31, 2000 and this report is incorporated by reference into this document.

                      WHERE YOU CAN FIND MORE INFORMATION

     Business Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Business Bancorp files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, DC 20545 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding Business Bancorp are available. Reports, proxy statements and other information concerning Business Bancorp may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, DC 20006.

     Business Bancorp has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the shares of Business Bancorp common stock to be issued in connection with the merger. This document also constitutes the prospectus of Business Bancorp filed as part of the registration statement and does not contain all the information included in the registration statement and related exhibits. You may copy and read the registration statement and its exhibits at the public reference facilities maintained by the SEC at the address stated above.

     The Commission allows MCB Financial to "incorporate by reference" information into this document, which means that MCB Financial can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents listed below that MCB Financial has previously filed with the Commission. These documents contain important information about MCB Financial and its financial condition.


MCB Financial Commission Filings
(File No. 001-15479)                   Period
Annual Report on Form 10-KSB           Year ended December 31, 2000
Current Reports on Form 8-K            Dated August 15 (2 reports), 2001
Quarterly  Reports  on  form  10-QSB   Quarters Ended March 31 and June 30, 2010


     MCB Financial incorporates by reference any additional documents that it may file with the Commission between the date of this document and the date of the MCB Financial special shareholders meeting. These include periodic reports, such as annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K, as well as proxy statements. Business Bancorp has supplied all information contained in this document relating to Business Bancorp and MCB Financial has supplied all information contained in or incorporated by reference in this document relating to MCB Financial.

     In deciding how to vote on the merger, you should rely only on the information contained or incorporated by reference in this document. Neither Business Bancorp nor MCB Financial has authorized any person to provide you with any information that is different from what is contained in this document. This document is dated November 8, 2001. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing to you of this document nor the issuance to you of shares of Business Bancorp common stock will create any implication to the contrary. This document does not constitute an offer to sell or a solicitation of any offer to buy any securities, or the solicitation of a proxy in any jurisdiction in which, or to any person to whom, it is unlawful.

                       BUSINESS BANCORP AND SUBSIDIARIES


                         Index to Financial Statements

                                                                                    Page
                                                                                   -----
Independent Auditors' Report .....................................................  F-2

Consolidated Balance Sheets December 31, 2000 and 1999 ...........................  F-3

Consolidated Statements of Income
 For the Years Ended December 31, 2000, 1999 and 1998 ............................  F-4

Consolidated Statement of Changes in Stockholders' Equity
 For the Years Ended December 31, 2000, 1999 and 1998 ............................  F-5

Consolidated Statements of Cash Flows
 For the Years Ended December 31, 2000, 1999 and 1998 ............................  F-6

Notes to Consolidated Financial Statements .......................................  F-8

Consolidated Balance Sheets As of June 30, 2001 (Unaudited) and December 31, 2000  F-29

Consolidated Statements of Income (Unaudited)
 For the Six Months Ended June 30, 2001 and 2000 ................................. F-30

Consolidated Statements of Cash Flows (Unaudited)
 For the Six Months Ended June 30, 2001 and 2000 ................................. F-31

Notes to Consolidated Financial Statements (Unaudited) ........................... F-32

                         INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Business Bancorp
San Bernardino, California



We have audited the accompanying consolidated balance sheets of Business Bancorp and subsidiaries (the "Bancorp") as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Bancorp's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Business Bancorp and subsidiaries as of December 31, 2000 and 1999, and the results of its operations, changes in its stockholders' equity, and its cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles.


/s/ Vavrinek, Trine, Day & Company, LLP


Rancho Cucamonga, California
February 2, 2001

                       BUSINESS BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999


                                                                                       2000                1999
                                                                                -----------------   -----------------
Assets
Cash and due from banks (Note #1D) ..........................................     $  16,921,114       $  13,971,280
                                                                                  -------------       -------------
Interest-bearing deposits in banks ..........................................         3,364,000
Investment securities (Notes #1F and #2)
   Available-for-sale .......................................................        91,089,294          82,294,167
   Held-to-maturity, fair value of $1,005,620 in 2000 and $1,002,500 in 1999          1,005,231           1,012,076
Federal Home Loan Bank restricted stock, at cost ............................         1,246,200           1,200,000
Loans, net of unearned income (Notes #1G and #3) ............................       171,447,758         114,693,359
Loans held for sale (Notes #1H and #3) ......................................         8,920,136           1,689,783
                                                                                  -------------       -------------
        Total Loans .........................................................       180,367,894         116,383,142
        Less allowance for loan losses (Notes #1I and #4) ...................        (1,842,715)         (1,241,733)
                                                                                  -------------       -------------
        Net Loans ...........................................................       178,525,179         115,141,409
Premises and equipment (Notes #1J and #5) ...................................         5,766,284           3,885,119
Accrued interest receivable .................................................         2,049,766           1,440,602
Deferred tax asset (Note #7) ................................................           447,862           1,053,000
Other real estate owned, net (Notes #1N and #18) ............................           504,754           1,036,227
Goodwill and other intangible assets (Note #1K) .............................         7,545,733           2,235,571
Other assets (Note # 6) .....................................................         3,075,322           2,174,014
                                                                                  -------------       -------------
     Total Assets ...........................................................     $ 311,540,739       $ 225,443,465
                                                                                  -------------       -------------
Liabilities and Stockholders' Equity
Liabilities
   Deposits
     Demand deposits ........................................................        95,434,574          74,533,528
     NOW deposits ...........................................................        39,521,325          27,284,559
     Money market and savings deposits ......................................        63,364,908          49,840,556
     Time deposits $100,000 and over (Note #8) ..............................        35,792,373          15,274,884
     Time deposits under $100,000 (Note #8) .................................        30,814,012          19,874,439
                                                                                  -------------       -------------
        Total Deposits ......................................................       264,927,192         186,807,966
   Borrowed funds (Note #9) .................................................        10,125,000          18,200,000
   Bancorp Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely Junior Subordinated
       Debentures (Note #10) ................................................        10,000,000                 --
   Accrued interest and other liabilities ...................................         2,945,523           1,404,086
                                                                                  -------------       -------------
                                                                                    287,997,715         206,412,052
                                                                                  -------------       -------------
Commitments and Contingencies (Note #11)
Stockholders' Equity
   Serial preferred stock--no par value, 2,000,000 shares authorized but unissued ................................................................
   Common stock--no par value, authorized 10,000,000 shares, issued and outstanding, 2,026,869 and 1,975,961 shares in 2000 and 1999,
    respectively ............................................................         6,646,626           6,256,854
   Retained earnings ........................................................        15,922,222          13,652,558
   Accumulated other comprehensive income ...................................           974,176            (877,999)
                                                                                  -------------       -------------
        Total Stockholders' Equity ..........................................        23,543,024          19,031,413
                                                                                  -------------       -------------
        Total Liabilities and Stockholders' Equity ..........................     $ 311,540,739       $ 225,443,465
                                                                                  =============       =============

The accompanying notes are an integral part of these consolidated financial statements.

                       BUSINESS BANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND 1998


                                                              2000             1999             1998
                                                         --------------   --------------   --------------
Interest Income
   Interest and fees on loans (Note #1G) ...............  $15,701,729      $11,226,876      $10,798,298
   Interest on investment securities (Note #1F)
     Taxable ...........................................    4,544,567        2,424,171          768,892
     Exempt from Federal taxes .........................    1,037,126          501,619          332,783
   Interest on deposits ................................       90,049
   Interest on Federal funds sold ......................       34,885          617,758        1,433,152
                                                          -----------      -----------      -----------
        Total Interest Income ..........................   21,408,356       14,770,424       13,333,125
                                                          -----------      -----------      -----------
Interest Expense
   Interest on deposits
     NOW and Money Market accounts .....................    1,739,211        1,305,793        1,098,157
     Savings ...........................................      606,364          528,636          508,693
     Time deposits $100,000 and over ...................    1,356,732          604,028          527,637
     Time deposits under $100,000 ......................    1,210,610          925,486        1,043,797
Interest on Trust Preferred Securities (Note #1S) ......      857,917
Interest on other borrowings ...........................    1,256,808          212,790              --
                                                          -----------      -----------      -----------
        Total Interest Expense .........................    7,027,642        3,576,733        3,178,284
                                                          -----------      -----------      -----------
        Net Interest Income ............................   14,380,714       11,193,691       10,154,841
Provision for Loan Losses ..............................      255,000          180,000          150,000
                                                          -----------      -----------      -----------
        Net Interest Income After Provision for Loan
         Losses ........................................   14,125,714       11,013,691       10,004,841
                                                          -----------      -----------      -----------
Other Income
   Service fees ........................................    2,563,340        2,261,995        2,295,814
   Gain on sale of SBA loans (Note #1L) ................       11,967          154,246          330,855
   Gain on sale of other real estate owned .............      197,504           38,168          136,465
   Gain (loss) on sale of investments ..................       43,321          (98,041)           6,822
                                                          -----------      -----------      -----------
        Total Other Income .............................    2,816,132        2,356,368        2,769,956
                                                          -----------      -----------      -----------
Other Expenses
   Salaries and employee benefits ......................    6,797,516        5,290,708        4,851,793
   Occupancy, net ......................................      854,444          746,684          706,058
   Furniture and equipment .............................      897,670          775,536          778,763
   Other operating expenses (Note #14) .................    5,027,752        3,775,799        3,326,745
                                                          -----------      -----------      -----------
        Total Other Expenses ...........................   13,577,382       10,588,727        9,663,359
                                                          -----------      -----------      -----------
Income Before Income Taxes .............................    3,364,464        2,781,332        3,111,438
                                                          -----------      -----------      -----------
Income Taxes
   Current .............................................    1,447,550        1,019,999        1,256,850
   Deferred ............................................     (352,750)        (178,972)          (2,340)
                                                          -----------      -----------      -----------
                                                            1,094,800          841,027        1,254,510
                                                          -----------      -----------      -----------
Net Income .............................................  $ 2,269,664      $ 1,940,305      $ 1,856,928
                                                          -----------      -----------      -----------
Earnings Per Share
   Basic ...............................................  $      1.14      $      0.99      $      0.97
                                                          ===========      ===========      ===========
   Diluted .............................................  $      1.13      $      0.97      $      0.93
                                                          ===========      ===========      ===========

The accompanying notes are an integral part of these consolidated financial statements

                                      F-4

                       BUSINESS BANCORP AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999 AND 1998

                                         Number of
                                           Shares        Common      Comprehensive
                                        Outstanding       Stock          Income
                                       ------------- -------------- ---------------
Balance, January 1, 1998 .............   1,459,657    $ 5,125,883             --
Stock options exercised ..............      93,497        516,538             --
Stock issued to 401-K Plan ...........       6,021         83,848             --
Comprehensive Income
  Net income for the period ..........         --             --      $ 1,856,928
  Unrealized security holding losses
   (net of $41,598 tax) ..............         --             --          (57,445)
  Reclassification adjustment for
   realized gains (net of $2,865 tax
   expense) ..........................         --             --           (3,957)
                                         ---------    -----------     -----------
     Total comprehensive income ......         --             --      $ 1,795,526
                                         ---------    -----------     -----------
Balance, December 31, 1998 ...........   1,559,175      5,726,269             --
Stock options exercised ..............      13,264         77,550             --
Stock issued to 401-K Plan ...........      11,650        142,945             --
Five-for-four stock split (Note #12) .     391,872
Cash in lieu of fractional shares ....         --             --              --
Tax effect of stock options exercised
 1998 ................................         --         310,090             --
Comprehensive Income
  Net income for the period ..........         --             --      $ 1,940,305
  Unrealized security holding losses
   (net of $535,692 tax) .............         --             --         (935,989)
  Reclassification adjustment for
   realized losses (net of $31,471 tax
   benefit) ..........................         --             --           54,988
                                         ---------    -----------     -----------
     Total comprehensive income ......         --             --      $ 1,059,304
                                         ---------    -----------     -----------
Balance, December 31, 1999 ...........   1,975,961      6,256,854             --
Stock options exercised ..............      50,836        389,161             --
Stock issued to 401-K Plan ...........          72            611             --
Comprehensive Income
  Net income for the period ..........         --             --      $ 2,269,664
  Unrealized security holding gains
   (net of $1,304,866 tax) ...........         --             --        1,877,734
  Reclassification adjustment for
   realized gains (net of $17,762 tax
   expense) ..........................         --             --          (25,559)
                                         ---------    -----------     -----------
     Total comprehensive income ......         --             --      $ 4,121,839
                                         ---------    -----------     -----------
Balance, December 31, 2000 ...........   2,026,869    $ 6,646,626             --
                                         =========    ===========     ===========

                                                        Accumulated
                                                           Other            Total
                                          Retained     Comprehensive    Stockholders'
                                          Earnings         Income          Equity
                                       -------------- --------------- ----------------
Balance, January 1, 1998 .............  $ 9,856,727     $    64,404     $ 15,047,014
Stock options exercised ..............          --              --           516,538
Stock issued to 401-K Plan ...........          --              --            83,848
Comprehensive Income
  Net income for the period ..........    1,856,928             --         1,856,928
  Unrealized security holding losses
   (net of $41,598 tax) ..............          --          (57,445)         (57,445)
  Reclassification adjustment for
   realized gains (net of $2,865 tax
   expense) ..........................          --           (3,957)          (3,957)
                                        -----------     -----------     ------------
     Total comprehensive income ......          --              --              --
                                        -----------     -----------     ------------
Balance, December 31, 1998 ...........   11,713,655           3,002       17,442,926
Stock options exercised ..............          --              --            77,550
Stock issued to 401-K Plan ...........          --              --           142,945
Five-for-four stock split (Note #12) .
Cash in lieu of fractional shares ....       (1,402)            --            (1,402)
Tax effect of stock options exercised
 1998 ................................          --              --           310,090
Comprehensive Income
  Net income for the period ..........    1,940,305             --         1,940,305
  Unrealized security holding losses
   (net of $535,692 tax) .............          --         (935,989)        (935,989)
  Reclassification adjustment for
   realized losses (net of $31,471 tax
   benefit) ..........................          --           54,988           54,988
                                        -----------     -----------     ------------
     Total comprehensive income ......          --              --              --
                                        -----------     -----------     ------------
Balance, December 31, 1999 ...........   13,652,558        (877,999)      19,031,413
Stock options exercised ..............          --              --           389,161
Stock issued to 401-K Plan ...........          --              --               611
Comprehensive Income
  Net income for the period ..........    2,269,664             --         2,269,664
  Unrealized security holding gains
   (net of $1,304,866 tax) ...........          --        1,877,734        1,877,734
  Reclassification adjustment for
   realized gains (net of $17,762 tax
   expense) ..........................          --          (25,559)         (25,559)
                                        -----------     -----------     ------------
     Total comprehensive income ......          --              --              --
                                        -----------     -----------     ------------
Balance, December 31, 2000 ...........  $15,922,229         974,176       23,543,024
                                        ===========     ===========     ============

The accompanying notes are an integral part of these consolidated financial statements.

                                      F-5

                       BUSINESS BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                                                                                 2000             1999             1998
                                                                           ---------------- ---------------- ----------------
Cash Flows From Operating Activities
  Net Income .............................................................  $   2,269,664    $   1,940,305    $   1,856,928
  Adjustments to Reconcile Net Income to Net Cash Provided by
   Operating Activities
   Depreciation and amortization of premises and equipment ...............        730,220          625,220          561,257
   Amortization of intangibles ...........................................        400,845          286,942          295,716
   Provision for loan losses .............................................        255,000          180,000          150,000
   Provision for losses on other real estate owned .......................         64,586           24,415          112,768
   Net (gain)/loss on sale of assets .....................................       (279,384)          78,137         (474,142)
   (Increase)/decrease in accrued interest receivable ....................       (609,164)        (627,531)          49,375
   (Increase)/decrease in deferred assets ................................        605,138         (400,273)          72,273
   Net amoritization/accretion of premiums/discounts on investment
     securities ..........................................................        704,158          696,379           22,334
   FHLB stock dividend ...................................................            --           (99,000)          (6,000)
   (Increase)/decrease in other assets ...................................     (1,239,928)        (102,398)          (8,654)
   Increase in interest payable and other liabilities ....................      1,316,301          115,021          433,371
   (Increase)/decrease in prepaid taxes ..................................        193,260         (383,027)         297,041
                                                                            -------------    -------------    -------------
     Net Cash Provided By Operating Activities ...........................      4,311,696        2,427,190        3,368,267
                                                                            -------------    -------------    -------------
Cash Flows From Investing Activities
  Proceeds from maturities of investment certificate of deposits .........      1,586,000              --               --
  Proceeds from maturities of available-for-sale securities ..............        880,000        3,301,800       10,257,417
  Proceeds from maturities of held-to-maturity securities ................            --         1,055,000        8,925,067
  Purchase of investment securities available-for-sale ...................    (23,922,813)     (75,146,074)     (33,018,186)
  Purchase of investment securities held-to-maturity .....................            --        (1,513,906)      (5,514,108)
  Proceeds from sales of securities ......................................     14,734,593        6,994,039        3,350,000
  Purchase of Valley Merchants Bank (net of cash and cash equivalents
   acquired) .............................................................     (5,554,281)             --               --
  Principal reduction of mortgage-backed securities ......................      8,649,254        6,134,290           61,257
  Redemption of Federal Home Loan Bank stock .............................         52,800              --               --
  Net increase in loans to customers .....................................    (28,162,762)     (10,931,034)      (5,742,592)
  Recoveries of loans previously written-off .............................        156,969          184,906          150,518
  Capital expenditures ...................................................     (1,209,282)        (521,905)        (561,612)
  Proceeds from sale of equipment ........................................         42,300           15,044          146,155
  Proceeds from sale of other real estate owned ..........................        898,722          388,566          726,615
                                                                            -------------    -------------    -------------
     Net Cash Used In Investing Activities ...............................    (31,848,500)     (70,039,274)     (21,219,469)
                                                                            -------------    -------------    -------------
Cash Flows From Financing Activities
  Net increase in demand deposits, NOW accounts, savings accounts,
   and money market deposits .............................................      7,285,511       20,704,232       23,024,696
  Net increase in certificates of deposit ................................     20,886,355        2,261,089        4,132,578
  Net increase/(decrease) in FHLB borrowing ..............................     (8,075,000)      18,200,000              --
  Issuance of Bancorp obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated
   debentures ............................................................     10,000,000              --               --
  Stock options exercised, net of tax effect .............................        389,161          387,640          516,538
  Stock issued through 401(K) plan .......................................            611          142,945           83,848
  Cash paid in lieu of fractional shares .................................            --            (1,402)             --
                                                                            -------------    -------------    -------------
     Net Cash Provided By Financing Activities ...........................     30,486,638       41,694,504       27,757,660
                                                                            -------------    -------------    -------------
Net (Increase)/Decrease in Cash and Cash Equivalents .....................      2,949,834      (25,917,580)       9,906,458
Cash and Cash Equivalents, Beginning of Year .............................     13,971,280       39,888,860       29,982,402
                                                                            -------------    -------------    -------------
Cash and Cash Equivalents, End of Year ...................................  $  16,921,114    $  13,971,280    $  39,888,860
                                                                            =============    =============    =============

The accompanying notes are an integral part of these consolidated financial statements.

                       BUSINESS BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998 (Continued)

                                                                                  2000             1999             1998
                                                                             --------------   --------------   --------------
Supplemental Disclosure of Cash Flows Information
  Cash paid for interest .................................................    $ 1,196,226      $ 3,598,157      $ 2,744,913
                                                                              ===========      ===========      ===========
  Cash paid for taxes ....................................................    $ 1,210,000      $   769,986      $ 1,289,245
                                                                              ===========      ===========      ===========
Non-Cash Investing Activities
  Net change in accumulated other comprehensive income ...................    $ 1,852,175      $   881,001      $    61,402
                                                                              ===========      ===========      ===========
  Transfer from loans to OREO ............................................    $   135,947      $   548,758      $   268,601
                                                                              ===========      ===========      ===========
  Origination of loans to facilitate OREO ................................    $       --       $   175,800      $   752,440
                                                                              ===========      ===========      ===========
  Transfer from investments held-to-maturity to available-for-sale .......    $       --       $ 1,065,000      $       --
                                                                              ===========      ===========      ===========
Non-Cash Financing Activities
  Tax effect of stock options exercised ..................................    $    25,851      $   310,090      $       --
                                                                              ===========      ===========      ===========
Supplemental Disclosure
Net change in assets/liabilities due to acquisition
  Increase in interest-bearing deposits ..................................    $ 4,950,000
                                                                              ===========
  Increase in investments ................................................    $ 6,812,259
                                                                              ===========
  Increase in net loans ..................................................    $35,678,924
                                                                              ===========
  Increase in premises and equipment .....................................    $ 1,414,229
                                                                              ===========
  Increase in other real estate owned ....................................    $    90,000
                                                                              ===========
  Increase in goodwill and other intangible assets .......................    $ 5,711,007
                                                                              ===========
  Increase in other assets ...............................................    $ 1,070,318
                                                                              ===========
  Increase in demand, money market and saving deposits ...................    $39,015,744
                                                                              ===========
  Increase in certificates of deposits ...................................    $10,570,707
                                                                              ===========
  Increase in other liabilities ..........................................    $   586,005
                                                                              ===========

The accompanying notes are an integral part of these consolidated financial statements.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2000, 1999 AND 1998

Note #1--Summary of Significant Accounting Policies

   The accounting and reporting policies of Business Bancorp and subsidiaries (the "Bancorp") conform to generally accepted accounting principles and to general practice within the banking industry. A summary of the significant accounting and reporting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

A. Principles of Consolidation

   The consolidated financial statements include the Bancorp and it's wholly owned subsidiaries, Business Bank of California (the "Bank") and Business Capital Trust I. All significant intercompany balances and transactions have been eliminated.


B. Nature of Operations

   Business Bancorp, a bank holding company, was incorporated on January 21, 2000 in the State of California for the purpose of acquiring and holding all of the outstanding stock of the Bank. Business Capital Trust I, a statutory business trust, was incorporated on March 10, 2000 in the State of Delaware for the purpose of issuing and selling Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and using the proceeds to acquire the junior subordinated debentures issued by the Bancorp. The Bank has been organized as a single operating segment and operates eight branches in the Inland Empire region of Southern California and provides a variety of financial services to individuals and small-to-medium size businesses. The Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits, and the making of various types of installment, commercial and real estate loans.


C. Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

   While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change.


D. Cash and Cash Equivalents

   For the purpose of the statements of cash flows, cash and cash equivalents includes cash and due from banks, cash items in transit, and Federal funds sold balances as of the year-end. Generally, Federal funds are sold for one-day periods.

   Banking regulations require that all banks maintain a percentage of their deposits as reserves in use or on deposit with the Federal Reserve Bank. The Bank complied with the reserve requirements as of December 31, 2000.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

   The Bank maintains amounts due from banks that may periodically exceed Federally insured limits. The Bank has not experienced any losses in these accounts.


E. Interest-bearing Deposits in Banks

   Interest-bearing deposits in banks mature within one year and are carried at cost.


F. Investment Securities and Mortgage-Backed Securities

   In accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting for investments in equity securities that have readily determinable fair values and for investments in all debt securities, securities are classified in three categories and accounted for as follows: debt, equity, and mortgage-backed securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity  and  are  measured  at  amortized  cost;  debt,  equity and mortgage  backed  securities  bought  and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt, equity and mortgage-backed securities not classified as either held-to-maturity or trading securities are deemed as available-for-sale and are measured at fair value, with unrealized gains and losses, net of applicable taxes, reported in a separate component of stockholders' equity. Gains or losses on sales of investment securities and mortgage-backed securities are determined on the specific identification method. Premiums and discounts are amortized or accreted using the interest method over the expected lives of the related securities.


G. Loans and Interest on Loans

   Loans  are  stated  at unpaid principal balances, less the allowance for loan
   losses   and  net  deferred  loan  fees  and  unearned  discounts.  The  Bank recognizes loan origination fees as income over the term of the loan.

   The Bank adopted SFAS No. 114, (as amended by SFAS No. 118), "Accounting by Creditors for Impairment of a Loan." The statement generally requires those loans identified as "impaired" to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will not be able to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

   Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance.


H. Loans Held for Sale

   Loans held for sale are carried at the lower of aggregate cost or market, which is determined by the specific value in the commitments. Net unrealized losses, if any, are required through a valuation allowance by charges to income.


I. Provision and Allowance for Loan Losses

   The allowance for loan losses (ALLL) is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

   on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

   The Bank's ALLL is established through a multi-step process that is reviewed and updated quarterly. It begins with Management reviewing each individual classified or criticized loan in detail, evaluating the adequacy of collateral, payment record, current loan status and borrower financial capacity. A loan loss reserve is assigned each classified and criticized loan from this quarterly review based upon the specifics of the loan's circumstances such as updated collateral value, borrower's or guarantor's financial capacity, payment record and recent conversations with the borrower. Additionally, each quarter the Bank updates its eight-quarter loan loss migration analysis to derive a rolling, 2-year loan loss
   experience   percentage   by  loan  category.  Management's  risk  assessment
   consists of a variety of factors. These factors are considered for all periods and are not optional. The factors include items such as: changes in lending policies & procedures, changes in national/local economic conditions, changes in the nature & volume of the portfolio, changes in experience, ability & depth of lending staff, changes in past dues, classified & non-accruals, changes in quality of loan review systems, existence & effect of concentrations, as well as the effect of external factors (competition, legal, regulatory, etc.). Although all of these factors are consistently considered and applied, the combined management risk assessment has a relatively nominal effect on the provision and allowance. These factors are considered and evaluated, but do not readily determine the provision or allowance. The resulting loan loss factor of each loan category is then applied to the existing loan portfolio by category and added to the loan loss reserve total from the review of the criticized and classified loans to conclude a total allowance for loan and lease losses. The Bank also applies a regulatory reasonableness test in determining both the current provision as well as the overall allowance. The test begins by using a three year weighted average net charge-offs to beginning total loans, with the highest weight being placed on the most current year. The calculated weighting is then applied to non-classified loans. Classified loans (Substandard, Doubtful, and Loss) are also risk weighted to determine an allowance amount. The risk weighted totals for the classified and non-classified assets are then added together to determine the regulatory reasonableness amount. In summary, this is a "quick and dirty" migration analysis that is used to test the allowance for reasonableness. This test is not used as a "driver" of the allowance.

   Specific loan pools by type are assigned an appropriate reserve factor based upon the Bank's historical charge off experience or a minimum floor, whichever is greater, and then factors are adjusted for current conditions. The Bank then applies the minimum percentage reserve factors in determining the allowance for loan losses. These reserve factors have floors that range from 0.40% to 0.80% depending on the particular loan category. The Bank's quarterly ALLL breaks down the Bank's total loan portfolio by component parts (classified loans, criticized loans and pass loans) and further differentiates by loan categories (commercial loans, consumer loans, etc.). Specific loan circumstances are reviewed together with broader total historical loan loss experience which may be further impacted by
   Management's evaluation of internal and external factors. Accordingly, changes in asset quality can have a beneficial impact to one component of the ALLL without unduly influencing the other components.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

J. Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred. Depreciation is computed on the straight-line basis over the estimated useful lives of the related assets, which range from three to thirty years. Depreciation expense was $730,220, $625,220 and $561,257 for the years ended December 31, 2000,
   1999, and 1998, respectively.


K. Goodwill and Core Deposit Intangible Purchased

   Goodwill represents the excess of the cost of assets purchased, during 2000 and 1997, over the fair value of their net assets at dates of acquisition and is being amortized on the straight-line method over fifteen years and ten years, respectively. Amortization expense charged to operations for 2000, 1999 and 1998 was $270,686, $156,783 and $165,557, respectively.

   Core deposit intangibles purchased during 1997 and 1994 are amortized on a straight-line method over fifteen years and ten years, respectively. Amortization expense charged to operations was $130,159 for each of the years in the three-year period ended December 31, 2000.


L. Loan Sales and Servicing

   Gains and losses from the sale of participating interests in loans guaranteed by the Small Business Administration (SBA) are recognized based on the premium received or discount paid and the cost basis of the portion of the loan sold. The cost basis of the portion of the loan sold was arrived at by allocating the total cost of each loan between the guaranteed portion of the loan sold and the unguaranteed portion of the loan retained, based on their relative fair values. The book value allocated to the unguaranteed portion of the loan, if less than the principal amount, is recorded as a discount on the principal amount retained. The discount is accreted to income over the remaining estimated life of the loan. The Bank retains the servicing on the portion of the loans sold and recognizes income on the servicing fees that are received.


M. Income Taxes

   Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred taxes are computed on the liability method as prescribed in SFAS No. 109, "Accounting for Income Taxes."


N. Other Real Estate Owned

   Other real estate owned, which represents real estate acquired by foreclosure, is recorded at the lesser of the outstanding loan balance or the fair value less selling costs of the property at the time of foreclosure. Any valuation adjustments required at the time of foreclosure are charged to the allowance for loan losses. Any subsequent valuation adjustments, operating expenses or income, and gains and losses on disposition of such properties are recognized in current operations.


O. Advertising

   Advertising costs are charged to expense during the year in which they are incurred.


P. Earning Per Shares (EPS)

   Basic  EPS  excludes dilution and is computed by dividing income available to
   common   stockholders   by  the  weighted-average  number  of  common  shares
   outstanding for the period. Diluted EPS reflects

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

   the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Bancorp.


Q. Stock-Based Compensation

   SFAS  No.  123,  "Accounting  for  Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Bancorp has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The pro forma effects of adoption are disclosed in Note #13.


R. Comprehensive Income

   Beginning in 1998, the Bank, and then upon reorganization in 2000, the Bancorp, adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the disclosure of comprehensive income and its components. Changes in unrealized gains (losses) on available-for-sale securities, net of income taxes, are the only component of accumulated other comprehensive income for the Bancorp.


S. Accounting for Business Capital Trust I

   Business Capital Trust I is a statutory business trust created for the sole purpose of issuing and selling Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and using the proceeds to acquire the junior subordinated debentures issued by Business Bancorp.

   For financial reporting purposes, Business Capital Trust I is treated as a subsidiary of Business Bancorp and, accordingly, the accounts are included in the consolidated financial statements of the Bancorp. The Trust
   Preferred   Securities   are  presented  as  a  separate  line  item  in  the
   consolidated balance sheet under the caption, "Bancorp Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures." For financial reporting purposes, the Bancorp records the dividend distributions payable on the Trust Preferred Securities as interest expense in the consolidated statement of income.


T. Current Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement establishes accounting and reporting standards for derivative instruments and for hedging activities. This new standard was originally effective for 2000. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." This Statement establishes the effective date of SFAS No. 133 for 2001 and is not expected to have a material impact on the Bancorp's consolidated financial statements.


U. Reclassifications

   Certain amounts in the 1999 and 1998 consolidated financial statements have been reclassified to conform with the 2000 presentation.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #2--Investment Securities

     At December 31, 2000 and 1999, the investment securities portfolio was comprised of securities classified as available-for-sale and held-to-maturity, in conjunction with the adoption of SFAS No. 115, resulting in investment securities available-for-sale being carried at fair value and investment securities held-to-maturity being carried at cost, adjusted for amortization of premiums and accretions of discounts.


Available-for-Sale Securities

     The   amortized   cost  and  estimated  fair  value  of  available-for-sale
securities at December 31, 2000 and 1999, were as follows:

                                                                December 31, 2000
                                       --------------------------------------------------------------------
                                                               Gross            Gross
                                                            Unrealized        Unrealized
                                        Amortized Cost         Gains            Losses         Fair Value
                                        --------------         -----            ------         ----------
Municipal Agencies .................      $22,058,162      $ 1,041,766       $  (105,283)     $22,994,645
Mortgage backed securities .........       61,639,744          732,000           (38,636)      62,333,108
Corporate Bonds ....................        5,735,910           46,054           (20,423)       5,761,541
                                          -----------      -----------       -----------      -----------
   Total ...........................      $89,433,816      $ 1,819,820       $  (164,342)     $91,089,294
                                          ===========      ===========       ===========      ===========

                                                               December 31, 1999
                                       ------------------------------------------------------------------
                                                              Gross           Gross
                                                           Unrealized       Unrealized
                                        Amortized Cost        Gains           Losses         Fair Value
                                        --------------        -----           ------         ----------
Municipal Agencies .................      $12,647,483      $  14,744      $   (699,438)     $11,962,789
Mortgage backed securities .........       69,017,559         93,557          (779,738)      68,331,378
Corporate Bonds ....................        2,043,988            --            (43,988)       2,000,000
                                          -----------      ---------      ------------      -----------
   Total ...........................      $83,709,030      $ 108,301      $ (1,523,164)     $82,294,167
                                          ===========      =========      ============      ===========

Held-to-Maturity Securities

     The amortized cost and estimated fair value of held-to-maturity securities at December 31, 2000 and 1999, were as follows:

                                                      December 31, 2000
                                -------------------------------------------------------------
                                                       Gross         Gross
                                                    Unrealized     Unrealized
                                 Amortized Cost        Gains         Losses       Fair Value
                                 --------------        -----         ------       ----------
U.S. Treasury notes .........      $1,005,231          $ 389          $ --       $1,005,620

                                                       December 31, 1999
                                ---------------------------------------------------------------
                                                       Gross          Gross
                                                    Unrealized      Unrealized
                                 Amortized Cost        Gains          Losses        Fair Value
                                 --------------        -----          ------        ----------
U.S. Treasury notes .........      $1,012,076          $ --         $  (9,576)     $1,002,500

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

     The   amortized   cost   and   fair   values   of   investment   securities
available-for-sale and held-to-maturity at December 31, 2000, by expected maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                          December 31, 2000
                                  -----------------------------------------------------------------
                                            Securities                        Securities
                                         Held-To-Maturity                 Available-For-Sale
                                  -------------------------------   -------------------------------
                                     Amortized                         Amortized
                                       Cost          Fair Value          Cost          Fair Value
                                       ----          ----------          ----          ----------
Amounts maturing in
   One year or less ...........    $ 1,005,231      $ 1,005,620      $10,424,493      $10,542,034
   After one year through five
    years .....................            --               --        45,275,631       45,786,438
   After five years through ten
    years .....................            --               --        12,056,053       12,150,376
   After ten years ............            --               --        21,677,639       22,610,446
                                   -----------      -----------      -----------      -----------
                                   $ 1,005,231      $ 1,005,620      $89,433,816      $91,089,294
                                   ===========      ===========      ===========      ===========

     Proceeds from sales and maturities of investment securities available-for-sale during 2000, 1999, and 1998 were $15,614,594, $4,904,367, and $13,607,417, respectively. In 2000, gross gains and gross losses on those sales were $81,889 and $38,568, respectively. In 1999, gross gains and gross losses on those sales were $2,200 and $88,659, respectively. In 1998, gross gains on those sales were $6,822; there were no gross losses. Proceeds from principal reductions of mortgage-backed securities in 2000, 1999, and 1998 were $8,649,254 and $6,134,290, $61,257, respectively

     During 2000, there were no sales of held-to-maturity investment securities. Proceeds from sales of held-to-maturity investment securities during 1999 were $5,391,472. There were no sales of held-to-maturity investment securities during 1998. Amortized cost for the held-to-maturity investment securities  sold,  during  1999, were $3,838,257. In 1999, gross gains and gross losses on those sales were $46,751 and $58,333, respectively. There were no transfers of held-to-maturity investment securities to available-for-sale investment securities during 2000. Amortized cost for held-to-maturity investment securities transferred to available-for-sale investment securities during 1999 were $1,066,043, resulting in an unrealized gain of $1,043. There were no transfers in 1998. There were no maturities of investment securities held-to-maturity during 2000. Proceeds from maturities of investment securities held-to-maturity during 1999 and 1998 were $1,055,000 and $8,925,067, respectively. There were no gains or losses recognized.

     During 1999, the Bank sold off the majority of the held-to-maturity investment securities, with the remaining investments transferred to the available-for-sale portfolio to comply with SFAS 115. The sale and subsequent transfer was affected by a change of the investment policy of the Bank's management.

     Included in stockholders' equity at December 31, 2000, 1999, and 1998 are $974,176 of net unrealized gains (net of $681,302 estimated tax expense),
$877,999 of net unrealized losses (net of $536,865 estimated tax benefit), and $3,002 of net unrealized gains (net of $2,174 estimated tax expense), respectively, in investment securities available-for-sale.

     Securities having a carrying value of $68,235,184 and $81,701,686 and a market value of $69,623,035 and $81,236,888 at December 31, 2000 and 1999,
respectively, were pledged to secure treasury, tax and loan items and public monies, as required by law, and for other purposes.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #3--Loans

     The composition of the loan portfolio at December 31, 2000 and 1999, was as follows:

                                             2000                1999
                                             ----                ----
  Real Estate ........................  $ 120,832,081       $  77,477,402
  Commercial .........................     37,448,224          29,249,502
  Installment ........................     12,703,032           7,514,696
  All other (including overdrafts) ...      1,543,313           1,246,097
                                        -------------       -------------
                                          172,526,650         115,487,697
  Less: Unearned .....................     (1,078,892)           (794,338)
                                        -------------       -------------
      Loans, Net of Unearned Income ..  $ 171,447,758       $ 114,693,359
                                        =============       =============
  Loans held-for-sale ................  $   8,920,136       $   1,689,783
                                        =============       =============

     At December 31, 2000 and 1999, the Bank had loans amounting to approximately $999,000 and $477,000, respectively, that were specifically classified as impaired. The allowance for loan losses related to impaired loans amounted to approximately $0 and $141,000 at December 31, 2000 and 1999, respectively. Average recorded investment in impaired loans amounted to approximately $198,000 and $842,000 during 2000 and 1999, respectively. The following is a summary of cash receipts on these loans and how they were applied in 2000 and 1999:

                                                                        2000          1999          1998
                                                                        ----          ----          ----
      Cash receipts applied to reduce principal balance ..........    $ 9,702      $147,953      $ 30,226
      Cash receipts recognized as interest income ................        269         1,717        24,861
                                                                      -------      --------      --------
         Total Cash Receipts .....................................    $ 9,971      $149,670      $ 55,087
                                                                      =======      ========      ========

     At December 31, 2000 and 1999, the Bank had $0 and $8,710, respectively in loans past due 90 days or more in interest or principal and still accruing interest.


Note #4--Allowance for Loan Losses

     Transactions in the allowance for loan losses are summarized as follows:

                                                    2000             1999             1998
                                                    ----             ----             ----
     Balance, Beginning of Year ............    $ 1,241,733      $ 1,439,308      $ 1,773,390
     Provision charged to expense ..........        255,000          180,000          150,000
     Credit from merger ....................        464,825              --               --
     Loans charged-off .....................       (275,812)        (562,481)        (634,599)
     Recoveries ............................        156,969          184,906          150,517
                                                -----------      -----------      -----------
     Balance, End of Year ..................    $ 1,842,715      $ 1,241,733      $ 1,439,308
                                                ===========      ===========      ===========

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #5--Premises and Equipment

     Major  classifications of premises and equipment are summarized as follows:

                                                                         2000             1999
                                                                         ----             ----
       Buildings and improvements ...............................    $  3,943,399     $  2,831,799
       Furniture, equipment, and software .......................       4,279,618        3,681,696
                                                                     ------------     ------------
                                                                        8,223,017        6,513,495
       Less: accumulated depreciation and amortization ..........      (4,100,058)      (3,470,710)
                                                                     ------------     ------------
                                                                        4,122,959        3,042,785
       Land .....................................................       1,643,325          842,334
                                                                     ------------     ------------
                                                                     $  5,766,284     $  3,885,119
                                                                     ============     ============

Note #6--Other Assets

     The following is a composition of other assets for the years ended December 31:

                                                                2000           1999
                                                                ----           ----
       Cash surrender value of life insurance ..........    $1,466,654     $  799,673
       Investment in unconsolidated affiliate ..........       379,206        157,229
       Prepaid exenses .................................       568,647        610,081
       Other ...........................................       660,815        607,031
                                                            ----------     ----------
                                                            $3,075,322     $2,174,014
                                                            ==========     ==========

     On November 27, 1998, the Bank acquired a forty-nine percent equity investment in Financial Data Solutions, Inc., an affiliate which provides a variety of data processing services to the financial services industry. This investment, which is accounted for using the equity method, amounted to $379,206 at December 31, 2000. Under the equity method, the original investment is recorded at cost and is adjusted periodically to recognize the Bank's share of earnings or losses after the date of acquisition. The condensed results of operations and financial position of Financial Data Solutions, Inc. at December 31, 2000, are summarized as follows:

Condensed Results of Operations
  Revenues ............................    $  1,440,299
  Expenses ............................      (1,787,285)
                                           ------------
  Net loss ............................    $   (346,986)
                                           ============

Condensed Financial Position
  Total assets ........................    $  1,534,844
  Total liabilities ...................    $    790,955

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #7--Income Taxes

     The provision for income taxes is comprised of the following current and deferred amounts:

                                    2000            1999             1998
                                    ----            ----             ----
Federal Income Tax
  Current ..................    $ 1,002,920      $  714,270      $   925,800
  Deferred .................       (286,560)       (174,739)         (22,922)
                                -----------      ----------      -----------
                                    716,360         539,531          902,878
                                -----------      ----------      -----------
State Franchise Tax
  Current ..................        444,630         305,729          331,050
  Deferred .................        (66,190)         (4,233)          20,582
                                -----------      ----------      -----------
                                    378,440         301,496          351,632
                                -----------      ----------      -----------
    Total ..................    $ 1,094,800      $  841,027      $ 1,254,510
                                ===========      ==========      ===========

     Deferred tax expense/(credits) result from timing differences in the recognition of revenues and expenses for tax and financial statement purposes. The sources of these differences and the tax effect of each are as follows:

                                                      2000                          1999                         1998
                                          ----------------------------- ----------------------------- ---------------------------
                                              Federal         State         Federal         State         Federal        State
                                              -------         -----         -------         -----         -------        -----
Tax effect of
 Revenue and expenses recognized
   on a different basis for book
   than for tax purposes ................   $ (130,810)    $  (38,210)    $ (233,375)    $  (23,490)    $  (75,995)   $   3,661

 Depreciation and amortization
   computed differently on tax
   returns than for financial
   statements ...........................      (69,050)          (340)        (8,540)        (2,160)       (43,179)     (13,766)

 Provision for loan loss deduction in
   tax return less than amount
   charged for financial statement
   purposes .............................      (86,700)       (27,640)        67,176         21,417         96,252       30,687
                                            ----------     ----------     ----------     ----------     ----------    ---------
                                            $ (286,560)    $  (66,190)    $ (174,739)    $   (4,233)    $  (22,922)   $  20,582
                                            ==========     ==========     ==========     ==========     ==========    =========

     As a result of the following items, the total tax expense for 2000 and 1999, was different than the amount computed by applying the statutory U.S. Federal income tax rate to income before taxes and extraordinary item:

                                                 2000                       1999                       1998
                                      --------------------------- ------------------------- --------------------------
                                                      Percent of                Percent of                  Percent of
                                                        Pretax                    Pretax                      Pretax
                                          Amount        Income       Amount       Income        Amount        Income
                                          ------        ------       ------       ------        ------        ------
Federal rate ........................  $ 1,143,910        34.0%    $  945,653       34.0%    $ 1,057,889       34.0%
Changes due to State Franchise tax,
 net of Federal tax benefit .........      249,770         7.4        198,987        7.1         232,077        7.5
Exempt interest .....................     (321,460)       (9.6)      (172,380)      (6.2)        (60,796)      (2.0)
Other ...............................       22,580         0.7       (131,233)      (4.7)         25,340        0.8
                                       -----------        ----     ----------       ----     -----------       ----
                                       $ 1,094,800        32.5%    $  841,027       30.2%    $ 1,254,510       40.3%
                                       ===========        ====     ==========       ====     ===========       ====

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

     Net deferred tax assets are determined from the following cumulative timing differences between book and tax return recognition as of December 31, 2000 and 1999:

                                                                         2000             1999
                                                                         ----             ----
       Deferred Tax Assets .......................................   $ 270,000        $    84,000
          Allowance for loan losses ..............................      84,000             83,000
          Other real estate ......................................     380,000            327,000
          Deferred income ........................................      37,000              3,000
          State taxes ............................................     344,000             38,000
          Accruals not currently deductible ......................      13,862              4,000
          Other ..................................................         --             536,000
                                                                     ---------        -----------
          Valuation allowance for investment securities ..........   1,128,862          1,075,000
       Deferred Tax Liabilities
          Valuation allowance for investment securities ..........    (681,000)           (22,000)
                                                                     ---------        -----------
             Net Deferred Tax Assets .............................   $ 447,862        $ 1,053,000
                                                                     =========        ===========

     No valuation allowance has been established because, in management's judgment, all deferred tax assets are likely to be realized.


Note #8--Certificates of Deposit

     At December 31, 2000, the scheduled maturities of time deposits are as follows:

                      Year Ending
                      December 31,
                      ------------
                        2001 ...............    $ 63,902,209
                        2002 ...............       2,344,660
                        2003 ...............         296,437
                        2004 ...............          49,839
                        2005 ...............           1,184
                        Thereafter .........          12,056
                                                ------------
                        Total ..............    $ 66,606,385
                                                ============

Note #9--Federal Home Loan Bank (FHLB) Advances and Other Borrowings

     Pursuant to collateral agreements with the FHLB, advances are secured by all capital stock in the FHLB and certain mortgage-backed securities. FHLB advances of $10,125,000 at December 31, 2000 mature in 2000 and bear interest at a weighted-average rate of 5.96 percent. FHLB advances of $18,200,000 at December 31, 1999 matured in 2000 and bore interest at a weighted average rate of 6.10 percent.


Note #10--Mandatorily Redeemable Preferred Securities of Subsidiary

     On March 23, 2000, Business Capital Trust I, a wholly owned subsidiary of Business Bancorp, issued $10,000,000 of 10.875% Cumulative Trust Preferred Securities. Business Capital Trust I invested the gross proceeds of $10,000,000 from the offering in the junior subordinated debentures issued by Business Bancorp. The subordinated debentures were issued concurrent with the issuance of the Trust Preferred Securities. Business Bancorp will pay the interest on the junior subordinated debentures to Business Capital Trust I, which represents the majority of revenues and the primary source of dividend distributions by Business Capital Trust I to the holders of the Trust Preferred Securities. Business Bancorp has

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

guaranteed, on a subordinated basis, payment of Business Capital Trust I's obligations. Business Bancorp has the right, assuming no default has occurred, to defer payments of interest on the junior subordinated debentures at any time for a period not to exceed ten consecutive semi-annual periods. The Trust Preferred Securities will mature on March 23, 2030, but can be called after March 23, 2010.

Note #11--Commitments and Contingencies

     The Bank leases, from nonaffiliates, the land on which a branch building is located through September 30, 2002, with options to extend the lease to 2022.

     The lease rate is subject to adjustment proportional to changes in the consumer price index. However, the monthly rate shall not fall below $2,200. The Bank has also entered into leases for three additional branch buildings.
The Bank leases an administrative center from a nonaffiliate, through July 31, 2001. The Bank has entered into a ten year lease commencing June 1, 2001 which will replace the aforementioned administrative center. The future minimum annual rental payments (excluding property taxes and insurance) under these leases are as follows at December 31, 2000:

                      Year Ending
                      December 31,
                      ------------
                        2001 ...............   $  307,375
                        2002 ...............      325,185
                        2003 ...............      329,862
                        2004 ...............      313,069
                        2005 ...............      299,920
                        Thereafter .........    1,339,594
                                               ----------
                        Total ..............   $2,915,005
                                               ==========

     The above information is given for the existing lease commitments and is not a forecast of future rental expense. The total rental expenditure by the Bank was $230,287, $198,596 and $185,162 for 2000, 1999 and 1998, respectively.


     The Bancorp is involved in various litigation. In the opinion of Management and the Bancorp's legal counsel, the disposition of the litigation pending will not have a material effect on the Bancorp's consolidated financial statements.

     In the normal course of business, the Bank is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. At December 31, 2000, the Bank had commitments to extend credit of approximately $68,503,610 including standby letters of credit of approximately $1,277,770.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, income-producing commercial properties, residential properties and properties under construction.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.


Note #12--Stock Split

     On July 21, 1999, the Board of Directors approved a five-for-four stock split of its common stock. For purposes of calculating earnings per share, the stock split has been applied retroactively.


Note #13--Stock Option Plan

     The Bancorp's incentive stock option and nonqualified plan ratified by the stockholders in 1994 and amended in 1997 provides for issuance of up to 612,956 shares (after giving retroactive effect for a five-for-four stock split in 1999 and a 20% stock dividend in 1996) of the Bancorp's unissued common stock to be granted to certain officers, key employees and directors at prices not less than the fair market value of such shares at the dates of grant, with an option's maximum term as ten years.

     The Bancorp applies APB Opinion No. 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan. Had compensation costs for the plan been determined based on the fair value at the grant dates consistent with the method of SFAS 123, net income for 2000 would have been reduced by $72,467, net of taxes, resulting in earnings per share of $1.10 and dilutive earnings per share of $1.09. In 1999, net income would have been reduced by $77,826, net of taxes, resulting in earnings per share of $.95 and dilutive earnings per share of $.93. In 1998, net income would have been reduced by $34,797, net of taxes, resulting in earnings per share of $.95 and dilutive earnings per share of $.91.

     The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2000, 1999 and 1998, respectively; risk-free rates of 5.14%, 6.58%, and 4.63% dividend yield of zero percent for all years, volatility of 40%, 35%, and 35%, and expected life of seven years for all years.

     A summary of the status of the Bancorp's fixed stock option plan as of December 31, 2000, 1999 and 1998, and changes during the years ending on those dates is presented below:

                                              2000                           1999
                              ------------------------------------ -------------------------
                                  Number of Shares                     Number of Shares
                              -------------------------  Weighted  -------------------------
                               Available                  Average   Available
                                  for                    Exercise      for
                                Granting   Outstanding     Price     Granting   Outstanding
                                --------   -----------     -----     --------   -----------
Outstanding,
 beginning of year ..........   225,070       374,222   $   8.89     247,070       365,886
Granted .....................   (33,750)       33,750   $  10.31     (26,875)       26,875
Exercised ...................       --        (50,836)  $   7.15         --        (13,664)
Cancelled ...................     2,500        (2,500)  $   8.40       4,875        (4,875)
                                -------       -------   --------     -------       -------
Outstanding,
 end of year ................   193,820       354,636   $   9.34     225,070       374,222
Options exercisable
 at year-end ................                 231,315                              210,839
Weighted-average fair
 value of options granted
 during the year ............              $     2.48                           $     3.12

                                 1999                    1998
                              ---------- -------------------------------------
                                             Number of Shares
                               Weighted  -------------------------   Weighted
                                Average   Available                  Average
                               Exercise      for                     Exercise
                                 Price     Granting   Outstanding     Price
                              ---------- ----------- ------------- -----------
Outstanding,
 beginning of year .......... $  8.55      277,949        451,878   $   7.01
Granted ..................... $  8.64      (89,375)        89,375   $  11.06
Exercised ................... $  5.68          --        (116,871)  $   8.80
Cancelled ................... $  8.73       58,496        (58,496)  $   6.59
                              -------      -------       --------   --------
Outstanding,
 end of year ................ $  8.77      247,070        365,886   $   8.55
Options exercisable
 at year-end ................                             218,786
Weighted-average fair
 value of options granted
 during the year ............                         $      2.98

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

     A summary of the options outstanding and exercisable as of December 31, 2000, 1999 and 1998 is presented below:

                                          2000
-----------------------------------------------------------------------------------------
                               Options Outstanding                Options Exercisable
                      --------------------------------------   --------------------------
                                                   Weighted
      Range of            Number       Average      Average        Number
      Exercise         Outstanding     Life in     Exercise     Outstanding      Average
       Price            12/31/2000      Years        Price       12/31/2000       Price
       -----            ----------      -----        -----       ----------       -----
 $          5.56           7,196          0.71    $   5.56       7,200         $   5.56
 $          7.80          36,000          5.77    $   7.80      28,800         $   7.80
 $     8.40-9.20         162,065          6.61    $   8.93     151,065         $   8.97
 $   10.80-11.20          88,750          7.38    $  11.07      37,000         $  11.06
 $    9.75-10.20          26,875          8.70    $   9.91       7,250         $   9.98
 $    9.55-11.00          33,750          9.56    $  10.31         --
                         -------                               -------
                         354,636          7.04    $   9.49     231,315         $   9.08
                         =======                               =======

                                          1999
-----------------------------------------------------------------------------------------
                              Options Outstanding                 Options Exercisable
                     --------------------------------------   ---------------------------
                                                  Weighted
     Range of            Number       Average      Average        Number
     Exercise         Outstanding     Life in     Exercise     Outstanding      Average
       Price           12/31/1999      Years        Price       12/31/1999       Price
       -----           ----------      -----        -----       ----------       -----
 $     5.56-5.67         24,271          4.62    $   5.63         24,271       $   5.63
 $          7.80         36,000          6.77    $   7.80         20,160       $   6.77
 $     7.90-9.20        198,326          7.54    $   8.75        147,158       $   8.77
 $   10.80-11.20         88,750          8.39    $  11.07         19,250       $  11.05
 $    9.75-10.20         26,875          9.70    $   8.64            --
                        -------                                  -------
                        374,222          7.63    $   9.09        210,839       $   8.53
                        =======                                  =======

                                          1998
-----------------------------------------------------------------------------------------
                              Options Outstanding                 Options Exercisable
                     --------------------------------------   ---------------------------
                                                  Weighted
     Range of            Number       Average      Average        Number
     Exercise         Outstanding     Life in     Exercise     Outstanding      Average
       Price           12/31/1998      Years        Price       12/31/1999       Price
       -----           ----------      -----        -----       ----------       -----
 $     5.21-5.56         18,864          3.68     $  5.34         18,864        $  5.34
 $          5.66         17,075          6.85     $  5.66         17,075        $  5.66
 $     7.80-7.90         69,757          7.99     $  7.85         48,157        $  7.86
 $     8.40-9.20        170,815          8.61     $  8.90        132,565        $  9.05
 $   10.80-11.20         89,375          9.39     $ 11.06          2,125        $ 10.86
                        -------                                  -------
                        365,886          8.34     $  7.50        218,786        $  8.22
                        =======                                  =======

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #14--Other Operating Expenses

     The following is a composition of other operating expenses for the years ended December 31:

                                                                  2000           1999           1998
                                                                  ----           ----           ----
Advertising and promotion .................................   $  489,875     $  285,940     $  242,090
Insurance and assessments .................................      187,148        123,959        118,139
Data processing ...........................................      946,958        682,773        406,498
Amortization of goodwill and other intangible assets ......      400,845        286,942        295,716
Stationery and supplies ...................................      400,855        290,847        266,282
Professional ..............................................      597,223        439,670        352,989
Office ....................................................      437,074        426,772        420,289
Administrative ............................................      964,058        783,485        722,370
Other real estate owned ...................................      130,296        109,013        194,898
Other .....................................................      473,420        346,398        307,474
                                                              ----------     ----------     ----------
                                                              $5,027,752     $3,775,799     $3,326,745
                                                              ==========     ==========     ==========

Note #15--Deferred Directors' Fees

     The Bancorp offers an option to its directors whereby they may choose to defer all or part of their fees into a market rate time certificate of deposit on their behalf. The Bank has no additional commitment or funding requirement for this arrangement.


Note #16--Earnings Per Share

     The following is a reconciliation of net income and shares outstanding to the income and number of shares used to compute EPS:

                                                      2000                        1999                        1998
                                           --------------------------- --------------------------- ---------------------------
                                               Income        Shares        Income        Shares        Income        Shares
                                               ------        ------        ------        ------        ------        ------
Net Income as Reported .................    $ 2,269,664          --     $ 1,940,305          --     $ 1,856,928          --
Shares Outstanding at Year End .........            --     2,026,869            --     1,975,961            --     1,948,969
Impact of Weighting Shares Purchased
 During the Year .......................            --       (31,317)           --       (20,287)           --       (25,370)
                                            -----------    ---------    -----------    ---------    -----------    ---------
   Used in Basic EPS ...................      2,269,664    1,995,552      1,940,305    1,955,674      1,856,928    1,923,599
Dilutive Effect of Outstanding
 Stock Options .........................            --        20,093            --        41,592            --        78,808
                                            -----------    ---------    -----------    ---------    -----------    ---------
   Used in Dilutive EPS ................    $ 2,269,664    2,015,645    $ 1,940,305    1,997,266    $ 1,856,928    2,002,407
                                            -----------    ---------    -----------    ---------    -----------    ---------

Note #17--Profit Sharing Plan

     In 1990 the Bank sponsored a defined contribution section 401(K) profit sharing plan that covers all eligible employees. In 2000, contributions to the plan were based upon an amount equal to 50% of each participant's eligible contribution for the plan year not to exceed 6% of the employee's compensation. Future contributions are at the discretion of management and the board of directors. The Bank contributed $135,416 and $106,918 to the Plan for 2000 and 1999, respectively

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #18--Other Real Estate Owned

     As discussed in Note #1N, Other Real Estate Owned is carried at the lesser of the outstanding loan balance or estimated fair value of the real estate less selling costs. An analysis of the transactions for the years ended December 31 is as follows:

                                                                     2000             1999
                                                                     ----             ----
         Balance, Beginning of Year .........................    $ 1,036,227      $ 1,068,987
         Additions ..........................................        225,946          560,586
         Sales ..............................................       (692,833)        (554,990)
         Valuation adjustment and other reductions ..........        (64,586)         (38,356)
                                                                 -----------      -----------
         Balance, End of Year ...............................    $   504,754      $ 1,036,227
                                                                 ===========      ===========

     The balances at December 31, 2000 and 1999 are shown net of reserve.


Note #19--Reserve for Losses on Other Real Estate Owned

     Transactions in the reserve for other real estate owned are summarized for the years ended December 31:

                                                             2000           1999           1998
                                                             ----           ----           ----
         Balance, Beginning of Year ..................    $ 203,696      $  317,389     $  305,797
         Provision charged to other expense ..........       64,586          38,356        278,159
         Charge-offs and other reductions ............      (59,617)       (152,049)      (266,567)
                                                          ---------      ----------     ----------
         Balance, End of Year ........................    $ 208,665      $  203,696     $  317,389
                                                          =========      ==========     ==========

Note #20--Transactions with Related Parties

     In the ordinary course of business, the Bank has granted loans to, and accepted deposits from, certain directors, officers, principal shareholders and the companies with which they are associated. All such loans and deposits were made under terms which are consistent with the Bank's normal lending and deposit policies.

     An analysis of the activity with respect to aggregate loans to related parties during 2000 and 1999 is as follows:

                                                                  2000             1999
                                                                  ----             ----
         Outstanding Balance, beginning of year ..........    $  2,840,209     $ 1,119,866
         Credit granted, including renewals ..............       1,829,814       2,695,226
         Repayments ......................................      (1,305,877)       (974,883)
                                                              ------------     -----------
         Outstanding Balance, end of year ................    $  3,364,146     $ 2,840,209
                                                              ============     ===========

     Undisbursed loan amounts to related parties amounted to $1,071,888 and $1,667,297 at December 31, 2000 and 1999, respectively.

     At December 31, 2000, the Bank held deposits from related parties of $4,427,069.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

Note #21--Servicing Assets
     A summary of the changes in servicing assets follows:

                                                                  2000          1999
                                                                  ----          ----
         Balance, Beginning of Year .......................    $  75,952     $  65,958
         Increase from loan sales .........................       11,871        39,276
         Amortization and other decreases charged to income      (25,503)      (29,282)
                                                               ---------     ---------
         Balance, End of Year .............................    $  62,320     $  75,952
                                                               =========     =========

     The estimated fair value of the servicing assets approximated book value at December 31, 2000. Fair value is estimated by discounting estimated future cash flows from the servicing assets using discount rates that approximate current market rates over the expected lives of the loans being serviced.

     For purposes of measuring impairment, the Bank has identified each servicing asset with the underlying loan being serviced. A direct write down is recorded where the fair value is below the carrying amount of a specific servicing asset. The amount of loans being serviced by the Bank for the benefit of others amounted to $12,600,134 and $14,406,293 for the years ended December 31, 2000 and December 31, 1999, respectively.


Note #22--Salary Continuation Plan

     On August 31, 2000 and December 4, 1997, the Bancorp acquired all of the assets and liabilities of Valley Merchants Bank and High Desert National Bank, respectively. As a result of the acquisitions, the Bancorp has salary continuation plans for certain key management personnel. The plans provide for payments for ten years and thirteen years, respectively, commencing within one month upon reaching age 69 or death. The salary continuation expense was $24,777, $33,082, and $45,082 for the years ended December 31, 2000, 1999, and
1998, respectively. The Bancorp is committed to pay $800,000 and $520,000, (on a future value basis) over the pay out periods on the plans.


Note #23--Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bancorp.

     The following table presents the carrying amounts and fair values of financial instruments at December 31, 2000 and 1999. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

                                                           2000                                1999
                                             ---------------------------------   ---------------------------------
                                                 Carrying                            Carrying
                                                  Amount          Fair Value          Amount          Fair Value
                                                  ------          ----------          ------          ----------
Assets
   Cash and cash equivalents .............    $ 16,921,114      $ 16,921,114      $ 13,971,280      $ 13,971,280
   Interest-bearing deposits in other
    banks ................................       3,364,000         3,364,000               --                --
   Investment securities .................      93,340,725        93,341,114        84,506,243        84,496,667
   Loans .................................     180,367,894       179,413,078       116,383,142       114,628,996
   Accrued interest receivable ...........       2,049,766         2,049,766         1,440,602         1,440,602
Liabilities
   Non-interest bearing deposits .........      95,073,705        95,073,705        74,533,528        74,533,528
   Interest bearing deposits .............     169,492,618       169,285,700       112,274,438       111,707,348
   Accrued interest payable ..............       1,196,226         1,196,226           387,290           387,290
   Other borrowings ......................      10,125,000        10,125,473        18,200,000        18,200,000
   Bancorp obligated mandatorily
    redeemable preferred securities of
    subsidiary trust holding solely junior
    subordinated debentures ..............      10,000,000         9,851,750               --                --

                                           Notional       Cost to Cede        Notional       Cost to Cede
                                            Amount          or Assume          Amount         or Assume
                                            ------          ---------          ------         ---------
Off-balance Sheet Instruments
 Commitments to extend credit and
 standby letters of credit .........    $ 69,781,380        $ 697,814      $ 45,592,000       $ 455,920

     The following methods and assumptions were used by the Bancorp in estimating fair value disclosures:

     Cash and Cash Equivalents

     The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values due to the short-term nature of the assets.

     Investment Securities

     Fair values are based upon quoted market prices, where available.

     Loans

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

     Deposits

     The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

                       BUSINESS BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 DECEMBER 31, 2000, 1999 AND 1998 --(Continued)

     Off-balance Sheet Instruments

     Fair values of loan commitments and financial guarantees are based upon fees currently charged to enter similar agreements, taking into account the remaining terms of the agreement and the counterparties' credit standing.


Note #24--Regulatory Matters


A. Capital Requirements

   The Bancorp and Bank are subject to various regulatory capital requirements administered by Federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bancorp must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance- sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

   Quantitative measures established by regulation to ensure capital adequacy require the Bancorp and Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2000, that the Bancorp and Bank exceed all capital adequacy requirements to which they are subject.

     As of January 12, 2001, the most recent notification from the Federal Deposit Insurance Corporation (FDIC) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well capitalized, the Bancorp must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bancorp's and the Bank's (Bank only for 1999) actual capital amounts and ratios (dollar amounts in thousands):

                                                                                        Amount of Capital Required
                                                                             ------------------------------------------------
                                                                                To Be Adequately               To Be
                                                       Actual Capital             Capitalized            Well Capitalized
                                                   -----------------------   ----------------------   -----------------------
                                                     Amount        Ratio       Amount       Ratio       Amount        Ratio
                                                     ------        -----       ------       -----       ------        -----
As of December 31, 2000 ........................
Total capital to risk-weighted assets
   Business Bancorp ............................    $25,528         11.8%     $17,246         8.0%     $21,558         10.0%
   Business Bank of California .................     25,627         11.7%      17,507         8.0%      21,884         10.0%
Tier 1 capital to risk-weighted assets
   Business Bancorp ............................     21,003          9.7%       8,623         4.0%      12,935          6.0%
   Business Bank of California .................     23,784         10.9%       8,754         4.0%      13,130          6.0%
Tier 1 capital to average assets
   Business Bancorp ............................     21,003          7.8%      10,739         4.0%      13,423          5.0%
   Business Bank of California .................     23,784          7.9%      12,101         4.0%      15,126          5.0%
As of December 31, 1999
Total capital to risk-weighted assets ..........    $18,490         12.2%     $12,095         8.0%     $15,118         10.0%
Tier 1 capital to risk-weighted assets .........     17,248         11.4%       6,047         4.0%       9,071          6.0%
Tier 1 capital to average assets ...............     17,248          7.8%       8,793         4.0%      10,991          5.0%

                       BUSINESS BANCORP AND SUBSIDIARIES


B. Dividend Restrictions

   The FDIC and the Federal Reserve Board have established guidelines with respect to the maintenance of appropriate levels of capital by banks under their jurisdiction. Compliance with the standards set forth in such guidelines limits the amount of dividends which the Bancorp and the Bank may pay.


Note #25--Restatement of Financial Statements

     The Bank restated its 1999 and 1998 financial statements for recognition of deferred tax assets previously reserved for as originally stated. The valuation reserve on deferred tax assets of $350,000 was recognized into a prior period which resulted in $350,000 of additional deferred tax assets and $350,000 of additional retained earnings for each of the reporting periods.


Note #26--Acquisition

     On August 31, 2000, the Bank acquired 100% of the outstanding common stock of Valley Merchants Bank (VMB) for $12,235,151 in cash. VMB had total assets of $56,696,599. The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations." Under this method of accounting, the purchase price was allocated to the assets acquired and deposits and liabilities assumed based on their fair values as of the acquisition date. The financial statements include the operations of VMB from the date of the acquisition. Goodwill arising from the transaction totaled $5,711,007 and is being amortized over fifteen years on a straight-line basis. The results of VMB's operations are included in those reported by the Bancorp beginning on September 1, 2000.

     The following unaudited pro forma combined results of operations assumes that the acquisition occurred on January 1, 1999 and 2000, respectively (in thousands, except per share data):

                                                              For The Year Ended
                                                                 December 31,
                                                         -----------------------------
                                                              2000            1999
                                                              ----            ----
         Revenues ......................................   $  27,456       $  21,708
         Net income attributable to common shareholders        2,726           2,149
         Earnings per common share:
            Basic ......................................   $    1.37       $    1.11
            Diluted ....................................   $    1.35       $    1.07

     These pro forma amounts are based upon certain assumptions and estimates which the Bancorp believes are reasonable. The pro forma consolidated results of operations do not purport to be indicative of the results which would actually have been obtained had the acquisition occurred on the dates indicated or which may be obtained in the future.

                       BUSINESS BANCORP AND SUBSIDIARIES

NOTE #27 -- Condensed Financial Information of Parent Company Only


                            Condensed Balance Sheet

                                                              2000
                                                              ----
Assets
   Cash and cash equivalents .........................    $   831,372
   Investment in subsidiaries, equity method .........     32,791,637
   Other assets ......................................        360,870
                                                          -----------
      Total Assets ...................................    $33,983,879
                                                          ===========
Liabilities and Shareholders' Equity
   Trust preferred securities ........................     10,000,000
   Other liabilities .................................        440,855
   Shareholders' equity ..............................     23,543,024
                                                          -----------
      Total Liabilities ..............................    $33,983,879
                                                          ===========
Condensed Statement of Income
Equity in undistributed income of Bank ...............    $ 2,840,022
Equity in undistributed income of Trust ..............          3,363
Interest on Trust Preferred Securities ...............       (873,368)
Other expenses .......................................       (159,443)
                                                          -----------
Income Before Income Taxes ...........................      1,810,574
Income Tax Benefit ...................................        425,038
                                                          -----------
Net Income ...........................................    $ 2,235,612
                                                          ===========

                           Statements of Cash Flows


                                                                   2000
                                                                   ----
Cash Flows from Operating Activities
   Net income ...............................................  $  2,235,612
   Adjustments to reconcile net income to net
    cash used by operating activities:
    Equity in undistributed income of Bank ..................    (2,840,022)
    Equity in undistributed income of Trust .................        (3,363)
    Net change in assets and liabilities ....................       105,835
      Net cash used by operating activities .................      (501,938)
                                                               ------------
Cash Flows from Investing Activities
   Investment in subsidiaries ...............................    (9,030,000)
      Net cash used by investing activities .................    (9,030,000)
                                                               ------------
Cash Flows from Financing Activities
   Proceeds from sale of common stock .......................       363,310
   Proceeds from issuance of Trust Preferred Securities .....    10,000,000
      Net cash provided by financing activities .............    10,363,310
                                                               ------------
Net Increase in Cash and Cash Equivalents ...................       831,372
Cash and Cash Equivalents, Beginning of Year ................            --
Cash and Cash Equivalents, End of Year ......................  $    831,372
                                                               ============
Supplemental Cash Flow Information
   Cash paid during the year for:
    Interest ................................................  $    498,438
                                                               ============
    Taxes ...................................................  $         --
                                                               ============
Supplemental Disclosures
   Net change in accumulated other comprehensive income .....  $  2,221,550
                                                               ============
   Tax effect of stock options exercised ....................  $     25,851
                                                               ============

                               BUSINESS BANCORP
                          CONSOLIDATED BALANCE SHEETS

                                                                  June 30, 2001     December 31, 2000
                                                                 ---------------   ------------------
                                                                   (Unaudited)          (Audited)
                                                                        (Dollars in Thousands)
Assets
Cash and due from banks ........................................    $  21,504          $  16,921
Federal Funds Sold .............................................        2,000                  0
                                                                    ---------          ---------
      Cash and cash equivalents ................................       23,504             16,921
Interest bearing deposits in banks .............................          941              3,364
Investment securities
   Available-for-sale ..........................................      113,405             91,089
   Held-to-maturity ............................................        1,002              1,005
Federal Home Loan Bank restricted stock, at cost ...............        1,517              1,246
Loans, net of unearned income ..................................      171,849            171,448
Loans held-for-sale ............................................       11,259              8,920
                                                                    ---------          ---------
      Total Loans ..............................................      183,108            180,368
      Less allowance for loan losses ...........................       (1,973)            (1,843)
      Net Loans ................................................      181,135            178,525
Bank premises and equipment ....................................        5,707              5,766
Accrued interest receivable ....................................        1,937              2,050
Deferred tax asset .............................................            0                448
Other real estate owned, net ...................................          313                505
Goodwill and other intangible assets ...........................        7,276              7,546
Other assets ...................................................        3,376              3,076
                                                                    ---------          ---------
      Total Assets .............................................    $ 340,113          $ 311,541
                                                                    ---------          ---------
Liabilities and Stockholders' Equity
Deposits
   Demand deposits .............................................    $ 100,410          $  95,435
   NOW deposits ................................................       37,450             39,521
   Money market and savings deposits ...........................       65,099             63,365
   Time deposits under $100,000 ................................       34,234             30,814
   Time deposits $100,000 and over .............................       45,024             35,792
                                                                    ---------          ---------
      Total Deposits ...........................................      282,217            264,927
Borrowed Funds .................................................       19,825             10,125
Bancorp Obligated Mandatorily Redeemable
   Preferred Securities of Subsidiary Trust
   Holding Solely Junior Subordinated Debentures ...............       10,000             10,000
Accrued interest and other liabilities .........................        2,641              2,946
                                                                    ---------          ---------
      Total Liabilities ........................................      314,683            287,998
                                                                    ---------          ---------
Serial preferred stock--no par value, 2,000,000 shares
Common stock--no par value, 10,000,000 shares authorized; issued and outstanding 2,026,869 for periods ending June 30, 2001 and
 December 31, 2000 .............................................        6,647              6,647
Retained Earnings ..............................................       17,163             15,922
Accumulated other comprehensive income .........................        1,620                974
                                                                    ---------          ---------
      Total Stockholders' Equity ...............................       25,430             23,543
                                                                    ---------          ---------
      Total Liabilities and Stockholders' Equity ...............    $ 340,113          $ 311,541
                                                                    ---------          ---------

See accompanying notes to unaudited consolidated financial statements

                               BUSINESS BANCORP
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)
                            June 30, 2001 and 2000




                                                            For The Six Month
                                                              Periods Ended
                                                     --------------------------------
                                                      June 30, 2001     June 30, 2000
                                                     ---------------   --------------
                                                          (Dollars in Thousands)
Interest Income
   Interest and fees on loans ......................    $  9,505          $  6,843
   Interest on investment securities
    Taxable ........................................       2,553             2,230
    Exempt from Federal taxes ......................         584               452
   Interest on Deposits ............................          66                 2
   Interest on Federal funds sold ..................          55                24
                                                        --------          --------
      Total Interest Income ........................      12,763             9,551
                                                        --------          --------
Interest Expense
   Interest expense on deposits
    NOW and Money Market accounts ..................         999               799
    Savings ........................................         349               259
    Time deposits under $100,000 ...................         865               478
    Time deposits $100,000 and over ................       1,161               444
   Interest on Trust Preferred Securities ..........         547               302
   Interest on other borrowings ....................         595               714
                                                        --------          --------
      Total Interest Expense .......................       4,516             2,996
                                                        --------          --------
      Net Interest Income ..........................       8,247             6,555
Provision for Loan Losses ..........................         175                80
      Net Interest Income After Provision ..........       8,072             6,475
                                                        --------          --------
Other Income
   Service fees ....................................       1,501             1,260
   Gain on sale of SBA loans .......................           0                12
   Gain on sale of other real estate owned .........          41               173
   Gain on sale of investment securities ...........         209                 2
                                                        --------          --------
      Total Other Income ...........................       1,751             1,447
                                                        --------          --------
Other Expenses
   Salary and employee benefits ....................       4,145             3,147
   Occupancy, net ..................................         447               376
   Furniture and equipment .........................         472               398
   Other operating expenses ........................       2,825             2,490
                                                        --------          --------
      Total Other Expenses .........................       7,889             6,411
                                                        --------          --------
Income Before Income Taxes .........................       1,934             1,511
                                                        --------          --------
Income Taxes .......................................         693               433
                                                        --------          --------
Net Income .........................................    $  1,241          $  1,078
                                                        --------          --------
Earnings Per Share
   Basic ...........................................    $   0.61          $   0.55
                                                        --------          --------
   Diluted .........................................    $   0.60          $   0.53
                                                        --------          --------

See accompanying notes to unaudited consolidated financial statements

                               BUSINESS BANCORP
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            PERIODS ENDED JUNE 30,


                                                                                             2001            2000
                                                                                         ------------   -------------
Cash Flows From Operating Activities
 Net Income ..........................................................................    $   1,241       $  1,078
   Adjustment to reconcile net income to net cash provided by operating activities
    Depreciation and amortization of premises and equipment ..........................          347            331
    Amortization of intangibles ......................................................          327            137
    Provision for possible loan loss .................................................          175             80
    Writedowns on other real estate owned ............................................            0             20
    Net (gain)/loss on sales of investment securities ................................         (209)            (2)
    Net (gain)/loss on sale of OREO ..................................................          (41)          (173)
    Net (gain)/loss on sale of assets ................................................            0            (18)
    Decrease/(increase) in accrued interest receivable ...............................          113           (229)
    Decrease/(increase) in deferred assets ...........................................          448            443
    Amortization of premium /(discount accretion) on investment securities, net ......          665            400
    Decrease/(increase) in other assets ..............................................         (301)           (31)
    Increase/(decrease) in other liabilities .........................................         (305)           498
                                                                                          ---------       --------
      Net Cash Provided Through Operating Activities .................................        2,460          2,534
                                                                                          ---------       --------
Cash Flows From Investing Activities
 Purchase of investment securities available-for-sale ................................      (50,994)       (13,021)
 Proceeds from sale of securities ....................................................       17,220          2,708
 Proceeds from maturities of available-for-sale investment securities ................            0            440
 Principal reduction of mortgage-backed securities ...................................       11,237          3,544
 Net decrease in interest bearing deposits in financial institutions .................        2,432             --
 Net (increase)/decrease in FHLB stock ...............................................         (271)          (535)
 Net (increase)/decrease in loans to customers .......................................       (2,740)       (17,868)
 Recoveries of loans previously written off ..........................................           43            103
 Capital expenditures ................................................................            0           (832)
 Proceeds from sale of equipment .....................................................           14             20
 Proceeds from sale of other real estate owned .......................................          192            509
                                                                                          ---------       --------
      Net Cash Used In Investing Activities ..........................................      (22,867)       (24,932)
                                                                                          ---------       --------
Cash Flows From Financing Activities
 Net increase in demand deposits, NOW , savings and money market accounts ............        4,638          2,954
 Net increase in certificates of deposit .............................................       12,652          2,792
 Net increase/(decrease) in FHLB borrowings ..........................................        9,700         12,800
 Stock options exercised, net of tax effect ..........................................            0             76
 Issuance of company obligated mandatorily redeemable preferred securities of
   subsidiary trust holding solely junior subordinated debentures ....................            0         10,000
                                                                                          ---------       --------
      Net Cash Provided Through Financing Activities .................................       26,990         28,622
                                                                                          ---------       --------
Net (Decrease)/Increase In Cash And Cash Equivalents .................................        6,583          6,224
                                                                                          ---------       --------
Cash And Cash Equivalents, Beginning of Year .........................................       16,921         13,971
                                                                                          ---------       --------
Cash And Cash Equivalents, End of Period .............................................    $  23,504       $ 20,195
                                                                                          ---------       --------
Supplemental Disclosure Of Cash Flows Information ....................................
 Cash paid for interest ..............................................................    $  12,876       $  9,322
                                                                                          ---------       --------
 Cash paid for taxes .................................................................    $     625       $    330
                                                                                          ---------       --------
Non-Cash Investing Activities
 Net change in accumulated other comprehensive income ................................    $     646       $    151
                                                                                          ---------       --------

See accompanying notes to unaudited consolidated financial statements

                               BUSINESS BANCORP
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note #1--Basis of Presentation

     The  interim  financial  statements  included  herein have been prepared by
Business Bancorp without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC.) The interim financial statements include Business Bancorp and its wholly owned subsidiaries Business Bank of California (the "Bank") and Business Capital Trust I (the "Trust"),
(collectively the "Company") as consolidated with the elimination of all intercompany transactions. Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such SEC rules and regulations. Nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's Year 2000 Form 10-KSB Annual Report, as filed with the SEC (the "Annual Report"). In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim financial statements and the results of its operations for the interim period ended June 30, 2001, have been included. Certain reclassifications may have been made to prior year amounts to conform to the 2001 presentation. The results of operations for interim periods are not necessarily indicative of results for the full year.


Note #2--Investment Securities

     The Company adopted SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities" on January 1, 1994, which addresses the accounting for investments in equity securities that have readily determinable fair values and for investments in all debt securities. Securities are classified in three categories and accounted for as follows: debt and equity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are measured at amortized cost; debt and equity securities bought and held principally for the purpose of selling in the near term are classified as trading securities and are measured at fair value, with unrealized gains and losses included in earnings; debt and equity securities not classified as either held-to-maturity or trading securities are deemed as available-for-sale and are measured at fair value, with unrealized gains and losses, net of application of applicable taxes, reported in a separate component of stockholders' equity. Any gains and losses on sales of investments are computed on a specific identification basis. The amortized cost and estimated fair value of investment securities at June 30, 2001 and December 31, 2000, were as follows:


Available-for-Sale Securities--(dollars in thousands)

                                                                  June 30, 2001
                                     -----------------------------------------------------------------------
                                                         Gross Unrealized     Gross Unrealized
                                      Amortized Cost           Gains               Losses         Fair Value
                                      --------------           -----               ------         ----------
Municipal Agencies .................     $ 22,056             $   981             $ (46)          $ 22,991
Mortgage backed securities .........       82,882               1,667                (2)            84,547
Corporate Bonds ....................        5,713                 167               (13)             5,867
                                         --------             -------             -----           --------
   Total ...........................     $110,651             $ 2,815             $ (61)          $113,405
                                         ========             =======             =====           ========

                                                                December 31, 2000
                                     -----------------------------------------------------------------------
                                                         Gross Unrealized     Gross Unrealized
                                      Amortized Cost           Gains               Losses         Fair Value
                                      --------------           -----               ------         ----------
Municipal Agencies .................     $ 22,058             $ 1,042             $  (105)        $ 22,995
Mortgage backed securities .........       61,640                 732                 (39)          62,333
Corporate Bonds ....................        5,736                  46                 (21)           5,761
                                         --------             -------             -------         --------
   Total ...........................     $ 89,434             $ 1,820             $  (165)        $ 91,089
                                         ========             =======             =======         ========

Held-to-Maturity Securities--(dollars in thousands)

                                                           June 30, 2001
                              -----------------------------------------------------------------------
                                                  Gross Unrealized     Gross Unrealized
                               Amortized Cost           Gains               Losses         Fair Value
                               --------------           -----               ------         ----------
U.S. Treasury notes .........      $ 1,002               $ 5                  $0            $ 1,007


                                                         December 31, 2000
                              -----------------------------------------------------------------------
                                                  Gross Unrealized     Gross Unrealized
                               Amortized Cost           Gains               Losses         Fair Value
                               --------------           -----               ------         ----------
U.S. Treasury notes .........      $ 1,005               $ 1                 $ 0            $ 1,006

Note #3 -- Loans and Reserve for Possible Loan Losses

     Loan portfolio composition at June 30, 2001 and December 31, 2000, was as follows--(dollars in thousands)




                                                        June 30, 2001     December 31, 2000
                                                       ---------------   ------------------
         Real Estate ...............................      $ 122,004          $ 120,832
         Commercial ................................         38,724             37,448
         Installment ...............................         10,478             12,703
         All other (including overdrafts) ..........          1,682              1,544
                                                          ---------          ---------
                                                            172,888            172,527
         Less: Unearned ............................         (1,039)            (1,079)
                                                          ---------          ---------
            Loans, Net of Unearned Income ..........      $ 171,849          $ 171,448
                                                          ---------          ---------
         Loans Held for Sale .......................      $  11,259          $   8,920
                                                          ---------          ---------

     Concentration of Credit Risk

     The Company's lending activities are concentrated primarily in Southern California. Although the Company seeks to avoid undue concentrations of loans to a single industry based upon a single class of collateral, real estate and real estate associated business areas are among the principal industries in the Company's market area. As a result, the Company's loan and collateral portfolios are, to some degree, concentrated in those industries. The Company evaluates each approval of credit on an individual basis and determines collateral requirements accordingly. When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

Analysis   of   the   changes   in   the   allowance   for  loan  losses  is  as
follows--(dollars in thousands):

                                                                June 30, 2001     December 31, 2000     June 30, 2000
                                                               ---------------   -------------------   --------------
Balance at beginning of year .................................      $1,843              $1,242             $1,242
Adjustments (acquistition of Valley Merchants Bank) ..........           0                 465                  0
Charge-offs
   Real estate loans
      Construction ...........................................           0                   0                  0
      Mortgage ...............................................           0                   0                  0
   Commercial ................................................          74                 225                163
   Installment ...............................................          14                  34                 22
   All other (including overdrafts) ..........................           0                  17                  6
                                                                    ------              ------             ------
      Total ..................................................          88                 276                191
Recoveries
   Real estate loans
      Construction ...........................................           0                   0                  0
      Mortgage ...............................................           0                  28                 18
   Commercial ................................................          34                 110                 74
   Installment ...............................................           7                   4                  8
   All other (including overdrafts) ..........................           2                  15                  3
                                                                    ------              ------             ------
      Total ..................................................          43                 157                103
Net loan charge-offs (recoveries) ............................          45                 119                 88
   Provisions charged to operating expense ...................         175                 255                 80
                                                                    ------              ------             ------
Balance at end of period .....................................      $1,973              $1,843             $1,234
                                                                    ------              ------             ------

     At June 30, 2001, the Bank was contingently liable for letters of credit accommodations made to its customers totaling $3.2 million and undisbursed loan commitments in the amount of $76.1 million. The Bank makes commitments to extend credit in the normal course of business to meet the financing needs of its customers. Commitments to extend credit are agreements to lend to a customer as long as there in no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total outstanding commitment amount does not necessarily represent future cash requirements. Standby letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank anticipates no losses as a result of such transactions.

     The allowance for credit losses related to loans that are identified for evaluation, in accordance with FASB Statement No. 114, is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans.

     Management believes that the allowance for credit losses at June 30, 2001 is prudent and warranted, based on information currently available. However, no prediction of the ultimate level of loans charged-off in future years can be made with any certainty.


Note #4--Earnings Per Share

     Basic earnings per share are based on the weighted average number of shares outstanding before any dilution from common stock equivalents. Diluted earnings per share include common stock equivalents from the effect of the exercise of stock options.

     The total number of shares used for calculating basic and diluted earnings per share for the six months ending June 30, 2001 was 2,026,869 and 2,072,473, respectively. The total number of shares used for calculating basic and diluted earnings per share for the six months ending June 30, 2000 was 1,977,274 and 2,019,302, respectively.

     The total number of shares used for calculating basic and diluted earnings per share for the three months ending June 30, 2001 was 2,026,869 and 2,089,340, respectively. The total number of shares used for calculating basic and diluted earnings per share for the three months ending June 30, 2000 was 1,978,524 and 1,995,057, respectively.


Note #5--Contingencies

     Because of the nature of its activities, the Company is at all times subject to pending and threatened legal actions, which arise out of the normal course of its business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse affect on the Company's financial position, results of operations or liquidity.


Note #6--Formation of Holding Company

     The Company was formed through a holding company reorganization of Business Bank of California, wherein Business Bank of California became the wholly owned subsidiary of Business Bancorp as of January 21, 2000. The transaction was based on a one for one exchange of shares of Business Bank of California stock for shares of common stock of Business Bancorp, and was not considered a taxable event for Internal Revenue Service (IRS) purposes. Such business combination was accounted for at historical cost, similar to a pooling of interest. All references to periods prior to March 31, 2000 are references to financial statements of the Bank.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES

                                                                         Page
                                                                        -----
Consolidated Balance Sheets December 31, 2000 and 1999 ..............   F-37

Consolidated Statements of Operations
 For the Years Ended December 31, 2000, 1999 and 1998 ...............   F-38

Consolidated Statements of Comprehensive Income
 For the Years Ended December 31, 2000, 1999, and 1998 ..............   F-39

Consolidated Statement of Changes in Shareholders' Equity
 For the Years Ended December 31, 2000, 1999 and 1998 ...............   F-40

Consolidated Statements of Cash Flows
 For the Years Ended December 31, 2000, 1999 and 1998 ...............   F-41

Notes to Consolidated Financial Statements ..........................   F-42

Independent Auditors' Report ........................................   F-60

Condensed Consolidated Balance Sheets As of June 30, 2001 (Unaudited)
 and December 31, 2000 ..............................................   F-61

Condensed Consolidated Statements of Income (Unaudited)
 For the Six Months Ended June 30, 2001 and 2000 ....................   F-62

Condensed Consolidated Statements of Comprehensive Income (Unaudited)
 For the Six Months Ended June 30, 2001 .............................   F-63

Condensed Consolidated Statements of Cash Flows (Unaudited)
 For the Six Months Ended June 30, 2001 and 2000 ....................   F-64

Notes to Consolidated Financial Statements (Unaudited) ..............   F-65

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                          DECEMBER 31, 1999 and 2000

                                                                               1999          2000
                                                                           -----------   -----------
                                                                               Dollar Amounts In
                                                                                   Thousands
Assets
Cash and due from banks ..................................................  $  6,556      $  12,040
Federal funds sold .......................................................    10,400            250
                                                                            --------      ---------
      Total cash and cash equivalents ....................................    16,956         12,290
Interest-bearing deposits with banks .....................................       286            286
Investment securities available for sale at fair value ...................    34,118         25,100
Investment securities held to maturity at amortized cost (fair values of
 $1,979 in 1999 and $1,999 in 2000) ......................................     2,000          2,000
Loans held for investment (net of allowance for loan losses of $1,492 in
 1999 and $1,939 in 2000) ................................................   136,474        162,884
Premises and equipment--net ..............................................     2,791          3,470
Accrued interest receivable ..............................................     1,077          1,276
Deferred income taxes ....................................................     1,068          1,019
Other assets .............................................................     1,349            929
                                                                            --------      ---------
      Total assets .......................................................  $196,119      $ 209,254
                                                                            ========      =========
Liabilities and Shareholders' Equity
Liabilities:
 Deposits:
   Noninterest-bearing ...................................................  $ 41,011      $  47,383
   Interest-bearing:
    Transaction accounts .................................................   112,742        105,284
    Time certificates, $100,000 and over .................................    14,471         25,153
    Savings and other time deposits ......................................    11,560         10,765
                                                                            --------      ---------
      Total interest-bearing deposits ....................................   138,773        141,202
                                                                            --------      ---------
      Total deposits .....................................................   179,784        188,585
   Other borrowings ......................................................       750            750
   Accrued interest payable and other liabilities ........................     1,188          1,813
                                                                            --------      ---------
      Total liabilities ..................................................   181,722        191,148
                                                                            --------      ---------
   Company obligated mandatorily redeemable cumulative trust preferred securities of subsidiary trust holding solely junior subordinated
    debentures ...........................................................                    3,000
Shareholders' equity:
   Preferred stock, no par value: authorized 20,000,000 shares; none issued or outstanding Common stock, no par value: authorized
    20,000,000 shares; issued and outstanding 2,078,501 shares in 1999
    and 1,834,877 in 2000 ................................................    10,750          9,501
   Accumulated other comprehensive (loss) income .........................      (518)            47
   Retained earnings .....................................................     4,165          5,558
                                                                            --------      ---------
      Total shareholders' equity .........................................    14,397         15,106
                                                                            --------      ---------
Total liabilities and shareholders' equity ...............................  $196,119      $ 209,254
                                                                            ========      =========

See notes to consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 YEARS ENDED DECEMBER 31, 1998, 1999 and 2000




                                                                                1998            1999            2000
                                                                           -------------   -------------   --------------
                                                                               In Thousands, Except Per Share Amounts
Interest Income:
   Loans, including fees .................................................   $  10,559       $  12,735        $15,838
   Federal funds sold ....................................................         473             544            677
   Investment securities .................................................       2,173           1,747          1,730
                                                                             ---------       ---------        -------
      Total interest income ..............................................      13,205          15,026         18,245
Interest Expense:
   Interest-bearing transaction, savings and other time deposits .........       3,922           3,820          4,513
   Time certificates, $100,000 and over ..................................         664             653            968
   Other interest ........................................................          24              37             34
                                                                             ---------       ---------        -------
      Total interest expense .............................................       4,610           4,510          5,515
                                                                             ---------       ---------        -------
Net Interest Income ......................................................       8,595          10,516         12,730
Provision for Loan Losses ................................................         153             365            420
                                                                             ---------       ---------        -------
Net Interest Income After Provision for Loan Losses ......................       8,442          10,151         12,310
Other Income:
   Gain on sale of loans .................................................         151              87             85
   Service fees on deposit accounts ......................................         522             610            468
   Loan servicing fees ...................................................          45              53             56
   Gain on sale of investment securities .................................          53              13             (2)
   Other .................................................................         238             225            262
                                                                             ---------       ---------        -------
      Total other income .................................................       1,009             988            869
                                                                             ---------       ---------        -------
Other Expenses:
   Salaries and employee benefits ........................................       3,646           4,069          4,464
   Occupancy expense .....................................................         864             983          1,097
   Furniture and equipment expense .......................................         414             414            464
   Professional services .................................................         310             300            272
   Supplies ..............................................................         294             272            278
   Promotional expenses ..................................................         361             293            305
   Data processing fees ..................................................         323             369            361
   Regulatory assessments ................................................          58              41             61
   Other .................................................................         433             428            561
                                                                             ---------       ---------        -------
      Total other expenses ...............................................       6,703           7,169          7,863
                                                                             ---------       ---------        -------
Income Before Income Taxes and Dividends Paid on Trust Preferred
 Securities ..............................................................       2,748           3,970          5,316
Income Tax Provision .....................................................       1,127           1,637          2,145
                                                                             ---------       ---------        -------
Income Before Dividends Paid on Trust Preferred Securities ...............       1,621           2,333          3,171
Dividends paid on trust preferred securities .............................          --              --            101
                                                                             ---------       ---------        -------
Net Income ...............................................................   $   1,621       $   2,333        $ 3,070
                                                                             =========       =========        =======
Basic Earnings Per Share .................................................   $    0.75       $    1.12        $  1.52
                                                                             =========       =========        =======
Diluted Earnings Per Share ...............................................   $    0.70       $    1.07        $  1.45
                                                                             =========       =========        =======

See notes to consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 YEARS ENDED DECEMBER 31, 1998, 1999 and 2000


                                                                 1998         1999           2000
                                                                 ----         ----           ----
                                                              In Thousands, Except Per Share Amounts
Net Income ..................................................  $ 1,621      $ 2,333        $ 3,070
Other comprehensive income:
   Unrealized gains (losses) on securities:
    Unrealized holding gains (losses) arising during period
      (net of taxes of $110 in 1998, $(498) in 1999 and $393
      in 2000) ..............................................      159         (717)           566
    Less: reclassification adjustment for gains (losses)
      included in net income (net of taxes of $22 in 1998, $5
      in 1999 and $(1) in 2000) .............................       31            8             (1)
                                                               -------      -------        -------
   Other comprehensive income (loss) ........................      190         (709)           565
                                                               -------      -------        -------
   Comprehensive income .....................................  $ 1,811      $ 1,624        $ 3,635
                                                               =======      =======        =======

See notes to consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1998, 1999 and 2000

                                                                           Accumulated
                                                                              Other
                                                                         ---------------
                                                      Common Stock        Comprehensive    Retained
                                                    Shares      Amount    Income (Loss)    Earnings       Total
                                                    ------      ------    -------------    --------       -----
                                                                    Dollar Amounts in Thousands
Balance, January 1, 1998 ......................   2,054,715    $ 10,300      $    1        $ 1,666      $11,967
   Net income .................................         --          --          --           1,621        1,621
   Other comprehensive income, net of taxes ...         --          --          190            --           190
   Common stock issued upon exercise of
    stock options .............................      26,457         115         --             --           115
   Tax benefit of stock options exercised .....         --          --          --              36           36
   Purchases of common stock ..................     (92,156)       (461)        --            (386)        (847)
                                                  ---------    --------      ------        -------      -------
Balance, December 31, 1998 ....................   1,989,016       9,954         191          2,937       13,082
   Net income .................................         --          --          --           2,333        2,333
   Other comprehensive income, net of taxes ...         --          --         (709)           --          (709)
   Dividends on common stock (5%)
    Cash payment ..............................         --          --          --              (2)          (2)
    Stock issued ..............................      98,427         867         --            (867)         --
   Cash Dividends .............................         --          --          --             (40)         (40)
   Common stock issued upon exercise of
    stock options .............................      77,831         363         --             --           363
   Tax benefit of stock options exercised .....         --          --          --             110          110
   Purchases of common stock ..................     (86,773)       (434)        --            (306)        (740)
                                                  ---------    --------      ------        -------      -------
Balance, December 31, 1999 ....................   2,078,501      10,750        (518)         4,165       14,397
   Net income .................................         --          --          --           3,070        3,070
   Other comprehensive income, net of taxes ...         --          --          565            --           565
   Cash Dividends .............................         --          --          --             (81)         (81)
   Common stock issued upon exercise of
    stock options .............................      44,212         191         --             --           191
   Tax benefit of stock options exercised .....         --          --          --              41           41
   Purchases of common stock ..................    (287,836)     (1,440)        --          (1,637)      (3,077)
                                                  ---------    --------      ------        -------      -------
Balance, December 31, 2000 ....................   1,834,877    $  9,501      $   47        $ 5,558      $15,106
                                                  =========    ========      ======        =======      =======

See notes to consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1998, 1999 and 2000


                                                                                 1998            1999            2000
                                                                                 ----            ----            ----
                                                                                     Dollar Amounts in Thousands
Cash Flows From Operating Activities:
 Net income ..............................................................    $   1,621       $  2,333        $   3,070
 Adjustments to reconcile net income to net cash provided by operating activities: .................................................
   Provision for loan losses .............................................          153            365              420
   Depreciation and amortization .........................................          479            463              428
   Gain on sale of investment securities, net ............................          (53)           (13)               2
   Deferred income taxes .................................................          (32)           (17)            (352)
   Changes in:
    Accrued interest receivable ..........................................          (82)            75             (199)
    Other assets .........................................................          124           (309)             420
    Accrued interest payable and other liabilities .......................           96            161              683
                                                                              ---------       --------        ---------
     Net cash provided by operating activities ...........................        2,306          3,058            4,472
                                                                              ---------       --------        ---------
Cash Flows From Investing Activities:
 Held to maturity securities:
   Calls .................................................................       21,250          4,055              --
   Purchases .............................................................       (2,055)           --               --
 Available for sale securities:
   Maturities ............................................................        3,046          4,272            5,000
   Calls .................................................................        1,000            --               --
   Purchases .............................................................      (30,642)       (26,760)          (6,925)
   Sales .................................................................        1,206         23,164           11,957
 Decrease in interest-bearing deposits with banks
 Net (increase) in loans held for investment .............................      (22,932)       (26,881)         (26,830)
 Purchases of premises and equipment .....................................         (278)          (811)          (1,174)
                                                                              ---------       --------        ---------
     Net cash used by investing activities ...............................      (29,405)       (22,961)         (17,972)
                                                                              ---------       --------        ---------
Cash Flows From Financing Activities:
 Net increase in noninterest-bearing demand deposits .....................        9,637          2,223            6,372
 Net increase in interest-bearing transaction, savings and other time
   deposits ..............................................................       19,135         22,657            2,429
 Net increase (decrease) in other borrowings .............................         (394)           394              --
 Proceeds from Company obligated mandatorially redeemable
   preferred securities of subsidiary trust holding solely junior
   subordinated debentures ...............................................          --             --             3,000
 Cash dividends paid .....................................................          --             (40)             (81)
 Cash payment for fractional shares resulting from stock dividend ........          --              (2)             --
 Proceeds from the exercise of stock options .............................          115            362              191
 Purchases of common stock ...............................................         (847)          (739)          (3,077)
                                                                              ---------       --------        ---------
     Net cash provided by financing activities ...........................       27,646         24,855            8,834
                                                                              ---------       --------        ---------
Net Increase in Cash and Cash Equivalents ................................          547          4,952           (4,666)
                                                                              ---------       --------        ---------
Cash and Cash Equivalents:
 Beginning of year .......................................................       11,457         12,004           16,956
                                                                              ---------       --------        ---------
 End of year .............................................................    $  12,004       $ 16,956        $  12,290
                                                                              =========       ========        =========
Cash Paid During the Year for:
 Interest on deposits and other borrowings ...............................    $   4,648       $  4,522        $   5,361
                                                                              =========       ========        =========
 Income taxes ............................................................    $     976       $  1,666        $   2,255
                                                                              =========       ========        =========
Noncash Investing and Financing Activities:
 Stock dividends paid on common stock ....................................                    $    867
                                                                                              ========

See notes to consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MCB Financial Corporation (the "Company" on a consolidated basis) is a bank holding company with one bank subsidiary: Metro Commerce Bank (the "Bank"). MCB Statutory Trust I (the Trust), which is a Connecticut statutory trust formed for the exclusive purpose of issuing and selling trust preferred securities, is also a subsidiary of the Company. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and general practice in the banking industry. The Company was incorporated in California on January 20, 1993 for the purpose of becoming a bank holding company registered under the Bank Holding Company Act of 1956.

     The following is a summary of the significant accounting policies and reporting methods used by the Company:

     Nature of Operations

     The Company operates five branches in the San Francisco Bay Area and one branch in Upland, California. The Company's primary source of revenue is providing loans to small and middle-market businesses.

     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Basis of Consolidation

     The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries, the Bank and the Trust. All intercompany amounts are eliminated in consolidation.

     Cash and Due from Banks

     Cash and due from banks include balances with the Federal Reserve Bank. The Company is required by federal regulations to maintain certain minimum average balances with the Federal Reserve, based primarily on the Company's average daily deposit balances. At December 31, 2000, the Company had required balances and compensating balances with the Federal Reserve of $1,676,000.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, due from banks and federal funds sold. Generally, federal funds are sold for one-day periods.

     Investment Securities

     The Company classifies its qualifying investments as trading, available for sale or held to maturity. Management has reviewed the securities portfolio and classified securities as either held to maturity or available for sale. The Company's policy of classifying investments as held to maturity is based upon its ability and management's intent to hold such securities to maturity. Securities expected to be held to maturity are carried at amortized historical cost. All other securities are classified as available for sale and are carried at fair value. Fair value is determined based upon quoted market prices. Unrealized gains and losses on securities available for sale are included as a component of shareholders' equity on an after-tax basis. Gains and losses on dispositions of investment securities are included in noninterest income and are determined using the specific identification method.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

     Loans

     Loans which are held for investment are stated at the principal amount outstanding, net of deferred loan origination fees and costs and the allowance for possible credit losses. Interest income is recognized using methods which approximate a level yield on principal amounts outstanding. The accrual of interest on loans is discontinued when the payment of principal or interest is considered to be in doubt, or when a loan becomes contractually past due by 90 days or more with respect to principal or interest, except for loans that are well secured and in the process of collection. Loan origination fees, net of certain related direct loan origination costs, are deferred and amortized as yield adjustments over the contractual lives of the underlying loans.

     Sale and Servicing of Small Business Administration ("SBA") Loans

     The   Company  originates  loans  to  customers  under  SBA  programs  that generally provide for SBA guarantees of 70% to 90% of each loan. The Company generally sells the guaranteed portion of the majority of the loans to an investor and retains the unguaranteed portion and servicing rights in its own portfolio. Funding for the SBA programs depend on annual appropriations by the U.S.

     Congress.

     Gains on these sales are earned through the sale of the guaranteed portion of the loan for an amount in excess of the adjusted carrying value of the portion of the loan sold. The Company allocates the carrying value of such loans between the portion sold, the portion retained and a value assigned to the right to service the loan. The difference between the adjusted carrying value of the portion retained and the face amount of the portion retained is amortized to interest income over the life of the related loan using a method which approximates the interest method.

     Allowance for Loan Losses

     The allowance for loan losses is maintained at a level deemed appropriate by management to provide for known and inherent risks in the loan portfolio and commitments to extend credit. The allowance is based upon management's continuing assessment of various factors affecting the collectibility of loans and commitments to extend credit, including current and projected economic conditions, past credit experience, the value of the underlying collateral, and such other factors that in management's judgment deserve current recognition in estimating potential credit losses. Loans deemed uncollectible are chargedoff and deducted from the allowance, while subsequent recoveries are credited to the allowance.

     A loan is considered impaired when management determines that it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impaired loans are carried at the estimated present value of total expected future cash flows, discounted at the loan's effective rate, or the fair value of the collateral, if the loan is collateral dependent, if less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs and unamortized premium or discount). An impairment is recognized by adjusting an allocation of the existing allowance for loan losses.

     Premises and Equipment

     Premises and equipment consist of leasehold improvements, furniture and equipment, and automobiles which are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, primarily from three to ten years. Leasehold improvements are amortized over the terms of the lease or their estimated useful lives, whichever is shorter.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

     Stock-based Compensation

     The Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, Accounting for Stock Issued to Employees and its related interpretations.
Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

     Income Taxes

     The Company and the Bank file consolidated income tax returns. The Company provides a deferred tax expense or benefit equal to the net change in deferred tax assets and liabilities during the year. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Stock Splits and Stock Dividends

     In February 1998, the Company's outstanding shares of common stock were split four-for-three. In August 1998, outstanding shares of common stock were split three-for-two. In September 1999, outstanding shares of common stock were increased due to the payment of a 5% stock dividend. All shares and per share amounts reported have been restated to reflect the splits and dividends.

     Comprehensive Income

     Comprehensive income is equal to net income plus the change in "other comprehensive income" which includes income and (loss) from non-owner sources. The only component of other comprehensive income currently applicable to the Company is the net unrealized gain or loss on available for sale investments.

     Net Income Per Common Share

     Basic net income per common share is computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted net income per common share is computed by dividing net income by the weighted average number of common shares plus common equivalent shares outstanding including dilutive stock options.

     Segment Information

     The Company operates as a single business segment--commercial banking.

     Derivatives and Hedging Activities

     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for the Company in the first quarter of the fiscal year beginning January 1, 2001. SFAS 133 as amended establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company will adopt the standard effective January 1, 2001. Management does not expect the adoption of SFAS No. 133 to have a significant impact on the financial position or results of operations, or cash flows of the Company.

     Accounting Pronouncements

     SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinquishments of Liabilities," was issued in September 2000. SFAS No. 140 is a replacement of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinquishments of Liabilities". Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Standards Board ("FASB"), and some were changed only in minor ways. In issuing SFAS No.140, the FASB included issues and decisions that had been addressed and determined since the original publication of

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Required disclosures about securitization and collateral and for recognition and reclassification of collateral for fiscal years ending after December 15, 2000 have been included herein. Management does not expect the adoption of SFAS No. 140 on March 31, 2001 to have a significant impact on the financial position or results of operations of the Company.

     Reclassifications

     Certain 1998 and 1999 amounts were reclassified to conform to the 2000 presentation.


2. INVESTMENT SECURITIES

     The amortized cost and approximate market value of investment securities at December 31 were as follows (dollar amounts in thousands):

                                                           Gross          Gross
                                          Amortized     Unrealized     Unrealized       Fair       Carrying
                                             Cost          Gains         Losses         Value       Value
                                             ----          -----         ------         -----       -----
2000:
 Held to maturity securities:
   U.S. Government agencies ..........     $ 2,000                       $  (1)       $ 1,999      $ 2,000
                                           -------                       -----        -------      -------
    Total held to maturity ...........       2,000                          (1)         1,999        2,000
                                           -------                       -----        -------      -------
Available for sale securities:
 U.S. Treasury .......................      13,983          188            (42)        14,129       14,129
 U.S. Government agencies ............       9,108            5            (75)         9,038        9,038
 Corporate securities ................       1,929            4                         1,933        1,933
                                           -------          ---                       -------      -------
    Total available for sale .........      25,020          197           (117)        25,100       25,100
                                           -------          ---          -----        -------      -------
Total investment securities ..........     $27,020         $197          $(118)       $27,099      $27,100
                                           =======         ====          =====        =======      =======


                                                           Gross          Gross
                                          Amortized     Unrealized     Unrealized       Fair       Carrying
                                             Cost          Gains         Losses         Value       Value
                                             ----          -----         ------         -----       -----
1999:
 Held to maturity securities:
   U.S. Government agencies ..........     $ 2,000                       $  (21)      $ 1,979      $ 2,000
                                           -------                       ------       -------      -------
    Total held to maturity ...........       2,000                          (21)        1,979        2,000
                                           -------                       ------       -------      -------
Available for sale securities:
 U.S. Treasury .......................      21,920                         (320)       21,600       21,600
 U.S. Government agencies ............      11,134                         (537)       10,597       10,597
 Coporate securities .................       1,950                          (29)        1,921        1,921
                                           -------                       ------       -------      -------
    Total available for sale .........      35,004                         (886)       34,118       34,118
                                           -------                       ------       -------      -------
Total investment securities ..........     $37,004         $             $ (907)      $36,097      $36,118
                                           =======         ========      ======       =======      =======

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

                                                           Gross          Gross
                                          Amortized     Unrealized     Unrealized       Fair       Carrying
                                             Cost          Gains         Losses         Value       Value
                                             ----          -----         ------         -----       -----
1998:
 Held to maturity securities
   U.S. Government agencies ..........     $ 6,055         $ 26                       $ 6,081      $ 6,055
                                           -------         ----                       -------      -------
    Total held to maturity ...........       6,055           26                         6,081        6,055
                                           -------         ----                       -------      -------
Available for sale securities:
 U.S. Treasury .......................      15,206          214          $ (6)         15,414       15,414
 U.S. Government agencies ............      17,247          137           (60)         17,324       17,324
 Mortage-backed securities ...........       1,172            5                         1,177        1,177
 Coporate securities .................       1,971           36                         2,007        2,007
 Municipal bonds .....................         100            1                           101          101
                                           -------         ----                       -------      -------
    Total available for sale .........      35,696          393           (66)         36,023       36,023
                                           -------         ----          ----         -------      -------
Total investment securities ..........     $41,751         $419          $(66)        $42,104      $42,078
                                           =======         ====          ====         =======      =======

     The following table shows the amortized cost and approximate fair value of investment securities by contractual maturity at December 31, 2000 (dollar amounts in thousands):

                                                     Held to Maturity          Available for Sale
                                                  -----------------------   ------------------------
                                                   Amortized       Fair      Amortized       Fair
                                                      Cost        Value         Cost         Value
                                                      ----        -----         ----         -----
        Within one year .........................    $1,000      $  999       $ 1,010      $ 1,003
        After one but within five years .........     1,000       1,000        19,960       20,078
        Over five years .........................        --          --         4,050        4,019
                                                     ------      ------       -------      -------
           Total ................................    $2,000      $1,999       $25,020      $25,100
                                                     ======      ======       =======      =======

     The Bank carries its Federal Reserve Bank stock and Federal Home Loan Bank stock as other assets. These securities are not covered by the provisions of SFAS No. 115 and are recorded at historical cost. The total carrying value at December 31, 1999 and 2000 was $791,000 and $327,000, respectively.

     Securities with an amortized cost of approximately $8,062,000 as of December 31, 1999, and $6,050,000 as of December 31, 2000, were pledged to secure other borrowings.

     In 2000, proceeds from the sale of investment securities available for sale totaled $11,957,000. Realized net losses on these sales totaled $2,000. In 1999, proceeds from the sale of investment securities available for sale totaled $23,164,000. Realized net gains on these sales totaled $13,000. In 1998, proceeds from sale of investment securities available for sale totaled $1,206,000, and the realized net gains totaled $53,000.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

3. LOANS AND ALLOWANCE FOR LOAN LOSSES

     Loans at December 31, consisted of the following (dollar amounts in thousands):

                                                          1998          1999          2000
                                                          ----          ----          ----
          Commercial ..............................    $ 22,504      $ 23,413      $ 27,137
          Real estate:
            Commercial ............................      72,605        83,737       108,557
            Construction ..........................       9,619        23,546        24,157
            Land ..................................       2,592         4,440         1,675
          Home equity .............................       1,703         1,289         1,581
          Loans to consumers and individuals ......       2,085         1,672         1,936
                                                       --------      --------      --------
                    Total .........................     111,108       138,097       165,043
                                                       ========      ========      ========
          Deferred loan fees ......................         (33)         (131)         (220)
          Allowance for loan losses ...............      (1,117)       (1,492)       (1,939)
                                                       --------      --------      --------
                    Total .........................    $109,958      $136,474      $162,884
                                                       ========      ========      ========

     The Company is principally engaged in commercial banking in the San Francisco Bay and Greater Los Angeles Areas of California. The Company primarily grants commercial loans, the majority of which are secured by commercial properties. Although the Company has a diversified portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic sector of Northern California, including the real estate markets of the San Francisco Bay Area. Approximately 49% of the Company's loans have interest rates that are variable and tied to the prime rate, whereas the remaining are fixed rate loans.

     Following is a schedule of the activity in the allowance for loan losses on loans for the years ended December 31 (dollar amounts in thousands):


                                                  1998        1999        2000
                                                  ----        ----        ----
         Balances, January 1 ................    $1,007      $1,117      $1,492
         Provision for loan losses ..........       153         365         420
         Loans charged-off ..................       (53)        (62)        (10)
         Recoveries .........................        10          72          37
                                                 ------      ------      ------
                    Total ...................    $1,117      $1,492      $1,939
                                                 ======      ======      ======

     At December 31, 1999 and 2000, the Company had nonperforming loans in the amounts of $1,747,000 and $40,000, respectively. At December 31, 1999, the nonperforming loans included nonaccrual loans totaling $1,707,000. Had these loans performed under their contractual terms, $66,000 in additional interest income would have been recognized during the year.

     At December 31, 2000, the nonperforming loans included one loan 90 days or more past due and still accruing totaling $40,000. This loan is well secured and in the process of collection.

     At December 31, 1999 and 2000, the Company had loans identified as impaired, in the aggregate amounts of $1,747,000 and $40,000, respectively. The Company provided no specific allowance for loan losses at December 31, 1999 and 2000 for these impaired loans since they were adequately collateralized.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

4. PREMISES AND EQUIPMENT

     The components of premises and equipment at December 31, are as follows (dollar amounts in thousands):

                                                                          1999         2000
                                                                          ----         ----
        Leasehold improvements .....................................    $  2,494     $  2,936
        Furniture and equipment ....................................       2,574        2,838
        Automobiles ................................................         274          356
        Construction in progress ...................................          --          387
                                                                        --------     --------
           Total ...................................................       5,342        6,517
           Less accumulated depreciation and amortization ..........      (2,551)      (3,047)
                                                                        --------     --------
           Premises and equipment, net .............................    $  2,791     $  3,470
                                                                        ========     ========

     The amount of depreciation and amortization was $433,000 in 1998, $451,000 in 1999 and $496,000 in 2000.


5. DEPOSITS

     The aggregate amount of short-term jumbo CD's, each with a minimum denomination of $100,000, was approximately $13,714,000 and $24,653,000 in 1999 and 2000, respectively.

     At December 31, 2000, the scheduled maturities of CDs are as follows:


                       2001 ..........    $32,574
                       2002 ..........        654
                       2003 ..........        338
                       2004 ..........         12
                       2005 ..........         96
                                          -------
                       Total .........    $33,674
                                          =======


6. INCOME TAXES

     The components of the provision (benefit) for income taxes for the years ended December 31 are as follows (dollar amounts in thousands):


                                               1998         1999         2000
                                               ----         ----         ----
Current payable (benefit):
  Federal .................................   $  867      $1,245       $1,864
  State ...................................      292         409          633
                                              ------      -------      ------
      Total current payable (benefit) .....    1,159       1,654        2,497
Deferred:
  Federal .................................      (37)        (15)        (316)
  State ...................................        5          (2)         (36)
                                              ------      -------      ------
      Total deferred ......................      (32)        (17)        (352)
                                              ------      -------      ------
Total .....................................   $1,127      $1,637       $2,145
                                              ======      =======      ======

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

     A reconciliation of the statutory federal income tax rates with the Company's effective income tax rates is as follows:


                                           1998         1999         2000
                                           ----         ----         ----
  Statutory federal tax rate ..........     34.0%        34.0%        34.0%
  State income taxes, net of federal
  income tax benefit ..................      7.1          7.1          7.1
  Municipal interest ..................     (0.1)        (0.2)
  Other ...............................                   0.3
                                            ----         ----         ----
  Effective tax rate ..................     41.0%        41.2%        41.1%
                                            ====         ====         ====

     Deferred income taxes reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Temporary differences and carryforwards which give rise to deferred tax assets and liabilities are as follows (dollar amounts in thousands):

                                                              December 31
                                                          -------------------
                                                            1999       2000
                                                            ----       ----
         Deferred tax assets:
            Net operating loss carryforwards ..........    $  259    $  224
            Reserves not currently deductible .........       542       709
            Unrealized loss on securities available for
               sale ...................................       368
            State income taxes ........................       108       181
            Other .....................................        14       208
                                                           ------    ------
                       Total ..........................     1,291     1,322
                                                           ======    ======
         Deferred tax liabilities:
            Tax over book depreciation ................       223       270
            Unrealized gain on securities available for
               sale ...................................                  33
                                                           ------    ------
                       Total ..........................       223       303
                                                           ------    ------
                       Net deferred tax asset .........    $1,068    $1,019
                                                           ======    ======

     The Company has acquired net operating loss carryforwards ("NOL") in connection with the acquisition of the Bank of Hayward in 1994. The utilization of NOLs acquired through acquisition is limited by federal tax laws. The Company has determined that the annual limitation on its ability to utilize NOLs is $78,130 for the fifteen-year period. The following table presents the NOLs (after limitation) at December 31, 2000, by expiration date:

                     Expiration Date                 Federal Amount
                     ---------------                 --------------
                       December 31, 2004 ..........       $391
                       December 31, 2005 ..........         78
                       December 31, 2006 ..........         11
                       December 31, 2007 ..........        145
                       December 31, 2008 ..........         78

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

     The   Company   reduced   its   2000   federal  current  tax  liability  by
approximately  $27,000 by utilizing $78,130 in net operating loss carryforwards.



7. RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Company has made loans and advances under lines of credit to directors and their related interests. All such loans and advances were made under terms that are consistent with the Company's normal lending policies.

     At December 31, 2000, loans outstanding to related parties were $2,892,000 and loan commitments to related parties amounted to $3,905,000.


8. STOCK OPTION PLANS

     Stock Option Plans

     Under the Company's 1989 Stock Option Plan (the "1989 Plan"), a total of 499,284 stock options were authorized for grant. The 1989 Plan terminated according to its terms in December 1999. Options granted pursuant to the 1989 Plan generally had lives of 10 years from the date of grant, subject to earlier expiration in certain cases, such as termination of the grantee's employment.

     On  May  19,  1999,  the  Company's shareholders approved the MCB Financial
Corporation 1999 Stock Option Plan (the "Plan"). The Plan was designed to replace the 1989 Plan which terminated in December 1999.

     The Plan authorizes the Company to grant options that qualify as incentive stock options ("ISO") under the Internal Revenue Code of 1986 and nonqualified stock options ("NQSO") to officers and employees of the Company. Nonemployee directors are eligible to receive only NQSOs.

     The Plan has set aside 415,485 authorized, but unissued, shares of the Company's common stock for grant at not less than the fair market value of the Company's common stock on the date the option is granted. The term of the options may not exceed 10 years from the date of grant, and the options generally vest over a four year period.


                                                                           Number       Weighted Average
                                                                             of             Exercise
                                                                           Shares            Price
                                                                           ------            -----
Outstanding at January 1, 1998
 (234,817 exercisable at a weighted average price of $4.18) .........      285,070         $   4.30
Granted (weighted average fair value of $4.39) ......................       10,762             9.72
Exercised ...........................................................      (27,779)            4.17
                                                                           -------         --------
Outstanding at December 31, 1998
 (227,533 exercisable at a weighted average price of $4.26) .........      268,053             4.52
Granted (weighted average fair value of $3.96) ......................       87,147             7.59
Exercised ...........................................................      (80,797)            4.48
Canceled ............................................................       (7,560)            7.27
                                                                           -------         --------
Outstanding at December 31, 1999
 (181,080 exercisable at a weighted average price of $4.51) .........      266,843             5.46
Granted (weighted average fair value of $4.92) ......................       42,500            10.12
Exercised ...........................................................      (44,212)            4.32
Canceled ............................................................      (12,810)            7.43
                                                                           -------         --------
Outstanding at December 31, 2000 ....................................      252,321         $   6.34
                                                                           =======         ========

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

   Additional information regarding options outstanding as of December 31, 2000 is as follows:

                         Options Outstanding                                  Options Exercisable
---------------------------------------------------------------------   -------------------------------
                                       Remaining         Weighted                           Weighted
     Range of           Number       Contractural         Average           Number          Average
 Exercise Prices     Outstanding      Life (Yrs.)     Exercise Price     Exercisable     Exercise Price
 ---------------     -----------      -----------     --------------     -----------     --------------
 $3.24--$3.98           99,436           2.0             $   3.84           99,436         $   3.84
  4.11-- 5.61           26,123           3.8                 4.74           25,021             4.71
  7.62-- 8.50           88,500           8.7                 7.77           32,400             7.70
  9.05--11.50           38,262           8.7                10.64           11,957            10.31
                        ------                                              ------
                       252,321                                             168,814
                       =======                                             =======

     At December 31, 2000, 341,485 options were available for future grants under the Plan.

     The Company continues to account for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" and its related interpretations. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements.

     Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation", requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1995. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, 36 months following full vesting; stock volatility, 34% in 1998, 42% in 1999 and 41% in 2000; risk free interest rates, 4.7% in 1998, 6.3% in 1999 and 4.8% in 2000; no dividend yield in 1998, a dividend yield of 0.48% in 1999 and a dividend yield of 0.45% in 2000. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1995 - 2000 awards had been amortized to expense over the vesting period of the awards, pro forma net income would have been as follows (dollar amounts in thousands, except per share amounts):

                                            Years Ended December 31,
                                     ---------------------------------------
                                         1998          1999          2000
                                         ----          ----          ----
Net Income:
  As reported ......................  $  1,621      $  2,333      $  3,070
  Pro forma ........................     1,594         2,266         2,987
Basic earnings per share:
  As reported ......................  $   0.75      $   1.12      $   1.52
  Pro forma ........................      0.74          1.09          1.48
Diluted earnings per share:
  As reported ......................  $   0.70      $   1.07      $   1.45
  Pro forma ........................      0.70          1.04          1.41

9. TRUST PREFERRED SECURITIES

     On September 7, 2000, the Company completed an offering of 10.60% capital securities in an aggregate amount of $3.0 million through MCB Statutory Trust I (the "Trust"), a wholly owned trust

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

subsidiary formed for the purpose of the offering. The entire proceeds of the issuance were invested by the trust in $3,000,000 of 10.60% Junior Subordinated Deferrable Interest Debentures due 2030 issued by the Company. The debentures represent the sole assets of the Trust. Interest on the debentures is payable semi-annually and the principal is redeemable by the Company at a premium beginning on or after September 7, 2010 through September 6, 2020 plus any accrued and unpaid interest to the redemption date. On or after September 7, 2020, the principal is redeemable by the Company at 100% of the principal amount. The trust preferred securities are subject to mandatory redemption to the extent of any early redemption of the debentures and upon maturity of the debentures on September 7, 2030. The debentures bear the same terms and interest rates as the trust preferred securities.

     The Company has guaranteed, on a subordinated basis, distributions and other payments due on the trust preferred securities.

     The debentures and related Trust investment in the debentures have been eliminated in consolidation and the trust preferred securities are reflected as outstanding in the accompanying consolidated financial statements.

     Under applicable regulatory guidelines, the trust preferred securities currently qualify as Tier 1 capital up to a maximum of 25% of Tier 1 capital. Any additional portion of trust preferred securities would currently qualify as Tier 2 capital. As of December 31, 2000, the entire $3.0 million outstanding of trust preferred securities qualified as Tier 1 capital.


10. COMMITMENTS AND CONTINGENCIES

     The Bank leases its premises under noncancelable operating leases expiring through June 30, 2014. Future minimum lease commitments are $611,000 in 2001, $604,000 in 2002, $604,000 in 2003, $561,000 in 2004, $491,000 in 2005, and
$2,839,000, thereafter.

     Rental  expense  for  premises under operating leases included in occupancy
expense   was   $583,000,   $676,000  and  $744,000  in  1998,  1999  and  2000,
respectively.

     There are various legal actions pending against the Company and the Bank arising from the normal course of business. Management, upon the advice of legal counsel handling such actions, believes that the ultimate resolution of these actions will not have a material effect on the financial position or results of operations of the Company.


11. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to various financial instruments with on-balance sheet and off-balance sheet risk in the normal course of business to meet the financing needs of its customers. Financial instruments include commitments to extend credit, standby letters-of-credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters-of-credit and financial guarantees is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Bank controls the credit risk of these transactions through credit approvals, credit limits and monitoring procedures.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

termination  clauses  and  may  require  payment  of  a  fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty.
Collateral held varies, but may include marketable securities, accounts receivable, inventory, property, plant and equipment.

     Standby letters-of-credit and financial guarantees are written conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Most guarantees extend for less than five years and expire in decreasing amounts. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.

     The following table summarizes these financial instruments and other commitments and contingent liabilities at December 31 (dollar amounts in thousands):

                                                                       1999         2000
                                                                       ----         ----
         Financial instruments whose credit risk is represented
          by contract amounts:
            Commitments to extend credit--loans ...................  $33,750      $36,698
            Standby letters-of-credit and financial guarantees           495        1,551
                                                                     -------      -------
                 Total ............................................  $34,245      $38,249
                                                                     =======      =======

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts of financial instruments have been determined using the available market information and appropriate valuation methodologies consistent with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the bank could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                                  December 31, 2000
                                                               ------------------------
                                                                Carrying     Estimated
                                                                 Amount      Fair Value
                                                                 ------      ----------
Financial assets:
   Cash and due from banks .................................    $ 12,040     $ 12,040
   Federal funds sold ......................................         250          250
   Interest-bearing deposits with banks ....................         286          286
   Available for sale securities ...........................      25,100       25,100
   Held to maturity securities .............................       2,000        1,999
   Loans, net ..............................................     162,884      161,665
Financial liabilities:
   Noninterest-bearing deposits ............................      47,383       47,383
   Interest-bearing deposits ...............................     141,202      141,220
   Other borrowings ........................................         750          750
   Company obligated mandatorily redeemable cumulative trust
    preferred securities of subsidiary trust holding solely
    junior subordinated debentures .........................       3,000        3,000

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)


                                                       December 31, 2000
                                                    ------------------------
                                                     Carrying     Estimated
                                                      Amount      Fair Value
                                                      ------      ----------
Financial assets:
   Cash and due from banks ......................    $  6,556     $  6,556
   Federal funds sold ...........................      10,400       10,400
   Interest-bearing deposits with banks .........         286          286
   Available for sale securities ................      34,118       34,118
   Held to maturity securities ..................       2,000        1,979
   Loans, net ...................................     136,474      135,489

Financial liabilities:
   Noninterest-bearing deposits .................      41,011       41,011
   Interest-bearing deposits ....................     138,773      138,718
   Other borrowings .............................         750          750

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

     Short-Term Financial Assets--This category includes cash and due from banks, federal funds sold and interest-bearing deposits with banks. Because of their relatively short maturities, the fair value of these financial instruments is considered to be equal to book value.

     Available-For-Sale and Held-To-Maturity Securities--Fair value is quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

     Loans--The fair value of floating rate loans is deemed to approximate book value. The fair value of all other performing loans is determined by discounting expected future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

     In addition to the above, the allowance for loan losses is considered a reasonable adjustment for credit risk relating to the entire credit portfolio, including obligations to extent credit and other offbalance- sheet transactions.

     Deposits--The fair value of demand, savings and money market deposits is equal to the amount payable on demand at the reporting date. For other types of deposits with fixed maturities, fair value is estimated by discounting contractual cash flows at interest rates currently being offered on deposits with similar characteristics and maturities. A fair value for the deposits base is not practicable.

     Other Borrowings and Trust Preferred Securities--The fair value of the other borrowings is determined by discounting contractual cash flows at current market interest rates for similar instruments.

     Off-Balance-Sheet Financial Instruments--The Company has not estimated the fair value of offbalance- sheet commitments to extend credit, standby letters of credit and financial guarantees. Because of the uncertainty involved in attempting to assess the likelihood and timing of a commitment being drawn upon, coupled with the lack of an established market and the wide diversity of fee structures, the Company does not believe it is practicable to provide a meaningful estimate of fair value.

     The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2000. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and, therefore, current estimates of fair value may differ significantly from the amounts presented herein. Management does not intend to dispose of a significant portion of its financial instruments.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)

13. REGULATORY MATTERS

     The Company and Bank are subject to various regulations issued by Federal banking agencies, including minimum capital requirements. Failure to meet minimum regulatory capital requirements could result in regulators requiring prompt corrective action to be taken which could have a material effect on the financial statements. As of December 31, 2000, both the Company and Bank exceeded the capital adequacy requirements for a well capitalized institution.

     Under  capital  adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company's and Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's and Bank's capital amounts and classiflcations are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulations to ensure capital adequacy require the Company and Bank to maintain minimum amounts and ratios (set forth in the table below) of total and tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of tier 1 capital (as defined) to average assets (as defined).

     As of December 31, 1999 and 2000, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, tier 1 risk-based, and tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Company and Bank's actual capital amounts and ratios are also presented below (dollar amounts in thousands):

                                                                        For Capital             Required to be
                                                 Actual              Adequacy Purposes         Well Capitalized
                                         -----------------------   ----------------------   -----------------------
2000                                       Amount        Ratio       Amount       Ratio       Amount        Ratio
----                                       ------        -----       ------       -----       ------        -----
Total Capital (to risk weighted assets)
   Company .............................  $19,815         11.5%     $13,790         8.0%        n/a
   Bank ................................   18,080         10.5%      13,782         8.0%     $17,228         10.0%
Tier 1 Capital (to risk weighted assets)
   Company .............................   17,876         10.4%       6,895         4.0%        n/a
   Bank ................................   16,141          9.4%       6,891         4.0%      10,337          6.0%
Tier 1 Capital (to average assets)
   Company .............................   17,876          8.3%       8,577         4.0%        n/a
   Bank ................................   16,141          7.5%       8,574         4.0%      10,717          5.0%

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000 --(Continued)


                                                                        For Capital             Required to be
                                                 Actual              Adequacy Purposes         Well Capitalized
                                         -----------------------   ----------------------   -----------------------
1999                                       Amount        Ratio       Amount       Ratio       Amount        Ratio
----                                       ------        -----       ------       -----       ------        -----
Total Capital (to risk weighted assets)
   Company .............................  $16,190         10.9%     $11,865         8.0%        n/a
   Bank ................................   15,419         10.4%      11,863         8.0%     $14,829         10.0%
Tier 1 Capital (to risk weighted assets)
   Company .............................   14,698          9.9%       5,932         4.0%        n/a
   Bank ................................   13,927          9.4%       5,932         4.0%       8,897          6.0%
Tier 1 Capital (to average assets)
   Company .............................   14,698          7.4%       7,976         4.0%        n/a
   Bank ................................   13,927          7.0%       7,976         4.0%       9,970          5.0%

     Management believes, as of December 31, 2000, that the Bank meets all capital requirements to which it is subject.

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 2000, retained earnings of $4,986,000 were not restricted as to the payment of dividends. The Bank paid $750,000 in dividends during 1999, and $1,000,000 in dividends to the Company during 2000.

     The Bank is subject to certain restrictions under the Federal Reserve Act, including restrictions on the extension of credit to affiliates. In particular, the Company is prohibited from borrowing from the Bank unless the loans are secured by speci.ed types of collateral. Such secured loans and other advances from the Bank are limited to 10% of the Bank's shareholders' equity on a per affiliate basis. There were no such extensions of credit by the Bank in 1999 and 2000.


14. EMPLOYEE BENEFIT PLANS

     In 1999, the Company established an Employee Stock Ownership Plan (ESOP) to provide an ownership interest in the Company and retirement benefits to substantially all full-time employees. The amount of the annual contributions is at the discretion of the Board of Directors. The Company contributed $90,000 in 1999 and 2000. The ESOP purchased 6,000 and 12,400 shares of Company stock in the open market during 1999 and 2000, respectively.

     The Company has a Deferred Compensation Plan for Executives. Participation in the Plan is limited to a select group of management and other employees as determined by the Board of Directors. Under the terms of the Plan, participants may defer a portion of their cash compensation and receive minimum 50% matching contributions from the Company, which vest over the employee's remaining years of employment to retirement. The Company has guaranteed participants a certain minimum return on their contributions and on the Company's matching contributions. Net expenses incurred by the Company for the years ended December 31, 1998, 1999 and 2000 were $39,000, $43,000 and $7,000, respectively.

     The Company also has a defined contribution plan covering all eligible salaried employees. Employees may, up to prescribed limits, contribute to the plan. The Company may also elect to make discretionary contributions to the plan based on the Company's earnings. No contributions were made by the Company in 1998, 1999 or 2000.

15. Earnings Per Share

     The following table reconciles the numerators and the denominators of the basic and diluted per share computations in accordance with SFAS No. 128 (in thousands, except per share amounts):




                                                     Year Ended December 31,
                       ------------------------------------------------------------------------------------
                                         1998                                       1999
                       ----------------------------------------- ------------------------------------------
                           Income         Shares      Per Share      Income          Shares      Per Share
                        (Numerator)   (Denominator)     Amount    (Numberator)   (Denominator)     Amount
                       ------------- --------------- ----------- -------------- --------------- -----------
Basic EPS
Income available
 to common
 shareholders ........     $1,621         2,158        $ 0.75        $2,333          2,075        $  1.12
Effect of Dilutive
 Securities ..........
Stock options ........                      146                                        107
                           ------         -----        ------        ------          -----        -------
Diluted EPS
Income available
 to common
 shareholders
 plus assumed
 conversions .........     $1,621         2,304        $ 0.70        $2,333          2,182        $  1.07
                           ======         =====        ======        ======          =====        =======


                               Year Ended December 31,
                       ----------------------------------------
                                         2000
                       ----------------------------------------
                           Income         Shares      Per Share
                        (Numerator)   (Denominator)    Amount
                       ------------- --------------- ----------
Basic EPS
Income available
 to common
 shareholders ........     $3,070         2,022       $  1.52
Effect of Dilutive
 Securities ..........
Stock options ........                       99
                           ------         -----       -------
Diluted EPS
Income available
 to common
 shareholders
 plus assumed
 conversions .........     $3,070         2,121       $  1.45
                           ======         =====       =======

16. Parent Company Only Condensed Financial Information

     The condensed financial information for MCB Financial Corporation (parent company only) at December 31, 1999 and 2000, and the results of its operations and cash flows for the years then ended, is summarized as follows (dollar amounts in thousands):

                                                                 1999         2000
                                                                 ----         ----
Financial Condition:
Assets:
   Cash and due from banks ...............................    $    702      $  1,695
   Investment in subsidiaries ............................      13,625        16,465
   Other .................................................          70           144
                                                              --------      --------
   Total .................................................    $ 14,397      $ 18,304
                                                              ========      ========
Liabilities and shareholders' equity:
   Other liabilities .....................................    $     --      $    105
   Subordinated debt .....................................          --         3,093
                                                              --------      --------
      Total liabilities ..................................           0         3,198
                                                              --------      --------
Shareholders' equity:
   Common stock ..........................................    $ 10,750         9,501
   Accumulated other comprehensive (loss) income .........        (518)           47
   Retained earnings .....................................       4,165         5,558
                                                              --------      --------
      Total shareholders' equity .........................      14,397        15,106
Total ....................................................    $ 14,397      $ 18,304
                                                              ========      ========

                                                                           1998         1999         2000
                                                                           ----         ----         ----
Results of Operations:
Income:
   Interest income ....................................................  $    32      $    28      $    42
   Dividend income from Bank ..........................................      500          750        1,000
                                                                         -------      -------      -------
      Total ...........................................................      532          778        1,042
Expenses:
   Interest expense ...................................................  $    --           --          105
   Other expenses .....................................................      140          102          160
                                                                         -------      -------      -------
      Total ...........................................................      140          102          265
Income before taxes and equity in undistributed net income of Bank ....      392          676          777
Income tax benefit ....................................................       53           37          110
                                                                         -------      -------      -------
Income before equity in undistributed net income of Bank ..............      445          713          887
Equity in undistributed net income of Bank ............................    1,176        1,620        2,183
                                                                         -------      -------      -------
   Net income .........................................................  $ 1,621      $ 2,333      $ 3,070
                                                                         =======      =======      =======


                                                                                1998            1999          2000
                                                                                ----            ----          ----
Cash Flows:
Cash flows from operating activities:
 Net income ..............................................................   $ 1,621         $ 2,333       $ 3,070
 Reconciliation to cash used in operating activities:
   (Increase) in equity in undistributed net income of Bank ..............    (1,175)         (1,621)       (2,182)
   Amortization ..........................................................        11              --             2
   Decrease in other assets ..............................................        29              53           (35)
   Decrease in accrued interest payable and other liabilities ............        (1)                          105
                                                                             -------         -------       -------
    Cash provided by operating activities ................................       485             765           960
Cash flows from investing activities:
 Capital contribution to MCB Statutory Trust I ...........................        --              --           (93)
 Net (increase) decrease in loans held for investment ....................       (92)             92            --
                                                                             -------         -------       -------
   Cash (used in) provided by investing activities .......................       (92)             92           (93)
Cash flows from financing activities:
 Cash dividends paid .....................................................        --             (40)          (81)
 Cash payment for fractional shares resulting from stock dividend ........        --              (2)           --
 Proceeds from the exercise of stock options .............................       115             362           191
 Proceeds from issuance of subordinated debt .............................        --              --         3,093
 Purchases of common stock ...............................................      (847)           (739)       (3,077)
                                                                             -------         -------       -------
   Cash (used in) provided by financing activities .......................      (732)           (419)          126
Net (decrease) increase in cash and equivalents ..........................      (339)            438           993
Cash and equivalents:
 Beginning of period .....................................................       603             264           702
 End of period ...........................................................   $   264         $   702       $ 1,695

17. Subsequent Events

     The 2000 stock repurchase program was completed in January 2001 with the purchase of 105,060 shares for a total purchase price of $1,231,031.

18. Summary of Quarterly Financial Information (Unaudited)

     Certain amounts in the following unaudited quarterly financial information have be reclassified to conform with the current presentation. In the opinion of management, all adjustments necessary to fairly present the results of operations have been made.

                                                            2000 Quarters Ended
                                          --------------------------------------------------------
                                           March 31      June 30      September 30     December 31
                                           --------      -------      ------------     -----------
                                                   (In thousands, except per share data)
Interest income .......................    $ 4,190       $ 4,431        $ 4,737         $ 4,887
Interest expense ......................      1,256         1,328          1,416           1,515
                                           -------       -------        -------         -------
Net interest income ...................      2,934         3,103          3,321           3,372
Provision for loan losses .............        120           100            100             100
Other income ..........................        211           237            194             227
Other expenses ........................      1,918         1,934          1,975           2,036
                                           -------       -------        -------         -------
Income before income taxes and divi-
 dends paid on trust preferred securi-
 ties .................................      1,107         1,306          1,440           1,463
Income tax provision ..................        454           545            580             566
                                           -------       -------        -------         -------
Net income before dividends paid on
 trust preferred securities ...........        653           761            860             897
Dividends paid on trust preferred secu-
 rities ...............................         --            --             21              80
                                           -------       -------        -------         -------
Net income ............................    $   653       $   761        $   839         $   817
                                           =======       =======        =======         =======
Basic earnings per share ..............    $  0.32       $  0.37        $  0.41         $  0.41
Diluted earnings per share ............    $  0.30       $  0.36        $  0.39         $  0.39
Dividends per share ...................    $  0.01       $  0.01        $  0.01         $  0.01


                                                         1999 Quarters Ended
                                       --------------------------------------------------------
                                        March 31      June 30      September 30     December 31
                                       ----------   -----------   --------------   ------------
                                                (In thousands, except per share data)
Interest income ....................    $ 3,436       $ 3,637        $ 3,908         $ 4,045
Interest expense ...................      1,040         1,053          1,164           1,253
                                        -------       -------        -------         -------
Net interest income ................      2,396         2,584          2,744           2,792
Provision for loan losses ..........         90            35            120             120
Other income .......................        291           242            245             210
Other expenses .....................      1,815         1,743          1,781           1,830
                                        -------       -------        -------         -------
Income before income taxes .........        782         1,048          1,088           1,052
Income tax provision ...............        321           433            448             435
                                        -------       -------        -------         -------
Net income .........................    $   461       $   615        $   640         $   617
                                        =======       =======        =======         =======
Basic earnings per share ...........    $  0.22       $  0.30        $  0.31         $  0.30
Diluted earnings per share .........    $  0.21       $  0.29        $  0.30         $  0.28
Dividends per share ................                                 $  0.01         $  0.01

Independent Auditors' Report

To the Board of Directors and Shareholders of MCB Financial Corporation:

We have audited the accompanying consolidated balance sheets of MCB Financial Corporation and Subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MCB Financial Corporation and its subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP



San Francisco, California
January 12, 2001

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                  June 30,      December 31,
                                                                                    2001            2000
                                                                                    ----            ----
                                                                                 (Unaudited)
                                                                                Dollar amounts in thousands
Assets
Cash and due from banks .......................................................   $ 18,264        $ 12,040
Federal funds sold ............................................................          0             250
                                                                                  --------        --------
      Total cash and cash equivalents .........................................     18,264          12,290
Interest-bearing deposits with banks ..........................................        286             286
Investment securities available for sale at fair value ........................     35,468          25,100
Investment securities held to maturity at cost; fair value $1,999 in 2000 .....         --           2,000
Loans held for investment (net of allowance for loan losses of $2,039 in
 2001 and $1,939 in 2000) .....................................................    165,606         162,884
Premises and equipment, net ...................................................      3,620           3,470
Accrued interest receivable ...................................................      1,213           1,276
Deferred income taxes .........................................................        918           1,019
Other assets ..................................................................        905             929
                                                                                  --------        --------
      Total assets ............................................................   $226,280        $209,254
                                                                                  ========        ========
Liabilities and Shareholders' Equity
Liabilities:
 Deposits:
   Noninterest-bearing ........................................................   $ 50,716        $ 47,383
   Interest-bearing:
    Transaction accounts ......................................................    114,690         105,284
    Time certificates, $100,000 and over ......................................     30,637          25,153
    Savings and other time deposits ...........................................     11,008          10,765
                                                                                  --------        --------
      Total interest-bearing deposits .........................................    156,335         141,202
                                                                                  --------        --------
      Total deposits ..........................................................    207,051         188,585
 Other borrowings .............................................................        750             750
 Accrued interest payable and other liabilities ...............................      1,624           1,813
                                                                                  --------        --------
      Total liabilities .......................................................    209,425         191,148
      Company obligated mandatorily redeemable cumulative trust
       preferred securities of subsidiary trust holding soley junior
       subordinated debentures ................................................      3,000           3,000
Shareholders' Equity
 Preferred stock, no par value: authorized 20,000,000 shares; none issued or outstanding
 Common stock, no par value: authorized 20,000,000 shares; issued and
   outstanding 1,633,516 shares in 2001 and 1,834,877 shares in 2000 ..........      8,431           9,501
 Accumulated other comprehensive income .......................................        189              47
 Retained earnings ............................................................      5,235           5,558
                                                                                  --------        --------
      Total shareholders' equity ..............................................     13,855          15,106
                                                                                  --------        --------
 Total liabilities and shareholders' equity ...................................   $226,280        $209,254

------------
See notes to condensed consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 JUNE 30, 2001

                                                                                 Six Months Ended
                                                                                     June 30,
                                                                           ----------------------------
                                                                               2001            2000
                                                                               ----            ----
                                                                                   (Unaudited)
                                                                           Dollar amounts in thousands,
                                                                             except per share amounts
Interest Income:
   Loans, including fees .................................................   $8,041        $7,387
   Federal funds sold ....................................................      166           317
   Investment securities .................................................      749           917
                                                                             ------        ------
   Total interest income .................................................    8,956         8,621
                                                                             ------        ------
Interest Expense:
   Interest-bearing transaction, savings and other time deposits .........    1,971         2,189
   Time certificates, $100,000 and over ..................................      761           379
   Other interest ........................................................       31            16
                                                                             ------        ------
      Total interest expense .............................................    2,763         2,584
                                                                             ------        ------
Net Interest Income ......................................................    6,193         6,037
                                                                             ------        ------
Provision for Loan Losses ................................................      100           220
                                                                             ------        ------
Net Interest Income After Provision for Loan Losses ......................    6,093         5,817
                                                                             ------        ------
Other Income:
   Gain on sale of loans .................................................       39            35
   Service fees on deposit accounts ......................................      256           245
   Loan servicing fees ...................................................       32            27
   Gain (loss) on sale of investment securities ..........................                     (2)
   Other .................................................................      160           114
                                                                             ------        ------
      Total other income .................................................      487           419
                                                                             ------        ------
Other Expenses:
   Salaries and employee benefits ........................................    2,238         2,187
   Occupancy expense .....................................................      538           527
   Furniture and equipment expense .......................................      236           224
   Professional services .................................................      120           126
   Supplies ..............................................................      119           121
   Promotional expenses ..................................................      155           148
   Data processing fees ..................................................      198           177
   Regulatory assessments ................................................       30            30
   Other .................................................................      265           283
                                                                             ------        ------
      Total other expenses ...............................................    3,899         3,823
                                                                             ------        ------
Income Before Income Taxes and Dividends Paid on Trust Preferred
 Securities ..............................................................    2,681         2,413
Income Tax Provision .....................................................    1,034           999
                                                                             ------        ------
Income Before Dividends Paid on Trust Preferred Securities ...............    1,647         1,414
Dividends Paid on Trust Preferred Securities .............................      158            --
                                                                             ------        ------
Net Income ...............................................................   $1,489        $1,414
                                                                             ======        ======
Basic Earnings Per Share .................................................   $ 0.87        $ 0.69
                                                                             ======        ======
Diluted Earnings Per Share ...............................................   $ 0.83        $ 0.66
                                                                             ======        ======

------------
See notes to condensed consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                Six Months Ended
                                                                                    June 30,
                                                                            -------------------------
                                                                               2001          2000
                                                                               ----          ----
                                                                                   (Unaudited)
                                                                                Dollar amounts in
                                                                                    thousands
Net income ................................................................  $1,489        $ 1,414
Other comprehensive income (loss)
 Unrealized gains (losses) on securities:
   Unrealized holding gains (losses) arising during period (net of taxes of
    $99 and $28 in the six months ended June 30, 2001 and 2000,
    respectively) .........................................................     142             41
   Less: reclassification adjustment for gains (losses) included in net
    income (net of taxes of $(1) in the six months ended June 30, 2000)                         (1)
                                                                             ------        --------
Other comprehensive income (loss) .........................................     142             40
                                                                             ------        --------
Comprehensive income ......................................................  $1,631        $ 1,454
                                                                             ======        ========

------------
See notes to condensed consolidated financial statements.

                  MCB FINANCIAL CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 JUNE 30, 2001

                                                                                For the Six Months
                                                                                  Ended June 30,
                                                                            --------------------------
                                                                                2001           2000
                                                                                ----           ----
                                                                                   (Unaudited)
                                                                            Dollar amounts in thousands
Cash Flows From Operating Activities:
 Net income ...............................................................  $   1,489      $  1,414
 Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for loan losses ..............................................        100           220
   Depreciation and amortization ..........................................        308           154
   Loss on sale of investment securities, net .............................                        2
   Gain on sale of loans ..................................................        (39)          (35)
   Deferred income taxes
   Changes in:
    Accrued interest receivable ...........................................         63           (54)
    Other assets ..........................................................         24           604
    Accrued interest payable and other liabilities ........................       (175)          445
                                                                             ---------      --------
      Net cash provided by operating activities ...........................      1,770         2,750
Cash Flows From Investing Activities:
 Held to maturity securities:
   Calls ..................................................................      2,000            --
 Available for sale securities:
   Maturities .............................................................         --         3,000
   Purchases ..............................................................    (10,152)       (6,925)
   Sales ..................................................................         --        11,957
 Net increase in loans held for investment ................................     (2,783)       (9,596)
 Purchases of premises and equipment, net .................................       (431)         (383)
                                                                             ---------      --------
      Net cash used in investing activities ...............................    (11,366)       (1,947)
Cash Flows From Financing Activities:
 Net increase in noninterest-bearing demand deposits ......................      3,333         7,624
 Net increase (decrease) in interest-bearing transaction, savings and other
   time deposits ..........................................................     15,133        (2,615)
 Net decrease in other borrowings
 Cash dividends paid ......................................................        (34)          (41)
 Proceeds from the exercise of stock options ..............................        243            12
 Repurchases of common stock ..............................................     (3,105)         (481)
                                                                             ---------      --------
      Net cash provided by financing activities ...........................     15,570         4,499
                                                                             ---------      --------
Net Increase in Cash and Cash Equivalents .................................      5,974         5,302
Cash and Cash Equivalents:
 Beginning of period ......................................................     12,290        16,956
                                                                             ---------      --------
 End of period ............................................................  $  18,264      $ 22,258
                                                                             =========      ========
Cash Paid During the Period for:
 Interest on deposits and other borrowings ................................  $   2,624      $  2,539
 Income taxes .............................................................  $     951      $    825

------------
See notes to condensed consolidated financial statements.

                           MCB FINANCIAL CORPORATION

                        NOTES TO CONDENSED CONSOLIDATED
                      FINANCIAL STATEMENTS JUNE 30, 2001


1. Summary of Significant Accounting Policies

     MCB Financial Corporation (the "Company" on a consolidated basis) is a bank holding company with one bank subsidiary: Metro Commerce Bank (the "Bank"). MCB Statutory Trust I (the "Trust"), which is a Connecticut statutory trust formed for the exclusive purpose of issuing and selling trust preferred securities, is also a subsidiary of the Company. The unaudited condensed consolidated financial information included herein was prepared on the same basis as the audited financial statements for the year ended December 31, 2000. The interim condensed consolidated financial statements contained herein are not audited. However, in the opinion of the Company, all adjustments, consisting only of normal recurring items necessary for a fair presentation of the operating results for the periods shown, have been made. The results of operations for the six months ended June 30, 2001 should not be considered indicative of operating results to be expected for the year ending December 31, 2001. Certain prior year and prior quarter amounts have been reclassified to conform to current classifications. Cash and cash equivalents consists of cash, due from banks, and federal funds sold.


     Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. Earnings per share

     Basic earnings per share is computed by dividing net income by the number of weighted average common shares outstanding. Diluted earnings per share reflects potential dilution from outstanding stock options, using the treasury stock method. The number of weighted average shares used in computing basic and diluted earnings per share are as follows:

                                                         Three Months Ended June 30,
                              ----------------------------------------------------------------------------------
                                                2001                                      2000
                              ----------------------------------------- ----------------------------------------
                                  Income         Shares      Per Share      Income         Shares      Per Share
                               (Numerator)   (Denominator)     Amount    (Numerator)   (Denominator)    Amount
                               -----------   -------------     ------    -----------   -------------    ------
Basic EPS ...................
Income available to common
 shareholders ...............     $ 778          1,652        $  0.47       $ 761          2,030       $  0.37
Effect of Dilutive Securities
 Stock options ..............        --             80             --          --             92            --
                                  -----          -----        -------       -----          -----       -------
Diluted EPS
Income available to common
 shareholders plus assumed
 conversions ................     $ 778          1,732        $  0.45       $ 761          2,122       $  0.36
                                  =====          =====        =======       =====          =====       =======

                           MCB FINANCIAL CORPORATION

                        NOTES TO CONDENSED CONSOLIDATED
                FINANCIAL STATEMENTS JUNE 30, 2001 --(Continued)


                                                          Six Months Ended June 30,
                              ----------------------------------------------------------------------------------
                                                2001                                      2000
                              ----------------------------------------- ----------------------------------------
                                  Income         Shares      Per Share      Income         Shares      Per Share
                               (Numerator)   (Denominator)     Amount    (Numerator)   (Denominator)    Amount
                               -----------   -------------     ------    -----------   -------------    ------
Basic EPS ...................
Income available to common
 shareholders ...............    $ 1,489         1,704        $  0.87      $ 1,414         2,042       $  0.69
Effect of Dilutive Securities
 Stock options ..............         --            85             --           --           105            --
                                 -------         -----        -------      -------         -----       -------
Diluted EPS
Income available to common
 shareholders plus assumed
 lconversions ...............    $ 1,489         1,789        $  0.83      $ 1,414         2,147       $  0.66
                                 =======         =====        =======      =======         =====       =======

3. Accounting Pronouncements

     Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," was adopted by the Company effective January 1, 2001. SFAS 133 as amended establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. Under SFAS 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The adoption of SFAS No. 133 did not have a significant impact on the financial position or results of operations, or cash flows of the Company.

     SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinquishments of Liabilities," was adopted by the Company effective April 1, 2001. SFAS No. 140 is a replacement of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinquishments of Liabilities." Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Standards Board ("FASB"), and some were changed only in minor ways. In issuing SFAS No.140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. The adoption of SFAS No. 140 did not have a significant impact on the financial position or results of operations, or cash flows of the Company.

     In June 2001, SFAS No. 142, "Accounting for Goodwill and Other Intangible Assets," was issued. This standard is effective starting with fiscal years beginning after December 15, 2001. This standard establishes new accounting standards for goodwill and continues to require the recognition of goodwill as an asset but does not permit amortization of goodwill as previously required by the Accounting Principles Board Opinion ("APB") Opinion No. 17. The standard also establishes a new method of testing goodwill for impairment. It requires goodwill to be separately tested for impairment at a reporting unit level. The amount of goodwill determined to be impaired would be expensed to current operations. Management believes that the adoption of the statement will not have a material effect on the Company's financial statements.


4. Subsequent Event

     Pursuant to the April 2001 stock purchase agreement between the Company, John Cavallucci and his family, on July 3, 2001, the Company repurchased the remaining 43,011 shares of the Company's common stock owned by them at a price of $12.00 per share. On the same date, the company repurchased an additional 10,500 shares from Mr. Cavallucci which he had acquired upon exercise of vested options. Pursuant to the stock purchase agreement, Mr. Cavallucci resigned from the board of directors on July 3, 2001.

                                                                        ANNEX A









                     AGREEMENT AND PLAN OF REORGANIZATION
                                     AMONG
                           MCB FINANCIAL CORPORATION
                              METRO COMMERCE BANK
                                      AND
                               BUSINESS BANCORP
                          BUSINESS BANK OF CALIFORNIA

                          DATED AS OF AUGUST 15, 2001

                               Table of Contents


                                                                    Page
                                                                   -----

ARTICLE I   CERTAIN DEFINITIONS                                     A-1
ARTICLE II   THE BANK MERGER                                        A-3
  2.1        The Bank Merger ...................................    A-3
  2.2        Effective Time ....................................    A-4
  2.3        Effects of the Bank Merger ........................    A-4
ARTICLE III   THE MERGER                                            A-4
  3.1        The Merger ........................................    A-4
  3.2        Effective Time ....................................    A-4
  3.3        Effects of the Merger .............................    A-4
  3.4        Conversion of MCB Common Stock ....................    A-4
  3.5        BB Common Stock ...................................    A-5
  3.6        Options ...........................................    A-5
  3.7        Articles of Incorporation .........................    A-5
  3.8        Bylaws ............................................    A-5
  3.9        Tax Consequences ..................................    A-5
  3.10       Board of Directors ................................    A-5
  3.11       Dissenting Shares .................................    A-5
ARTICLE IV   CLOSING AND EXCHANGE OF SHARES                         A-6
  4.1        Closing ...........................................    A-6
  4.2        BB to Make Shares Available .......................    A-6
  4.3        Exchange of Shares ................................    A-6
ARTICLE V   ACTIONS PENDING MERGER                                  A-7
  5.1        Ordinary Course ...................................    A-7
  5.2        Capital Stock .....................................    A-7
  5.3        Dividends, Stock Splits, Etc ......................    A-8
  5.4        Compensation; Employment Agreements; Etc ..........    A-8
  5.5        Benefit Plans .....................................    A-8
  5.6        Acquisitions And Dispositions .....................    A-8
  5.7        Amendments ........................................    A-8
  5.8        Accounting Methods ................................    A-8
  5.9        Adverse Actions ...................................    A-9
  5.10       Claims ............................................    A-9
  5.11       Agreements ........................................    A-9
ARTICLE VI   REPRESENTATIONS AND WARRANTIES                         A-9
  6.1        Disclosure Schedules ..............................    A-9
  6.2        Standard ..........................................    A-9
  6.3        Representations and Warranties ....................    A-9

                               Table of Contents
                                  (continued)

                                                                                        Page
                                                                                       -----
ARTICLE VII   COVENANTS                                                                 A-16
   7.1       Reasonable Best Efforts ...............................................    A-16
   7.2       Stockholder Approvals .................................................    A-16
   7.3       Registration Statement ................................................    A-16
   7.4       Press Releases ........................................................    A-17
   7.5       Access; Information ...................................................    A-17
   7.6       Acquisition Proposals .................................................    A-18
   7.7       Affiliate Agreements ..................................................    A-18
   7.8       Takeover Laws .........................................................    A-18
   7.9       No Rights Triggered ...................................................    A-18
   7.10      Shares Listed .........................................................    A-18
   7.11      Regulatory Applications ...............................................    A-18
   7.12      Indemnification; Directors' and Officers' Insurance ...................    A-19
   7.13      Benefits Plans ........................................................    A-20
   7.14      Notification of Certain Matters .......................................    A-20
ARTICLE VIII   ADDITIONAL AGREEMENTS                                                    A-21
   8.1       Adoption of By-law and Articles Amendments ............................    A-21
   8.2       Appointment of MCB Designees as BB Directors ..........................    A-21
   8.3       Resignation of Two BB Directors .......................................    A-21
   8.4       Replacement Employment Agreements .....................................    A-21
   8.5       Management Structure Following Reorganization .........................    A-21
   8.6       ESOP Plan Adoption ....................................................    A-21
   8.7       Adoption of Shareholder Rights Plan ...................................    A-21
   8.8       Adoption of Stock Option Plan .........................................    A-21
   8.9       Enforcement of Additional Agreements ..................................    A-22
ARTICLE IX   CONDITIONS TO CONSUMMATION OF THE REORGANIZATION                           A-22
   9.1       Shareholder Vote ......................................................    A-22
   9.2       Regulatory Approvals ..................................................    A-22
   9.3       Third-Party Consents ..................................................    A-22
   9.4       No Injunction, Etc ....................................................    A-22
   9.5       Representations, Warranties, Covenants and Additional Agreements of BB     A-22
   9.6       Representations, Warranties and Covenants of MCB ......................    A-22
   9.7       Effective Registration Statement ......................................    A-23
   9.8       Tax Opinion ...........................................................    A-23
   9.9       NASDAQ Listing ........................................................    A-23
ARTICLE X   TERMINATION                                                                 A-23
  10.1       Termination ...........................................................    A-23
  10.2       Effect of Termination and Abandonment .................................    A-24
  10.3       Liquidated Damages ....................................................    A-24


                               Table of Contents
                                  (continued)

                                                                               Page
                                                                              -----
ARTICLE XI   MISCELLANEOUS                                                     A-24
  11.1        Survival ....................................................    A-24
  11.2        Waiver; Amendment. ..........................................    A-24
  11.3        Counterparts ................................................    A-24
  11.4        Governing Law ...............................................    A-24
  11.5        Expenses ....................................................    A-24
  11.6        Confidentiality .............................................    A-25
  11.7        Notices .....................................................    A-25
  11.8        Entire Understanding; No Third Party Beneficiaries ..........    A-25
  11.9        Interpretations .............................................    A-25

                               Table of Contents
                                  (continued)


EXHIBITS



Exhibit A         MCB Financial Corporation Stock Option Agreement ........................   A-27
Exhibit B         Business Bancorp Stock Option Agreement .................................   A-37
SCHEDULES
Schedule 2.3(c)   Directors of the Resulting Institution (BB Bank) ........................   A-46
Schedule 2.3(d)   Offices of the Resulting Institution (BB Bank) ..........................   A-47
Schedule 3.3      Effects of the Merger ...................................................   A-48
Schedule 3.10     Board of Directors (BB) .................................................   A-49
Schedule 7.7(c)   Support Agreements ......................................................   A-50
Schedule 8.1(a)   Amendment of Bylaws--Cumulative Voting and Number of Directors ..........   A-58
Schedule 8.1(b)   Amendment of Bylaws--Nominating Committees and Supermajority ............   A-60
Schedule 8.1(d)   Certificate of Amendment of Articles of Incorporation of BB .............   A-64
Schedule 8.4      Replacement Employment Agreements .......................................   A-66
Schedule 8.5      Management Structure Following Reorganization ...........................   A-67

     AGREEMENT  AND  PLAN  OF  REORGANIZATION, dated as of August 15, 2001 (this
"Agreement"), by and between MCB Financial Corporation, a California corporation ("MCB") and Business Bancorp, a California corporation ("BB") and their respective subsidiary banks, Metro Commerce Bank ("MCB Bank") and Business Bank of California ("BB Bank").


                                  WITNESSETH:

     WHEREAS, the Boards of Directors of MCB and BB have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein in which, subject to the terms and conditions set forth herein, (i) MCB will merge (the "Merger,") with and into BB, with BB as the surviving corporation in the Merger; and (ii) simultaneously MCB Bankwill be merged (the "Bank Merger") with and into BB Bank with BB Bank as the surviving corporation in the Bank Merger (collectively, the "Reorganization"); and

     WHEREAS, in connection with the execution of this Agreement, MCB and BB will enter into a stock option agreement, with MCB as issuer and BB as grantee (the "MCB Stock Option Agreement") in the form attached hereto as Exhibit A; and

     WHEREAS, in connection with the execution of this Agreement, BB and MCB will enter into a stock option agreement, with BB as issuer and MCB as Grantee (the "BB Common Stock Option Agreement," and together with the MCB Stock Option Agreement, the "Stock Option Agreements") in the form attached hereto as Exhibit B; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Reorganization and also to prescribe certain conditions to the Reorganization;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:



                                   ARTICLE I

                              CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "BB Common Stock" shall mean BB Common Stock.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated March 21, 2001, between MCB and BB.

     "Commissioner" shall mean the Commissioner of Financial Institutions for the State of California.

     "DFI" shall mean the California Department of Financial Institutions.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Federal Reserve Board" shall mean the, Board of Governors of the Federal Reserve System.

     "Financial Code" shall mean the California Financial Code.

     "Liens" shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "MCB Board" shall mean the board of directors of MCB as existing from the date of this Agreement through the Effective Time, including any replacement directors appointed by the MCB Board to fill vacancies occurring during the aforementioned period.

     "MCB ESOP Plan" shall mean that qualified Employee Stock Ownership Plan adopted as of January 1, 1999 by MCB.

     "MCB Shareholder Rights Agreement" shall mean the Shareholder Rights Agreement, dated as of January 19, 1999, by and between MCB and U.S. Stock Transfer Corporation, as rights agent, as amended.

     "MCB Stock" shall mean MCB Common Stock.

     "Material Adverse Effect" shall mean with respect to MCB or BB, respectively, any effect that (i) is material and adverse to the financial position, results of operations or business of MCB and its Subsidiaries taken as a whole, or BB and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of MCB or BB, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Reorganization and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (C) actions or omissions of MCB or BB taken with the prior written consent of MCB or BB, as applicable, in contemplation of the transactions contemplated hereby, (D) circumstances affecting banks or savings associations and their holding companies generally, and (E) the effects of the Reorganization and compliance by either party with the provisions of this Agreement on the business, financial condition or results of operations of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be.

     "Person"   or  "person"  shall  mean  any  individual,  bank,  corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

     "Rights" shall mean, with respect to any person, securities or obligations convertible into or exchangeable into, or any options, calls or commitments relating to, for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock of such person.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subsidiary" and "Significant Subsidiary" shall have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

     "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

     Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

                                Term                      Section
                                ----                      -------
            Affiliate .................................   7.7(a)
            Agreement .................................   Preamble
            BB ........................................   Preamble
            BB Bank ...................................   Recitals
            BB Meeting ................................   7.2
            BB Common Stock Option Agreement ..........   Recitals
            BB Common Stock ...........................   3.4(a)
            Bank Merger ...............................   Recitals

                                Term                     Section
                                ----                     -------
              Bank Merger Effective Time .............   2.2
              BB Nominating Committee ................   8.1 (b)
              California Secretary ...................   2.2
              Certificate ............................   3.4 (b)
              Claim ..................................   7.12(a)
              Closing ................................   4.1
              Closing Date ...........................   4.1
              Compensation and Benefit Plans .........   6.3 (1)
              CGCL ...................................   3.1
              Disclosure Schedule ....................   6.1
              Dissenting Shares ......................   3.11
              Effective Time .........................   3.2
              Environmental Laws .....................   6.3 (o)
              ERISA Affiliate ........................   6.3 (1)(iii)
              Exchange Agent .........................   4.2
              Exchange Fund ..........................   4.2
              Exchange Ratio .........................   3.4 (a)
              GAAP ...................................   5.8
              Indemnified Party ......................   7.12(a)
              Joint Proxy Statement ..................   7.3 (a)
              MCB ....................................   Preamble
              MCB Bank ...............................   Recitals
              MCB Bank Common Stock ..................   2.3 (a)
              MCB Common Stock .......................   3.4 (a)
              MCB Meeting ............................   7.2
              MCB Nominating Committee ...............   8.1 (b)
              MCB Rights .............................   6.3 (n)(i)
              MCB Stock Option Agreement .............   Recitals
              Meeting ................................   7.2
              Merger .................................   Recitals
              Merger Agreement .......................   3.2
              Multiemployer Plans ....................   6.3 (1)(ii)
              NASDAQ .................................   4.3 (e)
              Pension Plan ...........................   6.3 (1)(ii)
              Plans ..................................   6.3 (1)(ii)
              Registration Statement .................   7.3
              Regulatory Authorities .................   6.3 (h)(i)
              Reorganization .........................   Recitals
              SEC Documents ..........................   6.3 (g)
              Stock Option Agreements ................   Recitals
              Takeover Laws ..........................   6.3 (n)
              Tax Returns ............................   6.3 (p)

                                  ARTICLE II

                                THE BANK MERGER

     2.1 The Bank Merger. Subject to the terms and conditions of this Agreement, simultaneously with the Effective Time of the Merger, MCB Bank shall be merged with and into BB Bank (the "Bank Merger Effective Time"). BB Bank shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Bank Merger, the separate corporate existence of MCB Bank shall terminate.

     2.2 Effective Time. The Bank Merger shall become effective as set forth in the merger agreement which shall be filed with the DFI and the Secretary of State of California (the "California Secretary") and the Merger Agreement which shall be filed with the California Secretary on the Closing Date. The term "Bank Merger Effective Time" shall be the date and time when the Bank Merger becomes effective, as set forth by the Commissioner on the merger agreement.

     2.3 Effects of the Bank Merger. At and after the Bank Merger Effective Time, the Bank Merger shall have the effects set forth in the Financial Code, including the following:

       (a) Cancellation of MCB Bank Common Stock. At the Bank Merger Effective Time, each share of common stock of MCB Bank ("MCB Bank Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of capital stock or other securities or obligations of BB Bank shall be issued with respect to or in exchange for such canceled shares, and such canceled shares of MCB Bank Common Stock shall not be converted into capital stock or other securities or obligations of BB Bank.

       (b) Articles and Bylaws of the Resulting Institution. The articles of BB Bank, as in effect immediately prior to the Bank Merger Effective Time and the Bylaws of BB Bank as amended to be consistent with the requirements of Article VIII hereof, shall be the articles and bylaws of BB Bank, as the resulting institution of the Bank Merger, until either is thereafter amended in accordance with applicable law.

       (c) Directors of the Resulting Institution. The directors of BB Bank, as the resulting institution of the Bank Merger, shall be those persons listed in Schedule 2.3(c) to this Agreement. Such directors shall continue in office until their successors are duly elected and qualified or otherwise duly selected.

       (d) Offices of the Resulting Institution. The home and other offices of BB Bank, as the resulting institution of the Bank Merger, shall be as listed in Schedule 2.3(d) to this Agreement.


                                  ARTICLE III

                                  THE MERGER

     3.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the California General Corporation Law ("CGCL"), at the Effective Time, MCB shall merge with and into BB. BB shall be the surviving corporation in the Merger, and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of MCB shall terminate.

     3.2 Effective Time. The Merger shall become effective as set forth in the merger agreement (the "Merger Agreement") which shall be filed with the California Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Merger Agreement.

     3.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 1107 of the CGCL. The home office of BB as the resulting institution of the Merger, shall be as listed in
Schedule 3.3 to this Agreement.

     3.4 Conversion of MCB Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of BB, MCB or the holder of any of the following securities:

       (a) Subject to Section 4.3(f), each share of the common stock, no par value, of MCB (the "MCB Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive
   1.1763 shares (the "Exchange Ratio") of BB Common Stock (the "BB Common Stock").

       (b) All of the shares of MCB Common Stock converted into the right to receive BB Common Stock pursuant to this Article III shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate")
   previously representing any such shares of MCB Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of BB Common Stock and (ii) cash in lieu of fractional shares into which the shares  of  MCB  Common  Stock  represented  by  such  Certificate  have been converted pursuant to this Section 3.4 and Section 4.3(f). Certificates previously representing shares of MCB Common Stock shall be exchanged for certificates representing whole shares of BB Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 4.3, without any interest thereon. If, prior to the Effective Time, the outstanding shares of MCB
   Common  Stock  or  BB  Common  Stock  shall  have  been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

     3.5 BB Common Stock. At and after the Effective Time, each share of BB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

     3.6 Options.

       (a) At the Effective Time, each option granted by MCB to purchase shares of MCB Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares, of MCB Common Stock and shall be converted automatically into an option to purchase shares of BB Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the MCB Stock plans under which they were issued and the agreements evidencing grants thereunder):

                (i) The number of shares of BB Common Stock to be subject to the new option shall be equal to the product of the number of shares of MCB Common Stock subject to the original option immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional shares of BB Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                (ii) The  exercise  price per share of BB Common Stock under the new option shall be equal to the exercise price per share of MCB Common Stock under the original option immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

       (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424 (a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to MCB shall be deemed to be references to BB.

     3.7 Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of BB shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

     3.8 Bylaws. Subject to the terms and conditions of this Agreement and as amended in accordance with Article VIII hereof, at the Effective Time, the Bylaws of BB shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     3.9 Tax Consequences. It is intended that the Bank Merger and the Merger shall each constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354.

     3.10 Board of Directors. As of the Effective Time, the board of directors of BB shall be determined as set forth on Schedule 3.10.

     3.11 Dissenting Shares. Any shares of MCB Common Stock or BB Common Stock held by a holder who dissents from the Merger in accordance with Section 1300 of the CGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect to Dissenting Shares pursuant to the CGCL.


                                  ARTICLE IV

                        CLOSING AND EXCHANGE OF SHARES

     4.1 Closing. Subject to the terms and conditions of this Agreement and the Stock Option Agreements, the closing of the Merger (the "Closing") shall take place at the time and on a date (the "Closing Date") and at a place to be specified by the parties, which shall be (i) no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions (other than those conditions to be satisfied or waived at the Closing) set forth in Article IX hereof; or (ii) at such other time as mutually agreed by the parties.

     4.2 BB to Make Shares Available. At or prior to the Effective Time, BB shall deposit, or shall cause to be deposited, with a bank or trust company reasonably acceptable to each of BB and MCB (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this
Article IV, certificates representing the shares of BB Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of BB Common Stock, together with any dividends or distributions with respect thereto (the "Exchange Fund"), to be issued pursuant to Section 3.4 and paid pursuant to Section 4.3(b) in exchange for outstanding shares of MCB Stock).

     4.3 Exchange of Shares.

       (a)  As  soon  as  practicable  after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BB Common Stock and any cash in lieu of fractional shares into which the shares of MCB Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of BB Common Stock to which such holder of MCB Common Stock shall have become entitled pursuant to the provisions of Article III and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

       (b) No dividends or other distributions declared with respect to BB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article IV. After the surrender of a Certificate in accordance with this Article IV, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BB Common Stock represented by such Certificate.

       (c) If any certificate representing shares of BB Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BB Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (d) After the Effective Time, there shall be no transfers on the stock transfer books of MCB of the shares of MCB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BB Common Stock as provided in this
   Article IV.

       (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BB Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of BB. In lieu of the issuance of any such fractional share, BB shall pay to each former stockholder of MCB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing sale prices of BB Common Stock on NASDAQ small cap exchange (the "NASDAQ") as reported for the five trading days immediately preceding the date of the Effective
   Time by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of BB Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 3.4.

       (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of MCB for 12 months after the Effective Time shall be paid to BB. Any former stockholders of MCB who have not theretofore complied with this Article IV shall thereafter look only to BB for payment of the shares of BB Common Stock, cash in lieu of any fractional shares and any, unpaid dividends and distributions on the BB Common Stock deliverable in respect of each share of MCB Common Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BB, MCB, the Exchange Agent or any other person shall be liable to any former holder of shares of MCB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

       (g)  In  the  event  any  Certificate  shall  have  been  lost, stolen or destroyed,  upon  the  making  of  an  affidavit  of  that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by BB, the posting by such person of a bond in such amount as BB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed
   Certificate  the  shares  of  BB  Common  Stock  and  any  cash  in  lieu  of
   fractional   shares   deliverable   in   respect  thereof  pursuant  to  this
   Agreement.


                                   ARTICLE V

                            ACTIONS PENDING MERGER

     From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of BB (which consent shall not be unreasonably withheld or delayed) MCB will not, and will cause each of its Subsidiaries not to, and (ii) without the prior written consent of MCB (which consent shall not be unreasonably withheld or delayed) BB will not, and will cause each of its Subsidiaries not to:

     5.1 Ordinary Course. Conduct the business of it and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approvals of any Regulatory Authorities required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

     5.2 Capital Stock. Other than (i) pursuant to Rights or other stock options or stock Previously Disclosed in its Disclosure Schedule, (ii) pursuant to the MCB Stock Option Agreement or the BB

Common Stock Option Agreement, (iii) pursuant to the MCB Shareholder Rights Agreement, (iv) trust originated preferred stock issued in the ordinary course of business or (v) as otherwise set forth in Section 5.2 of the MCB Disclosure Schedule or Section 5.2 of the BB Disclosure Schedule, (x) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of capital stock, any stock appreciation rights or any Rights, (y) enter into any agreement with respect to the foregoing, or (z) permit any additional shares of capital stock to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights.

     5.3 Dividends, Stock Splits, Etc. (i) Adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock (other than (A) in the case of MCB, (1) quarterly one cent per share cash dividends on MCB Common Stock and (2) dividends from greater than 95%-owned Subsidiaries to MCB or to another greater than 95%-owned Subsidiary of MCB, as applicable, and
(B) in the case of BB, (1) quarterly one cent per share cash dividends on BB Common Stock and (2) dividends from greater than 95%-owned Subsidiaries to MCB or to another greater than 95%-owned Subsidiary of MCB, as applicable), or
(iii) other than (A) as Previously Disclosed in its Disclosure Schedule, or (B) in the ordinary course pursuant to employee benefit plans, directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. After the date of this Agreement, each of BB and MCB shall coordinate with the other the declaration of any dividends in respect of BB Common Stock and MCB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BB Common Stock or MCB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of BB Common Stock and/or MCB Common Stock and any shares of BB Common Stock any such holder receives in exchange therefor in the Reorganization.

     5.4 Compensation;  Employment  Agreements;  Etc. Except  as  set  forth  on
Section 5.4 of the MCB Disclosure Schedule and Section 5.4 of the BB Disclosure Schedule and other than as anticipated by Section 8.4 hereof, (i) enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors or executive officers, (ii) enter into or amend any written employment, severance or similar agreements or arrangements with any of its officers or employees, or (iii) grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (A) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice or (B) other changes as are provided for herein or as may be required by law or to satisfy contractual obligations existing as of the date hereof or additional grants of awards to newly hired employees consistent with past practice.

     5.5 Benefit Plans. Except as set forth on Section 5.5 of the MCB Disclosure Schedule and Section 5.5 of the BB Disclosure Schedule and other than as anticipated by Section 8.6 hereof, enter into or amend (except as may be required by applicable law, to satisfy contractual obligations existing as of the date hereof or amendments which, either individually or in the aggregate, would not reasonably be expected to result in a material liability to MCB, BB or their respective Subsidiaries) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

     5.6 Acquisitions And Dispositions. Except as Previously Disclosed in its Disclosure Schedule, dispose of or discontinue any portion of its assets, business or properties, which is material to it and its Subsidiaries taken as a whole, or acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary and usual course of business consistent with past practice) all or any portion of, the business or property of any other entity which is material to it and its Subsidiaries taken as a whole.

     5.7 Amendments. Amend its Articles of Incorporation or Bylaws or, except as provided in Section 6.3(n) and 7.9, amend or waive any rights under the MCB Shareholder Rights Agreement.

     5.8 Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles ("GAAP").

     5.9 Adverse Actions. (i) Knowingly take any action that would, or would be reasonably likely to, prevent or impede the Reorganization from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in
(A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (B) any of the conditions to the Reorganization set forth in Article IX not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law.

     5.10 Claims. Settle any material claim, action or proceeding, except in the ordinary course of business consistent with past practice.

     5.11 Agreements. Agree or commit to do anything prohibited by Sections 5.1 through 5.10.



                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     6.1 Disclosure Schedules. On or prior to the date hereof, each of BB and MCB has delivered to the other a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties set forth in this Agreement; provided, that (i) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 6.2, and (ii) the mere inclusion of an item in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

     6.2 Standard. No  representation  or  warranty  of  BB  or MCB contained in
Section 6.3 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached any such representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 6.3, has had or is reasonably expected to have a Material Adverse Effect.

     6.3 Representations and Warranties. Subject to Sections 6.1 and 6.2 and except as Previously Disclosed in its Disclosure Schedule, MCB hereby represents and warrants to BB, and BB hereby represents and warrants to MCB, to the extent applicable, in each case with respect to itself and its Subsidiaries, as follows:

       (a) Organization, Standing and Authority. Such party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such party is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. It has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

       (b) Shares.

            (i) As of June 30, 2001, the authorized capital stock of MCB consists solely of 20,000,000 shares of MCB Common Stock, of which, as of July 31, 2001, 1,590,505 shares were outstanding and 20,000,000 of preferred stock of which none is outstanding. As of July 31, 2001, the authorized capital stock of BB consists solely of 10,000,000 shares of BB Common Stock, of which, as of July 31, 2001, 2,026,869 shares were outstanding and 2,000,000 of preferred stock of which none is outstanding. The outstanding shares of such party's capital stock are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously
       Disclosed, there are no shares of such party's capital stock authorized and reserved for issuance, such party does not have any Rights issued or outstanding with respect to its capital stock, and such party does not have any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement, the Stock Option Agreements and the MCB Shareholder Rights Agreement, as the case may be. Since June 30, 2001, neither BB nor MCB has issued shares of its capital stock or rights in respect thereof or reserved any shares for such purposes except pursuant to plans or commitments Previously Disclosed in its Disclosure Schedule.

            (ii) The number of shares of MCB Common Stock which are issuable and reserved for issuance upon exercise of stock options and other rights (other than the MCB Stock Option Agreement) of MCB as of June 30, 2001 has been Previously Disclosed in MCB's Disclosure Schedule, and the number of shares of BB Common Stock which are issuable and reserved for issuance upon exercise of stock options and other rights (other than the BB Common Stock Option Agreement) of BB as of June 30, 2001 has been Previously Disclosed in BB's Disclosure Schedule.

       (c) Subsidiaries.

            (i) (A) Except as otherwise Previously Disclosed in its Disclosure Schedule, such party has listed in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 all of its Subsidiaries, (B) it owns, directly or indirectly at least 99% of the issued and outstanding shares of each of its Significant Subsidiaries, (C) no equity securities of any of its Significant Subsidiaries are or may become required to be issued (other than to it or a Subsidiary of it) by reason of any Rights,
       (D) there are no contracts, commitments, understandings or arrangements by which any of such Significant Subsidiaries is or may be bound to sell or otherwise transfer any shares of the capital stock of any such Significant Subsidiaries (other than to it or a Subsidiary of it), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such shares (other than to it or a Subsidiary of it), and (F) all of the shares of capital stock of each such Significant Subsidiary held by it or its Subsidiaries are fully paid and nonassessable and are owned by it or its Subsidiaries free and clear of any Liens.

            (ii) Each of such party's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Each of such Significant Subsidiaries has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

            (iii) Except as set forth on their respective  Disclosure  Schedules
       6.3, with respect to BB Bank, BB represents and warrants and, with respect to MCB Bank, MCB represents and warrants (in each case a "Bank") that: Bank is a California banking corporation, validly existing and in good standing duly authorized to conduct its business as it is currently conducted. All of Bank's eligible deposits are insured by the FDIC as required under applicable law. To the best of their knowledge Bank's allowance for loan losses as shown on the Bank's June 30, 2001 report of condition ("Call Report") filed with the FDIC and DFI was adequate in all respects to provide for losses, net of recoveries, on loans outstanding. Bank's nonperforming assets are not in excess of that amount reflected on the Bank's June 30, 2001 Call Report. Other than as Previously Disclosed, Bank does not have any loans that have been classified by the Bank management, the Bank's independent auditors or any regulatory authority as "non-accrual," "watch," "other assets specially mentioned," "substandard," "doubtful," or "loss." The Bank received at least a "satisfactory" rating in its most recent Community Reinvestment Act examination.

       (d) Corporate Power. Such party and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and it has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby.

       (e) Corporate Authority. Subject, in the case of this Agreement, to approval by the holders of a majority of the shares of MCB Common Stock entitled to vote (in the case of MCB) and by the holders of a majority of the shares of BB Common Stock entitled to vote (in the case of BB), each of this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of it, and each of this Agreement and the Stock Option Agreements is a legal, valid and binding agreement of it, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

       (f) No Defaults. Subject to receipt of the regulatory approvals and expiration of the waiting periods referred to in Section 9.2 and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby by it do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or of any of its Significant Subsidiaries or to which it or any of its Significant Subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, its articles or certificate of incorporation or bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license agreement, indenture, contract, agreement or instrument.

       (g) Financial Reports and SEC Documents. Its Annual Report on Form 10-KSB, as amended through the date hereof, for the fiscal year ended December 31, 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed (collectively, its "SEC
    Documents"), with the SEC (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

       (h) Litigation; Regulatory Action.

            (i) No litigation, claim or other proceeding before any court or governmental agency is pending against it or any of its Subsidiaries, and, to the best of its knowledge, no such litigation, claim or other proceeding has been threatened.

            (ii) Neither it nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state court or any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the DFI, the FDIC and the Federal Reserve Board) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

            (iii) Neither it nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

       (i) Compliance With Laws. It and each of its Subsidiaries:

            (i) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

            (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted, and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

            (iii) has received, since December 31, 1998, no notification or communication from any Regulatory Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization, (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to its knowledge, do any grounds for any of the foregoing exist) or (D) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions proposed to be effected by it within a certain time period or indefinitely.

       (j) Defaults. Neither it nor any of its Subsidiaries is and, to its best knowledge, no counter party to a material contract is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, of operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

       (k) No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding, in the case of MCB, fees to be paid to Merrill, Lynch, Pierce, Fenner & Smith Incorporated and, in the case of BB, fees to be paid to Baxter Fentriss and Co., in each case pursuant to letter agreements which have been heretofore disclosed to the other party.

       (l) Employee Benefit Plans.

            (i) Each party has made available to the other all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, all material medical, dental, disability, health and life insurance plans, all other material employee benefit and fringe benefit plans, contracts or arrangements and any material applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or to which contributions are made by it or any of its Subsidiaries for the benefit of officers, employees, directors, or the beneficiaries of any of the foregoing (collectively, "Compensation and Benefit Plans").

            (ii) True and complete copies of its Compensation and Benefit Plans, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto have been made available to the other party.

            (iii) Each of its Compensation and Benefit Plans has been administered in all material respects in accordance with the terms thereof, All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of it and its Subsidiaries (its "Plans"), to the extent subject to ERISA, are in material compliance with ERISA, the Code, the Age Discrimination in Employment Act and other applicable laws. Each Compensation and Benefit Plan of it or its Subsidiaries which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
       Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to its knowledge, threatened litigation or governmental audit, examination or investigation relating to the Plans.

            (iv) No material liability under Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(5) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001(a)(5) of ERISA or
       Section 414 of the Code (an "ERISA Affiliate"). Neither it nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan of it or any of its Subsidiaries or by any ERISA Affiliate within the past 12 months.

            (v) All contributions, premiums and payments required to be, made under the terms of any Compensation and Benefit Plan of it or any of its Subsidiaries have been made. Neither any Pension Plan of it or any of its Subsidiaries nor any single-employer plan of an ERISA Affiliate of it or any of its Subsidiaries has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code,

            (vi) Under each Pension Plan of it or any of its Subsidiaries which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such Plan, and there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

            (vii) Neither it nor any of its Subsidiaries has any obligations under any Compensation and Benefit Plans to provide benefits, including death or medical benefits, with respect to employees of it or its Subsidiaries beyond their retirement or other termination of service other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement or death benefits under any employee pension benefit plan (as defined under Section 3 (2) of ERISA), (C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, or (D) benefits in the nature of severance pay.

            (viii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of it or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from it or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation and Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any such benefit.

       (m) Labor Matters. Neither it nor any of its Subsidiaries is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiaries to bargain with any labor organization as to wages and conditions of employment.

       (n) Takeover Laws; Rights Plans.

            (i) It has taken all action required to be taken by it in order to exempt this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby from, and this Agreement and the Stock Option Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws") of the State of California.

            (ii) In the case of the representations and warranties of MCB, it has (A) duly approved an appropriate amendment to the MCB Shareholder Rights Agreement and (B) taken all other action necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby (including, without limitation, the Reorganization) do not and will not result in the ability of any person to exercise any Rights, as defined in the MCB Shareholder Rights Agreement (the "MCB Rights"), or enable or require the MCB Rights to separate from the shares of MCB Common Stock to which they are attached or to be triggered or become exercisable.

            (iii) In the case of the representations and warranties of MCB, no "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the MCB Shareholder Rights Plan) has occurred, and the "Final Expiration Date" (as such term is defined in the MCB Rights Plan) is January 30, 2009.

       (o) Environmental Matters.

            (i) As used in this Agreement, "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

            (ii) Neither the conduct nor operation of such party or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them violates or violated Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither such party nor any of its Subsidiaries has received any notice from any person or entity that it or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, held as collateral or held as a fiduciary by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

       (p) Tax Matters. (i) All material returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws ("Tax Returns") with respect to it or any of its Subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired; (ii) all Tax Returns filed by it are complete and accurate in all material respects;
    (iii) all Taxes shown to be due on such Tax Returns have been paid or adequate reserves have been established for the payment of such Taxes; and
    (iv) except as Previously Disclosed, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any Taxes that might reasonably be expected to result in a determination, the effect of which would be a Material Adverse Effect.

       (q) Tax Treatment. As of the date hereof, it is aware of no reason why the Reorganization will fail to qualify as a "reorganization" under
    Section 368(a) of the Code.

       (r) Regulatory Approvals. The approval of the following regulatory authorities (among others) is necessary to consummate the Reorganization: the Federal Reserve Board, DFI, the FDIC and the regulatory authorities of the states and foreign jurisdictions in which MCB, BB, and their respective Subsidiaries operate. As of the date hereof, neither of MCB nor BB is aware of any reason why the approvals of such regulatory authorities will not be received.

       (s) No Material Adverse Effect. Since December 31, 2000, except as disclosed in its SEC Documents filed with the SEC on or before the date hereof, (i) it and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 6.3 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to it.

                                  ARTICLE VII

                                   COVENANTS

     MCB hereby covenants to and agrees with BB, and BB hereby covenants to and agrees with MCB, that:

     7.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Reorganization as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby including, without limitation, using its reasonable best efforts to obtain (and cooperating with the other party hereto to obtain) any consent, authorization, order or approval of, or any exemption by, any Regulatory Authority and any other third party that is required to be obtained by MCB or BB or any of their respective Subsidiaries in connection with the Reorganization and the other transactions contemplated by this Agreement, and using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other parties hereto to that end.

     7.2 Stockholder Approvals. Each of them shall take, in accordance with applicable law, applicable stock exchange rules and its respective articles of incorporation and bylaws, all action necessary to convene, respectively, an appropriate meeting of shareholders of BB to consider and vote upon the approval of this Agreement and any other matters required to be approved by BB shareholders for consummation of the Reorganization (including any adjournment or postponement, the "BB Meeting"), and an appropriate meeting of stockholders of MCB to consider and vote upon the approval of this Agreement and any other matters required to be approved by MCB's stockholders for consummation of the Reorganization (including any adjournment or postponement, the "MCB Meeting"; and each of the BB Meeting and MCB Meeting, a "Meeting"), respectively, as promptly as practicable after the date hereof. At the BB Meeting, its shareholders shall also be asked to approve the amendment to its Bylaws to increase the variable number of board numbers as set forth in Section 8.1(a), to approve the elimination of cumulative voting as set forth in Section 8.1(c), to approve an amendment to BB's articles of incorporation authorizing additional BB Common Stock and BB preferred stock as set forth in Section 8.1(d) and to approve the adoption of a new stock option plan as set forth in
Section 8.8. The Board of Directors of each of BB and MCB shall recommend such approval, and each of BB and MCB shall take all reasonable lawful action to solicit such approval by its respective stockholders.

     7.3 Registration Statement.

       (a) Each of BB and MCB agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by BB with the SEC in connection with the issuance of BB Common Stock in the Reorganization (including the joint proxy statement and prospectus and other proxy solicitation materials of BB and MCB constituting a part thereof (the "Joint Proxy Statement") and all related documents). MCB and BB agree to use their reasonable best efforts to file the Registration
   Statement with the SEC as promptly as practicable. Each of MCB and BB agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. BB also agrees to use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

       (b) Each of MCB and BB agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the BB Meeting and MCB Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Joint Proxy Statement or any amendment or supplement thereto. Each of MCB and BB further agrees that if it shall become aware prior to the Effective Time of any information that would cause any of the statements in the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Joint Proxy Statement.

       (c) In the case of BB, BB will advise MCB, promptly after BB receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the BB Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     7.4 Press Releases. Neither party will, without the prior approval of the other party hereto, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of the NASDAQ or the American Stock Exchange.

     7.5 Access; Information.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall, and shall cause its Subsidiaries to, afford the other parties and their officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period prior to the Closing Date, to all of its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such other parties and representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws (other than reports or documents that BB or MCB, or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable law), and
     (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. The parties will each provide adequate notice to and permit one representative of the other party to attend all regular and special board meetings from the date hereof through the Effective Date; provided, however, either board of directors may exclude the representative of the other party from any discussion of the transactions contemplated by this Agreement or from any discussion involving matters of attorney-client privilege. Neither BB nor MCB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

         (b) It will not use any information  obtained  pursuant to this Section
     7.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement, as if it were the Receiving Party (as defined therein)). No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     7.6 Acquisition Proposals. Without the prior written consent of the other party hereto, it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any such person relating to any tender offer or exchange offer for, or any proposal for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, or any merger or consolidation with, it or any of its Subsidiaries.

     7.7 Affiliate Agreements.

         (a) Not later than the 15th day prior to the mailing of the Joint Proxy Statement, MCB shall deliver to BB, a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the relevant Meeting, deemed to be an "affiliate" of it (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

         (b) MCB shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of MCB to execute and deliver to BB on or before the date of mailing of the Joint Proxy Statement an agreement to comply with Rule 145 under the Securities Act.

         (c) MCB and BB shall each use its respective reasonable best efforts to cause each current director of MCB and BB, as the case may be, to execute and deliver to MCB and BB within 15 days of the date of this Agreement an agreement in the form attached hereto as Schedule 7.7(c) to support the Reorganization and to vote all shares over which each director has voting authority in favor of the Reorganization.

     7.8 Takeover Laws. Neither party shall take any action that would cause the transactions contemplated by this Agreement and the Stock Option Agreements to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreements from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect of any state that purport to apply to this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby.

     7.9 No Rights Triggered. Each of MCB and BB shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (i) under its articles of incorporation or bylaws, (ii) under any material agreement to which it or any of its Subsidiaries is a party (including, without limitation, in the case of MCB, the MCB Shareholder Rights Agreement) or (iii) in the case of MCB, to exercise or receive certificates for Rights, or acquire any property in respect of Rights, under the MCB Shareholder Rights Agreement.

     7.10 Shares Listed. BB and MCB shall use their reasonable best efforts to list, prior to the Closing Date, on the NASDAQ national market system, upon official notice of issuance, the shares of BB Common Stock to be issued in the Reorganization.

     7.11 Regulatory Applications.

         (a) BB and MCB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare and execute all documentation (including, in the case of BB, such documentation on behalf of BB Bank as may be necessary in connection with the Bank Merger), to effect all filings, and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the Federal Reserve Board, the DFI, the FDIC and the regulatory authorities of the states and foreign jurisdictions in which MCB, BB and their respective Subsidiaries operate, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations, and (iii) to cause the Reorganization to be consummated as expeditiously as practicable. BB agrees to use its reasonable best efforts to file the  requisite  applications  to be  filed  by it with the  Federal
     Reserve Board and the regulatory authorities of the states and foreign jurisdictions in which MCB and its Subsidiaries operate as promptly as practicable. Each of BB and MCB shall have the right to review in advance, and, to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Regulatory Authorities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Joint Proxy Statement or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Regulatory Authority in connection with the transactions contemplated hereby.

     7.12 Indemnification; Directors' and Officers' Insurance.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of MCB, BB or any of their respective Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of MCB, BB, their respective Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust or other enterprise or
     (ii) this Agreement, the Stock Option Agreements, or any of the transactions contemplated hereby and thereby and all actions taken by an Indemnified Party in connection herewith or therewith, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BB shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is finally determined (with no further rights of appeal) that such Indemnified Party was not entitled to indemnification hereunder), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BB; provided, however, that (A) BB shall have the right to assume the defense thereof and upon such assumption BB shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BB elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between BB and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and BB shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) BB shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (C) BB shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) BB shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 7.12, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BB thereof, provided that the failure to so notify shall not affect the obligations of BB under this Section 7.12 except (and only) to the extent such failure to notify materially prejudices BB. BB's obligations under this Section 7.12 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

         (b) Without limiting any of the obligations under paragraph (a) of this
     Section 7.12, BB agrees that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in MCB's Amended and Restated Articles of Incorporation or Bylaws or in the similar governing documents of any of MCB's Subsidiaries as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided further, however, that nothing contained in this Section
     7.12 shall be deemed to preclude the liquidation, consolidation or merger of MCB or any MCB Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against BB. Nothing contained in this Section 7.12 shall be deemed to preclude any rights to indemnification or limitations on liability provided in MCB's Amended and Restated Articles of Incorporation or Bylaws or the similar governing documents of any of MCB's Subsidiaries with respect to matters occurring subsequent to the Effective Time to the extent that the provisions establishing such rights or limitations are not otherwise amended to the contrary.

         (c) In the event BB or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BB shall assume the obligations set forth in this Section 7.12.

         (d) The provisions of this Section 7.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.13 Benefits Plans.

         (a) Subject to Section 7.13(c), BB shall honor, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of BB and MCB existing as of the Effective Time, as well as all employment or severance agreements, plans or policies of BB or MCB.

         (b) BB shall cause each employee benefit plan, program, policy or arrangement of the combined company to take into account for purposes of eligibility and vesting thereunder the service of employees of BB and MCB to the same extent as such service was credited for such purpose by MCB and BB, respectively, under comparable compensation and benefit plans.

         (c) BB and MCB agree to cooperate to establish for the combined company benefit plans which are appropriate for the nature of the combined company's organization with respect to periods after the Effective Time.

     7.14 Notification of Certain Matters. Each of MCB and BB shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 Adoption of By-law and Articles Amendments. Prior to the Merger Effective Time the BB Board of Directors shall adopt amendments to its Bylaws and Articles to be effective at the Effective Time as follows:

         (a) An amendment of the BB Bylaws to increase the variable number of directors serving on the BB Board from the existing 7 - 13 to 9 - 17 and to set the number of directors as of the Effective Time at 14 in the form attached hereto as Schedule 8.1(a).

         (b) An amendment of the BB Bylaws to provide for a period of two years following the Effective Time (i) two nominating committees, one comprised of MCB representatives (the "MCB Nominating Committee") and the other comprised of BB representatives (the "BB Nominating Committee"), each nominating committee to nominate one-half of the future BB Board; and (ii) a super-majority vote of the future BB Board for certain corporate actions in the form attached hereto as Schedule 8.1(b).

         (c) An amendment of the BB Bylaws to eliminate cumulative voting in the form attached hereto as Schedule 8.1(a).

         (d) An amendment of the BB Articles to increase the number of authorized shares of BB Common Stock from 10,000,000 to 20,000,000 and to increase the number of authorized shares of BB preferred stock from 2,000,000 to 20,000,000 in the form attached hereto as Schedule 8.1(d).

     8.2 Appointment of MCB Designees as BB Directors. Effective the Effective Time, the BB Board of Directors shall appoint the seven current members of the MCB Board or, in the event of one or more vacancies on the MCB Board, the designees of the current MCB Board, as directors of BB and BB Bank.

     8.3 Resignation of Two BB Directors. At the Effective Time, two members of the current BB Board of Directors shall have resigned from the boards of directors of BB and BB Bank.

     8.4 Replacement Employment Agreements. On or before the Effective Time, BB shall offer the MCB and BB officers identified on Schedule 8.4 hereto employment and/or severance agreements to be effective at the Effective Time which shall replace employment and/or severance agreements currently in existence with either MCB or BB and which replacement employment agreement shall include recognition of the inapplicability of existing severance or change of control payment provisions that may have otherwise resulted from this Reorganization; provided, however, if any officer identified in Schedule 8.4 hereto is terminated without cause within 12 months following the Effective Time, upon termination such officer shall be entitled to receive any severance and/or change of control payments that would have been paid to such officer under his or her prior agreement.

     8.5 Management Structure Following Reorganization. At and for a period of at least two years after the Effective Time, the BB management structure and responsibilities shall be as set forth on Schedule 8.5. Any changes to this structure and responsibilities shall require the approval of at least 70% of the authorized number of BB directors at a meeting duly held.

     8.6 ESOP Plan Adoption. At the Effective Time or as soon thereafter as reasonably practicable, BB shall adopt the existing MCB ESOP Plan or take action to adopt an new ESOP Plan containing provisions and benefits substantially similar to the existing MCB ESOP Plan.

     8.7 Adoption of Shareholder Rights Plan. At the Effective Time or as soon thereafter as reasonably practicable, the BB board of directors shall adopt a shareholder rights plan substantially similar to the existing MCB Shareholder Rights Agreement.

     8.8 Adoption  of  Stock  Option  Plan. In  connection with the transactions approved by the BB stockholders related to this Agreement, the BB board of directors shall adopt and shall submit to the stockholders for approval to be effective at the Effective Time or as soon thereafter as reasonably practicable, a stock option plan providing for the grant of additional options to BB's directors and employees.

     8.9 Enforcement of Additional Agreements. From and after the Effective Time the provisions of this Article VIII of this Agreement shall be enforceable by the respective MCB or BB Nominating Committees. The parties hereby stipulate, which stipulation shall be evidenced by this Agreement and may be used in any court proceeding commenced pursuant hereto, that either the MCB Nominating Committee or the BB Nominating Committee shall have standing to commence an action in the name of the Corporation or in the name of the respective Nominating Committee to enforce by way of injunction, writ or otherwise, any obligation set forth in this Article VIII; provided, however, any action taken by at least 70% of the authorized number of BB directors at a meeting duly held shall not be deemed to be a violation of the provisions of this Article VIII. Any action hereunder must be commenced within 90 days of a corporate action giving rise to an alleged violation of the provisions of
Article VIII. In the event that a Nominating Committee commences an action pursuant hereto and is successful in obtaining a favorable judgment of a court or a settlement of the dispute, that Nominating Committee's legal fees and other costs shall be paid by BB.


                                  ARTICLE IX

               CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

     The obligations of each of the parties to consummate the Reorganization are conditioned upon the satisfaction at or prior to the Effective Time of each of the following:

     9.1 Shareholder Vote. Approval of the transactions contemplated by this Agreement by the requisite votes of the stockholders of MCB and of BB, respectively.

     9.2 Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, including, without limitation, those specified in Section 6.3(r), shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

     9.3 Third-Party Consents. All consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Reorganization shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MCB or BB, as the case may be.

     9.4 No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby; provided, however, that each of BB and MCB shall have used its reasonable best efforts to prevent any such rule, regulation, injunction, decree or other order, and to appeal as promptly as possible any injunction, decree or other order that may be entered.

     9.5 Representations, Warranties, Covenants and Additional Agreements of BB. In the case of MCB's obligation to consummate the Reorganization: (i) each of the representations and warranties contained herein of BB shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, subject to the standard set forth in Section 6.2, (ii) each and all of the agreements and covenants of BB to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects, (iii) BB shall have appointed the current members of the MCB Board to serve as BB directors from and after the Effective Time, (iv) two existing BB directors shall have resigned from BB's Board of Directors effective at the Effective Time, and (v) MCB shall have received a certificate signed by the Chief Executive Officer of BB, dated the Closing Date, to the effect set forth in clauses (i) through (iv) of this
Section 9.5.

     9.6 Representations, Warranties and Covenants of MCB. In the case of BB's obligation to consummate the Reorganization: (i) each of the representations and warranties contained herein of MCB shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, subject to the standard set forth in Section 6.2, (ii) each and all of the agreements and covenants of MCB to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects, and (iii) BB shall have received a certificate signed by the Chief Executive Officer of MCB, dated the Closing Date, to the effect set forth in clauses (i) and (ii) of this Section 9.6.

     9.7 Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

     9.8 Tax Opinion. BB and MCB shall have received an opinion from McCutchen, Doyle, Brown & Enersen, LLP dated in each case as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Merger Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 (a) of the Code and that accordingly:

         (i) No gain or loss will be recognized by BB or MCB as a result of the Merger;

         (ii) No gain or loss will be recognized by the stockholders of MCB who exchange all of their MCB Common Stock solely for BB Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in BB Common Stock);

         (iii) The aggregate tax basis of the BB Common Stock received by stockholders who exchange all of their MCB Common Stock solely for BB Common Stock in the Merger will be the same as the aggregate tax basis of MCB Common Stock surrendered in exchange therefor, (reduced by any amount allocable to a fractional share interest for which cash is received); and

     In rendering such opinions, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of BB, MCB and others, reasonably satisfactory in form and substance to such counsel.

     9.9 NASDAQ Listing. The shares of BB Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NASDAQ national market system, subject to official notice of issuance. It is specifically provided, however, that a failure to satisfy any of the conditions set forth in
Section 9.6 shall only constitute a condition if asserted by BB, and a failure to satisfy the condition set forth in Section 9.5 shall only constitute a condition if asserted by MCB.


                                   ARTICLE X

                                  TERMINATION

     10.1 Termination. This Agreement may be terminated, and the Reorganization may be abandoned:

         (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of BB and MCB in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

         (b) Breach. At any time prior to the Effective Time, by BB or MCB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines by vote of a majority of the members of its entire Board of Directors, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 6.2), which breach cannot be or has not been cured within 45 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 45 days after the giving of written notice to the breaching arty of such breach.

         (c) Delay. At any time prior to the Effective Time, by BB or MCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Reorganization is not consummated by March 31, 2002, except to the extent that the failure of the Reorganization then to be consummated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

         (d) No Approval. By MCB or BB, if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors, in the event (i) the approval of the Merger by the Federal Reserve Board or of the Bank Merger by the FDIC and DFI required for consummation of the Reorganization and the other transactions contemplated by the Reorganization shall have been denied by final nonappealable action of such Regulatory Authority or any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or (ii) any stockholder approval required by Section 9.1 is not obtained at the MCB Meeting or the BB Meeting.

     10.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Reorganization pursuant to this
Article X, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 10.3 and 11.1 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

     10.3 Liquidated Damages. In the event of (i) termination of this Agreement by a party hereto and the abandonment of the Reorganization is other than pursuant to this Article X, or (ii) a continuing breach of this Agreement by a party resulting in the termination of this Agreement by the non-breaching party pursuant to Section 9.1(b) and so long as the breach of the Agreement was not beyond the reasonable control of the breaching party, then MCB and BB agree that damages are difficult to estimate and that, on demand, the sum of two million dollars ($2,000,000) shall be paid to the non-breaching party by the other party as liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement.


                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, if the Effective Time occurs, the agreements of the parties in Articles III, IV and VIII, Sections 7.12 and 7.13, and Article XI shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 7.5(b) and 10.2, and,
Article XI, shall survive such termination.

     11.2 Waiver; Amendment. Subject, to compliance with applicable law, prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement.

     11.3 Counterparts. This   Agreement   may   be  executed  in  one  or  more
counterparts, each of which shall be deemed to constitute an original.

     11.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law govern).

     11.5 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that legal fees in connection with drafting this Agreement, certain fees owing to Merrill Lynch & Co., printing expenses and SEC filing and registration fees shall be shared equally between MCB and BB.

     11.6 Confidentiality. Each of the parties hereto and, their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith in accordance, and subject to the limitations of, the Confidentiality Agreement.

     11.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                                        If to BB, to:

                                        Business Bancorp
                                        140 S. Arrowhead Avenue
                                        San Bernardino, California 92408
                                        Attention: Alan J. Lane
                                        Telecopier: (909) 885-6173

                                        With copy to:

                                        Fried, Bird & Crumpacker LLP
                                        1900 Avenue of the Stars
                                        25th Floor
                                        Los Angeles, California 90067
                                        Attention: Keith Holmes, Esq.


                                        If to MCB, to: MCB Financial
                                        Corporation
                                        1248 Fifth Avenue
                                        San Rafael, California 94901
                                        Attention: Charles O. Hall
                                        Telecopier: (415) 721-4808.


                                        With  copy to: McCutchen, Doyle, Brown &
                                        Enersen, LLP
                                        Three Embarcadero Center
                                        18th Floor
                                        San Francisco, California 94111
                                        Attention: James M. Rockett, Esq.


     11.8 Entire Understanding; No Third Party Beneficiaries. Except for the Confidentiality Agreement, which shall remain in effect, and the Stock Option Agreements, this Agreement (including the Exhibits and Schedules hereto) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 7.12, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     11.9 Interpretations. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words
"without limitation." No provision of this Agreement shall be construed to require BB, MCB or any of their respective Subsidiaries, Affiliates, or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

MCB FINANCIAL CORPORATION                     BUSINESS BANCORP



By: /s/ Charles O. Hall                       By: /s/ Alan J. Lane
  ---------------------------                   ---------------------------
Name: Charles O. Hall                         Name: Alan J. Lane
Title: President & Chief Executive Officer    Title: President & Chief Executive Officer


METRO COMMERCE BANK                           BUSINESS BANK OF CALIFORNIA



By: /s/ Charles O. Hall                       By: /s/ Alan J. Lane
  ---------------------------                   ---------------------------
Name: Charles O. Hall                         Name: Alan J. Lane
Title: President & Chief Executive Officer    Title: President & Chief Executive Officer



                                                                      Exhibit A


                            STOCK OPTION AGREEMENT

     This  AGREEMENT  is dated as of August 15, 2001 between Business Bancorp, a
California   corporation   ("BB")  and  MCB  Financial  Corporation  ("MCB"),  a
California corporation.


                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of MCB and BB have approved an Agreement and Plan of Reorganization ("Plan") dated as of the date hereof which contemplates the acquisition by BB of MCB by means of the merger of MCB with and into BB, with BB as the entity surviving the merger;

     WHEREAS, as a condition to BB's entry into the Plan and to induce such entry, MCB has agreed to grant to BB the option set forth herein to purchase shares of MCB's authorized but unissued common stock, no par value ("Common Stock");

     Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, MCB hereby grants to BB an option (the "Option") to purchase up to 316,510 shares of Common Stock (the "Option Shares"), at the closing price quoted on the American Stock Exchange on the day preceding (or, if there have been no trades on such date, the closing price on the next preceeding date on which trades occurred) the execution of the Plan (the "Exercise Price"); provided, however, that in the event MCB issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

     2. Exercise of Option.

         (a) BB may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Plan pursuant to
     Section 10.1 (a) thereof;  (ii) the date of termination pursuant to Section
     10.1 (d) thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of MCB by BB pursuant to the Plan, or
     (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or
     (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, MCB shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for MCB to issue such Option Shares or for BB or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

         (b) As used herein, a "Purchase Event" shall have occurred when: (i) MCB or any subsidiary of MCB (without the prior written consent of BB), enters into an agreement with any person (other than BB or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with MCB or any subsidiary of MCB, (y) purchase, lease or otherwise acquire all or substantially all of the assets of MCB or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of MCB (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert (other than BB or any of its subsidiaries) acquires the beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of MCB (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of MCB fail to approve the business combination between MCB and BB contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to BB) of the recommendation of MCB's Board of Directors of the Merger and Plan and that the shareholders of MCB approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than BB or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than BB or other than in connection with a transaction to which BB has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) MCB shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach BB would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by MCB of the authorization, recommendation or endorsement by MCB of an Acquisition Transaction, exchange offer or tender offer or a public announcement by MCB of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer; provided however, that none of the foregoing proposed transactions shall be a Purchase Event if the terms and provisions thereof envision the pursuit and ultimate consummation of the Plan as a condition to such proposed transaction (each such excluded transaction an "Excluded Event"). If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. MCB shall notify BB promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by MCB shall not be a condition to the right of BB to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than BB or any subsidiary of BB) of, or the filing by any person (other than BB or any subsidiary of BB) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of Common Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of Common Stock.

         (c) In the event a Purchase Event occurs, BB may elect to exercise the Option. If BB wishes to exercise the Option, it shall send to MCB a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and
     (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify MCB of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

     3. Payment and Delivery of Certificates; MCB Representation.

         (a) If BB elects to exercise the Option, then at the Closing, BB shall pay to MCB the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by MCB.

         (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, MCB shall deliver to BB a certificate or certificates, registered in the name of BB or its designee, representing the number of Option Shares purchased by BB. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if BB shall have delivered to MCB an opinion of counsel, in form and substance satisfactory to MCB, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

         (c) Except as otherwise provided herein, BB hereby represents and warrants to MCB that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by BB for its own account and not with a view to any distribution thereof, and BB will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

     4. Representations. MCB hereby represents and warrants to BB as follows:

         (a) MCB has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MCB. This Agreement has been duly executed and delivered by MCB and constitutes a valid and binding agreement of MCB, enforceable against MCB in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

         (b) The execution and delivery by MCB of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with MCB's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to MCB (other than as may be effected by BB's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of MCB under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which MCB is a party, or by which MCB or any of its properties or assets may be bound or affected.

         (c) MCB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

     5. Adjustment Upon Changes in Capitalization.

         (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that BB shall receive, upon exercise of the Option, the number and class of shares or other securities or property that BB would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to BB pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

         (b) Except in the case of an Excluded Event, in the event that MCB, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than BB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than BB or one of its subsidiaries, to merge into MCB and MCB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of MCB or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than BB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of BB, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), MCB (in each case, such person being referred to as the "Substitute Option Issuer.")

         (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to BB. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

            (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with MCB (if other than MCB), (y) MCB in a merger in which MCB is the continuing or surviving person, and (z) the transferee of all or any substantial part of MCB assets (or the assets of its subsidiaries).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than BB or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than BB or any of its subsidiaries) pursuant to an agreement with MCB, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by BB) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by BB and MCB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by BB; provided, that in the event of a sale of less than all of MCB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of MCB as determined by a nationally recognized investment banking firm selected by BB and reasonably acceptable to MCB, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by BB and MCB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by BB.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if MCB is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by MCB, the person merging into MCB or by any company which controls or is controlled by such merging person, as BB may elect.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause
     (f), the Substitute Option Issuer shall make a cash payment to BB equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by BB and the Substitute Option Issuer.

         (g) MCB shall not enter into any  transaction  described in  subsection
     (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of MCB hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute

     Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     6. Purchase of Option Shares and Options by MCB.

         (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, BB or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require MCB to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and (iii) in the event of a sale of all or substantially all of MCB's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of MCB as determined by a recognized investment banking firm jointly selected by such Holder and MCB, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of MCB's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and MCB, each acting in good faith. The Holder's right to require MCB to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if MCB is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require MCB to purchase such shares shall expire on the date which is one year following the date on which MCB no longer is prohibited from purchasing such shares: provided further, that MCB shall use its best efforts to obtain any consent or approval and make any filing required for MCB to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

         (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than BB or a subsidiary of BB who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

         (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after MCB receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require MCB to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require MCB to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if MCB is prohibited under applicable regulations from purchasing the Options as to which a Holder has given notice hereunder, then the Holder's right to require MCB to purchase such Options shall expire on the day which is one year following the date on which MCB no longer is prohibited from purchasing such Options; provided further, that MCB shall use its best efforts to obtain any consent or approval and make any filing required for MCB to consummate as quickly as possible the purchase of the Options contemplated hereunder.

         (d) A Holder may exercise its right to require MCB to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to MCB, at its principal office or at such other office or agency maintained by MCB for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require MCB to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, MCB shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

     7. Demand Registration Rights. As promptly as practicable upon BB's request after a Purchase Event, MCB agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of BB's rights under this Agreement or proposed dispositions by BB of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to MCB, addressed to BB and satisfactory in form and substance to BB and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by MCB; provided, however, that in no event shall this Section 7 be construed to require MCB to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to BB pursuant to this Agreement. In the event BB exercises its registration rights under this Section 7, MCB shall provide BB, its affiliates, each of their respective officers and directors and any underwriters used by BB, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to BB and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event MCB effects a registration of Common Stock for its own account or for any other shareholder of MCB, it shall allow BB to participate in such registration.
Notwithstanding the foregoing, MCB shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from BB to effect a Registration Event, if MCB (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of MCB or would require disclosure of information, the premature disclosure of which could materially adversely affect MCB or any transaction under active consideration by MCB. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if MCB were subject to the reporting requirements under the Exchange Act, would require MCB to file a current report on Form 8-K with the Securities Exchange Commission. MCB shall have the right to exercise two Delay Rights in any eighteen (18) month period.

     8. Listing.

     If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, MCB, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

     9. Miscellaneous.

         (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (c) Assignment. At any time after a Purchase Event occurs, BB may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, BB (or any direct or indirect assignee or transferee of BB) shall be entitled to surrender this Agreement to MCB in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

         (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

       If to BB, to:

                     Business Bancorp
                     140 S. Arrowhead Avenue
                     San Bernardino, California 92408
                     Attention: Alan J. Lane
                     Telecopier: (909) 885-6173

       With a copy to:

                     Fried, Bird & Crumpacker LLP
                     1900 Avenue of the Stars
                     25th Floor
                     Los Angeles, California 90067
                     Attention: Jack Fried, Esq.

       If to MCB, to:

                     MCB Financial Corporation
                     1248 Fifth Avenue
                     San Rafael, California 94901
                     Attention: Charles O. Hall
                     Telecopier: (415) 721-4808.

       With a copy to:

                     McCutchen, Doyle, Brown & Enersen, LLP
                     Three Embarcadero Center
                     18th Floor
                     San Francisco, California 94111
                     Attention: James M. Rockett, Esq.

         A party may change its address for notice purposes by written notice to the other party hereto.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (f) Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (h) Best Efforts. Each of MCB and BB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

         (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     IN   WITNESS  WHEREOF,  each  of  the  parties  hereto  has  executed  this
Agreement, as of the day and year first written above.


                                        BUSINESS BANCORP



                                        By
                                          -------------------------------
                                        President & Chief Executive Officer


                                        MCB FINANCIAL CORPORATION



                                        By
                                          -------------------------------
                                        President & Chief Executive Officer

                                                                      Exhibit B


                            STOCK OPTION AGREEMENT

     This  AGREEMENT  is  dated  as  of  August  15,  2001 between MCB Financial
Corporation   ("MCB"),   a  California  corporation,  and  Business  Bancorp,  a
California corporation ("BB").


                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of MCB and BB have approved an Agreement and Plan of Reorganization ("Plan") dated as of the date hereof which contemplates the acquisition by BB of MCB by means of the merger of MCB with and into BB, with BB as the entity surviving the merger;

     WHEREAS, as a condition to MCB's entry into the Plan and to induce such entry, BB has agreed to grant to MCB the option set forth herein to purchase shares of BB's authorized but unissued common stock, no par value ("Common Stock");

     Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, BB hereby grants to MCB an option (the "Option") to purchase up to 403,347 shares of Common Stock (the "Option Shares"), at the closing price quoted on the NASDAQ small capitalization exchange on the day preceding (or, if there have been no trades on such date, the closing price on the next preceeding date on which trades occurred) the execution of the Plan (the "Exercise Price"); provided, however, that in the event BB issues or agrees to issue any shares of Common Stock to an Acquiring Person (as that term is defined in Section 6 herein) at a price less than the Exercise Price, the Exercise Price shall be equal to such lesser price.

     2. Exercise of Option.

         (a) MCB may exercise the Option, in whole or in part, in accordance with and to the extent permitted by applicable law at any time or from time to time but only upon or after the occurrence of a Purchase Event (as that term is defined in Paragraph (b) below of this section); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur (such earliest date, the "Expiration Date") of (i) the termination of the Plan pursuant to
     Section 10.1 (a) thereof;  (ii) the date of termination pursuant to Section
     10.1 (d), thereof if such date is prior to a Purchase Event; (iii) the effective time of the acquisition of MCB by BB pursuant to the Plan, or
     (iv) twelve months following the occurrence of the earliest to occur of (A) the date of any termination of the Plan other than as described in (i) or
     (ii) above or (B) the date of first occurrence of a Purchase Event. Notwithstanding the foregoing, BB shall not be obligated to issue the Option Shares upon exercise of the Option (i) in the absence of any required governmental or regulatory waiver, consent or approval necessary for BB to issue such Option Shares or for MCB or any transferee to exercise the Option or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

         (b) As used herein, a "Purchase Event" shall have occurred when: (i) BB or any subsidiary of BB (without the prior written consent of MCB), enters into an agreement with any person (other than MCB or any of its subsidiaries) pursuant to which such person would: (x) merge or consolidate with, or enter into any similar transaction with BB or any subsidiary of BB, (y) purchase, lease or otherwise acquire all or substantially all of the assets of BB or (z) purchase or otherwise acquire (by merger, consolidation, share exchange or any similar transaction) securities representing 10 percent or more of the voting shares of BB (the transactions referred to in subparagraph (x), (y) and (z) are referred to as an "Acquisition Transaction"); (ii) any person or group of persons acting in concert

     (other  than  MCB  or  any of its  subsidiaries)  acquires  the  beneficial ownership or the right to acquire beneficial ownership of securities representing 24.99 percent or more of the voting shares of BB (the term "beneficial ownership" for purposes of this Agreement shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder); (iii) the shareholders of BB fail to approve the business combination between BB and MCB contemplated by the Plan at any meeting of such shareholders which has been held for that purpose or any adjournment or postponement thereof, the failure of such a shareholder meeting to occur prior to termination of the Plan, or the withdrawal or modification (in a manner adverse to MCB) of the recommendation of BB's Board of Directors of the Merger and Plan and that the shareholders of BB approve the Merger and the Plan, in each case, after there shall have been a public announcement that any person (other than MCB or any of its subsidiaries), shall have (A) made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a tender offer, as defined herein, or filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an exchange offer, as defined herein, or (C) filed an application (or given a notice), whether in draft or final form, with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction; (iv) any person (other than MCB or other than in connection with a transaction to which MCB has given its prior written consent), shall have filed an application or notice with the Department of Financial Institutions of the State of California or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction, exchange offer or tender offer; (v) BB shall have willfully breached any covenant or obligation contained in the Plan in anticipation of engaging in a Purchase Event, and following such breach MCB would be entitled to terminate the Plan (whether immediately or after the giving of notice or passage of time or both); or (vi) a public announcement by BB of the authorization, recommendation or endorsement by BB of an Acquisition Transaction, exchange offer or tender offer or a public announcement by BB of an intention to authorize, recommend or announce an Acquisition Transaction, exchange offer or tender offer. If a Purchase Event has occurred, the Option shall continue to be exercisable until its termination in accordance with Section 2(a) hereof. BB shall notify MCB promptly in writing upon learning of the occurrence of a Purchase Event, it being understood that the giving of such notice by BB shall not be a condition to the right of MCB to transfer or exercise the Option. As used in this Agreement, "person" shall have the same meaning set forth in the Plan. As used in this paragraph "tender offer" or "exchange offer" shall mean, respectively, the commencement (as such term is defined in Rule 14d-2 promulgated under the Exchange Act) by any person (other than MCB or any subsidiary of MCB) of, or the filing by any person (other than MCB or any subsidiary of MCB) of a registration statement or a tender offer schedule under, the Securities Act or the Exchange Act with respect to, a tender offer or exchange offer, respectively, to purchase shares of Common Stock such that, upon consummation of such offer, such person would own or control 10 percent or more of the then-outstanding shares of Common Stock.

         (c) In the event a Purchase Event occurs, MCB may elect to exercise the Option. If MCB wishes to exercise the Option, it shall send to BB a written notice (the date of which shall be referred to herein as the "Notice Date") which specifies (i) the total number of Option Shares to be purchased, and
     (ii) a place and date not earlier than two business days nor later than ten business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided however, that if prior notification to or approval of the Department of Financial Institutions of the State of California or any other regulatory agency is required in connection with such purchase, the Holder, as defined below, shall promptly file the required notice or application for approval, shall promptly notify BB of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto, subject to receipt of any required regulatory approvals.

     3. Payment and Delivery of Certificates; MCB Representation.

         (a) If MCB elects to exercise the Option, then at the Closing, MCB shall pay to BB the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank designated by BB.

         (b) At such Closing, simultaneously with the delivery of the purchase price for the Option Shares as provided in Paragraph (a) hereof, BB shall deliver to MCB a certificate or certificates, registered in the name of MCB or its designee, representing the number of Option Shares purchased by MCB. Such certificates may be endorsed with any legend required pursuant to any permit or exemption granted by the Department of Financial Institutions of the State of California or any other regulatory agency, as well as the following legend:

         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN PROVISIONS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A REQUEST THEREFOR.

Any such legend shall be removed by delivery of a substitute certificate without such legend if MCB shall have delivered to BB an opinion of counsel, in form and substance satisfactory to BB, that such legend is not required for purposes of assuring compliance with applicable securities or other law or with this Agreement.

         (c) Except as otherwise provided herein, MCB hereby represents and warrants to BB that the Option is being, and any Option Shares issued upon exercise of the Option will be, acquired by MCB for its own account and not with a view to any distribution thereof, and MCB will not sell any Option Shares purchased pursuant to exercise of the Option except in compliance with applicable securities and other laws.

     4. Representations. BB hereby represents and warrants to MCB as follows:

         (a) BB has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement and all of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BB. This Agreement has been duly executed and delivered by BB and constitutes a valid and binding agreement of BB, enforceable against BB in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by equitable principles, whether such enforcement is sought in law or equity.

         (b) The execution and delivery by BB of this Agreement and the consummation of the transactions herein contemplated do not and will not violate or conflict with BB's Articles of Incorporation or Bylaws, any statute, regulation, judgment, order, writ, decree or injunction applicable to BB (other than as may be effected by MCB's ownership of Common Stock exceeding certain limits set forth by statute or regulation) or its properties or assets and do not and will not violate, conflict with, result in a breach of, constitute a default (or an event which with due notice and/or lapse of time would constitute a default) under, result in a termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BB under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, or loan agreement or other agreement, instrument or obligation to which BB is a party, or by which BB or any of its properties or assets may be bound or affected.

         (c) BB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option a number of shares of Common Stock sufficient to satisfy the exercise of the Option in full, all of which Common Stock, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, security interests and preemptive rights.

     5. Adjustment Upon Changes in Capitalization.

         (a) In the event of any stock dividend, stock split, split-up, recapitalization, reclassification, combination, exchange of shares or similar transaction or event with respect to Common Stock, the type and number of shares or securities subject to the Option and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that MCB shall receive, upon exercise of the Option, the number and class of shares or other securities or property that MCB would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date thereof, as applicable. If any shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5(a)), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Common Stock previously issued to MCB pursuant hereto, equals 19.9 percent of the number of shares of Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to this Option.

         (b) In the event that BB, shall, prior to the Expiration Date, enter into an agreement: (i) to consolidate with or merge into any person, other than MCB or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than MCB or one of its subsidiaries, to merge into BB and BB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of BB or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than MCB or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of MCB, of either (x) the Succeeding Corporation (as defined below), (y) any person that controls the Succeeding Corporation, or (z) in the case of a merger described in clause (ii), BB (in each case, such person being referred to as the "Substitute Option Issuer.")

         (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to MCB. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Exercise Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

         (e) The following terms have the meanings indicated:

            (i) "Succeeding Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with BB (if other than BB), (y) BB in a merger in which BB is the continuing or surviving person, and (z) the transferee of all or any substantial part of BB assets (or the assets of its subsidiaries).

            (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the highest of (x) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made by any person (other than MCB or its subsidiaries) (y) the price per share of Common Stock to be paid by any person (other than MCB or any of its subsidiaries) pursuant to an agreement with BB, and (z) the highest closing sales price per share of Common Stock as quoted on the Nasdaq National Market (or if Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by MCB) within the six-month period immediately preceding the agreement referred to in (y), or if the Common Stock is not publicly traded, then the price per share as determined by a nationally recognized investment banking firm mutually selected by MCB and BB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by MCB; provided, that in the event of a sale of less than all of BB's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of BB as determined by a nationally recognized investment banking firm selected by MCB and reasonably acceptable to BB, divided by the number of shares of Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by MCB and BB (or if applicable, the Succeeding Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by MCB.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale, provided that if BB is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by BB, the person merging into BB or by any company which controls or is controlled by such merging person, as MCB may elect.

         (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause
     (f), the Substitute Option Issuer shall make a cash payment to MCB equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by MCB and the Substitute Option Issuer.

         (g) BB shall not enter into any transaction described in subsection (b) of this Section 5 unless the Succeeding Corporation and any person that controls the Succeeding Corporation assume in writing all the obligations of BB hereunder and take all other actions that may be necessary so that the provisions of this Agreement, including but not limited to this Section 5, are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     6. Purchase of Option Shares and Options by BB.

         (a) From and after the first date a transaction specified in Section 5(b) herein is consummated (the "Repurchase Event"), and subject to applicable regulatory restrictions, MCB or a holder or former holder of any Options (a "Holder") who has exercised the Options in whole or in part shall have the right to require BB to purchase some or all of the Option Shares at a purchase price per share (the "Purchase Price") equal to the highest of (i) 100 percent of the Exercise Price, (ii) the highest price paid or agreed to be paid for shares of Common Stock by an Acquiring Person (as defined in Paragraph (b) of this Section) in any tender offer, exchange offer or other transaction or series of related transactions involving the acquisition of 10 percent or more of the outstanding shares of Common Stock during the one-year period immediately preceding the Purchase Date (as defined in Paragraph (d) of this Section) and (iii) in the event of a sale of all or substantially all of BB's assets, (x) the sum of the price paid in such sale for such assets and the current market value of the remaining assets of BB as determined by a recognized investment banking firm jointly selected by such Holder and BB, each acting in good faith, divided by (y) the number of shares of Common Stock then outstanding. In the event that any of the consideration paid or agreed to be paid by an Acquiring Person for any shares of Common Stock or for any of BB's assets consists in whole or in part of securities, the value of such securities for purposes of determining the Purchase Price shall be determined (i) if there is an existing public trading market therefor, by the average of the last sales prices for such securities on the ten trading days ending three trading days prior to the payment of such consideration (if such consideration has been paid) or prior to the date of determination (if such consideration has not yet been paid) and (ii) if there is no existing public trading market for such securities, by a recognized investment banking firm jointly selected by the Holder and BB, each acting in good faith. The Holder's right to require BB to purchase some or all of the Option Shares under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if BB is prohibited under applicable regulations from purchasing Common Stock as to which a Holder has given notice hereunder, then the Holder's right to require BB to purchase such shares shall expire on the date which is one year following the date on which BB no longer is prohibited from purchasing such shares: provided further, that BB shall use its best efforts to obtain any consent or approval and make any filing required for BB to consummate as quickly as possible the purchase of the Common Stock contemplated hereunder.

         (b) For purposes of this Agreement, "Acquiring Person" shall mean a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder) other than MCB or a subsidiary of MCB who on or after the date of this Agreement engages in a transaction which gives rise to a Purchase Event.

         (c) Subject to applicable regulatory restrictions, from and after a Repurchase Event or after MCB receives official notice that an approval of the Department of Financial Institutions of the State of California, or any other regulatory authority, required for the exercise of the Option and purchase of the Option Shares will not be issued or granted, a Holder shall have the right to require BB to purchase some or all of the Options held by such Holder at a price equal to the Purchase Price minus the Exercise Price on the Purchase Date (as defined in Paragraph (d) of this Section) multiplied by the number of shares of Common Stock that may be purchased on the Purchase Date upon the exercise of the Options elected to be purchased. Notwithstanding the termination date of the Options, the Holder's right to require BB to purchase some or all of the Options under this Section shall expire on the day which is one year following the Repurchase Event; provided, that if BB is prohibited under applicable regulations from purchasing the Options as to which a Holder has given notice hereunder, then the Holder's right to require BB to purchase such Options shall expire on the day which is one year following the date on which BB no longer is prohibited from purchasing such Options; provided further, that BB shall use its best efforts to obtain any consent or approval and make any filing required for BB to consummate as quickly as possible the purchase of the Options contemplated hereunder.

         (d) A Holder may exercise its right to require BB to purchase the Common Stock or Options (collectively, "Securities") pursuant to this Section by surrendering for such purpose to BB, at its principal office or at such other office or agency maintained by BB for that purpose, within the period specified above, the certificates or other instruments representing the Securities to be purchased accompanied by a written notice stating that it elects to require BB to purchase all or a specified number of such Securities. Within five business days after the surrender of such certificates or instruments and the receipt of such notice relating thereto, to the extent it is legally permitted to do so, BB shall deliver or cause to be delivered to the Securities Holder (i) a bank cashier's or certified check payable to the Securities Holder in an amount equal to the applicable purchase price therefor, and (ii) if less than the full number of Securities evidenced by the surrendered instruments are being purchased, a new certificate or instrument, for the number of Securities evidenced by such surrendered certificates or other instruments less the number of Securities purchased. Such purchases shall be deemed to have been made at the close of business on the date (the "Purchase Date") of the receipt of such notice and of such surrender of the certificates or other instruments representing the Securities to be purchased and the rights of the Securities Holder, except for the right to receive the applicable purchase price therefor in accordance herewith, shall cease on the Purchase Date.

     7. Demand Registration Rights. As promptly as practicable upon MCB's request after a Purchase Event, BB agrees to prepare and file not more than two registration statements, prospectuses or permit or exemption applications ("Registration Event") as appropriate, under federal and any applicable state securities laws, with respect to any proposed sale of any warrants, options or other securities representing any of MCB's rights under this Agreement or proposed dispositions by MCB of any or all of the Option Shares, if such registrations or filings are required by law or regulation, and to use its best efforts to cause any such registration statements or prospectuses to become effective, or to have any permit or exemption granted, as expeditiously as possible and to keep such registration statement, prospectus, permit or exemption effective for a period of not less than 180 days unless, in the written opinion of counsel to BB, addressed to MCB and satisfactory in form and substance to MCB and its counsel, registration (or filing of a prospectus, or grant of a permit or exemption) is not required for such proposed transactions. All fees, expenses and charges of any kind or nature whatsoever incurred in connection with any registration of, or the preparation of any registration statement, prospectus or permit or exemption application relating to, the Options or the Option Shares pursuant to this Section 7 shall be borne and paid by BB; provided, however, that in no event shall this Section 7 be construed to require BB to bear the expense of any change of control notice or similar regulatory filing made by any purchaser or acquiror of Option Shares issued to MCB pursuant to this Agreement. In the event MCB exercises its registration rights under this Section 7, BB shall provide MCB, its affiliates, each of their respective officers and directors and any underwriters used by MCB, with indemnifications, representations and warranties and shall cause its attorneys and accountants to deliver to MCB and any such underwriters attorneys' opinions and "comfort letters", all of a type customarily provided or delivered in connection with public underwritten offerings of securities. In the event BB effects a registration of Common Stock for its own account or for any other shareholder of BB, it shall allow MCB to participate in such registration.
Notwithstanding the foregoing, BB shall have the right to delay (a "Delay Right") a Registration Event for a period of up to thirty (30) days, in the event it receives a request from MCB to effect a Registration Event, if BB (i) is involved in a material transaction, or (ii) determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely effect or interfere with bona fide material financing plans of BB or would require disclosure of information, the premature disclosure of which could materially adversely affect BB or any transaction under active consideration by BB. For purposes of this Agreement, the term "material transaction" shall mean a transaction which, if BB were subject to the reporting requirements under the Exchange Act, would require BB to file a current report on Form 8-K with the Securities Exchange Commission. BB shall have the right to exercise two Delay Rights in any eighteen (18) month period.

     8. Listing.

     If Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or automated quotation system, BB, or any successor thereto, upon the request of the holder of the Option, will promptly file an application, if required, to authorize for listing or trading or quotation the shares of Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or automated quotation system and will use its best efforts to obtain approval, if required, of such listing or quotation as soon as possible.

     9. Miscellaneous.

         (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (c) Assignment. At any time after a Purchase Event occurs, MCB may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, by issuing Options or otherwise, to any person or group of persons, subject to applicable law, rule or regulation. In order to effectuate the foregoing, MCB (or any direct or indirect assignee or transferee of MCB) shall be entitled to surrender this Agreement to BB in exchange for two or more Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

         (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by confirmed facsimile transmission or sent by registered or certified mail or overnight courier, postage prepaid, with return receipt requested, addressed as follows:

   If to MCB,  to:

                                        MCB Financial Corporation
                                        1248 Fifth Avenue
                                        San Rafael, California 94901
                                        Attention: Charles O. Hall
                                        Telecopier: (415) 721-4808.
   With a copy to:

                                        McCutchen, Doyle, Brown & Enersen, LLP
                                        Three Embarcadero Center
                                        18th Floor
                                        San Francisco, California 94111
                                        Attention: James M. Rockett, Esq.
   If to BB, to:

                                        Business Bancorp
                                        140 S. Arrowhead Avenue
                                        San Bernardino, California 92408
                                        Attention: Alan J. Lane
                                        Telecopier: (909) 885-6173
   With a copy to:

                                        Fried, Bird & Crumpacker LLP
                                        1900 Avenue of the Stars
                                        25th Floor
                                        Los Angeles, California 90067
                                        Attention: Jack Fried, Esq.

     A party may change its address for notice purposes by written notice to the other party hereto.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (f) Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms or conditions or were otherwise breached and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the parties in the event that this Agreement is not performed in accordance with its terms or conditions or otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

         (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (h) Best Efforts. Each of MCB and BB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Department of Financial Institutions of the State of California for approval to acquire or issue the shares issuable hereunder.

         (i) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     IN   WITNESS  WHEREOF,  each  of  the  parties  hereto  has  executed  this
Agreement, as of the day and year first written above.


                                        BUSINESS BANCORP



                                        By
                                          ---------------------------
                                        President and Chief Executive Officer


                                        MCB FINANCIAL CORPORATION



                                        By
                                          ---------------------------
                                        President and Chief Executive Officer

                                                                SCHEDULE 2.3(c)


                 DIRECTORS OF THE RESULTING INSTITUTION (BB BANK)

                 Neal T. Baker               Charles O. Hall
                 D. William Bader            Timothy J. Jorstad
                 John E. Duckworth           Catherine H. Munson
                 Alan J. Lane                Patrick E. Phelan
                 John L. Riddell             Gary T. Ragghianti
                 Arnold H. Stubblefield      Edward P. Tarrant
                 John L. Stubblefield        Randall J. Verrue

                                                                SCHEDULE 2.3(d)


                OFFICES OF THE RESULTING INSTITUTION (BB BANK)



Primary Bank Headquarters


Business Bank of California
321 E. Sixth Street
Corona, CA 92879



Northern Administrative Offices


Business Bank of California
1248 Fifth Avenue
San Rafael, CA 94901

                                                                   SCHEDULE 3.3


                             EFFECTS OF THE MERGER



Home office of BB (Primary Holding Company Headquarters)


Business Bancorp
1248 Fifth Avenue
San Rafael, CA 94901



Southern Administrative Offices


Business Bancorp
321 E. Sixth Street
Corona, CA 92879

                                                                  SCHEDULE 3.10


                            BOARD OF DIRECTORS (BB)

               Neal T. Baker            Charles O. Hall
               D. William Bader         Timothy J. Jorstad
               John E. Duckworth        Catherine H. Munson
               Alan J. Lane             Patrick E. Phelan
               John L. Riddell          Gary T. Ragghianti
               Arnold H. Stubblefield   Edward P. Tarrant
               John L. Stubblefield     Randall J. Verrue

                                                              Schedule 7.7(c)BB


                               SUPPORT AGREEMENT

     THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of , 2001, by and between the undersigned director of Business Bancorp, a California corporation ("BB"), and MCB Financial Corporation, a California corporation ("MCB").

     BB and MCB have entered into an Agreement and Plan of Reorganizationr, dated as of August 15, 2001 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of MCB into BB (the "Merger") and the conversion of the issued and outstanding shares of the common stock of MCB ("MCB Stock") into shares of the common stock of BB ("BB Stock"). The Merger Agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of MCB Stock, the affirmative vote of the holders of a majority of the outstanding shares of BB Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

     The undersigned is a member of the Board of Directors of BB and is the owner of the number of shares of BB Stock (the "Owned Shares") and has rights by option or otherwise to acquire the number of additional shares of BB Stock (the "Options", together with the Owned Shares, the "Shares") as set forth on Exhibit A attached hereto. In order to induce MCB to enter into the Merger Agreement, the undersigned is entering into this Agreement with MCB to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a stockholder of BB with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of MCB, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) in the exercise of any Option. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of BB called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     3. Except as otherwise provided in this Agreement, at any meeting of stockholders of BB or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by BB or (ii) any amendment of BB's Articles of Incorporation or Bylaws or other proposal or transaction involving BB or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned acknowledges and agrees that MCB could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that MCB, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

     5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 10.1 thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.


As to the undersigned,
signed in the presence of:




-------------------------------         --------------------------------


                                        Name: __________________________
                                                 (Please print or type)




                                        MCB Financial Corporation



                                        By: _____________________________
                                        Name:
                                        Position:

                                   Exhibit A


Name:  ___________________________


Owned Shares: ______  shares of Common Stock


Options: ______  shares of Common Stock

                                                             Schedule 7.7(c)MCB



                               SUPPORT AGREEMENT

     THIS  SUPPORT  AGREEMENT  ("Agreement")  is  made  and  entered  into as of
       , 2001, by and between the undersigned director of MCB Financial Corporation, a California corporation ("MCB"), and Business Bancorp, a California corporation ("BB").

     BB and MCB have entered into an Agreement and Plan of Reorganization, dated as of August 15, 2001 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of MCB into BB (the "Merger") and the conversion of the issued and outstanding shares of the common stock of MCB ("MCB Stock") into shares of the common stock of BB ("BB Stock"). The Merger Agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of MCB Stock, the affirmative vote of the holders of a majority of the outstanding shares of BB Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

     The undersigned is a member of the Board of Directors of MCB and is the owner of the number of shares of MCB Stock (the "Owned Shares") and has rights by option or otherwise to acquire the number of additional shares of MCB Stock (the "Options", together with the Owned Shares, the "Shares") as set forth on Exhibit A attached hereto. In order to induce BB to enter into the Merger Agreement, the undersigned is entering into this Agreement with BB to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a stockholder of MCB with respect to the Shares until consummation of the Merger.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of BB, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to BB pursuant to the terms of the Merger Agreement, or
(iv) in the exercise of any Option. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of stockholders of MCB called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Owned Shares and shares of MCB Stock issued to the undersigned upon exercise of any of the Options, over which the undersigned has dispositive authority to BB upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have. The undersigned agrees that at the Effective Time, the Options shall be cancelled and no longer valid.

     3. Except as otherwise provided in this Agreement, at any meeting of stockholders of MCB or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by MCB or (ii) any amendment of MCB's Articles of Incorporation or Bylaws or other proposal or transaction involving MCB or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned acknowledges and agrees that BB could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that BB, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.

     5. Any   term   or   provision  of  this  Agreement  which  is  invalid  or
unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 10.1 thereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.
As to the undersigned,
signed in the presence of:




-------------------------------         --------------------------------

                                        Name: __________________________
                                                (Please print or type)




                                        Business Bancorp



                                        By: ____________________________
                                        Name:
                                        Position:

                                   Exhibit A


Name:  ___________________________


Owned Shares: ______  shares of Common Stock


Options: ______  shares of Common Stock

                                                                Schedule 8.1(a)



                            SECRETARY'S CERTIFICATE

     The undersigned, Secretary of Business Bancorp, a California corporation, hereby certifies that the following is a true and correct copy of certain amendments to the Bylaws of said corporation which were approved by the Board
of  Directors  of  said  corporation  on        , 2001 at a meeting duly held at
which  a  quorum  was present, and in the case of the amendments in Article III,
Section  10(b)  and  Article IV, Sections 1(a) and 2 by the shareholders of said
corporation  on         ,  2001  at  a  meeting  duly called and held at which a
quorum was present, which amendments to become effective on the closing date of the merger between the corporation and MCB Financial Corporation.



                              Amendment of Bylaws

     1. Article III, Section 10 of the Bylaws of the corporation is amended in its entirety to read as follows, effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code:

         "Section 10. Voting for Election of Directors.

         (a) The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

         (b) No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code.

         (c) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

         (d) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors."

     2. Article IV, Section 1 of the Bylaws of the corporation is hereby amended in its entirety to read as follows, in the case of the amendment in
Section 1 (a), effective upon the approval of the shareholders:

         "Section 1. Number of Directors

         (a) The authorized number of directors shall be not less than nine (9) nor more than seventeen (17) unless changed by amendment of the Articles or by a Bylaw duly adopted by approval of the outstanding shares;

         (b) The exact number of directors shall be fixed, within the limits specified, by amendment of the next sentence duly adopted either by the Board or the shareholders. The exact number of directors shall be fourteen
     (14) until  changed as  provided  in this  Section  1(b)." 3.  Article  IV,
     Section 2 of the Bylaws of the corporation is hereby amended in its entirety to read as follows, effective upon the approval of the shareholders:

         "Section 2. Election of Directors.

     The directors shall be elected as provided n the Articles of Incorporation of the Company and as provided in the California Corporations Code."

     4. Article IV, Sections 5(b) and 5(c) of the Bylaws of the corporation are amended in their entirety to read as follows, which amendments shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the California Corporations Code: "

         (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

         (c) Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director's term of office."



Date: _________________________________   By: __________________________________


                                        Name: _______________________________

                                        Title: Secretary

                                                                SCHEDULE 8.1(b)


                            SECRETARY'S CERTIFICATE

     The undersigned, Secretary of Business Bancorp, a California corporation, hereby certifies that the following is a true and correct copy of certain amendments to the Bylaws of said corporation which were approved by the Board of Directors of said corporation on , 2001 at a meeting duly held at which a quorum was present, which amendments to become effective on the closing date of the merger between the corporation and MCB Financial Corporation (the "Effective Date").


Amendment of Bylaws

     1. The  following  Article  IV,  Section 9 is hereby appended to the end of
Article IV:

     "Section 9. Nominating Committees.

         (a) Initial Appointments. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate two nominating committees (the "Nominating Committees"), to be designated "Nominating Committee 1" and "Nominating Committee 2," and appoint the members of the Nominating Committees so that each member of the Board of Directors shall be a member of one of the Nominating Committees and the size of the Nominating Committees shall be equal. Upon creation of the Nominating Committees, the Board of Directors shall initially appoint those directors who were formerly directors of MCB Financial Corporation to Nominating Committee 1, and those directors who were formerly directors of Business Bancorp immediately prior to its merger with MCB Financial Corporation to Nominating Committee 2. Following such initial appointments, new members of the Nominating Committees shall be deemed appointed as provided in Section 9(g) hereof.

         (b) In the event that the Board of Directors designates two Nominating Committees as provided in Section 9(a), such Nominating Committees shall have the powers and shall follow the procedures set forth in this Section 9, and the powers herein delegated to the Nominating Committees shall not be exercised by the full Board of Directors unless and until this Section 9 has been amended in accordance with the procedure for amendment set forth in Article VI, Section 10 hereof.

         (c) Vacancies in the Board of Directors. If a vacancy or vacancies in the board are deemed to exist from time to time by virtue of the provisions of Article IV, Section 4 hereof, then each Nominating Committee shall have the power to nominate candidates to fill such vacancies on the terms and conditions set forth below. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

            (i) If the vacancy was created by the death, resignation, or removal of a director (the "Former Director"), then the Nominating Committee of which the Former Director was a member (the "Acting Committee") shall have the sole right to nominate a candidate or candidates to fill such vacancy. In such event, the other Nominating Committee (the "Non-Acting Committee") shall have no right to nominate a candidate. Notwithstanding the foregoing, the Acting Committee shall not nominate a candidate to fill such a vacancy in the Board of Directors unless twenty (20) business days shall have elapsed since the occurrence of the event giving rise to such vacancy and no director who is a member of the Non-Acting Committee shall have resigned from the Board of Directors during such period. In the event that a director who is a member of the Non-Acting Committee does resign during such period, the Board of Directors may then vote to eliminate both vacancies by reducing the number of authorized directors by two.

            (ii) If the vacancy was created due to an increase in the authorized number of directors, then each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of the vacancies so created.

            (iii) If the vacancy was created because the stockholders failed, at any annual or special meeting of stockholders at which any director or directors are nominated for election, to elect the full authorized number of directors to be voted for at that meeting, then:

     (A) If the Nominating Committees are at that time of unequal size, the Nominating Committee with the smaller number of members shall have the right to nominate candidates to fill such vacancies until the sum of its number of members plus the number of its candidates elected to the board equals the number of members of the other Nominating Committee. (For example, if Nominating Committee 1 has seven members and Nominating Committee 2 has nine members, Nominating Committee 1 will have the right to nominate candidates until two of its candidates have been elected as directors.) Thereafter, each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of the remaining vacancies; or

     (B) If the Nominating Committees are at that time of equal size, then each Nominating Committee shall have the right to nominate candidates until its candidates have been elected to fill one-half of such vacancies.

         (d) Nominations for Election to the Board of Directors. At any annual or special meeting of stockholders at which any director or directors are to be elected, each Nominating Committee shall have the right to nominate candidates as follows:

            (i) If the Nominating Committees are at that time of unequal size, the Nominating Committee with the smaller number of members shall have the right to nominate candidates until the sum of its candidates plus the number of its members is equal to the number of members of the other Nominating Committee. Thereafter, each Nominating Committee shall have the right to nominate candidates for one-half of the remaining board positions for which the election is to be held.

            (ii) If the Nominating Committees are at that time of equal size, each Nominating Committee shall have the right to nominate candidates for one-half of the board positions for which the election is to be held.

         (e) Nominations to fill Vacancies in Board Committees. If there is a vacancy in such board committees as the Board may designate pursuant to
     Article V, Section 1 (each, a "Board Committee"), then the Nominating Committees may nominate candidates in accordance with the provisions set forth below. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

            (i) If the vacancy in a Board Committee was created by the death, resignation, or removal of a member of the Board Committee, then the Nominating Committee of which such person was a member shall have the sole right to nominate a candidate or candidates for appointment to fill such vacancy.

            (ii) If the vacancies were created due to an increase in the authorized number of members of the Board Committee, then each Nominating Committee shall have the right to nominate candidates until its candidates have been appointed to fill one-half of the vacancies so created.

         (f) Nominations for Appointment to Board Committees. Except as provided in Section 9(e) hereof, at any meeting of the Board of Directors at which any members of a Board Committee are to be appointed, each Nominating Committee shall have the right to nominate candidates for appointment until the number of members of the Board Committee nominated by each Nominating Committee shall be equal. The Board of Directors shall promptly consider and act upon each candidate nominated by a Nominating Committee.

         (g) Vacancies. Vacancies in the Nominating Committees shall be filled as follows: without the need for any further action by the Board of Directors or either Nominating Committee, each new director shall automatically be deemed for all purposes a member of the Nominating Committee which nominated him for election to the Board of Directors, on and from the date of his or her election.

         (h) Term of Office. The term of office of each member of the Nominating Committees shall commence on the day of appointment to the Nominating Committee or election to the Board of Directors, as appropriate, and shall continue until death, resignation or removal from the Board of Directors.

         (i) Voting. Every act or decision done or made by a majority of the members of a Nominating Committee present at a meeting duly held at which a quorum is present shall be regarded as the act of such Nominating Committee.

         (j) Quorum. A majority of the number of members of a Nominating Committee shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided.

         (k) Adjournment. A majority of the members of a Nominating Committee present at any meeting of such Nominating Committee may adjourn to meet again at a stated day and hour.

         (l) Classes. If the Board of Directors is divided into classes pursuant to these Bylaws or the Articles of Incorporation, then each Nominating Committee shall appoint half the directors of each class or as nearly half as reasonably possible.

         (m) Expiration. Without further action of the Board of Directors or the shareholders, this Article IV, Section 9 will expire at the close of business on the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation."

     2. Article V, Section 1, is hereby amended in its entirety to read as follows:

     "Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors. On the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation, the previous sentence shall be replaced with the following two sentences: The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of two or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board."

     3. Article VI, Section 6(a), is hereby amended in its entirety to read as follows:

         "(a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by Section 10, by law or by the Articles of Incorporation."

     4. The  following  Article  VI, Section 10 is hereby appended to the end of
Article VI:

     "Section 10. Voting By Board.

         (a) Majority Vote. Except as provided in Section 10(b), every act or decision done or made by the Board of Directors shall require the approval of a majority of the directors present at a meeting duly held at which a quorum is present.

         (b) Supermajority Requirement. Notwithstanding the foregoing, the Board of Directors shall take no action with regard to the following matters unless such action has been approved by at least seventy percent (70%) of the authorized number of directors, rounded up to the next whole number of directors:

            (i) amend the Articles of Incorporation;

            (ii) adopt an agreement of merger or consolidation;

            (iii) recommend to the stockholders, or adopt any agreement for, the sale, lease, assignment, encumbrance for other disposition of all or substantially all of the Corporation's property or assets;

            (iv) recommend to the stockholders, or adopt any agreement for, the sale, lease, assignment, encumbrance for other disposition of all or substantially all of the property or assets of a subsidiary of the Corporation;

            (v) recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution;

            (vi)  close or  enter  into an  agreement  with  another  depository
         institution   for  the  purchase  and  assumption  of  the  assets  and
         liabilities of one or more branches;

            (vii) dismiss senior executives, other than for cause under any applicable employment agreement;

            (viii) change the responsibilities or structure of the Corporation's executive management;

            (ix) following the designation of the Nominating Committees, the determination to cancel, limit or in any way revoke the authority of the Nominating Committees; or

            (x) the removal of any member of a Board Committee or any member of either of the Nominating Committees."

         (c) Expiration. Without further action of the Board of Directors or the shareholders, this Article VI, Section 10 will expire at the close of business on the date which is two years after the effective date of the merger between the corporation and MCB Financial Corporation."

     5. Except as hereby amended, the Bylaws of Business Bancorp shall remain in full force and effect.


Date: _________________________________   By: __________________________________


                                        Name: _______________________________

                                        Title: Secretary

                                                                SCHEDULE 8.1(d)



           CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

                               BUSINESS BANCORP

     Alan J. Lane and John L. Riddell certify that:

     1. They   are  the  President  and  Secretary,  respectively,  of  Business
Bancorp, a California corporation (the "Corporation").

     2. Article FOUR of the Corporation's Articles of Incorporation is hereby amended and restated to read in full:

         "Four: The corporation is authorized to issue two classes of shares designated as "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is 20,000,000, and the number of shares of Preferred Stock authorized to be issued is 20,000,000.

         The board of directors of this corporation is authorized to designate that the Preferred Stock be divided into any number of series, and it is authorized to determine the designation of any such series and to fix the number of shares in any such series and may, as to any such series, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of the shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such series. The board of directors of this corporation may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock."

     2. Article Seven of the Corporation's Articles of Incorporation is hereby amended and restated to read in full:

         "Seven: A. The number of directors on the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the Board of Directors within the range set forth in the by-laws of the Corporation, which shall in no event be fewer than nine directors. The directors shall be divided into three classes, each as close an approximation as possible to one-third of the directors, with the term of office of the first class to expire at the annual meeting of shareholders one year thereafter, the term of office of the second class to expire at the annual meeting of shareholders two years thereafter, and the term of office of the third class to expire at the annual meeting of shareholders three years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. Beginning with the first annual meeting after directors are first elected to classes and continuing with each annual meeting of shareholders thereafter, directors elected to succeed those directors whose terms expire shall at each such meeting be elected for a term of office thereafter to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         B. The newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled in accordance with the provisions of the Bylaws and Section 305 of the California Corporations Code, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         C. This Article Seven shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code."

     4. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

     5. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the
Corporation  is         .  The number of shares voting in favor of the amendment
equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct and of our own knowledge.

   Executed in San Bernardino, California on        , 2001.



                                        ---------------------------
                                        Alan J. Lane, President



                                        ---------------------------
                                        John L. Riddell, Secretary

                                                                   SCHEDULE 8.4


                       REPLACEMENT EMPLOYMENT AGREEMENTS


Officers receiving replacement employment and/or severance agreements:

Alan J. Lane
Charles O. Hall
Patrick E. Phelan

                                                                   SCHEDULE 8.5


                 MANAGEMENT STRUCTURE FOLLOWING REORGANIZATION


Business Bancorp Management Structure:


Chairman:                                             Timothy J. Jorstad
Vice Chairman:                                        John E. Duckworth
Chief Executive Officer:                              Alan J. Lane
President & Chief Operating Officer:                  Charles O. Hall
Executive Vice President & Chief Financial Officer:   Patrick E. Phelan

Business Bank of California Management Structure:


Chairman:                                             Timothy J. Jorstad
Vice Chairman:                                        John E. Duckworth
Chief Executive Officer:                              Alan J. Lane
President & Chief Operating Officer:                  Charles O. Hall
Executive Vice President & Chief Financial Officer:   Patrick E. Phelan

Description of Duties:

Charles Hall:                          Alan Lane:
    Lending Activities                     M&A/Corporate Strategy
    Credit Administration                  Investor Relations
    Legal/Regulatory Compliance            Marketing/Training
    Efficiency Program                     Branch System


Patrick  Phelan  reports  through  Chief  Operating  Officer  to Chief Executive
Officer.

                                                                      ANNEX B-1


Opinion of Baxter Fentriss and Company


August 15, 2001

The board of directors
Business Bancorp
140 South Arrowhead Avenue
San Bernardino, California 92408


Dear Members of the Board:

     Business Bancorp, San Bernardino, California ("Business Bancorp") and MCB Financial Corporation, San Rafael, California ("MCB") have entered into an agreement providing for the merger of MCB with and into Business Bancorp (the "Merger"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization (the "Agreement").

     The terms of the Merger provide that, with possible exception of those shares as to which dissenter's rights may be perfected, each issued and outstanding common share of MCB will be converted into the right to receive
1.1763 shares of Business Bancorp common stock, provided, however, that no fractional shares of Business Bancorp common stock will be issued as a result of the Merger, but cash shall be paid in lieu thereof.

     You have asked our opinion as to whether the Exchange Ratio is fair to the respective shareholders of Business Bancorp from a financial point of view.

     In rendering our opinion, we have reviewed certain publicly available business and financial information relating to Business Bancorp and MCB, as well the drafts of the Agreement. We have also reviewed certain other information, including financial forecasts, provided to us by Business Bancorp and MCB, and have discussed the business and prospects of Business Bancorp and MCB with management, as well as other matters that may be relevant.

     In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared Business Bancorp and MCB from a financial point of view to the other financial institutions; (b) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (c) made such other analyses and examinations as we deemed necessary.

     We have not independently verified the financial and other information concerning Business Bancorp or MCB. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Business Bancorp and MCB as they exist and are known to us as of March 31, 2001.

     We have acted as financial advisor to the board of directors of Business Bancorp in connection with the Merger and will receive from Business Bancorp a fee for our services, none of which is contingent upon the consummation of the Merger.

     It is understood that this opinion may be included in its entirety in any communication by Business Bancorp or the board of directors to the stockholders of Business Bancorp. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.


                                     B-1-1

     Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Exchange Ratio is fair to the shareholders of Business Bancorp from a financial point of view.


Sincerely,


/s/ Baxter Fentriss and Company
Baxter Fentriss and Company

                                     B-1-2

                                                                       ANNEX B-2




                                                        Investment Banking

                                                        Corporate and
                                                        Institutional
                                                        Client Group
Merrill Lynch
                                                        World Financial Center
                                                        North Tower
                                                        New York,  New York
                                                        10281-1326
                                                        212 449 1000



                                                                August 15, 2001

Board of Directors
MCB Financial Corporation
1248 Fifth Avenue
San Rafael, CA 94901


Members of the Board:

     We understand that MCB Financial Corporation, Inc. ("MCB"), Business Bancorp ("BB") and their respective subsidiary banks, propose to enter into an Agreement and Plan of Reorganization, dated as of August 15, 2001 (the "Agreement"), pursuant to which, among other things, MCB is to be merged with and into BB, with BB being the surviving corporation in the transaction (the "Merger"). Pursuant to the Merger, each outstanding share of MCB common stock, no par value (the "MCB Shares"), other than certain excluded shares specified in the Agreement, will be converted into the right to receive 1.1763 shares (the "Exchange Ratio") of the common stock, no par value of BB (the "BB Shares"), all as more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the MCB Shares.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to BB and MCB that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of BB and MCB furnished to us by senior management of BB and MCB, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior management of MCB;

     (3) Conducted discussions with members of senior management and representatives of BB and MCB concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

     (4) Reviewed the market prices and valuation multiples for the BB Shares and the MCB Shares and compared them with those of certain publicly traded companies;

     (5) Reviewed the respective publicly reported financial condition and results of operations of BB and MCB and compared them with those of certain publicly traded companies;

     (6) Participated   in   certain    discussions   and   negotiations   among
         representatives of BB and MCB and their respective financial and legal advisors with respect to the Merger;


                                     B-2-1

     (7) Reviewed the potential pro forma impact of the Merger;

     (8) Reviewed a draft of the Agreement and a draft of the related stock option agreement provided to us; and

     (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of BB or MCB or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of BB or MCB, nor have we reviewed any individual credit files of BB or MCB or been requested to conduct such a review, and, as a result, we have assumed that the respective allowances for loan losses for BB and MCB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of BB or MCB. With respect to the financial and operating information, including without limitation, financial forecasts, valuations of contingencies, projections regarding under-performing or non-performing assets, net charge-offs, adequacy of reserves, future economic conditions, and the Expected Synergies, furnished to or discussed with us by BB or MCB, we have assumed that all such information has been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of BB and MCB as to the future financial and operating performance of BB, MCB or the combined entity, as the case may be, and the Expected Synergies. We have also assumed the final form of the Agreement and the final form of the related stock option agreement will be substantially similar to the last drafts reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Agreement and in all related documents and instruments (collectively, the "Documents") that are referred to therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of BB, MCB, or the combined entity, as the case may be, or on the contemplated benefits of the Merger, including the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. Federal income tax purposes.

     We have been retained by the Board of Directors of MCB to act as financial advisor to MCB in connection with the Merger and will receive a fee from MCB for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, MCB has agreed to indemnify us for certain liabilities arising out of our engagement.

     In  the  ordinary  course  of  our  business, we may actively trade the MCB
Shares and other securities of MCB as well as the BB Shares and other securities of BB, for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of MCB. Our opinion does not address the relative merits of the underlying decision by MCB to engage in the Merger as compared to other business strategies that may be available or the effect of any other transaction in which MCB might engage, and it does not constitute a recommendation to any shareholder of MCB as to how such shareholder should vote on the proposed Merger or any other matter related thereto.


                                     B-2-2

     We are not expressing any opinion herein with respect to, the prices at which BB Shares or MCB Shares will trade following the announcement or the consummation of the Merger, as the case may be.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the MCB Shares.


                                     Very truly yours,



                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                    INCORPORATED

                                     B-2-3

                                                                        ANNEX C


Chapter 13 of the California Corporations Code

     1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by
         Section 1201 is sought by written consent rather than at a meeting.

            (3)  Which  the  dissenting   shareholder   has  demanded  that  the
         corporation  purchase at their fair market value,  in  accordance  with
         Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision
     (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

         (d) Any such  judgment  shall be  payable  forthwith  with  respect  to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

     1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

         (b)  The  shares  are  transferred   prior  to  their   submission  for
     endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                        ANNEX D


                  TEXT OF PROPOSED AMENDMENTS TO THE ARTICLES
                     OF INCORPORATION OF BUSINESS BANCORP

     ARTICLE FOUR: The corporation is authorized to issue two classes of shares designated as "Common Stock" and "Preferred Stock", respectively. The number of shares of Common Stock authorized to be issued is 20,000,000, and the number of shares of Preferred Stock authorized to be issued is 20,000,000.

     The board of directors of this corporation is authorized to designate that the Preferred Stock be divided into any number of series, and it is authorized to determine the designation of any such series and to fix the number of shares in any such series and may, as to any such series, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of the shares of that series, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such series. The board of directors of this corporation may determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock.

     ARTICLE SEVEN: A. The number of directors on the Board of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the Board of Directors within the range set forth in the by-laws of the Corporation, which shall in no event be fewer than nine directors. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the annual meeting of shareholders one year after this provision becomes effective, the term of office of the second class to expire at the annual meeting of shareholders two years after this provision becomes effective, and the term of office of the third class to expire at the annual meeting of shareholders three years after this provision becomes effective, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

     B. The newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled in accordance with the provisions of the Bylaws and Section 305 of the Corporations Code, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. This Article SEVEN shall become effective only when the Corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code.

                                                                        ANNEX E


           TEXT OF PROPOSED AMENDMENT TO BYLAWS OF BUSINESS BANCORP



     Article III, Section 10(b). Voting for Election of Directors.



                                      ***



     (b) No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code.



     Article IV, Section 1 (a). Number of Directors



                                      ***



     (a) The authorized number of Directors shall be not less than nine (9) nor more than seventeen (17) unless changed by amendment of the Articles or by a Bylaw duly adopted by approval of the outstanding shares



     Article IV, Section 2. Election of Directors



     Section 2. Election of Directors. The directors shall be elected as provided in the Articles of Incorporation of the Company and as provided in the California Corporations Code.

--------------------------------------------------------------------------------
PROXY                       MCB FINANCIAL CORPORATION                      PROXY


                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 10, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Messrs. Timothy J. Jorstad, Edward P. Tarrant and Randall J. Verrue, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders of MCB Financial Corporation to be held at MCB Financial Corporation, 1248 Fifth Avenue, San Rafael, California 94901, on Monday, December 10, 2001, at 5:30 p.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.


1. Proposal to approve the merger agreement between Business Bancorp and MCB Financial Corporation, as stated in the joint proxy statement/prospectus dated November 8, 2001

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. Other Business. To transact such other business as may properly come before the Special Meeting of Shareholders and any adjournments thereof.

This proxy will be voted as directed by the Shareholder or, if no instructions are given by the Shareholder, the proxy holders will vote "FOR" Proposal 1 and as recommended by the board of directors of MCB Financial on all other matters as may properly come before the meeting.

                                            Important--Please Sign on Other Side
--------------------------------------------------------------------------------


ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO
             SHOW THE TEXT POSITION ON THE FRONT OF THIS PROXY CARD.

--------------------------------------------------------------------------------

Please Sign and Date Below


The board of directors recommends a vote "FOR" Proposal 1. The proxy confers authority to vote and shall be voted in accordance with such recommendations unless a contrary instruction is indicated, in which case the shares represented by the proxy will be voted in accordance with such instruction. If no instruction is specified with respect to a matter, the shares represented by the proxy will be voted in accordance with the recommendations of the board of directors. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the discretion of the proxies.


                                                  ______________________________
                                                         (Number of Shares)


                                                  ______________________________
                                                               Dated


                                                  ______________________________
                                                        (Please Print Name)


                                                  ______________________________
                                                     (Signature of Shareholder)


                                                  ______________________________
                                                        (Please Print Name)


                                                  ______________________________
                                                     (Signature of Shareholder)


                                                  (Please  date  this  Proxy and
                                                  sign your  name as it  appears
                                                  on  your  stock  certificates.
                                                  Executors,     administrators,
                                                  trustees,  etc.,  should  give
                                                  their full  titles.  All joint
                                                  owners should sign.)

                                                  Please  indicate  if  you  are
                                                  planning    to   attend    the
                                                  Meeting.

                                                  I  (We)  do  [ ]  do  not  [ ]
                                                  expect to attend the  Meeting.
                                                  Number of Persons__


THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING, WITH THE CORPORATE SECRETARY OF MCB FINANCIAL CORPORATION, A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.
--------------------------------------------------------------------------------

ATTENTION: PLEASE NOTE THAT THIS BOX WILL NOT BE PRINTED. IT IS TO
             SHOW THE TEXT POSITION ON THE BACK OF THIS PROXY CARD.